    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             THE TITAN CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                          8711                  95-2588754
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                           TELEPHONE: (619) 552-9500

         (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                  GENE W. RAY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                           TELEPHONE: (619) 552-9500

      (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

     M. WAINWRIGHT FISHBURN, ESQ.                JEFFREY E. JORDAN, ESQ.
        JEREMY D. GLASER, ESQ.            ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
          COOLEY GODWARD LLP                  1050 Connecticut Avenue, N.W.
   4365 Executive Drive, Suite 1100             Washington, D.C.20036-5339
     San Diego, California 92121                Telephone: (202) 857-6000
      Telephone: (619) 550-6000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS PROMPTLY AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
     AND AFTER THE EFFECTIVE TIME OF THE PROPOSED MERGER DESCRIBED IN THIS
                            REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

           TITLE OF EACH CLASS OF                                      PROPOSED        PROPOSED MAXIMUM       AMOUNT OF
              SECURITIES TO BE                   AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING     REGISTRATION
                 REGISTERED                     REGISTERED(1)     PRICE PER SHARE(2)        PRICE               FEE(3)
Common Stock, $.01 par value................   6,551,784 shares         $6.19           $40,555,542.96        $8,111.17

(1) Represents the number of shares of Registrant's Common Stock, including shares issuable upon exercise of options, which may be issued to former securityholders of DBA Systems, Inc. ("DBA") pursuant to the Merger described herein.

(2) Pursuant to Rule O-11(c)(1)(i) the value to be attributed to a share of Titan Common Stock to be received by the holders of DBA Common Stock pursuant to the Merger is $6.19, which is the average of the high and low sale prices of the Titan Common Stock as reported on the NYSE on February 2, 1998.

(3) A registration fee in the amount of $7,755.63 was already paid in connection with the filing of preliminary proxy materials on January 21, 1998. In accordance with Rule O-11(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, only the balance of $355.54, reflecting an increase in the number of shares to be registered, is being submitted herewith.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

February 6, 1998

Dear Fellow Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of The Titan Corporation, a Delaware corporation ("Titan"), which will be held on February 27, 1998 at 9 o'clock a.m., local time, at Titan's offices at 3033 Science Park Road, San Diego, California.

    At the Special Meeting, you will be asked to consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated January 5, 1998 (the "Merger Agreement"), among Titan, Eagle Acquisition Sub, Inc., ("Titan Sub") a newly formed, wholly-owned Florida subsidiary of Titan, and DBA Systems, Inc., a Florida corporation ("DBA"), and
(ii) approve the merger (the "Merger") of Titan Sub with and into DBA and the issuance by Titan of shares of Titan Common Stock in connection therewith; pursuant to which, among other things, Titan Sub will cease to exist and DBA will survive as a wholly-owned subsidiary of Titan (collectively, the "Merger Proposal"). As a result of the Merger, each outstanding share of DBA Common Stock (other than any shares of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA) will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan Common Stock. In addition, options to acquire DBA Common Stock will be converted as a result of the Merger into equivalent options for Titan Common Stock, based upon the Exchange Ratio. For accounting purposes, the Merger is intended to be treated us a "pooling of interests." If the requisite approval of the stockholders of Titan and the shareholders of DBA is received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or promptly after February 27, 1998.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders and a Prospectus/Joint Proxy Statement relating to the actions to be taken by Titan stockholders at the Special Meeting. The Prospectus/Joint Proxy Statement more fully describes the proposed Merger and the other proposals submitted hereby and includes information about Titan and DBA. I urge you to read the Prospectus/Joint Proxy Statement carefully.

    After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and the transactions provided for therein and has concluded that these proposals are in the best interests of Titan and its stockholders. In addition, in connection with its approval of the proposed Merger, the Board of Directors has received a written opinion from its financial advisor, A.G. Edwards & Sons, Inc. ("A.G. Edwards") to the effect that the consideration to be paid in the Merger by Titan is fair, from a financial point of view, to Titan. A copy of A.G. Edwards' written opinion, which sets forth a description of the assumptions made, matters considered and limits of A.G. Edwards' review, is attached to the accompanying Prospectus/Joint Proxy Statement as Appendix B, and Titan stockholders are urged to read carefully the opinion in its entirety. Your Board of Directors has unanimously recommended that the stockholders of Titan approve the Merger Proposal.

    Approval of the Merger Agreement and the Merger and the issuance by Titan of shares of Titan Common Stock in connection therewith requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Titan. Certain executive officers and directors of Titan, owning in the aggregate approximately 2.8% of the voting power of Titan's outstanding shares, have each agreed to vote and granted an irrevocable proxy to DBA to vote all shares of Titan over which they have voting power or control in favor of the Merger Agreement and the Merger.

    I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER PROPOSAL. ON BEHALF OF YOUR BOARD OF DIRECTORS, THANK YOU FOR YOUR SUPPORT.

                                          Sincerely,

                                          Gene W. Ray
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1998

                             ---------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The Titan Corporation, a Delaware corporation ("Titan"), will be held on February 27, 1998 at 9 o'clock a.m., local time, at Titan offices at 3033 Science Park Road, San Diego, California.

    The special meeting is for the following purposes:

    1. To consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated January 5, 1998, among Titan, Eagle Acquisition Sub, Inc., ("Titan Sub") a newly formed, wholly-owned Florida subsidiary of Titan and DBA Systems, Inc., a Florida corporation ("DBA") and (ii) approve the merger (the "Merger") of Titan Sub with and into DBA, pursuant to which, among other things, Titan Sub will cease to exist and DBA will survive as a wholly-owned subsidiary of Titan. As a result of the Merger, each outstanding share of DBA Common Stock (other than any shares of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or
       DBA) will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan Common Stock. In addition, options to acquire DBA Common Stock will be converted as a result of the Merger into equivalent options to acquire Titan Common Stock, based upon the Exchange Ratio.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Prospectus/Joint Proxy Statement accompanying this Notice.

    The Board of Directors of Titan unanimously recommends that you vote FOR all of the proposals described above.

    Only stockholders of record at the close of business on January 30, 1998 are entitled to notice of, and will be entitled to vote at, the Special Meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gene W. Ray
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

San Diego, California
February 6, 1998

                               DBA SYSTEMS, INC.
                            1200 S. WOODY BURKE ROAD
                         MELBOURNE, FLORIDA 32901-0550

February 6, 1998

Dear Fellow Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of DBA Systems, Inc., a Florida corporation ("DBA"), which will be held on February 27, 1998 at 10 o'clock a.m., local time, at DBA's Conference Facility at Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida.

    At the Special Meeting, you will be asked to consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated January 5, 1998 (the "Merger Agreement"), among DBA, The Titan Corporation, a Delaware corporation ("Titan"), and Eagle Acquisition Sub, Inc., ("Titan Sub") a newly formed, wholly-owned Florida subsidiary of Titan, and (ii) approve the merger (the "Merger") of Titan Sub with and into DBA, pursuant to which, among other things, Titan Sub will cease to exist and DBA will survive as a wholly-owned subsidiary of Titan (collectively, the "Merger Proposal"). As a result of the Merger, each outstanding share of DBA Common Stock (other than any shares of DBA Common Stock owned by Titan, Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA) will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan Common Stock. In addition, options to acquire DBA Common Stock will be converted as a result of the Merger into equivalent options to acquire Titan Common Stock, based upon the Exchange Ratio. For accounting purposes, the Merger is intended to be traded as a "pooling of interests." If the requisite approval of the stockholders of Titan and the shareholders of DBA is received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or promptly after February 27, 1998.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement relating to the actions to be taken by DBA shareholders at the Special Meeting. The Prospectus/Joint Proxy Statement more fully describes the proposed Merger and the other proposals submitted hereby and includes information about Titan and DBA. I urge you to read the Prospectus/Joint Proxy Statement carefully.

    After careful consideration, your Board of Directors has approved the Merger Agreement and the transactions provided for therein and has concluded that these proposals are in the best interests of DBA and its shareholders. In addition, in connection with its approval of the proposed Merger, the Board of Directors has received a written opinion from its financial advisor, The Robinson-Humphrey Company, LLC ("Robinson-Humphrey"), to the effect that the consideration to be received in the Merger by the DBA shareholders is fair, from a financial point of view, to the DBA shareholders. A copy of Robinson-Humphrey's written opinion, which sets forth a description of the assumptions made, matters considered and limits of Robinson-Humphrey's review, is attached to the accompanying Prospectus/Joint Proxy Statement as Appendix C, and DBA shareholders are urged to read carefully the opinion in its entirety. Your Board of Directors has recommended that the shareholders of DBA approve the Merger Proposal.

    Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of DBA Common Stock. Certain executive officers and directors of DBA owning in the aggregate approximately 4.76% of the outstanding DBA Common Stock have each agreed to vote and have granted an irrevocable proxy to Titan to vote all DBA Common Stock over which they have voting power or control in favor of the Merger Agreement and the Merger.

    I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER PROPOSAL. ON BEHALF OF YOUR BOARD OF DIRECTORS, THANK YOU FOR YOUR SUPPORT.

                                          Sincerely,

                                          John L. Slack
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                               DBA SYSTEMS, INC.
                            1200 S. WOODY BURKE ROAD
                         MELBOURNE, FLORIDA 32901-0550

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1998

                             ---------------------

    NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of DBA Systems, Inc., a Florida corporation ("DBA"), will be held on February 27, 1998, at 10 o'clock a.m., local time, at DBA's Conference Facility at Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida.

    The Special Meeting is for the following purposes:

    1. To consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization dated January 5, 1998 (the "Merger Agreement"), among DBA, The Titan Corporation, a Delaware corporation ("Titan"), and Eagle Acquisition Sub, Inc., ("Titan Sub") a newly formed, wholly-owned Florida subsidiary of Titan, and (ii) approve the merger of Titan Sub with and into DBA (the "Merger"), pursuant to which, among other things, Titan Sub will cease to exist and DBA will survive as a wholly-owned subsidiary of Titan. As a result of the Merger, each outstanding share of DBA Common Stock (other than shares of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA) will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan Common Stock. In addition, options to acquire DBA Common Stock will be converted as a result of the Merger into equivalent options to acquire Titan Common Stock, based upon the Exchange Ratio.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Prospectus/Joint Proxy Statement accompanying this Notice.

    The Board of Directors of DBA recommends that you vote FOR all of the proposals described above.

    Only the holders of record of DBA Common Stock at the close of business on January 30, 1998 are entitled to notice of, and will be entitled to vote at, the Special Meeting or at any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John L. Slack
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

Melbourne, Florida
February 6, 1998

Prospectus
                             THE TITAN CORPORATION
                                   PROSPECTUS
                               ------------------

                             THE TITAN CORPORATION
                                      AND
                               DBA SYSTEMS, INC.
                             JOINT PROXY STATEMENT

    This Prospectus/Joint Proxy Statement (the "Prospectus/Joint Proxy Statement), is being furnished to the stockholders of The Titan Corporation, a Delaware Corporation ("Titan"), on behalf of the Titan Board of Directors (the "Titan Board") for use at the Special Meeting of Stockholders of Titan to be held on February 27, 1998 at 9 o'clock a.m., local time, at Titan offices at 3033 Science Park Road, San Diego, California, and at any adjournments or postponements thereof (the "Titan Meeting").

    This Prospectus/Joint Proxy Statement is also being furnished to the shareholders of DBA Systems, Inc., a Florida corporation ("DBA"), on behalf of the DBA Board of Directors (the "DBA Board") for use at the Special Meeting of Shareholders of DBA to be held on February 27, 1998 at 10 o'clock a.m., local time, at DBA's Conference Facility at Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida, and at any adjournments or postponements thereof (the "DBA Meeting").

    The Titan Meeting and the DBA Meeting are being called in connection with the proposed merger of Eagle Acquisition Sub, Inc., ("Titan Sub") a newly formed, wholly-owned Florida subsidiary of Titan, with and into DBA (the "Merger"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated January 5, 1998, among Titan, Titan Sub and DBA. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which (i) Titan Sub will cease to exist and DBA will survive as a wholly-owned subsidiary of Titan, and (ii) each outstanding share of DBA common stock, $.10 par value ("DBA Common Stock") (other than any shares of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA), will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan common stock, $.01 par value ("Titan Common Stock"). In addition, options to acquire DBA Common Stock will be converted as a result of the Merger into equivalent options for Titan Common Stock, based upon the Exchange Ratio.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED BY TITAN OR DBA TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/ JOINT PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TITAN, DBA OR ANY OTHER PERSON. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

    NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

    Titan Common Stock and Titan's $1.00 Cumulative Convertible Preferred Stock, $1.00 par value ("Titan Public Preferred"), are listed on the New York Stock Exchange ("NYSE") under the symbols "TTN" and "TTNP," respectively. DBA Common Stock is listed on the Nasdaq National Market ("Nasdaq") under the symbol "DBAS." It is a condition of the obligations of Titan and DBA to

                                                   (CONTINUED ON FOLLOWING PAGE)
                            ------------------------

     THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT IS FEBRUARY 6, 1998.

(CONTINUED FROM PREVIOUS PAGE)

consummation of the Merger that the shares of Titan Common Stock to be issued in the Merger be approved for listing on the NYSE. Following consummation of the Merger, DBA Common Stock will be removed from registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will no longer be listed on Nasdaq (as Titan will be the sole holder thereof).

    Because the Exchange Ratio is fixed, changes in the market price of Titan Common Stock will affect the dollar value of Titan Common Stock to be received by shareholders of DBA in the Merger. As a result, the exact value of the shares of Titan Common Stock to be received by DBA shareholders in the Merger will not be known at the time of the Titan Meeting and the DBA Meeting. Stockholders of Titan and shareholders of DBA are encouraged to obtain current market quotations for Titan Common Stock and DBA Common Stock prior to the Titan Meeting and the DBA Meeting. Recorded information with respect to the day-to-day trading prices of Titan Common Stock may be obtained until the Titan Meeting and the DBA Meeting by calling 1 (800) 917-9475.

    This Prospectus/Joint Proxy Statement also constitutes the Prospectus of Titan with respect to the shares of Titan Common Stock to be issued in the Merger in exchange for outstanding shares of DBA Common Stock. Based upon the capitalization of DBA as of the close of business on the Record Date, and using the Exchange Ratio set forth in the Merger Agreement, an aggregate of approximately 6,551,784 shares of Titan Common Stock (the "Merger Consideration") will be issued in the Merger, and Titan will assume all outstanding DBA options which will be converted into options to acquire approximately 441,020 additional shares of Titan Common Stock. Based upon the number of shares of Titan Common Stock issued and outstanding as of January 30, 1998, and after giving effect to the issuance of Titan Common Stock and the exercise of all options to purchase DBA Common Stock assumed by Titan, the former holders of DBA Common Stock and options to purchase DBA Common Stock would hold, and have voting power with respect to, approximately 28% of the total issued and outstanding Titan Common Stock, which would constitute approximately 27% of the total voting power of Titan capital stock.

    For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

    If the requisite approvals of the stockholders of Titan and the shareholders of DBA are received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or promptly after February 27, 1998 (the "Closing").

    All information contained in this Prospectus/Joint Proxy Statement relating to Titan or Titan Sub has been supplied by Titan, and all information contained in this Prospectus/Joint Proxy Statement relating to DBA has been supplied by DBA.

    This Prospectus/Joint Proxy Statement is first being mailed to stockholders of Titan and shareholders of DBA on or about February 6, 1998.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS OF TITAN AND SHAREHOLDERS OF DBA ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/JOINT PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS," BEGINNING ON PAGE 16.
                            ------------------------

   THE SHARES OF TITAN COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
       STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

    Titan and DBA are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov.

    Under the rules and regulations of the Commission, the solicitation of proxies from shareholders of DBA to approve the Merger Proposal (defined below) constitutes an offering of the Titan Common Stock to be issued in connection with the Merger. Accordingly, Titan has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (as amended from time to time, the "Registration Statement"). This Prospectus/Joint Proxy Statement constitutes the prospectus of Titan that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Prospectus/Joint Proxy Statement in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

    Statements made in this Prospectus/Joint Proxy Statement concerning the contents of any contract, agreement or other document accurately describe the material provisions of such contract, agreement or other document but are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement or attached as an appendix to the Prospectus/Joint Proxy Statement or otherwise filed with the Commission, reference is hereby made to that exhibit or appendix for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.
                            ------------------------

    This Prospectus/Joint Proxy Statement contains trademarks and registered trademarks of Titan, DBA and other companies.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................  iii
SUMMARY...................................................................    1
  General.................................................................    1
  The Parties.............................................................    1
  Meetings of Titan Stockholders and DBA Shareholders.....................    2
  Recommendations of Boards of Directors..................................    3
  Risk Factors............................................................    3
  Opinion of Titan's Financial Advisor....................................    3
  Opinion of DBA's Financial Advisor......................................    4
  Interests of Certain Persons in the Merger..............................    4
  Regulatory Matters......................................................    4
  Certain Federal Income Tax Matters......................................    4
  Accounting Treatment....................................................    5
  No Appraisal Rights of Titan Stockholders or DBA Shareholders...........    5
  Stockholder Rights Under Delaware Law...................................    5
  The Merger..............................................................    5
  Market Price Data.......................................................    8
  Selected Historical Financial Data......................................   11
  Selected Pro Forma Combined Condensed Financial Data....................   14
  Comparative Per Share Data..............................................   15
RISK FACTORS..............................................................   16
  Integration of Operations...............................................   16
  Additional Shares to be Issued by Titan; Shares Eligible for Future
    Sale..................................................................   16
  Fixed Exchange Ratios...................................................   17
  Ability to Implement Spin-Out Strategy..................................   17
  Risks Associated With Acquisition Strategy..............................   18
  Dependence on Government Contracts......................................   18
  Fluctuations in Results of Operations...................................   19
  Rapid Industry Changes; Technological Obsolesence.......................   19
  Ability to Commercialize New Technologies...............................   20
  Market Acceptance of New Technologies...................................   20
  Risk of International Operations........................................   20
  Competition.............................................................   21
  Reliance on Strategic Relationships.....................................   21
  Customer Concentration With Business Segments...........................   21
  Government Regulations..................................................   22
  Dependence Upon Suppliers; Sole Limited Sources of Supply...............   22
  Limited Intellectual Property Protection; Dependence on Proprietary
    Technology............................................................   23
  Risk of Budget Overruns in Fixed Price Contracts........................   23
  Reliance on Key Personnel...............................................   24
  Volatility of Stock Price...............................................   24

                                                                            PAGE
                                                                            ----
  Impact of Year 2000 Issue...............................................   24
  Anti-Takeover Effects of Disclosure and Certain Charter Provisions;
    Rights Plan...........................................................   25
THE TITAN MEETING.........................................................   26
THE DBA MEETING...........................................................   27
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS...........................   29
  Background of the Merger................................................   29
  Titan Reasons for the Merger............................................   35
  Titan Board Recommendation..............................................   36
  DBA Reasons for the Merger..............................................   37
  DBA Board Recommendation................................................   38
  Opinion of A.G. Edwards.................................................   38
  Opinion of Robinson-Humphrey............................................   44
  Interests of Certain Persons in the Merger..............................   48
  Regulatory Matters......................................................   49
  Certain Federal Income Tax Matters......................................   49
  Accounting Treatment....................................................   52
  No Appraisal Rights of DBA Shareholders.................................   52
  No Appraisal Rights of Titan Stockholders...............................   52
TERMS OF THE MERGER.......................................................   54
  Effective Time..........................................................   54
  Manner and Basis for Converting Shares..................................   54
  Effect of the Merger....................................................   55
  Treatment of Employee Equity Benefit Plans..............................   55
  Stock Ownership Following the Merger....................................   56
  Representations and Warranties..........................................   56
  Covenants...............................................................   56
  No Solicitation.........................................................   57
  Conditions to the Merger................................................   59
  Termination of the Merger Agreement.....................................   60
  Effect of Termination...................................................   62
  Break-Up Fees...........................................................   62
  Merger Expenses and Fees and Other Costs................................   62
  Related Agreements......................................................   62
  Affiliates' Restrictions on Sale of Titan Common Stock..................   64
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............   65
TITAN BUSINESS............................................................   72
TITAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
  FINANCIAL CONDITION.....................................................   85
    Operating Results.....................................................   85
    Liquidity and Capital Resources.......................................   85
OWNERSHIP OF TITAN'S SECURITIES...........................................   91

                                                                            PAGE
                                                                            ----
TITAN MANAGEMENT AND EXECUTIVE COMPENSATION...............................   92
  Compensation Committee Interlocks and Insider Participation.............   94
  Summary of Cash and Certain Other Information...........................   94
  Stock Options...........................................................   95
  Option Exercises and Holdings...........................................   95
  Agreements with Executive Officers......................................   96
DBA BUSINESS..............................................................   97
DBA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...................................................  103
  Business Environment....................................................  103
  Results of Operations...................................................  103
  Liquidity and Capital Resources.........................................  107
DBA MANAGEMENT AND EXECUTIVE COMPENSATION.................................  108
  Executive Compensation..................................................  110
  Compensation of Directors...............................................  112
  Employment Contracts and Change in Control Arrangement..................  112
SECURITY OWNERSHIP........................................................  112
COMPARISON OF RIGHTS OF TITAN STOCKHOLDERS AND DBA SHAREHOLDERS...........  114
EXPERTS...................................................................  123
LEGAL MATTERS.............................................................  123
INDEX TO FINANCIAL STATEMENTS.............................................  F-1

                            ------------------------

The following appendices also constitute part of this Prospectus/Joint Proxy
Statement:

    A--Agreement and Plan of Merger and Reorganization
    B--Opinion of A.G. Edwards & Sons, Inc.
    C--Opinion of The Robinson-Humphrey Company, LLC
    D-- Copies of Sections 607.1301, 607.1302 and 607.1320 of the Florida
       Business Corporation Act.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS/JOINT PROXY STATEMENT AND THE APPENDICES HERETO. STOCKHOLDERS OF TITAN AND SHAREHOLDERS OF DBA ARE URGED TO READ THIS PROSPECTUS/JOINT PROXY STATEMENT AND THE APPENDICES IN THEIR ENTIRETY.

    EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCUSSION IN THIS PROSPECTUS/JOINT PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. TITAN'S, DBA'S AND THE COMBINED ENTITY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT.

GENERAL

    This Prospectus/Joint Proxy Statement is being provided to stockholders of Titan and shareholders of DBA in connection with the proposed Merger of Titan Sub with and into DBA, pursuant to which Titan Sub will cease to exist and DBA will survive the Merger as a wholly-owned subsidiary of Titan. The Merger will be effected pursuant to the Merger Agreement, a copy of which is attached hereto as Appendix A.

THE PARTIES

    TITAN

    Titan provides state-of-the-art information technology and electronic systems and services to commercial and government customers. Titan groups its businesses into four core business segments--Communications Systems; Software Systems; Information Technologies; Medical Sterilization and Food Pasteurization--and a fifth business segment, Emerging Technologies and Businesses. The Communications Systems segment, through Titan's wholly owned subsidiary Linkabit Wireless Inc. ("Linkabit Wireless"), develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications. Linkabit Wireless currently has a registration statement on file with the Commission for a proposed public offering of approximately 26% of its common stock. The Software Systems segment is a systems integrator that provides a broad range of information technology services and solutions. The Information Technologies segment provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems, and communications requirements. The Medical Sterilization and Food Pasteurization segment utilizes its linear accelerator technology to provide sterilization systems and services for medical device manufacturers. The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan. Titan was incorporated in Delaware in 1969. Unless otherwise indicated, "Titan" refers to The Titan Corporation, a Delaware corporation, and its subsidiaries. Titan's executive offices are located at 3033 Science Park Road, San Diego, California 92121. Its telephone number is (619) 552-9500.

    See "Risk Factors" for a discussion of the risks associated with the ownership of Titan Common Stock, including risks related to the Merger.

    TITAN SUB

    Titan Sub was incorporated in Florida in October 1997 for the sole purpose of effecting the Merger. It is a wholly-owned subsidiary of Titan and has no material assets or liabilities and has not engaged in any activities except in connection with the proposed Merger. Titan Sub's executive offices are located at 3033 Science Park Road, San Diego, California 92121. Its telephone number is
(619) 552-9500.

    DBA

    DBA was founded in 1963 to provide near earth tracking analysis of spacecraft for NASA. Over the ensuing years, DBA has been predominantly involved in providing hardware and software systems for applications in the defense industry. In April 1984, DBA temporarily broadened its base of business into the commercial graphic arts, remote sensing and medical imaging markets. With the sale of these commercial businesses during fiscal year 1988, DBA re-focused on its traditional capabilities and markets. DBA is now principally engaged in the defense mapping, charting & geodesy and electronics business and has re-entered the medical imaging and commercial imaging markets. DBA provides specialized products and services in two major areas of concentration: imaging systems and electro-optical systems. Unless otherwise indicated, "DBA" refers to DBA Systems, Inc., a Florida corporation, and its subsidiaries. DBA's executive offices are located at 1200 S. Woody Burke Road, Melbourne, Florida 32901-0550. Its telephone number is (407) 727-0660.

MEETINGS OF TITAN STOCKHOLDERS AND DBA SHAREHOLDERS

    DATE, TIME AND PLACE

    The Titan Meeting will be held on February 27, 1998 at 9 o'clock a.m., local time, at Titan's offices at 3033 Science Park Road, San Diego, California.

    The DBA Meeting will be held on February 27, 1998 at 10 o'clock a.m., local time, at DBA's Conference Facility at Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida.

    PURPOSE OF THE MEETINGS

    TITAN MEETING. At the Titan Meeting, stockholders of Titan will be asked to consider and vote upon proposals to (i) approve and adopt the Merger Agreement, a copy of which is attached hereto as Appendix A and (ii) approve the Merger and the issuance by Titan of shares of Titan Common Stock in connection therewith (collectively referred to herein as the "Merger Proposal").

    DBA MEETING. At the DBA Meeting, shareholders of DBA will be asked to consider and vote upon the Merger Proposal.

    RECORD DATE; SHARES ENTITLED TO VOTE

    TITAN. Only stockholders of record of Titan at the close of business on January 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Titan Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 16,725,179 shares of Titan Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the Titan Meeting; 694,872 shares of Titan Public Preferred, each of which will be entitled to one-third vote on each matter to be acted upon at the Titan Meeting; and 500,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock ("Series B Preferred Stock"), each of which will be entitled to one vote on each matter to be acted upon at the Titan Meeting. Holders of Titan Common Stock, Titan Public Preferred and Series B Preferred Stock will vote together as a single class, and will not vote separately as classes.

    DBA. Only holders of record of DBA Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the DBA Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 4,471,290 shares of DBA Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the DBA Meeting.

    VOTE REQUIRED

    TITAN. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Titan on the Record Date entitled to vote on the Merger

Proposal. As a group, all executive officers and directors of Titan and their respective affiliates beneficially owned approximately 2.8% of such voting power as of the Record Date. Certain executive officers and directors of Titan owning in the aggregate approximately 2.8% of such voting power have each agreed to vote and granted an irrevocable proxy to DBA to vote all shares of Titan over which they have voting power or control in favor of the Merger Proposal. See "Terms of the Merger--Related Agreements-- Voting Agreements."

    DBA. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of DBA Common Stock outstanding on the Record Date and entitled to vote on the Merger Proposal. As a group, all executive officers and directors of DBA and their respective affiliates beneficially owned 242,684 shares, or approximately 5.4%, of the DBA Common Stock outstanding as of the Record Date. Certain executive officers and directors of DBA owning in the aggregate approximately 4.76% of the outstanding DBA Common Stock have each agreed to vote and granted an irrevocable proxy to Titan to vote all DBA Common Stock over which they have voting power or control in favor of the Merger Agreement and the Merger.

RECOMMENDATIONS OF BOARDS OF DIRECTORS

    THE TITAN BOARD. The Titan Board has approved the Merger Agreement and the Merger and the issuance by Titan of shares of Titan Common Stock in connection therewith, and has determined that the Merger is in the best interests of Titan and its stockholders. The Titan Board has unanimously recommended approval of the Merger Proposal by the Titan stockholders. The primary factors considered and relied upon by the Titan Board in reaching its recommendation with respect to the Merger Agreement and the Merger (and the issuance by Titan of shares of Titan Common Stock in connection therewith) are described below under "Approval of the Merger and Related Transactions--Titan Reasons for the Merger."

    THE DBA BOARD. The DBA Board has approved the Merger Agreement and the Merger and has determined that the Merger is in the best interests of DBA and its shareholders. The approval of the DBA Board was not unanimous, but by a five to two majority vote. See "Approval of the Merger and Related Transactions--Background of the Merger." The DBA Board has recommended approval of the Merger Proposal by the DBA shareholders. The primary factors considered and relied upon by the DBA Board in reaching its recommendation are described below under "Approval of the Merger and Related Transactions--DBA's Reasons for the Merger."

RISK FACTORS

    See "Risk Factors" for a discussion of certain factors pertaining to the Merger and the businesses of Titan and DBA.

OPINION OF TITAN'S FINANCIAL ADVISOR

    A.G. Edwards & Sons, Inc. ("A.G. Edwards") has acted as financial advisor to Titan in connection with the Merger. As part of its role as financial advisor to Titan, A.G. Edwards was engaged to render its opinion as to the fairness, from a financial point of view, to Titan of the consideration to be paid by Titan. The full text of the opinion of A.G. Edwards, dated January 5, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken by A.G. Edwards, is attached as Appendix B to this Prospectus/Joint Proxy Statement. Titan stockholders are urged to read the opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of A.G. Edwards."

OPINION OF DBA'S FINANCIAL ADVISOR

    The Robinson-Humphrey Company, LLC ("Robinson-Humphrey"). DBA's financial advisor, has delivered to DBA its written opinion, dated February 5, 1998, to the effect that, as of such date, the consideration to be received in the Merger was fair, from a financial point of view, to DBA shareholders. The full text of the opinion of Robinson-Humphrey, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Robinson-Humphrey, is attached as Appendix C to this Prospectus/Joint Proxy Statement. DBA shareholders are urged to read this opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of Robinson-Humphrey."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the DBA Board with respect to the Merger Proposal, holders of DBA Common Stock should be aware that certain members of the DBA Board and certain DBA executive officers may have certain interests in the Merger that are in addition to the interests of the holders of DBA Common Stock generally. The members of the DBA Board, including the outside directors, were aware of these interests and took such interests into account in approving the Merger Agreement and the transactions contemplated thereby. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger," and "--Background of the Merger."

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been observed. The review of the Merger pursuant to the HSR Act may substantially delay or proscribe consummation of the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, that Titan would prevail or would not be required to terminate the Merger Agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the Merger. Titan and DBA filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 29, 1998. These filings commenced a 30-day waiting period under the HSR Act, with respect to which both Titan and DBA have requested early termination. If, prior to the expiration of such period, the FTC or the Antitrust Division should request additional information or documentary material under the HSR Act, consummation of the Merger could be delayed until after the companies have substantially complied with the request. There can be no assurance as to whether or when the HSR Act waiting period applicable to the Merger will expire or be terminated. See "Approval of the Merger and Related Transactions--Regulatory Matters."

CERTAIN FEDERAL INCOME TAX MATTERS

    The Merger is expected to be, a tax-free reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that no gain or loss will be recognized by the DBA shareholders on the exchange of DBA Common Stock for Titan Common Stock, except to the extent that DBA shareholders receive cash in lieu of fractional shares. Neither DBA nor Titan will obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. As a condition to each of Titan's and DBA's obligations to consummate the Merger, Titan and DBA must receive an opinion at the Effective Time from their respective legal counsel to the effect that the Merger will be treated as a tax-free reorganization for federal income tax purposes; provided, however, that if counsel to DBA does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to DBA if counsel to Titan renders such opinion to DBA. DBA has indicated that it will not waive the condition that such opinion be given, and will not agree to consummate the Merger without receiving such opinion, without resoliciting a vote of the DBA shareholders and disclosing the proposed waiver. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Matters."

ACCOUNTING TREATMENT

    The Merger is intended to be treated as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Titan management and DBA management have concluded that no conditions exist relating to DBA that would preclude Titan from accounting for the Merger as a pooling of interests. See "Approval of the Merger and Related Transactions--Accounting Treatment."

NO APPRAISAL RIGHTS OF TITAN STOCKHOLDERS OR DBA SHAREHOLDERS

    The stockholders of Titan are not entitled to appraisal rights in connection with the Merger under the Delaware General Corporation Law (the "DGCL"). See "Approval of the Merger and Related Transactions--No Appraisal Rights of Titan Stockholders." The shareholders of DBA are not entitled to appraisal rights in connection with the Merger under the Florida Business Corporation Act (the "FBCA"). See "Approval of the Merger and Related Transactions--No Appraisal Rights of DBA Shareholders."

STOCKHOLDER RIGHTS UNDER DELAWARE LAW

    If the Merger is consummated, holders of shares of DBA Common Stock will become holders of Titan Common Stock, which will result in their rights as stockholders being governed by Delaware law. A discussion of the material differences between the rights of holders of DBA Common Stock under Florida law and Titan Common Stock under Delaware law is set forth in "Comparison of Rights of Titan Stockholders and DBA Shareholders."

THE MERGER

    TERMS OF THE MERGER; EXCHANGE RATIO. As a result of the Merger, DBA will become a wholly-owned subsidiary of Titan and each outstanding share of DBA Common Stock (other than any shares of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA) will be converted into the right to receive 1.366667 shares of Titan Common Stock (the "Exchange Ratio"). Cash will be paid in lieu of issuing fractional shares. Based upon the capitalization of DBA as of the close of business on the Record Date, and using the Exchange Ratio set forth in the Merger Agreement, an aggregate of approximately 6,110,764 shares of Titan Common Stock (the "Merger Consideration") will be issued in the Merger, and Titan will assume all outstanding DBA options which will be converted into options to acquire approximately 441,020 additional shares of Titan Common Stock. See "Terms of the Merger--Manner and Basis for Converting Shares."

    OTHER EFFECTS OF THE MERGER. The Merger will be consummated on a date to be designated by the parties to the Merger Agreement which date shall be no later than the second business day after the date of the approval by the Titan stockholders and the DBA shareholders of the Merger Proposal and the satisfaction or waiver of the other conditions to consummation of the Merger (the "Closing Date"). The Merger will become effective at the time that properly executed Articles of Merger compliant with applicable law are duly filed with the Florida Department of State (the "Effective Time"). At the Effective Time, Titan Sub will merge with and into DBA, with the result that DBA will be the surviving corporation in the Merger and a wholly-owned subsidiary of Titan (the "Surviving Subsidiary"). The shareholders of DBA will become stockholders of Titan (as described below), and their rights will be governed by Titan's Certificate of Incorporation (the "Titan Certificate"), the Bylaws (the "Titan Bylaws"), and the DGCL. See "Terms of the Merger--Effect of the Merger" and "Comparison of Rights of Stockholders of Titan and Shareholders of DBA."

    EXCHANGE OF DBA STOCK CERTIFICATES. Promptly after the Effective Time, Titan, acting through American Stock Transfer & Trust Company as its exchange agent (the "Exchange Agent"), will deliver to each holder of record, as of the Effective Time, of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of DBA Common Stock, a letter of transmittal with instructions to be used by such holder in surrendering such certificate(s) in exchange for certificate(s) representing shares of Titan Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF DBA COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL. See "Terms of the Merger--Manner and Basis for Converting Shares."

    DBA OPTIONS. At the Effective Time, each unexpired and unexercised option under stock option plans of DBA in effect on the date of the Merger Agreement (and each unexpired and unexercised option to purchase shares issued outside DBA's established stock option plans) that has been granted by DBA to current or former directors, officers or employees of DBA (each, a "DBA Option") will be assumed by Titan and will be automatically converted into an option (a "Titan Exchange Option") to purchase that number of shares of Titan Common Stock equal to the number of shares of DBA Common Stock issuable immediately prior to the Effective Time upon exercise of the DBA Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share which existed under the corresponding DBA Option divided by the Exchange Ratio, and with other terms and conditions (such as vesting) that are the same as the terms and conditions of such DBA Option immediately before the Effective Time. As of the Record Date, 322,698 shares of DBA Common Stock were issuable upon the exercise of outstanding DBA Options, which options will be assumed by Titan and will be converted into Titan Exchange Options to acquire approximately 441,020 shares of Titan Common Stock at the Effective Time. The weighted average exercise price per share of all DBA Options outstanding as of the Record Date is approximately $5.18 per share. Following the Merger the weighted average exercise price per share of all Titan Exchange Options will be approximately $3.79 per share. The unvested portion of each DBA Option will continue to vest as a Titan Exchange Option upon the same schedule as the corresponding DBA Option. To the extent any DBA Options are exercised from the date of the Merger Agreement to the Effective Time, the issued DBA Common Stock will be converted at the Exchange Ratio.

    Following the Effective Time, Titan may file with the Commission a registration statement on Form S-8 to register shares of Titan Common Stock issuable as a result of the exercise of Titan Exchange Options. See "Terms of the Merger--Treatment of Employee Equity Plans."

    STOCK OWNERSHIP FOLLOWING THE MERGER. Based upon the capitalization of DBA as of the close of business on the Record Date, an aggregate of approximately 6,110,764 shares of Titan Common Stock will be issued to DBA shareholders in the Merger and Titan will assume all outstanding DBA Options which will be converted into options to acquire up to approximately 441,020 additional shares of Titan Common Stock. Based upon the number of shares of Titan Common Stock, Titan Public Preferred and Series B Preferred Stock issued and outstanding as of the Record Date, and after giving effect to the issuance of Titan Common Stock as described in the previous sentence and the exercise of all options to purchase DBA Common Stock assumed by Titan, the former holders of DBA Common Stock and options to purchase DBA Common Stock would have approximately 27% of the voting power of Titan's total issued and outstanding shares on a fully diluted basis. The foregoing percentage is subject to change to reflect any changes in the capitalization of either Titan or DBA subsequent to the dates indicated and prior to the Effective Time and there can be no assurance as to the actual capitalization of Titan or DBA as of the Effective Time or of Titan at any time following the Effective Time. See "Terms of the Merger--Stock Ownership Following the Merger."

    BOARD OF DIRECTORS; MANAGEMENT FOLLOWING THE MERGER. There will be no change in the current Titan Board or officers of Titan as a result of the Merger. At the Effective Time, the officers of DBA (as the Surviving Subsidiary) will be the same persons, holding the same offices, as immediately prior to the Effective Time, and the directors of DBA will be Gene W. Ray, Eric M. DeMarco and Cheryl L. Barr. See "Terms of the Merger--Effect of the Merger."

    COVENANTS. Pursuant to the Merger Agreement, DBA has agreed (on behalf of itself and each of its direct and indirect majority-owned subsidiaries) that, until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time, subject to certain exceptions, and except to the extent that Titan consents in writing, DBA will conduct its business and operations in the ordinary course and in accordance with past practices; use reasonable efforts to preserve intact its current business organization; keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and others with which it has business relationships; and use all reasonable efforts to keep in full force all of its existing insurance policies. In addition, subject to certain exceptions, DBA has agreed that, without the prior written consent of Titan, it will not perform or engage in certain activities in the conduct of its business and the businesses of its subsidiaries. Each of DBA and Titan has agreed in the Merger Agreement, until the earlier of the Merger or termination of the Merger Agreement, to notify the other of certain material events prior to closing; to take actions necessary to give notice of, convene and hold a meeting of shareholders or stockholders, as appropriate, and solicit proxies with respect to the meeting; and to provide certain documents to the other and keep the other's information confidential. See "Terms of the Merger-- Covenants."

    NO SOLICITATION. Pursuant to the Merger Agreement, except under certain limited circumstances, DBA has agreed (on behalf of itself and each of its direct and indirect majority-owned subsidiaries) that it will not directly or indirectly (i) solicit any alternate acquisition proposal, (ii) furnish any non-public information concerning DBA in connection with or in response to an alternative acquisition proposal, (iii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal, (iv) approve, endorse or recommend any alternate acquisition proposal or (v) enter into any letter of intent relating to any alternative acquisition proposal. See "Terms of the Merger--No Solicitation."

    CONDITIONS TO THE MERGER. Consummation of the Merger is subject to certain conditions, including (i) declaration by the Commission of the effectiveness of the Registration Statement, (ii) approval of the Merger Proposal by the Titan stockholders and the DBA shareholders, (iii) absence of any material legal proceeding relating to the Merger, (iv) receipt by Titan and DBA of legal opinions which will include certain assumptions with respect to continuity of interest that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (v) subject to certain materiality thresholds, the accuracy of the representations and warranties made by each party in the Merger Agreement and (vi) subject to certain materiality thresholds, performance of all covenants required by the Merger Agreement.

    TERMINATION; BREAK-UP FEES. The Merger Agreement may be terminated by either party under certain circumstances. Titan and DBA have agreed that, if the Merger is not consummated under certain circumstances, Titan or DBA, as the case may be, will pay to the other a sum of $500,000. See "Terms of the Merger--Termination of the Merger Agreement," "--Effect of Termination" and "--Break-Up Fees."

    VOTING AGREEMENTS. In connection with the execution of the Merger Agreement, certain officers and directors of DBA, owning in the aggregate approximately 4.76% of the outstanding DBA Common Stock, executed voting agreements and granted irrevocable proxies to Titan, and certain executive officers and directors of Titan, holding in the aggregate approximately 2.8% of the voting power of the outstanding shares of Titan, executed voting agreements and granted irrevocable proxies to DBA. Pursuant to such agreements and irrevocable proxies, each of such persons agreed to vote and granted the power to vote or direct the vote of all DBA Common Stock or shares of Titan, as the case may be, over which such person has voting power or control in favor of the Merger Agreement and the Merger. See "Terms of the Merger--Related Agreements--Voting Agreements."

    AFFILIATE AGREEMENTS. As a condition to Titan's obligations to consummate the Merger, each of the members of the DBA Board and certain executive officers and shareholders of DBA shall have, prior to the Effective Time, entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Titan Common Stock to be received by them in the Merger so as to help ensure compliance with the requirements of applicable federal securities laws. See "Terms of the Merger--Related Agreements--Affiliate Agreements." Titan has granted certain registration rights to any shareholders of DBA who hold 20% or more of the DBA Common Stock. See "Terms of the Merger--Affiliates' Restrictions on Sale of Titan Common Stock."

    MERGER EXPENSES AND FEES AND OTHER COSTS. Except for certain limited exceptions, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party, incurring such expenses, whether or not the Merger is consummated; provided, however, that Titan and DBA shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the S-4 Registration Statement and this Prospectus/Joint Proxy Statement and any amendments or supplements thereto, and in connection with forms and notifications required to be filed by DBA and Titan under the HSR Act (except that fees associated with any filing by a DBA shareholder shall be borne exclusively by DBA). See "Terms of the Merger--Merger Expenses and Fees and Other Costs."

    Titan and DBA estimate that they will incur direct transaction costs of approximately $2 million associated with the Merger as well as approximately $7 million of indirect costs associated with the reduction of assets and right-sizing. These nonrecurring transaction costs will be charged to operations as incurred. See "Unaudited Pro Forma Combined Condensed Financial Information" and "Risk Factors-- Integration of Operations."

MARKET PRICE DATA

    The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices per share of Titan Common Stock and Titan Public Preferred, as reported on the NYSE under the symbol "TTN" and "TTNP," respectively.

QUARTERLY PERIOD                                                                HIGH        LOW
----------------------------------------------------------------------------  ---------  ---------
TITAN COMMON STOCK:
Fiscal year ended December 31, 1995:
  1st Quarter...............................................................  $    7.13  $    5.63
  2nd Quarter...............................................................       9.38       6.25
  3rd Quarter...............................................................      10.38       8.50
  4th Quarter...............................................................       9.63       6.63

Fiscal year ended December 31, 1996:
  1st Quarter...............................................................  $    7.38  $    6.00
  2nd Quarter...............................................................       7.13       5.50
  3rd Quarter...............................................................       5.63       3.63
  4th Quarter...............................................................       4.38       2.50

Fiscal year ending December 31, 1997:
  1st Quarter...............................................................  $    3.75  $    2.88
  2nd Quarter...............................................................       4.38       2.88
  3rd Quarter...............................................................       7.31       4.44
  4th Quarter...............................................................       8.19       5.38

QUARTERLY PERIOD                                                               HIGH        LOW
---------------------------------------------------------------------------  ---------  ---------
TITAN PUBLIC PREFERRED:
Fiscal year ended December 31, 1995:
  1st Quarter..............................................................  $   11.88  $   10.88
  2nd Quarter..............................................................      12.25      11.63
  3rd Quarter..............................................................      13.25      11.75
  4th Quarter..............................................................      12.88      11.88

Fiscal year ended December 31, 1996:
  1st Quarter..............................................................  $   12.63  $   12.00
  2nd Quarter..............................................................      12.13      11.38
  3rd Quarter..............................................................      11.50      10.88
  4th Quarter..............................................................      10.88      10.00

Fiscal year ending December 31, 1997:
  1st Quarter..............................................................  $   11.88  $   10.25
  2nd Quarter..............................................................      12.75      10.13
  3rd Quarter..............................................................      13.44      12.25
  4th Quarter..............................................................      13.94      12.25

    As of the Record Date, there were approximately 3,238 stockholders of record of Titan Common Stock and approximately 687 stockholders of record of Titan Public Preferred, as shown on the stock records of Titan.

    The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices per share of DBA Common Stock as reported on the Nasdaq National Market under the symbol "DBAS."

QUARTERLY PERIOD                                                                 HIGH        LOW
-----------------------------------------------------------------------------  ---------  ---------
DBA COMMON STOCK:
Fiscal year ended June 30, 1996:
  1st Quarter................................................................  $    7.25  $    5.50
  2nd Quarter................................................................       7.13       4.38
  3rd Quarter................................................................       5.38       4.13
  4th Quarter................................................................       5.88       4.88

Fiscal year ended June 30, 1997:
  1st Quarter................................................................       5.75       4.75
  2nd Quarter................................................................       6.75       5.38
  3rd Quarter................................................................       6.00       4.38
  4th Quarter................................................................       6.00       4.88

Fiscal Year ending June 30, 1998:
  1st Quarter................................................................       7.75       5.13
  2nd Quarter................................................................       8.75       5.75

    As of the Record Date, there were approximately 553 stockholders of record of DBA Common Stock, as shown on the stock records of DBA.

    Neither Titan nor DBA has ever paid any cash dividends on its common stock. Since January 1973, Titan has paid a quarterly dividend of $0.25 to holders of Titan Public Preferred. Other than earnings distributed as quarterly dividends to holders of Titan Public Preferred, Titan anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business.

    On January 5, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the NYSE closing prices for Titan Common Stock and Titan Public Preferred and the Nasdaq closing price for DBA Common Stock were $6.19 per share, $13.25 per share and $6.13 per share, respectively. As of the January 30, 1998, the closing prices on the NYSE for Titan Common Stock and Titan Public Preferred, and on Nasdaq for DBA Common Stock, respectively, were $5.94 per share, $13.06 per share and $7.81 per share, respectively. There can be no assurance as to the actual prices of Titan Common Stock, Titan Public Preferred or DBA Common Stock prior to or at the Effective Time of the Merger or of Titan Common Stock or Titan Public Preferred at any time following the Effective Time of the Merger. See "--Comparative Per Share Data" and "Risk Factors."

    Because the Exchange Ratio is fixed, changes in the market price of Titan Common Stock will affect the dollar value of Titan Common Stock to be received by shareholders of DBA in the Merger. DBA shareholders are urged to obtain current market quotations for Titan Common Stock prior to the DBA Meeting. See "Risk Factors--Risks Associated with Fixed Exchange Ratio."

                       SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data set forth below with respect to Titan's consolidated statements of operations for each of the three years in the period ended December 31, 1996, and with respect to Titan's consolidated balance sheets at December 31, 1995 and 1996, are derived from the audited consolidated financial statements of Titan included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to Titan's consolidated statements of operations for each of the two years in the period ended December 31, 1993 and with respect to Titan's consolidated balance sheets at December 31, 1992, 1993 and 1994 are derived from the audited consolidated financial statements of Titan not included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to the consolidated statements of operations of DBA for each of the three years in the period ended June 30, 1997 and with respect to DBA's consolidated balance sheets at June 30, 1997 and 1996 are derived from the audited consolidated financial statements of DBA included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to the consolidated statements of operations of DBA for each of the two years in the period ended June 30, 1994 and with respect to DBA's consolidated balance sheets at June 30, 1993, 1994 and 1995 are derived from the audited consolidated financial statements of DBA not included in this Prospectus/Joint Proxy Statement.

    The selected historical financial data for Titan for the nine months ended September 30, 1996 and 1997 are derived from the unaudited consolidated financial statements of Titan, which are included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data for DBA for the three months ended September 30, 1996 and 1997 are derived from the unaudited consolidated financial statements of DBA included elsewhere in in this Prospectus/Joint Proxy Statement. In each case, the unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that each company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for Titan for the nine months ended September 30, 1997 and for DBA for the three months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year or future periods.

    The data set forth below are qualified by reference to, and should be read in conjunction with, the related consolidated financial statements and the notes related thereto.

                    TITAN SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                               NINE MONTHS
                                                                                                           ENDED SEPTEMBER 30,
                                                                  YEARS ENDED DECEMBER 31,                     (UNAUDITED)
                                                    -----------------------------------------------------  --------------------
                                                      1992      1993(1)     1994       1995       1996       1996       1997
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues........................................  $ 148,762  $ 149,414  $ 136,206  $ 131,535  $ 135,484  $  94,645  $ 127,212
  Gross Profit....................................     35,368     14,840     36,498     32,253     27,599     20,161     29,568
  Selling, general and administrative expense.....     23,256     27,230     21,858     22,580     21,086     16,405     15,530
  Research and development expense................      4,004      2,257      4,420      4,782      3,152      2,190      4,997
  Restructuring and other (income) expense, net...     --         --         (1,200)     6,249     --         --         --
  Operating profit (loss).........................      8,108    (14,647)    11,420     (1,358)     3,361      1,566      9,041
  Interest expense................................     (1,225)    (1,590)      (923)    (1,154)    (3,026)    (1,902)    (3,887)
  Interest income.................................         84         84        291         95         65         64         35
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing operations before
    income taxes and cumulative effect of change
    in accounting principle and equity in loss of
    investee......................................      6,967    (16,153)    10,788     (2,417)       400       (272)     5,189
  Income tax provision (benefit)..................        823     (6,547)     3,657       (582)       136       (106)     1,816
  Cumulative effect of change in accounting
    principle.....................................     --          1,700     --         --         --         --         --
  Equity in loss of investee......................     (2,513)    --         --         --         --         --         --
  Loss from discontinued operation, net of
    taxes.........................................     --         --         (1,178)    (1,972)    (3,642)    (3,414)      (343)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)...............................      3,631     (7,906)     5,953     (3,807)    (3,378)    (3,580)     3,030
  Dividend requirements on preferred stock........        695        695        695        695        803        585        656
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) applicable to common stock....      2,936     (8,601)     5,258     (4,502)    (4,181)    (4,165)     2,374
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) from continuing operations per
    average common share..........................        .26       (.73)       .48       (.19)      (.03)      (.05)       .17
  Net loss from discontinued operation per average
    common share..................................     --         --           (.08)      (.14)      (.24)      (.23)      (.02)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) per average common share......       0.26      (0.73)      0.40      (0.33)      (.27)      (.28)       .15
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Weighted average number of common shares
    outstanding...................................     11,429     11,739     13,288     13,445     15,278     14,981     16,311
  Ratio of earnings to fixed charges(2)...........       2.82     --           3.87     --           1.08     --           1.89

                                                                        DECEMBER 31,                       SEPTEMBER 30,
                                                    -----------------------------------------------------      1997
                                                      1992       1993       1994       1995       1996      (UNAUDITED)
                                                    ---------  ---------  ---------  ---------  ---------  -------------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.......................  $   4,344  $   5,374  $   5,129  $   5,833  $   2,052    $   1,397
  Working capital.................................     38,552     19,238     21,439     19,875     41,115       47,430
  Property and equipment, net.....................      6,901      9,689     12,772     17,879     19,984       18,838
  Total assets....................................     90,679     93,214     81,828     94,463    126,274      135,281
  Total debt......................................     16,650     18,192      1,321     14,500     41,081       54,944
  Redeemable preferred stock......................     --         --         --         --          3,000        3,000
  Stockholders' equity............................     36,016     29,321     38,768     38,639     46,645       49,536

------------------------------

(1) During 1993, Titan was involved in a contractual dispute with the U.S. Navy over its Mini-DAMA fixed-price development contract. That dispute had a material adverse impact on Titan's revenues and gross margins and was a principal cause of Titan's $7.9 million net loss for the year.

(2) The ratio of earnings to fixed charges had been computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges) by fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rental expense that is representative of an interest factor. For the years ended December 31, 1993 and 1995, earnings were insufficient to cover fixed charges by $16,153 and $5,014, respectively.

                     DBA SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             YEARS ENDED JUNE 30,                   THREE MONTHS
                                             -----------------------------------------------------      ENDED
                                               1993       1994       1995       1996       1997     SEPTEMBER 30,
                                             ---------  ---------  ---------  ---------  ---------      1997
                                                                                                    -------------
                                                                                                     (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues.................................  $  33,298  $  24,316  $  29,696  $  20,470  $  25,508    $   5,665
  Total costs and expenses.................     30,251     23,085     28,021     19,330     23,153        4,973
                                             ---------  ---------  ---------  ---------  ---------  -------------
  Operating profit.........................      3,047      1,231      1,675      1,140      2,355          692
  Interest expense.........................        449        355        199        175         99            0
  Interest income..........................        113         98        297        574        763          238
  Other expenses...........................        452        120        229        293        171           70
                                             ---------  ---------  ---------  ---------  ---------  -------------
  Income before income taxes...............      2,259        854      1,544      1,246      2,848          860
  Income tax provision.....................         50         17         42         85      1,063          326
                                             ---------  ---------  ---------  ---------  ---------  -------------
  Net income (loss)........................      2,209        837      1,502      1,161      1,785          534
                                             ---------  ---------  ---------  ---------  ---------  -------------
                                             ---------  ---------  ---------  ---------  ---------  -------------
  Net income per average common share......       0.57       0.20       0.34       0.26       0.40         0.12
  Earnings per share assuming full
    dilution...............................       0.56       0.20       0.34       0.26       0.40         0.12
  Weighted average common shares
    outstanding............................      3,886      4,210      4,460      4,493      4,479        4,493
  Fully diluted shares outstanding.........      4,359      4,210      4,480      4,493      4,485        4,544
  Ratio of earnings to fixed charges.......       6.79       3.47       8.42       6.51      23.79           --

                                                                   JUNE 30,
                                             -----------------------------------------------------  SEPTEMBER 30,
                                               1993       1994       1995       1996       1997         1997
                                             ---------  ---------  ---------  ---------  ---------  -------------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents................  $   4,091  $   3,651  $   3,202  $   2,699  $   5,595    $   1,259
  Investments..............................         --         --      5,000      9,888      9,311       12,321
  Working capital..........................     14,103     14,199     15,998     18,215     18,330       17,432
  Property and equipment, net..............     11,732     12,090     11,532     10,897     10,374       10,250
  Total assets.............................     30,687     29,061     32,209     33,851     34,014       34,076
  Total debt...............................      5,383      2,731      1,926      1,926         --           --
  Stockholders' equity.....................     22,071     24,632     26,424     27,815     29,175       29,724

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The selected pro forma combined financial data are derived from the unaudited pro forma combined condensed financial statements, which give effect to the Merger as a pooling of interests transaction, and should be read in conjunction with, and are qualified by reference to, such pro forma statements and the notes thereto included elsewhere in this Prospectus/Joint Proxy Statement.

    The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods indicated, nor is it necessarily indicative of future financial position or results of operations.

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                   NINE MONTHS
                                                                    YEARS ENDED DECEMBER 31,          ENDED
                                                                 -------------------------------  SEPTEMBER 30,
                                                                   1994       1995       1996         1997
                                                                 ---------  ---------  ---------  -------------
PRO FORMA COMBINED STATEMENT OF INCOME DATA:
  Revenues.....................................................  $ 160,418  $ 157,493  $ 158,182   $   146,661
  Total costs and expenses.....................................    147,789    157,739    153,499       135,633
                                                                 ---------  ---------  ---------  -------------
  Operating profit (loss)......................................     12,629       (246)     4,683        11,028
  Interest expense.............................................     (1,148)    (1,333)    (3,191)       (3,906)
  Interest income..............................................        458        546        734           671
                                                                 ---------  ---------  ---------  -------------
  Income (loss) from continuing operations before income tax...     11,939     (1,033)     2,226         7,793
                                                                 ---------  ---------  ---------  -------------
  Income tax provision (benefit)...............................      3,688       (512)       580         2,796
  Loss from discontinued operation, net of taxes...............     (1,178)    (1,972)    (3,642)         (343)
                                                                 ---------  ---------  ---------  -------------
  Net income (loss)............................................      7,073     (2,493)    (1,996)        4,654
  Dividend requirements on preferred stock.....................        695        695        803           656
                                                                 ---------  ---------  ---------  -------------
  Net income (loss) applicable to common stock.................  $   6,378  $  (3,188) $  (2,799)  $     3,998
                                                                 ---------  ---------  ---------  -------------
                                                                 ---------  ---------  ---------  -------------
  Net income (loss) from continuing operations per average
    common share...............................................  $     .40  $    (.06) $     .04   $       .19
  Net loss from discontinued operation per average common
    share......................................................       (.06)      (.10)      (.17)         (.01)
                                                                 ---------  ---------  ---------  -------------
  Net income (loss) per average common share...................  $     .34  $    (.16) $    (.13)  $       .18
                                                                 ---------  ---------  ---------  -------------
                                                                 ---------  ---------  ---------  -------------
  Average number of common shares outstanding..................     19,038     19,438     21,424        22,454
                                                                 ---------  ---------  ---------  -------------
                                                                 ---------  ---------  ---------  -------------
  Ratio of earnings to fixed charges(1)........................       3.52        .29        .81          1.73

                                                                                      AS OF
                                                                                  SEPTEMBER 30,
                                                                                      1997
                                                                                  -------------
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
  Cash and cash equivalents.....................................................   $     2,656
  Investments...................................................................        12,321
  Working capital...............................................................        64,062
  Property and equipment, net...................................................        26,088
  Total assets..................................................................       168,357
  Total debt....................................................................        54,944
  Redeemable preferred stock....................................................         3,000
  Stockholders' equity..........................................................        73,860

------------------------

(1) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges) by fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rental expense that is representative of an interest factor.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Titan Common Stock and DBA Common Stock and combined per share data on an unaudited pro forma basis after giving effect to the Merger accounted for as a "pooling of interests." This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial data and the separate historical consolidated financial statements of Titan and DBA, and notes thereto. The pro forma combined financial data is not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods indicated nor is such data necessarily indicative of future financial condition or results of operations. For purposes of the comparative per share data, Titan financial data at December 31, 1994, 1995 and 1996 and September 30, 1997 have been combined with DBA's financial data at December 31, 1994, 1995 and 1996 and September 30, 1997, which have been adjusted to conform to Titan's fiscal year ended December 31 and the nine months ended September 30, 1997.

                                                                             YEARS ENDED DECEMBER 31,(1)      NINE MONTHS
                                                                           -------------------------------  ENDED SEPTEMBER
                                                                             1994       1995       1996        30, 1997
                                                                           ---------  ---------  ---------  ---------------
                                                                                                              (UNAUDITED)
Historical--Titan:
  Net income (loss) per share............................................  $     .40  $    (.33) $    (.27)    $     .15
  Book value per share(2)................................................  $    2.92  $    2.87  $    2.91     $    3.05

Historical--DBA:
  Net income (loss) per share............................................  $     .27  $     .30  $     .31     $     .36
  Book value per share(2)................................................  $    5.77  $    6.02  $    6.22     $    6.72

Pro Forma Combined Per Titan Share(3):
  Net income per share...................................................  $     .36  $    (.18) $    (.14)    $     .19
  Book value per share(2)................................................  $    3.82  $    3.70  $    3.70     $    3.83

Equivalent Pro Forma Combined Per DBA Share(3):
  Net income per share...................................................  $     .34  $    (.16) $    (.13)    $     .18
  Book value per share(2)................................................  $    3.63  $    3.66  $    3.64     $    3.83

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock and equivalents outstanding at the end of each period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock and equivalents at the end of each period.

(2) Titan and DBA estimate they will incur transaction-related costs of approximately $9 million associated with the Merger, including estimated costs associated with integrating the two companies, which will be charged to operations as the costs are incurred. The Pro Forma Combined Book Value Per Share data give effect to estimated costs of $4.8 million, net of tax, as if such costs had been incurred and charged to operations as of September 30, 1997. These costs and charge are not included in the pro forma income per share data. See "Unaudited Pro Forma Condensed Combined Financial Information" and accompanying notes thereto.

(3) The equivalent DBA pro forma per share amounts are calculated by dividing the Titan combined pro forma per share amounts by the Exchange Ratio.

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY HOLDERS OF TITAN CAPITAL STOCK AND DBA COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE MERGER PROPOSAL. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS/JOINT PROXY STATEMENT.

    THE DISCUSSION IN THIS PROSPECTUS/JOINT PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. TITAN'S, DBA'S AND THE COMBINED ENTITY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT.

RISKS RELATED TO THE MERGER

INTEGRATION OF OPERATIONS

    If the combined company is to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing product lines, management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Further, there can be no assurance that, upon learning of the proposed Merger, customers will not defer purchasing decisions until the closing of the Merger or thereafter. Such effects could materially reduce the short-term or long-term earnings of the combined company. Titan estimates that it will incur $9 million in transaction and integration costs associated with the Merger, which will be charged to operations as incurred. This amount is a preliminary estimate only. There can be no assurance that Titan will not incur additional charges in subsequent quarters.

ADDITIONAL SHARES TO BE ISSUED BY TITAN; SHARES ELIGIBLE FOR FUTURE SALE

    Based upon the capitalization of DBA as of the close of business on the Record Date, using the Exchange Ratio set forth in the Merger Agreement, an aggregate of approximately 6,110,764 shares of Titan Common Stock (the "Merger Consideration") will be issued in the Merger, and Titan will assume all outstanding DBA options which will be converted into options to acquire approximately 441,020 additional shares of Titan Common Stock. In general, the shares will be eligible for sale in the public market following the Merger, subject to certain volume and other resale limitations for affiliates of DBA and Titan, pursuant to Rules 144 and/or 145 under the Securities Act. See "Terms of the Merger--Affiliate Agreements." An aggregate of approximately 5.4% of the shares issued in the Merger will be beneficially owned by persons who may be deemed to be affiliates of DBA and, therefore, subject to such limitations. The sale of a significant number of the foregoing shares may cause substantial fluctuations in the market price of Titan Common Stock. Upon completion of the Merger, Titan will have outstanding an aggregate of 22,835,943 shares of Titan Common Stock, assuming no exercise of outstanding options; 694,872 shares of Titan Public Preferred; and 500,000 shares of Series B Preferred Stock; based upon the number of shares outstanding as of the Record Date. Assuming 6,710,764 shares of Titan Common Stock are issued as a result of the Merger, the current Titan stockholders' ownership of Titan will be reduced to 73%. In addition, promptly following the Effective Time, Titan may file a Form S-8 registering a total of

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
approximately 441,020 shares of Titan Common Stock issuable as a result of the exercise of Titan Exchange Options. Shares registered on such Form S-8 will, subject to vesting restrictions and to Rule 144 and/or Rule 145 volume limitations applicable to affiliates, be available for sale in the open market.

FIXED EXCHANGE RATIO

    As a result of the Merger, each outstanding share of DBA Common Stock will be converted into 1.366667 shares of Titan Common Stock. Because the Exchange Ratio is fixed, and will not otherwise increase or decrease due to fluctuations in the market price of either Titan Common Stock or DBA Common Stock, the specific value of the consideration to be received by DBA shareholders in the Merger will depend on the market price of Titan Common Stock at the Effective Time. In the event that the market price of Titan Common Stock decreases or increases prior to such time, the market value of Titan Common Stock to be received by DBA shareholders in the Merger would correspondingly decrease or increase. The market prices of Titan Common Stock and DBA Common Stock as of a recent date are set forth herein under "Summary--Market Price Data." DBA shareholders are advised to obtain recent market quotations of Titan Common Stock and DBA Common Stock. Recorded information with respect to the day-to-day trading prices of Titan Common Stock may be obtained until the Titan Meeting and the DBA Meeting by calling 1 (800) 917-9475. Titan Common Stock and DBA Common Stock historically have been subject to substantial price volatility. For example, during the fiscal years ended December 31, 1996 and 1997, the market price of Titan's Common Stock ranged from a low of $2.50 to a high of $7.38 and from a low of $2.88 to a high of $8.19, respectively. No assurance can be given as to the market prices of Titan Common Stock or DBA Common Stock at any time before the Effective Time or as to the market price of Titan Common Stock at any time thereafter. See "Summary--Market Price Data."

RISKS RELATED TO TITAN'S AND DBA'S BUSINESSES

ABILITY TO IMPLEMENT SPIN-OUT STRATEGY

    In an effort to leverage its core technologies to build and expand its commercial businesses, Titan has adopted a strategy of dividing its businesses into focused subsidiaries and, when possible, funding the continued operations and potential expansion of each subsidiary by selling a minority equity interest to public investors. Titan refers to these transactions as "spin-outs" of its subsidiaries. There are numerous risks inherent in this strategy. Moreover, Titan has not demonstrated an ability to spin-out its subsidiaries, nor has Titan demonstrated an ability to successfully manage a public subsidiary. There can be no assurance that Titan can complete a spin-out of any subsidiary or that any future spin-out will result in the public market attributing any incremental value to Titan Common Stock.

    There are many factors that could limit Titan's ability to successfully complete spin-outs in the future. The inability of Titan to attract and retain the entrepreneurial management and technical personnel necessary to successfully develop commercial applications for Titan's technology would have a material adverse effect on Titan's ability to manage and grow its commercial businesses from start-up ventures to initial public offerings. Additionally, in recent years, the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations. Broad market fluctuations may adversely affect or make impossible Titan's ability to complete an initial public offering of a minority interest of any of its present or future subsidiaries. If Titan fails in a planned spin-out, such failure could make potential investors less receptive of future spin-outs by Titan. Furthermore, there can be no assurance that Titan can develop or acquire the additional technologies, or can successfully overcome the numerous other challenges inherent in the operations of a start-up venture, necessary to complete a spin-out of any of its subsidiaries. See "--Ability to Commercialize New Technologies."

    If Titan is unable to implement its spin-out strategy, Titan will need to complete additional equity or debt financings to fund the continued operations and expansion of its subsidiaries and potential acquisitions of new technologies. There can be no assurance that any such financing will be available on acceptable terms or at all, or that such financings will be adequate to meet Titan's capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to Titan's stockholders. If adequate funds are not available, Titan's ability to operate and expand the businesses of its subsidiaries and to acquire additional technologies will be materially adversely affected. Titan may also have difficulty attracting and retaining key management and technical personnel because of an inability to offer competitive equity opportunities for these individuals. Any failure by Titan to continue to spin-out its subsidiaries would have a material adverse effect on Titan's business, financial condition, results of operations and market price.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    As part of Titan's strategy, Titan intends to continue to acquire complementary businesses or technologies that could expand its existing core businesses or constitute new business. Titan's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, corporate culture, contingent or other liabilities and potential profitability of acquisition candidates. Titan's proposed acquisition of DBA is an example of Titan's acquisition strategy. There can be no assurance that acquisition opportunities will continue to be available, that Titan will correctly assess all of these aspects of potential acquisition candidates, that Titan will have access to the capital required to finance potential acquisitions or that Titan will continue to acquire businesses or technologies.

    Titan's acquisition strategy also involves the potential risks inherent in integrating the operations of acquired businesses and technologies, certain of which as they relate to the Merger are described above. See "--Integration of Operations." Specifically, the integration of these acquired businesses may require substantial management resources and divert management attention from the day-to-day business of the remainder of Titan. Although Titan intends to seek to reduce the expenses of the combined business operations through consolidation of facilities and other expense reductions, there can be no assurance that Titan will be able to reduce expenses. There can be no assurance that Titan will be successful in integrating the operations of acquired businesses into Titan or that any business acquired will ultimately prove to be profitable.

DEPENDENCE ON GOVERNMENT CONTRACTS

    A substantial portion of the revenues of both Titan and DBA are dependent upon continued funding of U.S. and allied government agencies as well as continued funding of programs targeted by Titan's businesses. For the years ended December 31, 1995 and 1996, U.S. government business represented approximately 75% and 61% of Titan's revenues; and for the fiscal years ended June 30, 1996 and 1997, U.S. government business represented approximately 95% in aggregate, of DBA's revenues. U.S. defense budgets and the budgets of other government agencies have been declining in real terms since the mid-1980's, and may continue to do so in the future. Further significant reductions in the funding of U.S. government agencies or in the funding areas targeted by Titan's or DBA's business could materially and adversely affect Titan's and DBA's business, results of operations and financial condition.

    Titan's and DBA's contracts with the U.S. government and its subcontracts with government prime contractors are subject to termination for the convenience of the government, and termination, reduction or modification in the event of change in the government's requirements or budgetary constraints. When Titan or DBA subcontracts with prime contractors, such subcontracts are also subject to the ability of the prime contractor to perform its obligations under its prime contract. Titan and DBA often have little or no control over the resources allocated by the prime contractor to the prime contract, and any failure by the prime contractor to perform its obligations under the prime contract could result in the loss of its subcontract. In addition, government contract-related costs and fees, including allocated indirect costs, are subject to audits and adjustments by negotiation between the contracting party and the U.S. government. As part of the audit process, the government audit agency verifies that all charges made by a contractor against a contract are legitimate and appropriate. Audits may result in recalculation of contract revenues and non-reimbursement of some contract costs and fees. There can be no assurance that any audits of contract-related costs and fees will not result in material adjustments to Titan's revenues. In addition, U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded and additional funds are normally committed to the contract by the procuring agency as appropriations are made by Congress for future fiscal years. Any failure of such agencies to continue to fund such contracts could have a material adverse effect on the business, results of operations and financial condition of Titan and DBA.

FLUCTUATIONS IN RESULTS OF OPERATIONS

    Titan has experienced and expects to continue to experience significant fluctuations in quarterly and annual revenues, gross margins and operating results. Factors that have contributed or may contribute to these fluctuations include, among others: (i) varying demand for Titan's products due to revisions in budgets or schedules for customer projects, or changes in demand for customers' products that incorporate or utilize Titan's products, (ii) announcements by Titan or its competitors of the development of new products or technologies, or the pricing or availability thereof, that cause customers to defer or cancel purchases of Titan's products, (iii) the timing and amount of revenues resulting from the complex and lengthy procurement process of Titan's customers or sales cycles for Titan's products, (iv) the delay, rescheduling or cancellation of purchase orders from a significant customer of any of Titan's core businesses, (v) the failure by Titan to operate within budgeted contract costs for purchase orders and/or production contracts received and accepted substantially in advance of delivery, (vi) fluctuations in average selling prices for Titan's products due to a number of factors, including product mix, competition, customer demand for products and unit volumes, (vii) inability to reduce fixed expenses in a timely manner should revenues not meet Titan's expectations, (viii) expenses relating to acquisitions, (ix) usage of different distribution and sales channels, (x) warranty and customer support expenses,
(xi) stage of completion of projects subject to milestone payments and (xii) general economic and political conditions. All of the above factors are difficult for Titan to forecast or control, and any of these or other factors could materially adversely affect Titan's business, financial condition and results of operations from period to period. As a result, Titan believes that period-to-period comparisons are not necessarily meaningful and should not be relied upon as indications of future performance.

RAPID INDUSTRY CHANGE; TECHNOLOGICAL OBSOLESCENCE

    The industries in which Titan and DBA compete are characterized by rapid and continuous technological change. Future technological changes in these industries or the availability of new products could render Titan's and DBA's products noncompetitive or obsolete. Titan's and DBA's success will depend in part upon the success of new product introductions by Titan and DBA, which will be dependent upon several factors, including timely completion and introduction of new product designs, achievement of competitive product costs, establishment of close working relationships with major customers and market acceptance of new products. There can be no assurance that Titan and DBA will be successful in developing and introducing new products that meet changing customer needs or respond to technological changes or evolving industry standards in a timely manner, or at all, or that products or technologies developed by others will not render Titan's and DBA's products noncompetitive or obsolete. Titan and DBA may experience delays from time to time in completing the development and introduction of new products. There can be no assurance that defects will not be found in Titan's and DBA's products after commencement of deliveries, which could result in the loss of or delay in market acceptance. Any failure by Titan or DBA to respond to changing market conditions, technological developments, evolving industry

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
standards or changing customer requirements, or the development of competing technology or products that render Titan's or DBA's products noncompetitive or obsolete could have a material adverse effect on Titan's and DBA's business, financial condition and results of operations.

ABILITY TO COMMERCIALIZE NEW TECHNOLOGIES

    Since 1991, Titan has sought to leverage the technologies developed as part of its defense business into new business opportunities. Accordingly, many of Titan's existing businesses, such as medical product sterilization and food pasteurization, are at an early stage and Titan is continuing to develop new businesses. As such, Titan is subject to all the risks inherent in the operation of a start-up venture, including the need to secure funding, to develop and maintain marketing, sales and support capabilities, to secure appropriate third-party manufacturing arrangements, to respond to the rapid technological advances inherent in the markets for these new technologies and, ultimately, to design and manufacture products or provide services acceptable to buyers in its target markets. Certain of Titan's new products, including products for which Titan has contracts for delivery, are still in the testing stage. There can be no assurance that such tests will be completed satisfactorily or that Titan will be able to satisfy all of the requirements for delivery of and payment for these products. In addition, many of the opportunities in the communications and sterilization businesses involve projects with lengthy sales cycles. Titan's efforts to address these risks have required, and will continue to require, significant expenditures and dedicated management time and other resources. There can be no assurance that Titan will be successful in addressing these risks or in commercializing these new technologies.

MARKET ACCEPTANCE OF NEW TECHNOLOGIES

    Some of Titan's businesses are attempting to commercialize new products or are attempting to develop new markets for existing products, such as food pasteurization with Titan's E-Beam sterilization process. Because these markets are relatively new, it is difficult to predict whether these markets will develop or, if they develop, the rate at which these markets will grow, if at all. If the markets for Titan's new products or new markets for Titan's existing products fail to develop, or develop more slowly than anticipated, this may cast doubt on Titan's ability to implement its overall business strategy and materially adversely affect Titan's business, financial condition and results of operations.

RISKS OF INTERNATIONAL OPERATIONS

    Several of Titan's businesses, including the communications systems segment, conduct substantial business in foreign countries. Titan generally denominates its foreign contracts in U.S. dollars, and Titan believes that its global competitors follow similar business practices. Accordingly, Titan does not believe that foreign currency fluctuations will have a material adverse impact on its ability to compete with these competitors in these markets. Foreign currency fluctuations could, however, make Titan's products less affordable and thus reduce the demand for such products. Furthermore, a precipitous decline in such foreign currency values could result in certain of Titan's customers and local subcontractors and partners refusing to perform their obligations under contracts with Titan, the cancellation of projects from which Titan expects to receive significant revenues, defaulting on accounts receivable and the loss of any investments by Titan to build infrastructure or develop business in these countries. Accordingly, there can be no assurance that a decline in the value of any one foreign currency relative to the U.S. dollar will not have a material adverse effect on Titan's business, financial condition and results of operations. Additional risks inherent in Titan's international business activities include various and changing regulatory requirements, costs and risks of relying upon local subcontractors, increased sales and marketing and research and development expenses, export restrictions and availability of export licenses, tariffs and other trade barriers, political and economic instability, difficulties in staffing and managing foreign operations, longer payment cycles, seasonal reduction in business activities, potentially adverse tax laws, complex foreign laws and treaties and the potential for difficulty in accounts receivable collection. Certain of Titan's customer

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
purchase agreements are governed by foreign laws, which may differ significantly from U.S. laws. Therefore, Titan may be limited in its ability to enforce its rights under such agreements and to collect amounts owing to Titan should any customer refuse to pay such amounts. In addition, Titan is subject to the Foreign Corrupt Practices Act (the "FCPA") which may place Titan at a competitive disadvantage to foreign companies, which are not subject to the FCPA. There can be no assurance that any of these factors will not have a material adverse effect on Titan's business, financial condition and results of operations.

COMPETITION

    The industries and markets in which Titan and DBA operate are highly competitive, and Titan and DBA expect that competition will increase in these markets. Titan's and DBA's ability to compete in their markets depends to a large extent on their ability to provide technologically advanced products and services with shorter lead times and at lower prices than competitors. All of Titan's core businesses, and DBA, compete with numerous other companies, including large domestic and international companies. Many of these companies have far greater financial, engineering, technological, marketing, sales and distribution and customer service resources than Titan and DBA. In addition, many of these competitors have more experience in certain of Titan's targeted markets. As a result, these competitors may be able to develop and expand their product lines more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than Titan or DBA. In addition, current and potential competitors in Titan's targeted markets have established or may establish cooperative relationships among themselves or with third parties to improve the performance, quality or functionality or to reduce the price of their products and services. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced profit margins and loss of market share, any of which could have a material adverse effect on Titan's or DBA's business, results of operations and financial condition. There can be no assurance that Titan or DBA will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on Titan's or DBA's business, financial condition and results of operations.

RELIANCE ON STRATEGIC RELATIONSHIPS

    Titan is and will continue to be dependent on certain strategic partners for the development and expansion of its core businesses. There can be no assurance that Titan will be able to maintain its existing strategic relationships or negotiate any future strategic relationships important to Titan's business, that its strategic partners will continue to assist Titan by developing and expanding its businesses or that such strategic partners in the future will not actually compete with or enter into alliances with companies that are competitive with Titan. Titan's failure to maintain its existing alliances or to form additional alliances with partners in other markets, or the preemption or disruption of such alliances by the actions of Titan's competitors or otherwise, could adversely affect Titan's ability to penetrate and compete successfully in emerging and other markets.

CUSTOMER CONCENTRATION WITHIN BUSINESS SEGMENTS

    Certain of Titan's business segments rely on a small number of customers for a large portion of their revenues. For example the U.S. Navy, with respect to Titan's Mini-DAMA product, and the Federal Aviation Administration (the "FAA") represent significant customers of Titan's communications systems and software systems subsidiaries, respectively. Any one such customer's product or services scheduled for delivery can represent a significant portion of the potential revenues in a quarter for a particular subsidiary. As a result, the operating results for certain business segments for particular periods have in the past been and may in the future be materially adversely affected by a delay, rescheduling or cancellation of even one purchase order. There can be no assurance that a reduction, delay or cancellation of any order from a single customer would not have a material adverse effect on the business, financial condition and results of operations of a particular subsidiary of Titan.

GOVERNMENT REGULATIONS

    Several of Titan's and DBA's products and the systems with which they operate are subject to various government regulations. Regulatory changes could significantly impact Titan's operations by restricting development efforts by Titan's strategic partners or customers, making current products obsolete or increasing the opportunity for additional competition. For example, certain countries in which Titan's communications systems segment intends to operate have telecommunications laws and regulations that do not currently contemplate technical advances in communications technology such as multi-function transmissions via satellite. There can be no assurance that regulatory bodies will not impose new regulations that could have a material adverse effect on Titan's and DBA's business, financial condition and results of operations. In addition, in certain circumstances strategic partners or customers must obtain various local approvals, licenses and permits prior to the installation or use of Titan's or DBA's products. The regulatory schemes in each country are different and there may be instances of noncompliance by strategic partners or customers. Changes in, or the failure by Titan or DBA, or their strategic partners or customers, to comply with, applicable domestic and international regulations could have a material adverse effect on Titan's and DBA's business, financial condition and results of operations.

    Titan's sterilization facilities are subject to regulation at the federal, state and local levels. In particular, Titan's sterilization facilities are subject to the requirements of the FDA when sterilizing medical devices or drug packaging materials. In addition, if Titan were to begin pasteurizing meat or poultry products, in addition to being subject to the FDA, it would become subject to the requirements of the Food Safety and Inspection Service of the United States Department of Agriculture, which would require preapproval of the pasteurization process for meat and poultry. Any failure by Titan to obtain required permits or approvals or comply with the regulations imposed by such agencies could limit Titan's ability to operate in these markets.

    The sale of Titan's products outside the United States is subject to compliance with the United States Export Administration Regulations. The absence of comparable restrictions on competitors in other countries may adversely affect Titan's competitive position.

DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY

    Titan's internal manufacturing capacity is limited. Therefore, Titan utilizes contract manufacturers to produce several of its products or components thereof. Certain components and services necessary for the manufacture of certain of Titan's products are obtained from a sole supplier or a limited group of suppliers in connection with specific contracts and Titan does not carry significant inventories or have long-term or exclusive supply contracts with its vendors for such supply. Titan's reliance on contract manufacturers and on sole suppliers or a limited group of suppliers involves several risks, including a potential inability to obtain an adequate supply of required components or products, and reduced control over the price, delivery, reliability and quality of finished products. If Titan were to change certain of its vendors or qualify additional vendors for such components or products, Titan could be required to negotiate acceptable arrangements with the new vendors, complete any required technology transfers or perform additional testing procedures upon the components or products supplied by such new vendors, which could prevent or delay product shipments. Additionally, prices could increase significantly in connection with changes of vendors or if Titan is required to manufacture such components or products internally. Any inability to obtain timely deliveries of components or products or deliveries of acceptable quality or any other circumstance that would require Titan to seek alternative sources of supply, could delay timely delivery of such products or raise issues regarding quality, which could damage relationships with current or prospective customers and have a material adverse effect on Titan's business, financial condition and results of operations.

LIMITED INTELLECTUAL PROPERTY PROTECTION; DEPENDENCE ON PROPRIETARY TECHNOLOGY

    Titan's and DBA's ability to compete may depend, in part, on their ability to obtain and enforce intellectual property protection for their technologies in the United States and internationally. Each of Titan and DBA relies heavily on the technological and creative skills of its personnel, new product developments, software programs and designs, frequent product enhancements, reliable product support and proprietary technological expertise in maintaining its competitive position, but does not have significant patent protection for all of its products. Titan and DBA rely on a combination of trade secrets, copyrights, patents, trademarks, service marks and contractual rights to protect intellectual property. There can be no assurance that the steps taken by Titan or DBA to protect its intellectual property will be adequate to deter misappropriation of Titan's or DBA's technology or to prevent others from independently developing or acquiring substantially equivalent technologies or otherwise gaining access to Titan's or DBA's proprietary and confidential technological expertise or disclosing such technologies or that Titan or DBA can ultimately enforce all of its rights to its proprietary technological expertise. Further, the laws of certain foreign countries in which Titan's products are or may be sold may not protect Titan's intellectual property rights to the same extent as do the laws of the United States. Any failure of Titan or DBA to protect its proprietary information could have a material adverse effect on Titan's or DBA's business, financial condition and results of operations.

    Litigation may be necessary to enforce Titan's or DBA's intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or misappropriation. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Titan's or DBA's business, financial condition and results of operations. There can be no assurance that Titan's or DBA's products do not infringe the intellectual property rights of others or that one or more parties will not make claims that Titan's or DBA's products infringe upon their proprietary rights or the proprietary rights of third parties. Such claims might include infringement, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims. If any claims or actions are asserted against Titan or DBA, Titan or DBA may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that a license will be available under reasonable terms or at all. In addition, should Titan or DBA decide to litigate such claims, such litigation could be extremely expensive and time consuming and could materially adversely affect Titan's or DBA's business, financial condition and results of operations, regardless of the outcome of the litigation. There can be no assurance that the intellectual property rights of Titan or DBA would withstand claims brought by others in such litigation. If Titan's or DBA's products are found to infringe upon the rights of third parties, Titan or DBA may be prohibited from making and selling the infringing products, ordered to pay monetary damages for past infringement or forced to incur substantial costs to develop alternative products. There can be no assurance that Titan or DBA would be able to develop such alternative products or that if such alternative products were developed, they would perform as required or be accepted in the applicable markets.

RISK OF BUDGET OVERRUNS IN FIXED PRICE CONTRACTS

    Much of Titan's revenue was derived from fixed-price contracts in 1997. Titan assumes greater financial risk on fixed-price contracts than on either time-and-materials or cost-reimbursement contracts. Profitability of such contracts is subject to inherent uncertainties due to fluctuations in the cost of performance. Cost overruns may be incurred as a result of unforeseen obstacles, including unexpected problems encountered in engineering, design and/or testing. Since Titan's businesses in certain of its subsidiaries may at times be concentrated in a limited number of large contracts, a significant cost overrun on any one contract could have a material adverse effect on such subsidiary's business, financial condition and results of operations. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce Titan's overall or consolidated profit or cause a loss. Although management believes that it adequately estimates costs for fixed-price contracts, no assurance can be given that such estimates are adequate or that losses on fixed-price contracts will not occur in the future.

RELIANCE ON KEY PERSONNEL

    Each of Titan's and DBA's success depends in large part upon its ability to attract and retain highly qualified technical and management personnel, including without limitation, engineers and management personnel with security clearances required for Titan's and DBA's classified work and computer programmers proficient in the C++ language. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on Titan's or DBA's business, financial condition and results of operations. Titan's and DBA's key personnel are generally not subject to employment or noncompetition agreements. Competition for such personnel from other companies, academic institutions, government entities and other organizations is intense. In addition, if Titan is unable to successfully implement its strategy to spin-out its subsidiaries into publicly-owned companies, or if Titan is otherwise unable to preserve the entrepreneurial atmosphere it believes is essential to continuing growth and development, Titan will likely face difficulty in recruiting and retaining the personnel necessary to successfully commercialize its products and to further implement its strategy. See "--Ability to Implement Spin-Out Strategy." There can be no assurance that Titan or DBA will be successful in hiring or retaining such key personnel.

VOLATILITY OF STOCK PRICE

    Titan believes that factors such as developments related to Titan's business, technological innovations or new products or enhancements by Titan or its competitors, developments in Titan's relationships with its customers, partners, distributors and suppliers, changes in analysts' estimates, regulatory developments, fluctuations in results of operations, general conditions in Titan's market or the markets served by Titan's customers or the economy, and other factors, could cause the price of Titan Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the market prices of technology companies in particular, have been subject to significant fluctuations, which have often been unrelated to the operating performance of affected companies. Such fluctuations could adversely affect the market price of Titan Common Stock. Furthermore, since Titan intends to pursue its strategy of completing public offerings of certain subsidiaries, the market price of Titan Common Stock may be significantly affected by trading of the shares of Titan's subsidiaries in the public markets. There can be no assurance that the market price of Titan Common Stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to Titan's performance.

IMPACT OF THE YEAR 2000 ISSUE

    The Year 2000 issue is a problem created by the fact that most computer software programs have been written using two digits rather than four to represent a specific year. Any of Titan' s computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

    Based on a recent assessment, Titan has determined that it will be required to modify or replace significant portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. Titan presently believes that with modifications to existing software and conversions to its new software, the Year 2000 issue can be mitigated, primarily by utilizing Titan's internal resources to reprogram, replace and test the software for Year 2000 modifications. However, if such modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 issue could have a material adverse impact on the operations of Titan. Titan plans to implement the Year 2000 project during 1998, and the total cost of the Year 2000 project cannot be reasonably estimated at this time. Estimates with respect to the costs of the project and the date on which Titan plans to complete the Year 2000 modifications will be derived utilizing numerous assumptions of future events, including the continued availability of certain internal resources. There can be no assurance that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

    Titan plans to maintain communications with all of its significant suppliers and large customers to determine the extent to which Titan is vulnerable to those third parties' failure to remediate their own Year 2000 issue. There can be no assurance that the systems of other companies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with Titan's systems, would not have a material adverse effect on Titan.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND CERTAIN CHARTER PROVISIONS; RIGHTS
  PLAN

    Certain provisions of Delaware law applicable to Titan could delay or make more difficult a merger, tender offer or proxy contest involving Titan, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. In addition, Titan currently has Preferred Stock issued and outstanding which entitles the holders thereof to rights not available to holders of Titan Common Stock. Furthermore, the Board of Directors of Titan may issue additional shares of Preferred Stock without stockholder approval on such terms as such Board of Directors may determine. The rights of the holders of Titan Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. In addition, Titan's Restated Certificate of Incorporation and Bylaws contain certain provisions designed to require significant corporate action prior to taking certain steps toward a merger, tender offer or proxy contest involving Titan. Further, pursuant to the terms of its preferred share purchase rights plan, Titan has distributed a dividend of one right for each outstanding share of Titan Common Stock. These rights will cause substantial dilution to the ownership of a person or group that attempts to acquire Titan on terms not approved by the Titan Board and may have the effect of deterring hostile takeover attempts. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of Titan and could limit the price that certain investors might be willing to pay in the future for shares of Titan Common Stock.

                               THE TITAN MEETING

DATE, TIME AND PLACE OF MEETING

    The Titan Meeting will be held on February 27, 1998 at nine o'clock a.m., local time, at 3033 Science Park Road, San Diego, California. Titan intends to deliver this Prospectus/Joint Proxy Statement on or about February 6, 1998, to all Titan stockholders entitled to vote at the Titan Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only stockholders of record at the close of business on January 30, 1998 (the "Record Date"), are entitled to notice of and to vote at the Titan Meeting. As of the close of business on the Record Date, there were 16,725,179 shares of Titan Common Stock outstanding and entitled to vote, held of record by 3,238 stockholders. Each Titan stockholder is entitled to one vote for each share of Titan Common Stock, one third vote for each share of Titan Preferred Stock, and one vote for each share of Series B Cumulative Convertible Redeemable Preferred Stock held as of the Record Date.

VOTING OF PROXIES

    The Titan proxy accompanying this Prospectus/Joint Proxy Statement is solicited on behalf of the Titan Board for use at the Titan Meeting and at any adjournment or postponement thereof. Titan stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Titan Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Proposal and the other proposals submitted to the Titan stockholders, as unanimously recommended by the Titan Board, as indicated herein. The Titan Board is not currently aware of any business to be brought before the Titan Meeting other than the specific proposal referred to in this Prospectus/Joint Proxy Statement and specified in the accompanying notice of the Titan Meeting. As to any other business that may properly come before the Titan Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

    A Titan stockholder who has given a proxy may revoke it at any time before it is exercised at the Titan Meeting by (i) delivering to the Secretary of Titan (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Titan Meeting or (iii) attending the Titan Meeting and voting in person (although attendance at the Titan Meeting will not, by itself, revoke a proxy).

STOCKHOLDER VOTE REQUIRED; QUORUM; VOTING AGREEMENT

    Approval of the Merger Proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of Titan on the Record Date entitled to vote on the Merger Proposal. As a group, all executive officers and directors of Titan and their respective affiliates beneficially owned 1,072,847 shares, or approximately 6.41%, of such voting power as of the Record Date.

    The presence, in person or by proxy, of a majority of the voting power of the outstanding shares of Titan on the Record Date is necessary to constitute a quorum for the transaction of business at the Titan Meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will not be counted for any purpose in determining whether any of the proposals have been approved.

    Certain executive officers and directors of Titan owning in the aggregate approximately 2.8% of the outstanding voting power of Titan have each agreed to vote or direct the vote of all Titan capital stock over which they have voting power or control in favor of the Merger Agreement and the Merger.

SOLICITATION OF PROXIES AND EXPENSES

    Titan will bear the cost of the solicitation of votes of Titan stockholders, including printing, assembly and mailing of this Prospectus/Joint Proxy Statement, the proxy and any additional information furnished to its stockholders. Titan has engaged the firm of W.F. Doring & Co., Inc. to assist it in the distribution and solicitation of proxies and has agreed to pay W.F. Doring & Co., Inc. a fee of approximately $5,000 plus expenses for its services. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Titan stock beneficially owned by others to forward to such beneficial owners. Titan may reimburse persons representing beneficial owners of Titan shares for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, letter or personal solicitation by directors, officers or other employees of Titan and by W.F. Doring & Co., Inc. No additional compensation will be paid to directors, officers and other regular employees for such services.

BOARD RECOMMENDATION

    THE TITAN BOARD BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF TITAN AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

                                THE DBA MEETING

DATE, TIME AND PLACE OF MEETING

    The DBA Meeting will be held on February 27, 1998 at 10 o'clock a.m., local time, at DBA's Conference Facility at Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida. DBA intends to deliver this Prospectus/Joint Proxy Statement on or about February 6, 1998, to all DBA shareholders entitled to vote at the DBA Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of DBA Common Stock at the close of business on January 30, 1998 (the "Record Date") are entitled to notice of and to vote at the DBA Meeting. As of the Record Date, there were 4,471,290 shares of DBA Common Stock outstanding and entitled to vote, held of record by 553 shareholders.

VOTING OF PROXIES

    The DBA proxy accompanying this Prospectus/Joint Proxy Statement is solicited on behalf of the DBA Board for use at the DBA Meeting and at any adjournment or postponement thereof. DBA shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the DBA Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Proposal and the other proposals submitted to the DBA shareholders, as recommended by the DBA Board, as indicated herein. The DBA Board is not currently aware of any business to be brought before the DBA Meeting other than the specific proposal referred to in this Prospectus/Joint Proxy Statement and specified in the accompanying notice of the DBA Meeting. As to any other business that may properly come before the DBA Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

    A DBA shareholder who has given a proxy may revoke it at any time before it is exercised at the DBA Meeting by (i) delivering to the Secretary of DBA (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the DBA Meeting or (iii) attending the DBA Meeting and voting in person (although attendance at the DBA Meeting will not, by itself, revoke a proxy).

SHAREHOLDER VOTE REQUIRED; QUORUM; VOTING AGREEMENTS

    The affirmative vote of the holders of a majority of the shares of DBA Common Stock outstanding as of the Record Date is required to approve the Merger Proposal. Each holder of record of DBA Common Stock on the Record Date will be entitled to cast one vote per share on the Merger Proposal. As a group, the directors and executive officers of DBA and their respective affiliates beneficially owned 242,684 shares, or approximately 5.4%, of the DBA Common Stock outstanding as of the Record Date.

    The presence, in person or by proxy, of at least a majority of the shares of DBA Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business. Abstentions will be counted for purposes of determining a quorum. For purposes of obtaining the required vote of a majority of the outstanding shares of DBA Common Stock for approval of the Merger Proposal, the effect of an abstention and the effect of a broker non-vote will have the same effect as a vote against the proposal.

    Certain executive officers and directors of DBA owning in the aggregate approximately 4.76% of the outstanding DBA Common Stock have each agreed to vote or direct the vote of all DBA Common Stock over which they have voting power or control in favor of the Merger Agreement and the Merger. See "Terms of the Merger--Related Agreements--Voting Agreements."

SOLICITATION OF PROXIES; EXPENSES

    DBA will bear the cost of the solicitation of votes of DBA shareholders, including printing, assembly and mailing of this Prospectus/Joint Proxy Statement, the proxy and any additional information furnished to its stockholders. DBA has engaged the firm of W.F Doring & Co., Inc. to assist it in the solicitation of proxies and has agreed to pay W.F Doring & Co., Inc. a fee of approximately $5,000 plus expenses for its services. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of DBA Common Stock beneficially owned by others to forward to such beneficial owners. DBA may reimburse persons representing beneficial owners of DBA Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, letter or personal solicitation by directors, officers or other employees of DBA and by W.F Doring & Co., Inc. No additional compensation will be paid to directors, officers and other regular employees for such services.

BOARD RECOMMENDATION

    THE DBA BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DBA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

    OTHER THAN STATEMENTS OF HISTORICAL FACT, THE STATEMENTS MADE IN THIS SECTION, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE AND THE ANALYSES PERFORMED BY TITAN AND DBA'S RESPECTIVE FINANCIAL ADVISORS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT.

BACKGROUND OF THE MERGER

    DBA is principally engaged in the defense mapping, charting & geodesy and electronic business, providing specialized products and services in imaging systems and electro-optical systems. Over the past several years, DBA has faced the challenge of increased competition for declining defense dollars in its traditional business areas. Although during its fiscal year ended June 30, 1997 DBA's performance improved over previous years in many ways, DBA's backlog has slipped to the level of two years ago and efforts to exploit commercial markets have not advanced as fast as planned. The drop in backlog emphasized the need to search for new businesses. Faced with these challenges, DBA's management has explored opportunities to expand DBA's business and has also considered opportunities for a business combination involving DBA and other companies.

    Titan has a firmly established strategy of acquiring complementary businesses that can be integrated into its existing core businesses in order to strengthen and expand its overall business and leverage its business and technologies into new markets. In particular, Titan developed an interest in acquiring one or more businesses with expertise in the areas of intelligence and digitizing and packaging information. Titan's management also recognized potential value in acquiring management personnel in connection with an acquisition with strengths relating to operations.

    In July 1997, DBA engaged Robinson-Humphrey to evaluate DBA's alternatives to enhance shareholder value and to report to the DBA Board on its findings and recommendations.

    In August 1997, Dr. Gene Ray, President and Chief Executive Officer of Titan, contacted Mr. John Slack, Chairman, President and Chief Executive Officer of DBA, to inquire if Mr. Slack was interested in meeting to discuss a possible business combination involving DBA and Titan. During that month, Dr. Ray commenced discussions with A.G. Edwards about the possibility of A.G. Edwards acting as financial advisor to Titan in connection with a proposed business combination with DBA, and rendering an opinion as to the fairness, from a financial point of view, to Titan's stockholders of the consideration proposed to be paid by Titan in such transaction.

    On August 28, 1997, the Titan Board held a regular meeting. At the meeting, the Board discussed the general terms of the proposed acquisition of DBA, including various financial aspects of the proposed acquisition. The Titan Board then authorized the officers of Titan to proceed with discussions with DBA and approved the engagement of A.G. Edwards as financial advisor of Titan in connection with the proposed acquisition.

    On September 3, 1997 and September 11, 1997, Dr. Ray and Mr. Slack met and discussed the operations of DBA and Titan and the possibility of a business combination between DBA and Titan.

    On September 18, 1997, a special meeting of the DBA Board was held to discuss the proposed business combination of Titan and DBA, with Messrs. John Slack, Thomas Boyce and William Potter and Dr. Weaver present and Dr. Richard Baney and Amb. Robert Ellsworth absent. DBA's management made a presentation to the DBA Board concerning Titan, including Titan's background, products, financial performance over the past five years and current financial condition, and the terms of its proposed combination and certain advantages and disadvantages of the proposed combination. The DBA Board discussed the presentation, and the directors raised the possibility of DBA offering to acquire Titan's defense business. Mr. Slack responded that he had raised this alternative with Titan but that they were not willing to proceed on that basis. The DBA Board then discussed possible valuations of the DBA Common Stock. Although no vote was taken at the time, it was the consensus of the DBA Board members present that DBA should continue discussions with Titan.

    On September 24, 1997, Mr. Slack, Mr. Boyce, Mr. Edward Bielski, DBA's Treasurer, and Mr. Dudley Gordon, DBA's Vice President of Operations, met with Dr. Ray, and Mr. Eric DeMarco, Titan's Chief Financial Officer, to discuss the proposed transaction. Titan's officers proposed a transaction in which Titan would acquire DBA for a premium of 30 percent over the market price per share of DBA Common Stock up to a maximum of $8.50 per share, payable 50 percent in cash and 50 percent in Titan Common Stock. Titan's officers also described how they proposed Titan would finance the proposed transaction and described recent developments in Titan's business.

    On September 30, 1997, the Titan Board held a special meeting. At that meeting, Titan's management updated the Board with respect to negotiations with DBA, and also discussed potential risks and benefits to Titan of the proposed combination with DBA. The Titan Board then authorized the officers of Titan to proceed with discussions with DBA within the parameters discussed at the meeting, provided the final terms were subject to further Board approval.

    On September 30, 1997, a special telephonic meeting of the DBA Board was held with all members participating, other than Dr. Baney. Mr. Slack described the discussions and negotiations of the September 24th meeting. The DBA Board discussed the proposed transaction, including the proposed price for the DBA Common Stock in the transaction. The DBA Board unanimously determined that DBA propose to Titan a transaction price of approximately $10.00 per DBA share. Thereafter, Mr. Slack called Dr. Ray and advised him of the DBA Board's position.

    On October 6, 1997, DBA engaged Robinson-Humphrey to render an opinion as to the fairness, from a financial point of view, of the proposed merger consideration to be received by DBA's shareholders. (The DBA Board had previously approved the engagement of Robinson-Humphrey to act as exclusive financial advisor to DBA.)

    On October 8, 1997, a special meeting of the DBA Board was held with all members present to discuss the proposed transaction with Titan. By invitation of the DBA Board, Dr. Ray and Mr. DeMarco also attended a portion of the meeting. Dr. Ray made a presentation to the DBA Board with respect to Titan's business, products, financial results, prospects, growth strategy and possible synergies with DBA. He then described a proposed transaction between DBA and Titan in which a subsidiary of Titan would be merged with and into DBA and each share of DBA's Common Stock would be canceled in exchange for shares of Titan Common Stock in a tax-free transaction. (Based upon the then current market values of DBA Common Stock and Titan Common Stock, the proposal placed a value of approximately $9.25 per share on the DBA Common Stock.) Members of the DBA Board asked Dr. Ray questions with respect to Titan and the proposed transaction and then Dr. Ray and Mr. DeMarco left the meeting. The DBA Board discussed the proposal, including the proposed consideration, and noted that the proposal included non-solicitation and termination fee provisions. Dr. Ray and Mr. DeMarco subsequently rejoined the meeting, and Mr. Slack proposed that the exchange ratio be increased so as to place a value of approximately $10.00 per share on the DBA Common Stock. Dr. Ray responded that he believed that they would be able to reach agreement, but that he would have to have further discussions with the Titan Board.

    On October 9, 1997, the Titan Board held another special meeting, and agreed that Dr. Ray should continue negotiations at an acquisition price of $10.00 per share. Later that day, Dr. Ray contacted Mr. Slack by telephone and advised him that Titan agreed to an acquisition price equal to $10.00 per share.

    The Titan Board held another special meeting on October 13, 1997, at which representatives of A.G. Edwards discussed the proposed transaction with the Titan Board. On October 16 and October 17, 1997, representatives of Titan, including an attorney from Titan's outside legal counsel, conducted a due diligence review of DBA at DBA's offices in Melbourne, Florida. Also during this period, Titan's legal counsel prepared a draft merger agreement, and DBA's and Titan's legal counsel engaged in negotiations with respect to the terms of the merger agreement. From October 20 through October 22, 1997, representatives of DBA, including Mr. Slack, Mr. Boyce, Mr. Bielski and two representatives of Robinson-Humphrey conducted a due diligence review of Titan at Titan's offices in San Diego, California. Mr. Slack also met with Dr. Ray and together they visited Titan's facility in Reston, Virginia.

    On October 22 and October 29, 1997, representatives of Titan's financial advisor, A.G. Edwards, met with representatives of DBA and on October 29, 1997 also met with representatives of one of DBA's commercial joint venture partners.

    On November 4, 1997, Mr. Slack and Mr. Bielski met with Dr. Ray and Mr. DeMarco. Dr. Ray explained that Titan had concerns with respect to certain aspects of DBA's business and that Titan's financial advisor expressed concerns with respect to the proposed merger consideration. The meeting participants also discussed the recent volatility of the stock markets, and expressed uncertainty with regard to relative valuations. Based upon these concerns and the differences in the positions of DBA and Titan, the parties agreed to terminate discussions with respect to a possible business combination of the companies. DBA instructed its financial advisor and counsel to stop work on the proposed transaction, and Titan made similar requests of its advisors.

    On November 6, 1997, the Titan Board held another special meeting, at which Titan management updated the Titan Board with respect to the termination of discussions with DBA.

    On November 12, 1997, at a regular meeting of the DBA Board, Mr. Slack informed the DBA Board that discussions with Titan had been terminated. On the same day, DBA held its annual meeting of shareholders. At the shareholder meeting, Mr. Boyce and Dr. Weaver were re-elected and Mr. James Pruitt was elected to the DBA Board.

    On November 21, 1997, Robinson-Humphrey met with Mr. Slack and other members of DBA's management to report on the results of their July 1997 engagement to evaluate DBA's alternatives to enhance shareholder value. Robinson-Humphrey reported that they had evaluated DBA's financial situation, including DBA's historical financial results, the historical market for DBA Common Stock, DBA's current business, DBA's current financial condition and DBA's projected financial results, and had concluded that there was limited opportunity for growth of DBA's core business. Robinson-Humphrey described a number of strategic alternatives available to DBA. Based upon the factors evaluated and the alternatives available, Robinson-Humphrey advised DBA that, if DBA were to determine to take action to enhance shareholder value, DBA should, absent any realistic and strategic acquisition opportunities, attempt to find a buyer for DBA. As an alternative, they suggested that DBA pursue acquisitions if DBA could identify appropriately valued strategic acquisition opportunities which provided the ability to capitalize on synergies.

    During November and December 1997, Dr. Ray and other members of Titan management monitored press releases and public disclosures of DBA and noted that DBA had met certain of the objectives set forth by DBA in previous meetings with Titan.

    On December 12, 1997, Dr. Ray called Mr. Slack proposing to revive the discussions between DBA and Titan, and generally proposing merger consideration of $9.50 per share of DBA Common Stock. Dr. Ray also requested updated information with respect to DBA's business and financial results.

    On December 17, 1997, the Titan Board held a special meeting at which all directors and a representative of Titan's legal counsel were in attendance. At that meeting, Dr. Ray gave a report regarding the status of negotiations with DBA and discussions regarding the proposed consideration of $9.50 per share of DBA Common Stock. Following discussion, the Titan Board instructed Dr. Ray to continue negotiations with DBA and indicated that the proposed merger consideration as amended was acceptable.

    On December 19, 1997, Dr. Ray and Mr. DeMarco proposed during a telephone call with Mr. Slack, Mr. Bielski and Dr. Charles Robertson, DBA's Vice President of Administration, that Titan acquire DBA in a merger in which each share of DBA Common Stock would be canceled in exchange for approximately 1.36 shares of Titan Common Stock. The parties and their counsel thereafter negotiated provisions of the draft merger agreement and related documents.

    On December 26, 1997, the Titan Board held a special meeting to consider the agreed upon terms of the draft merger agreement and the Merger and related arrangements. All directors were in attendance in person or by conference telephone, as were representatives of A.G. Edwards and Titan's legal counsel. Prior to the meeting, near-final versions of the draft merger agreement and related agreements had been made available, and a detailed written report from A.G. Edwards relating to the transaction and its potential consequences was distributed to each director. At the meeting, the Titan Board received a detailed oral report from A.G. Edwards regarding the proposed transactions, including its opinion that the consideration to be paid by Titan was fair, from a financial point of view, to the stockholders of Titan (and such oral opinion was subsequently confirmed by delivery of the written opinion of A.G. Edwards). Following a discussion, the A.G. Edwards representatives exited the meeting. Upon further discussion among the directors concerning the proposed terms of the Merger and the Merger Agreement, and the business and management of DBA, the Titan Board unanimously (i) determined that the terms of the proposed Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Titan and its stockholders, (ii) approved the proposed Merger Agreement and the Merger and all related arrangements contemplated thereby, including the issuance by Titan of shares of Titan Common Stock in connection therewith, and (iii) resolved to recommend that the Titan stockholders vote for the approval of the Merger Agreement and the Merger, and the issuance by Titan of shares of Titan Common Stock in connection therewith, at a special meeting of the Titan stockholders to be held for such purpose. The Titan Board also instructed Titan's management to negotiate and finalize the terms of the draft merger agreement. See "--Titan Reasons for the Merger"; and "Titan Board Recommendations."

    On December 26, 1997, a special meeting of the DBA Board was held. All of the members of the DBA Board, except Mr. Pruitt, who was traveling, attended the meeting in person or by conference telephone. Prior to the meeting, drafts of the merger agreement and related agreements had been provided to each of the directors. Mr. Slack summarized the terms of the proposed merger, including the proposed exchange ratio of 1.366667 shares of Titan Common Stock in exchange for each share of DBA common stock. Also at the meeting, DBA's officers made a presentation to the DBA Board on their due diligence investigation with respect to Titan, DBA's accountants made a presentation regarding "pooling of interests" under applicable accounting rules and DBA's legal counsel made a presentation to the DBA Board with respect to certain responsibilities of the directors in connection with considering and acting upon a merger proposal. Robinson-Humphrey representatives briefly summarized the report they made on November 21, 1997 to Mr. Slack and other members of DBA's management on alternatives to enhance shareholder value and then made an oral presentation to the DBA Board regarding their opinion that, from a financial point of view, the consideration to be paid to DBA's shareholders for their DBA Common Stock pursuant to the proposed merger was fair. Robinson-Humphrey advised the DBA Board that its opinion was based upon financial and market information through December 22, 1997, and further advised the DBA Board that Robinson-Humphrey anticipated that it would update its opinion and deliver it in written form prior to the mailing of the proxy statement with respect to the Merger (and such oral opinion was subsequently updated and confirmed by delivery of the written opinion of Robinson-Humphrey dated as of February 5, 1998). See "--Opinion of Robinson-Humphrey."

    The DBA Board then discussed the various presentations made to the DBA Board, including the Robinson-Humphrey report on alternatives to enhance shareholder value and the Robinson-Humphrey opinion as to the fairness, from a financial point of view, of the Merger Consideration, and asked questions with respect to the presentations. The DBA Board discussed the defense industry, DBA's position in the defense industry and DBA's need for strategic acquisitions in order to grow. Mr. Slack also discussed

DBA's limited success to date in commercial activities. Mr. Slack then discussed prospects for acquisitions by DBA and also discussed the prospects for the acquisition of DBA by a third party. He described the previous contacts and discussions in which he had participated over the past several years in respect of proposed business combinations involving DBA. Mr. Slack stated that none of these discussions led to the execution of a letter of intent or definitive agreement. The DBA Board was also advised that, while there was no known prospect for another potential business combination with DBA, if the draft merger agreement were executed with Titan, and DBA subsequently sought to consummate an alternative transaction, DBA would be obligated to pay a $500,000 termination fee to Titan. The DBA Board then discussed Titan's business prospects, including both the upside potential and business risks, and discussed possible synergies of a merger with Titan. See "DBA Reasons for the Merger." During the discussions, Dr. Baney and Mr. Potter raised concerns with respect to the proposed transaction, as summarized below. Finally, the DBA Board reviewed the terms of the draft merger agreement, including the fact that the proposed agreement did not provide for updating of the opinion of DBA's financial advisor subsequent to the current DBA Board meeting. Thereafter, the DBA Board, by a vote of three to two, with Mr. Slack abstaining and Dr. Baney and Mr. Potter voting against, conditionally approved the transaction subject to the draft merger agreement being revised to provide for an updating of the opinion of DBA's financial advisor. The DBA Board directed that, following further negotiations with representatives of Titan, another DBA Board meeting be called for further discussion and a vote to approve the transaction, if appropriate. Mr. Slack advised the DBA Board that he favored the transaction but abstained from this vote due to the expectation that he would be employed by Titan following the acquisition. He also advised the DBA Board that he had spoken with Mr. Pruitt, and Mr. Pruitt had advised him that he also favored the transaction. Following the DBA Board meeting, Mr. Slack discussed the DBA's Board's concerns with representatives of Titan, and DBA's counsel further discussed the terms of the draft merger agreement with Titan's counsel.

    Dr. Baney and Mr. Potter stated that they voted against the proposed Merger for the following reasons:

        COMPARATIVE FINANCIAL CONDITION. Titan has debt of approximately $47 million and has experienced operating losses during three of the past six years and in two of the past three years. Titan has two potentially dilutive classes of preferred stock outstanding, and Titan has indicated that it may issue additional shares in the near future. In contrast, DBA has no debt, has $15 million in cash and has been profitable in each of the past six years. See "Risk Factors--Fluctuations in Results of Operations" and "--Additional Shares to be Issued by Titan; Shares Eligible for Future Sale."

        DECLINE IN BOOK VALUE. DBA shareholders will experience a decline in the book value of their shares as a result of the Merger. See "Unaudited Pro Forma Combined Condensed Financial Information."

        BUSINESS PROSPECTS. They believe that Titan's business prospects are speculative. They believe that Titan's attempts to date to engage in commercial ventures have achieved mixed results. They also expressed their belief that Titan's largest potential future venture, a material contract for satellite ground stations in several Southeast Asian countries, may be jeopardized by the recent severe currency devaluation in that region. See "Risk Factors--Ability to Implement Spin-Out Strategy," "--Risk Associated with Acquisition Strategy" and "--Risk of International Operations."

        MERGER PROSPECTS. They believe that DBA can attract a merger partner that is financially more secure and has had more success in promoting commercial ventures and in successfully transitioning from the government/defense sphere to the commercial arena. On November 12, 1997 (following the termination of the initial merger discussions with Titan), Robinson-Humphrey advised Mr. Slack that Robinson-Humphrey could seek other potential merger partners on behalf of DBA. DBA declined to engage Robinson-Humphrey for this purpose. They believe that DBA should further explore these alternatives.

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
    Following the DBA Board meeting, Dr. Ray had various conversations with members of the Titan Board, and explained to them that the DBA Board would subsequently meet and again discuss the proposed transactions. On December 31, 1997, another special meeting of the DBA Board was held, with all of the members of the DBA Board present in person or by conference telephone. The DBA Board expressed continued concern that the draft merger agreement did not provide for the updating of the opinion of DBA's financial advisor. The DBA Board also discussed the possibility of obtaining a provision for price adjustments or similar provision addressing the concern with respect to possible fluctuation in the market price of Titan Common Stock.

    Following the DBA Board meeting, Mr. Slack discussed the DBA Board's concerns with representatives of Titan, and DBA's counsel further discussed the terms of the draft merger agreement with Titan's counsel. Dr. Ray also consulted with members of the Titan Board. Titan's representatives agreed that the draft merger agreement would be modified (i) to provide for the updating of the opinions of both DBA's and Titan's financial advisors as of the date immediately prior to the mailing of the proxy statement soliciting the approval of the Merger and Merger Agreement, and (ii) to grant Titan and DBA termination rights prior to closing under certain circumstances in the event the price of Titan Common Stock (based on a 20-day average), as of the date scheduled for mailing of the joint proxy statement relating to the Merger Agreement and the Merger, was below $6.00 (triggering Titan's termination rights), or above $8.00 (triggering DBA's termination rights). The parties further agreed that in the event such termination rights did arise due to such a fluctuation in the price of Titan Common Stock, but the termination right was not exercised, the Exchange Ratio would be adjusted upward or downward as appropriate to account for such fluctuation. (Since no such fluctuation occurred, the Exchange Ratio was not adjusted, and is now fixed at 1.366667. See "Terms of the Merger--Termination of the Merger Agreement.")

    On January 5, 1998, a special telephonic meeting of the DBA Board was held, with all of the members of the DBA Board participating. The DBA Board discussed the most recently proposed modifications to the draft merger agreement. Mr. Slack informed the DBA Board that prior to the meeting he had spoken with a representative of Robinson-Humphrey and had discussed the most recently proposed modifications to the draft merger agreement, as well as the Exchange Ratio, which by such date had been determined with certainty. He reported that Robinson-Humphrey continued to stand by the opinion they had delivered orally to the DBA Board on December 26, 1997. The DBA Board, with Mr. Boyce, Amb. Ellsworth, Mr. Pruitt, Mr. Slack and Dr. Weaver voting in favor and Dr. Baney and Mr. Potter voting against, (i) approved DBA's execution and delivery of the Merger Agreement as a condition to the Merger, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of DBA's shareholders, (iii) approved the transactions contemplated thereby for purposes of Section 607.0902 of the FBCA and (iv) resolved to recommend that the holders of the DBA Common Stock adopt the Merger Agreement and the transactions contemplated therein, including the Merger. See "--DBA Reasons for the Merger."

    On January 5, 1998, the Merger Agreement was executed, and the parties issued a press release announcing the execution thereof on January 6, 1998, prior to the opening of the NYSE and Nasdaq trading sessions.

    On January 21, 1998, DBA received an unsolicited letter from Microdyne Corporation ("Microdyne") proposing, subject to existing contractual commitments, that DBA and Microdyne discuss the possibility of a merger of DBA and Microdyne. The letter indicated that Microdyne was prepared to discuss a merger transaction in which DBA shareholders would receive up to a total of $45 million in Microdyne common stock and cash, with up to $20 million of the consideration in cash. The letter did not indicate how the Microdyne common stock would be valued.

    DBA contacted Microdyne to seek clarification of certain terms of the letter and also conducted a review of publicly available information with respect to Microdyne, including reports filed by Microdyne with the Securities and Exchange Commission. Copies of the Microdyne letter and the information collected with respect to Microdyne were distributed to the members of the DBA Board.

    On January 26, 1998, the DBA Board held a special meeting to discuss the Microdyne letter. DBA management made a presentation to the DBA Board summarizing the publicly available information with respect to Microdyne and the proposal set forth in the Microdyne letter. The DBA Board discussed this information, including Microdyne's businesses (which involves manufacturing satellite telemetry equipment and providing customer telephone support services for a major manufacturer of computer printers), Microdyne's recent financial results, and possible synergies between DBA and Microdyne. The DBA Board also compared the Microdyne proposal to the terms of the transaction with Titan set forth in the Merger Agreement. Based upon the advice of counsel, the DBA Board concluded that agreeing to enter into a strategic combination with Titan did not require the DBA Board to offer DBA for sale to the highest bidder, and therefore, the DBA Board was not subject to a fiduciary obligation to pursue any or all offers to acquire DBA. Nevertheless, the DBA Board authorized and directed Mr. Slack to meet with representatives of Microdyne to further investigate the Microdyne proposal.

    On the evening of January 27, 1998 and on January 28, 1998, Mr. Slack met with the chief executive officer and chief financial officer of Microdyne and discussed Microdyne's business and prospects and the offer set forth in the Microdyne letter.

    On January 31, 1998, the DBA Board held another special meeting. Mr. Slack presented a report to the DBA Board on his meetings with the representatives of Microdyne and the information obtained at those meetings. He also described to the DBA Board an analysis prepared by Robinson-Humphrey which indicated that the proposed transaction with Titan would be accretive to the earnings of the combined company. He also presented an analysis which indicated that the transaction proposed by Microdyne would be dilutive to the earnings of the combined company.

    The DBA Board discussed Mr. Slack's report and further compared Microdyne's proposal to the transaction with Titan set forth in the Merger Agreement. The DBA Board concluded that the proposed combination with Microdyne did not appear to provide an opportunity for significant operating synergies or cost savings. The DBA Board noted that the proposed transaction with Microdyne would be taxable in whole or in part and could not be accounted for as a "pooling of interests," which would result in the combined company accruing substantial "good will" in connection with the proposed transaction. The DBA Board considered the dilutive effect of the proposed transaction with Microdyne and also noted that the consideration proposed by Microdyne was subject to reduction based upon a proposed due diligence review of DBA by Microdyne. The DBA Board also reviewed with counsel that the proposed transaction with Titan constituted a strategic combination and that the DBA Board was not required to abandon the long-term strategy reflected by the proposed transaction with Titan or to offer DBA for sale. Based upon the foregoing considerations, the DBA Board voted unanimously to reject the proposal received from Microdyne.

TITAN REASONS FOR THE MERGER

    In the course of reaching its decision to approve the Merger, the Merger Agreement, the issuance by Titan of shares of Titan Common Stock in connection therewith, and each of the transactions and arrangements contemplated thereby, the Titan Board consulted with Titan legal and financial advisors as well as with Titan management, and considered a number of factors, including the following:

    - The combined company may possess increased opportunities and greater government contract sales and product line coverage, thereby enhancing its growth potential;

    - The Merger represents a strategic opportunity to further diversify Titan's product and services offerings with complementary information technology services;

    - The combined company may be able to achieve certain operating efficiencies as a result of the Merger enabling the combined company to maintain competitive rates;

    - The Merger will provide Titan with additional skilled and experienced management personnel;

    - The Merger may result in increased earnings per share for the combined company;

    - The Merger may result in additional complementary commercial products addressing new markets; and

    - The Merger will provide significant additional national and international distribution capabilities and infrastructure which may enhance sales of Titan existing products.

    In the course of its deliberations, the Titan Board reviewed with management a number of other factors relevant to the Merger, including, among other things:
(i) information concerning Titan and DBA's respective businesses, prospects, financial performances, financial conditions and operations; (ii) the presentation made by A.G. Edwards to the Titan Board and its opinion rendered in connection therewith (see "--Opinion of A.G. Edwards"); (iii) an analysis of the respective contributions to revenues, operating profits and net profits of the combined company; (iv) the compatibility of the managements of Titan and DBA;
(v) potential synergies and alternatives for growth within the combined company; and (vi) reports from management and legal advisors on the results of Titan's due diligence investigation of DBA.

    The Titan Board also considered a variety of potentially negative factors concerning the Merger, including (i) the risk that the combined company might not achieve revenue equal to the sum of the separate companies' anticipated revenue; (ii) the risk that the combined company might not achieve sufficient operating efficiencies to ensure that the Merger would not have a negative effect on Titan's earnings per share; (iii) the charges expected to be incurred in connection with the Merger, including transaction costs and costs of integrating the businesses of the companies, to be reflected in a charge estimated to be approximately $9 million, to be expensed in the periods in which the costs will be incurred (see "Unaudited Pro Forma Combined Condensed Financial Information"); (iv) the risk that the combined company's ability to increase or maintain revenue might be diminished by intensified competition among providers of similar or related information technology services; (v) the risk that other benefits sought to be obtained by the Merger would not be obtained; and (vi) other risks described above under "Risk Factors."

    Based on the factors described above, the Titan Board determined that the Merger is fair to and in the best interests of Titan and its stockholders, approved the Merger, the Merger Agreement, the issuance by Titan of shares of Titan Common Stock in connection therewith, and the transactions contemplated thereby, and recommended that the stockholders of Titan vote for adoption and approval of the Merger Agreement and approval of the Merger and the issuance by Titan of shares of Titan Common Stock in connection therewith.

    The foregoing discussion of the information and factors considered is not intended to be exhaustive but is believed to include the material factors considered by the Titan Board. In reaching a determination whether to approve the Merger Agreement and the Merger, and the issuance by Titan of shares of Titan Common Stock in connection therewith in view of the wide variety of factors considered, the Titan Board did not find it practical to quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

TITAN BOARD RECOMMENDATION

    FOR THE REASONS DISCUSSED ABOVE, THE TITAN BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF TITAN AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

DBA REASONS FOR THE MERGER

    As part of its review, the DBA Board considered, among other things, (i) information concerning the financial performance, condition, business operations and prospects of each of DBA and Titan, (ii) the proposed terms and structure of the Merger, (iii) the historical market prices of DBA Common Stock and Titan Common Stock, (iv) the terms of the Merger Agreement, including the parties' mutual representations, warranties and covenants and the conditions to their respective obligations, (v) the alternatives to the Merger (including the Robinson-Humphrey report on alternatives to enhance shareholder value), (vi) the Robinson-Humphrey opinion relating to the fairness, from a financial point of view, to the DBA shareholders of the consideration to be received in the Merger by the DBA shareholders and (vii) the business advantages expected to result from the combination of DBA and Titan. In considering the Robinson-Humphrey opinion, the DBA Board took into account the fees payable to Robinson-Humphrey. See "Approval of the Merger and Related Transactions--Opinion of Robinson-Humphrey."

    The DBA Board believes that the Merger is in the best interests of DBA's shareholders for the following reasons:

    GROWTH POTENTIAL. The DBA Board believes that the Merger will constitute a strategic combination, accelerating the ability of DBA to achieve its strategic objectives, albeit as part of a combined entity. This belief is based upon the opportunities arising from the combination of the two companies, including (i) complementary product lines, (ii) complementary management teams, as well as little redundancy and greater overall management depth and (iii) the potential to realize certain operating cost savings from the combination of the two public companies. The DBA Board considered the risks associated with Titan's business and recent financial results and concluded that the prospective benefits of the combination of Titan and DBA outweighed these risks. The DBA Board also considered the prospects for DBA making strategic acquisitions, including matters then currently under investigation, and determined that the completion of such acquisitions was speculative and that, even if completed, would result in a combined company less than one-half of the size of Titan when combined with DBA.

    SHAREHOLDER VALUE. The DBA Board believes that the consideration to be received in the Merger by the DBA shareholders is fair to the DBA shareholders, that the Titan Common Stock has prospects for positive long-term performance and that the Titan Common Stock, which is listed on the NYSE, will provide greater liquidity to the DBA shareholders.

    ALTERNATIVE TRANSACTIONS. The DBA Board considered that the Merger Agreement provides that DBA may not solicit any alternate transaction. The DBA Board discussed Mr. Slack's report on other acquisition discussions and expressed the view that other acquisition proposals were unlikely. The DBA Board noted that the Merger Agreement provides that DBA may furnish information to and enter into discussions or negotiations with, any party that makes an unsolicited bona fide written proposal to acquire DBA or substantially all of its assets on terms which, in an exercise of the DBA Board's fiduciary duty after the consideration of advice from DBA's legal advisors, a majority of DBA's directors determines is likely to be more beneficial to DBA's shareholders than the Merger. The DBA Board also noted that the Merger Agreement provides for the payment of a termination fee of $500,000 if DBA enters into an alternate transaction with another party and was aware that Titan would not have agreed to enter into the Merger Agreement without this provision. The DBA Board concluded that, while the existence of the termination fee provision might reduce the likelihood that a third party would propose an alternate transaction, the increased cost to a third party would not be material and the benefits of the Merger to DBA outweighed the risks. The DBA Board also considered the prospects for DBA making strategic acquisitions, including matters then currently under investigation, and determined that the completion of such acquisitions was speculative and that, even if completed, would result in a combined company less than one-half of the size of Titan when combined with DBA.

    The DBA Board noted the decline in book value to DBA shareholders as a result of the Merger and concluded that book value was not a good measure of the value of Titan or DBA. DBA's book value is composed primarily of its cash reserve and its real estate holdings. DBA's real estate is composed of its offices, production facilities and excess facilities held for sale, which do not contribute to revenues or earnings. DBA's cash reserve would contribute to DBA's revenues and earnings only to the extent that could be used to make strategic acquisitions. The DBA Board considered DBA's ability to identify and complete strategic acquisitions as speculative.

    In considering the Merger, the DBA Board acknowledged that there are certain risks associated with the Merger, including (i) the risk that the combined company might not achieve revenues equal to the sum of the separate companies' anticipated revenues, (ii) the risk that the combined company might not achieve sufficient operating efficiencies to avoid the Merger having a negative effect on Titan's earnings per share, (iii) the risk that the other benefits sought to be obtained by the Merger would not be obtained, (iv) other risks described above under "Risk Factors" and (v) the possibility that the Merger might not be consummated, resulting in a potential adverse effect on the market price of the DBA Common Stock. Notwithstanding these risks, the DBA Board concluded that the positive factors described above outweighed the negative considerations.

    In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the DBA Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

DBA BOARD RECOMMENDATION

    FOR THE REASONS DISCUSSED ABOVE, THE DBA BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF DBA AND ITS SHAREHOLDERS AND HAS RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

OPINION OF A.G. EDWARDS

    (CAPITALIZED TERMS DEFINED IN THIS SECTION RELATING TO THE OPINION OF A.G. EDWARDS ARE INTENDED TO APPLY TO THIS SECTION ONLY.)

    On October 17, 1997, Titan retained A.G. Edwards to act as its financial advisor and to render an opinion as to the fairness, from a financial point of view, to the stockholders of Titan of the consideration to be paid by Titan in the Merger. At the meeting of the Titan Board on December 26, 1997, A.G. Edwards delivered its oral and written opinion, such written opinion dated December 26, 1997 ("A.G. Edwards Opinion"), that, as of that date, based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by Titan under the Merger Agreement is fair, from a financial point of view, to the Titan stockholders.

    A.G. Edwards is a national securities and investment banking firm engaged in, among other things, the evaluation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bidding, secondary distribution of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. A.G. Edwards was selected by Titan as financial advisor based upon such expertise, the reputation of A.G. Edwards in investment banking and mergers and acquisitions, and the historical relationship between A.G. Edwards and Titan. A.G. Edwards is not aware of any present or contemplated relationship between A.G. Edwards, Titan, Titan's directors and officers or its shareholders, or DBA, which in its opinion would affect its ability to render a fair and independent opinion in this matter.

    THE FULL TEXT OF THE OF A.G. EDWARDS OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE SCOPE OF THE REVIEW UNDERTAKEN BY A.G. EDWARDS IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS/JOINT PROXY STATEMENT. TITAN STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE A.G. EDWARDS OPINION CAREFULLY AND IN ITS ENTIRETY. THE A.G. EDWARDS OPINION WAS DIRECTED TO THE TITAN BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY TITAN PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF TITAN CAPITAL STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER AGREEMENT AND THE MERGER. THE SUMMARY OF THE A.G. EDWARDS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at the A.G. Edwards Opinion, A.G. Edwards, among other things:
(i) reviewed the Merger Agreement and related documents; (ii) reviewed Titan's and DBA's historical audited financial statements, certain unaudited interim financial statements and financial projections; (iii) held discussions with management of Titan and DBA regarding the past and current business operations, financial condition and future prospects of Titan and DBA, respectively, including information relating to the strategic, financial and operational benefits anticipated from the Merger; (iv) reviewed the pro forma impact of the Merger on the sales, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share and shareholders' equity of Titan; (v) compared certain financial and stock market information for Titan and DBA with similar information and stock market information for certain other companies, the securities of which are publicly traded; (vi) reviewed the historical trading activity of Titan Common Stock and DBA Common Stock; (vii) reviewed the financial terms of certain recent business combinations in the defense communications and information technology industries; and (viii) completed such other studies and analyses that A.G. Edwards considered appropriate.

    In rendering its opinion, A.G. Edwards has relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information, publicly available or furnished to, or otherwise discussed with A.G. Edwards. A.G. Edwards was not engaged to, and therefore did not, verify the accuracy or completeness of any such information. A.G. Edwards was informed and assumed, without independent verification, that the internal financial statements and other financial and operating data including projections and estimates of the strategic, financial and operational benefits anticipated from the Merger supplied to, discussed with or otherwise made available to A.G. Edwards by Titan and DBA were reasonably prepared on a basis reflecting the best then currently available estimates and judgments of their respective managements as to the expected future financial performance of Titan and DBA, in each case, on a stand-alone basis and after giving effect to the Merger, including the projected cost savings and operating synergies resulting from the Merger. A.G. Edwards has not independently verified such information or assumptions nor does it express any opinion with respect thereto. A.G. Edwards did not make any independent valuation or appraisal of the assets or liabilities of Titan or DBA, respectively, nor was A.G. Edwards furnished with any such appraisals (with the exception of an appraisal of DBA's property in Kissimmee, Florida). A.G. Edwards assumed that the Merger would be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles and that the Merger would be treated as a tax-free reorganization pursuant to the United States Federal Tax Code and will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by Titan.

    In performing its analysis, A.G. Edwards made numerous assumptions with respect to the defense communications and information technology industry, the various commercial industries in which Titan and DBA operate, general business and economic conditions and government regulations, which are beyond the control of Titan. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analysis. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to Titan stockholders, of the consideration to be paid by Titan pursuant to the

Merger Agreement, and were provided to the Titan Board in connection with the delivery of the A.G. Edwards Opinion.

    In rendering the A.G. Edwards Opinion, A.G. Edwards assumed the planned initial public offering of Linkabit Wireless would be completed at terms which are fair to Titan's stockholders and therefore would not materially impact Titan's intrinsic or stock market valuation. Given the assumed fairness of pricing and the inherent uncertainty of the prospects for completion of such offering as well as the pricing thereof, the pro forma impact of the offering was not included in A.G. Edwards' financial analysis.

    The A.G. Edwards Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. The A.G. Edwards Opinion as summarized herein is limited to the fairness, from a financial point of view, to the Titan stockholders, of the consideration to be paid by Titan pursuant to the Merger Agreement.

    The following is a summary of the analyses performed by A.G. Edwards in arriving at the A.G. Edwards Opinion.

        (A) STOCK TRADING HISTORY. A.G. Edwards examined the history of the trading prices and volumes for the shares of Titan Common Stock. This examination showed that during the approximately four month period from September 1, 1997 to December 26, 1997, the trading price of Titan Common Stock ranged from $5.375 per share to $8.188 per share. A.G. Edwards also examined the history of the trading prices and volumes for the shares of DBA Common Stock. This examination showed that during the approximately four month period from September 1, 1997 to December 26, 1997, the trading price of DBA Common Stock ranged from $5.375 per share to $8.75 per share. The ranges of Titan's and DBA's common stock were compared to the stock prices of each company used in establishing the Exchange Ratio. Pursuant to the Merger Agreement, the Exchange Ratio was established by dividing the $9.50 acquisition price of DBA's Common Stock by the average closing price of Titan's Common Stock over the 20 trading days prior to December 24, 1997 (the average of the 20 day period approximated $6.95 per share) resulting in an exchange ratio of approximately 1.37 (the "Exchange Ratio").

        (B) COMPARABLE COMPANY ANALYSIS. A.G. Edwards compared certain financial information of Titan and DBA with certain public financial information of selected defense and commercial systems companies which included, in the case of Titan, four peer groups (the "Comparable Companies"): Defense Systems, Satcom/Linkabit, Software Systems and Scan (medical sterilization), and, in the case of DBA, Defense Systems. Titan's four peer groups were weighted by the proportion of Titan's fiscal 1997 estimated revenues represented by each business segment and used to derive a range of estimated weighted average valuation multiples for Titan. DBA was compared to only the Defense Systems group with special emphasis on Analysis and Technology, Inc. as the single most comparable company. The Defense Systems peer group included Advanced Communication Systems, Inc., Analysis and Technology, Inc., CACI International Inc., Dynamic Research Corp., GRC International, Inc., Nichols Research Corporation. The Satcom/Linkabit peer group included Globecomm Systems Inc., Stanford Telecommunications, Inc., STM Wireless, Inc., and ViaSat, Inc. The Software Systems peer group included Cambridge Technology Partners Inc., PowerCerv Corp., Scopus Technology, Inc. The Scan (medical sterilization) peer was Steris Corporation. The financial information reviewed included, among other things, the company's stock price as a multiple of the last twelve months ("LTM") and calendarized First Call Corporation estimates for 1997 and 1998 earnings per share and the company's total market capitalization (defined as market value of the relevant company's common equity plus total debt less cash and cash equivalents) as a multiple of LTM revenues, LTM EBITDA and LTM EBIT. The total market capitalization to revenues multiples were 0.9 times for Titan, 1.1 times for the weighted average of Titan's peer group, 0.5 times for DBA, a median of 0.7 times for the Defense Systems peer group and
    0.4 times for Analysis and Technology, Inc. The total market capitalization to EBITDA multiples were 13.5 times for Titan, 11.3 times for the weighted average of Titan's peer group, 3.8 times for DBA, a median of 8.8 times for the Defense Systems peer group and 6.1 times for Analysis and Technology, Inc. The total market capitalization to EBIT multiples were 28.8 times for Titan, 16.6 times for the weighted average of Titan's peer group, 5.4 times for DBA, a median of
    14.3 times for the Defense Systems peer group and 8.4 times for Analysis and Technology, Inc. The stock price to LTM earnings per share multiples were not meaningful for Titan due to its negative LTM earnings per share, 24.8 times for the weighted average of Titan's peer group, 13.6 times for DBA, a median of 18.7 times for the Defense Systems peer group and 18.1 times for Analysis and Technology, Inc. The stock price to 1997 estimated earnings per share multiples were 24.5 times for Titan, 25.2 times for the weighted average of Titan's peer group, 13.9 times for DBA, a median of 19.4 times for the Defense Systems peer group and 16.3 times for Analysis and Technology, Inc. The stock price to 1998 estimated earnings per share multiples were 17.5 times for Titan, 19.3 times for the weighted average of Titan's peer group, 12.4 times for DBA, a median of 16.5 times for the Defense Systems peer group and a 1998 forecast for Analysis and Technology, Inc. was not available.

        No company used in A.G. Edwards' analysis is identical to Titan or DBA. A.G. Edwards' analysis involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Comparable Companies.

        (C) PRO FORMA ANALYSIS OF THE MERGER. A.G. Edwards analyzed the pro forma impact of the Merger on Titan's estimated sales, EBIT, and earnings per share for the calendar years 1998, 1999 and 2000. Such analysis was based on Titan's and DBA's respective managements' projections for the corresponding periods, with DBA's projections calendarized to conform to Titan's December 31 year end, and an exchange ratio of 1.37. A.G. Edwards observed that, assuming the Merger was treated as a pooling-of-interests for accounting purposes and before taking into account any one-time restructuring charge or any synergies resulting from the combination, the Merger would result in earnings per share accretion for Titan stockholders of 4.2%, 2.7% and 1.6% for the estimated calendar years 1998, 1999 and 2000, respectively, based on the Exchange Ratio. A.G. Edwards also observed, based on the foregoing assumptions, that the Merger would result in earnings per share accretion for Titan stockholders of 9.3%, 7.5% and 2.2% for the estimated calendar years 1998, 1999 and 2000, respectively, assuming estimated synergies as provided by the management of Titan. Additionally, A.G. Edwards analyzed the pro forma impact of the Merger based on revised assumptions in which the operating earnings of DBA's commercial business were reduced below management's projections. Assuming no cost saving synergies, the Merger was not projected to become significantly dilutive until the operating earnings of DBA's commercial business were reduced by more than 40%, 25% and 15% for the estimated calendar years 1998, 1999 and 2000, respectively. Assuming synergies as provided by the management of Titan, the Merger was not projected to become significantly dilutive until the operating earnings of DBA's commercial business were reduced by more than 90%, 65% and 50% for the estimated calendar years 1998, 1999 and 2000, respectively.

        (D) ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. As part of this analysis, A.G. Edwards reviewed publicly available information regarding 38 completed and two announced but not completed defense-related software and systems engineering transactions since May 1988 (the "Precedent Transactions"). Special emphasis was given to the following transactions:
    TRW Inc.'s pending acquisition of BDM International, Inc. ("TRW/BDM"), Northrop Grumman Corp.'s acquisition of Logicon, Inc. ("Northrop/Logicon"), Titan's acquisition of Eldyne, Inc., Unidyne Corp. and Diversified Control Systems, LLC. ("Titan/Eldyne"), Logicon, Inc.'s acquisition of Geodynamics Corp. ("Logicon/Geodynamics") and defense-related software and systems engineering transactions under $100 million in aggregate transaction value.

        Among other things, A.G. Edwards analyzed as available: (i) the aggregate transaction value (common equity value, plus book value of debt and preferred stock less cash and marketable securities) to LTM sales, LTM EBIT and LTM EBITDA; (ii) the amount paid for the equity to LTM net income and LTM book value; and (iii) similarity of such transactions to the Merger.

        In comparing the multiples in the Precedent Transactions to the Merger, TTN's share price was assumed to be $7.00 per share with an the exchange ratio of 1.37. This resulted in a transaction value (on a fully diluted basis) of $46.0 million. Subtracting DBA's projected cash balance, the estimated value of DBA's real estate held for sale and cash received from the exercise of DBA's outstanding options, resulted in an aggregate transaction value of approximately $24.0 million.

        For the aggregate transaction value to LTM sales, the Precedent Transaction multiples ranged from a low of 0.4 times to a high of 1.3 times (TRW/BDM - 0.9 times; Northrop/Logicon - 1.3 times; Titan/Eldyne - 0.5 times; Logicon/Geodynamics - 0.6 times; transactions under $100 million -
    0.4 times) with a median of all transactions of 0.6 times and DBA's implied multiple of 0.9 times. For the aggregate transaction value to LTM EBIT, the Precedent Transaction multiples ranged from a low of 8.4 times to a high of
    18.2 times (TRW/BDM - 18.2 times; Northrop/Logicon - 13.2 times; Titan/ Eldyne - 8.4 times; Logicon/Geodynamics - 10.5 times; transactions under $100 million - 8.6 times) with a median of all transactions of 10.9 times and DBA's implied multiple of 10.2 times. For the aggregate transaction value to LTM EBITDA, the Precedent Transaction multiples ranged from a low of 6.0 times to a high of 13.3 times (TRW/BDM - 13.3 times; Northrop/Logicon
    - 11.6 times; Titan/ Eldyne - 6.8 times; Logicon/Geodynamics - 6.0 times; transactions under $100 million - 6.3 times) with a median of all transactions of 7.7 times and DBA's implied multiple of 7.4 times. For the amount paid for the equity to LTM net income, the Precedent Transaction multiples ranged from a low of 7.2 times to a high of 34.2 times (TRW/BDM -
    34.2 times; Northrop/Logicon - 24.9 times; Titan/Eldyne - 7.2 times; Logicon/Geodynamics - 22.9 times; transactions under $100 million - 10.8 times) with a median of all transactions of 17.9 times and DBA's implied and adjusted multiple of 16.4 times. For the amount paid for the equity to LTM book value, the Precedent Transaction multiples ranged from a low of 1.3 times to a high of 5.0 times (TRW/BDM - 4.8 times; Northrop/Logicon - 5.0 times; Titan/ Eldyne - 3.1 times; Logicon/Geodynamics - 1.3 times; transactions under $100 million - 2.2 times) with a median of all transactions of 2.5 times and DBA's implied multiple of 1.6 times.

        In certain cases, the ranges for the Precedent Transaction multiples exclude certain multiples deemed not meaningful by A.G. Edwards due to unusual factors associated with one or more specific transaction(s). No transaction used in the Analysis of Selected Precedent Transactions is identical to the Merger.

        (E) STOCK PRICE PREMIUM ANALYSIS. A.G. Edwards reviewed the premiums paid in selected transactions dating through January 1996 in defense-related software and systems engineering (seven transactions) and also the Northrop/Logicon acquisition, Logicon/Geodynamics acquisition and Tracor, Inc. acquisition of AEL Industries, Inc. ("Tracor/AEL"). A.G. Edwards also reviewed 1996 Mergerstat Review Data in the following industries: computer software supplies and services (22 transactions), aerospace aircraft and defense (two transactions), and all industries (381 transactions) (the "Premium Transactions"). A.G. Edwards reviewed the Premium Transactions to determine the percentage increase in stock price movements ("Stock Price Premiums") over trading levels prior to the public announcement of the respective transactions (i.e., trading levels one day, one week and one month prior to the transaction announcement date).

        A.G. Edwards' analysis indicated that the Premium Transactions' Stock Price Premiums over trading levels at the following points in time were as follows: (i) one day prior to announcement - a range for public targets of 22.8% to 44.1% (Northrop/Logicon - 23.2%; Logicon/Geodynamics - 40.0%; Tracor/AEL - 32.7%) (with a median of related software and systems engineering of 32.5% and DBA's implied premium of 56.2%; (ii) one week prior to announcement - a range for public targets of 25.8% to 58.5% (Northrop/Logicon - 28.8%; Logicon/Geodynamics - 42.4%; Tracor/AEL - 58.5%) with a median of related software and systems engineering of 38.6% and DBA's implied premium of 53.1%; (iii) one month prior to announcement - a range for public targets of 27.1% to 58.5% (Northrop/Logicon - 43.2%; Logicon/Geodynamics - 44.8%; Tracor/AEL - 58.5%) with a median of related software and systems engineering of 41.1% and DBA's implied premium of 39.2%.

    The Mergerstat Review Data control premiums were as follows: computer software supplies and services - 39.1%; aerospace aircraft and defense - 30.1%; and all industries - 36.6%.

        (F) DISCOUNTED CASH FLOW ANALYSIS. A.G. Edwards performed a discounted cash flow analysis of DBA using certain estimates for operating cash flows, capital expenditures, depreciation and amortization, working capital and tax rates for the years ending June 30, 1997 through 2002, as projected by DBA's management, calendarized through 2001. In calculating a range of values for DBA's equity, A.G. Edwards discounted to a range of present values the future tax-adjusted cash flows using a range of discount rates and EBITDA multiples.

    In calculating the range of values for DBA's equity, A.G. Edwards used several assumptions in its discounted cash flow analysis, including: (i) a discount rate range of 11.0% to 17.0% for DBA's defense business based upon the weighted average cost of capital of comparable companies adjusted for specific risks to DBA and a discount rate range of 20.0% to 50.0% for DBA's commercial business based upon typical discount rates applied to early-stage venture investments, and (ii) a range of terminal EBITDA multiples of 5.0 times to 8.0 times. Based on this analysis, A.G. Edwards determined the present value of DBA's common equity per share to be between $7.66 per share and $11.04 per share. This range encompasses the $9.50 consideration used in the calculation of the exchange rate to be received by DBA shareholders.

    In connection with the review of the Merger by the Titan Board, A.G. Edwards performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by A.G. Edwards in connection with its opinion, it does not purport to be a complete description of all the analyses performed by A.G. Edwards in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In rendering its opinion, A.G. Edwards applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, A.G. Edwards may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be A.G. Edwards' view of the actual value of Titan or DBA. In performing its analyses, A.G. Edwards made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Titan or DBA. The assumptions made and judgments applied by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. A.G. Edwards does not assume responsibility if future results are different from those projected. The analyses performed were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to Titan stockholders of the consideration to be paid to shareholders of DBA in the Merger and were conducted in connection with the delivery of A.G. Edwards' fairness opinion. As described above, A.G. Edwards' opinion to the Titan Board was one of many factors taken into consideration by the Titan Board in making its determination to approve the Merger Agreement and the Merger and the issuance by Titan of shares of Titan Common Stock in connection therewith. The decision to enter into the Merger Agreement was solely that of the Titan Board.

    The terms of the engagement of A.G. Edwards by Titan are set forth in a letter agreement between A.G. Edwards and Titan (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, as compensation for rendering its financial advisory services and its opinion to the Board of Directors of Titan, Titan agreed to pay A.G. Edwards a fee, payable upon the delivery of an opinion, of $225,000. Titan has agreed to reimburse A.G. Edwards for reasonable fees of A.G. Edwards' counsel and for

A.G. Edwards' travel and out-of-pocket expenses incurred in connection with its engagement. Titan has also agreed to indemnify A.G. Edwards against certain liabilities in connection with the engagement of A.G. Edwards.

OPINION OF ROBINSON-HUMPHREY

     (CAPITALIZED TERMS DEFINED IN THIS SECTION RELATING TO THE OPINION OF
         ROBINSON-HUMPHREY ARE INTENDED TO APPLY TO THIS SECTION ONLY.)

    On December 26, 1997, Robinson-Humphrey delivered its oral opinion (the "Robinson-Humphrey Opinion") to the DBA Board that as of the date of such opinion the amount of Titan Common Stock to be received for each share of DBA Common Stock in the Merger is fair to the shareholders of DBA from a financial point of view. On February 5, 1998, Robinson-Humphrey updated its opinion and confirmed it in written form.

    The full text of the Robinson-Humphrey Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Appendix C. Shareholders are urged to read the opinion in its entirety. No limitations were imposed by DBA or the DBA Board with respect to the investigations made or procedures followed by Robinson-Humphrey in rendering its opinion. Robinson-Humphrey conducted valuation analyses of Titan Common Stock and DBA Common Stock, but was not asked to and did not recommend a specific amount of Titan Common Stock to be received for each share of DBA Common Stock. The summary of the opinion of Robinson-Humphrey set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

    In connection with its opinion, Robinson-Humphrey conducted, among other analyses, (a) a review of the industry and the competitive climate in which DBA and Titan operate, and their respective competitive position therein; (b) a review of the business, historical financial performance and prospects of DBA and Titan; (c) a review of the historical and current market prices and trading patterns of Titan Common Stock and DBA Common Stock; (d) an analysis of the Merger consideration in relation to the market prices of securities of, and financial data of, other companies engaged in similar businesses as DBA; (e) an analysis of the Merger Consideration in relation to multiples paid in previous mergers and acquisitions of other companies engaged in similar businesses as DBA; (f) a review and analysis of prices and premiums paid in, and other terms of, other recent acquisition transactions in the defense contractors/technology industry; (g) a discounted cash flow analysis of DBA and Titan; (h) an analysis of the market price of Titan in relation to the market prices of securities of, and financial data of, other companies engaged in similar businesses as Titan. Robinson-Humphrey also held discussions with members of the senior management of DBA and Titan regarding the past and current business operations, financial condition and future prospects of both companies.

    Robinson-Humphrey relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, with respect to DBA's internal financial forecasts, which the management of DBA instructed Robinson-Humphrey to use for purposes of its analyses, Robinson-Humphrey assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of DBA's senior management as to the future financial performance of DBA. With respect to Titan's financial forecasts, which the management of Titan instructed Robinson-Humphrey to use for purposes of its analyses, Robinson-Humphrey assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Titan's senior management as to the future financial performance of Titan. In addition, Robinson-Humphrey was not requested or authorized to solicit, and did not solicit, interest from any party with respect to an acquisition of all or any portion of the outstanding DBA Common Stock, DBA or its constituent businesses.

The following is a summary of the presentation by Robinson-Humphrey to the DBA Board on December 26, 1997 in connection with its December 26, 1997 fairness opinion. The analyses in this fairness opinion presentation were based on the exchange ratio of 1.357 shares of Titan Common Stock for each share of DBA Common Stock. Based on Titan's closing stock price value of $6.25 per common share on December 22, 1997, this implies an implied merger consideration (the "Implied Merger Consideration") for the DBA Common Stock equal to $8.48 per share. However, Robinson-Humphrey reviewed the final terms of the Merger Agreement, including the revised exchange ratio of 1.366667, and on January 5, 1998 advised the DBA Board that they continued to stand by the opinion they had delivered to the DBA Board on December 26, 1997.

    ANALYSIS OF DBA SYSTEMS, INC.

    HISTORICAL STOCK PRICE ANALYSIS. Robinson-Humphrey analyzed the prices at which DBA Common Stock traded from December 18, 1996 to December 18, 1997. The average closing price over the last year, last thirty days and last five days prior to December 18, 1997 was $5.87, $7.06 and $6.31 per share, respectively. The high closing price from December 18, 1996 to December 18, 1997 was $8.75 and the low price was $4.375. In addition, Robinson-Humphrey compared DBA's stock performance relative to the Dow Jones Industrial Average and the Standard and Poor's 500.

    VALUATION SUMMARY OF SELECTED COMPARABLE PUBLICLY-TRADED
COMPANIES. Robinson-Humphrey reviewed and compared certain financial, operating and stock market information of DBA and the following publicly traded companies in the defense contractor industry: Advanced Communication Systems, Inc., Aeroflex Inc., Diagnostic/Retrieval Systems Inc., Ducommun Inc., Electromagnetic Sciences Corp., II-VI Inc., Microdyne Corp. and Tracor Inc. (the "Comparable Companies"). This group was selected because they are publicly traded technology companies which provide a significant portion of their products and services to the defense industry. Robinson-Humphrey calculated, among other things, current market price as a multiple of book value and as a multiple of earnings per share ("EPS") for the last twelve months ("LTM") and calendar years 1997 and 1998 estimates. The EPS estimates were based on the mean of publicly available earnings estimates made by research analysts as provided by First Call Investor Service. Robinson-Humphrey averaged the multiples of the Comparable Companies in order to apply these multiples to DBA's values. Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believes that these outlying values for certain companies reflect temporary market aberrations and can skew mean values.

    With respect to the Comparable Companies, the LTM price / earnings ("P/E") ratios ranged from 14.7x to 22.0x with an average of 18.7x. With respect to the Comparable Companies, the estimated calendar 1997 P/E ratios ranged from 14.6x to 22.3x with an average of 18.4x while the estimated calendar 1998 P/E ratios ranged from 11.0x to 16.4x with an average of 14.2x. Based on LTM EPS and forecasted calendar 1997 and 1998 EPS as provided by DBA, the Implied Merger Consideration for DBA is equal to 18.8x LTM EPS, 18.8x projected calendar 1997 EPS and 15.4x projected calendar 1998 EPS. Robinson-Humphrey noted that the multiples derived from consideration received were in line with the average multiples of the Comparable Companies.

    Robinson-Humphrey also considered the current market value to book value multiples of the Comparable Companies, which ranged from values of 1.7x to 3.5x, with an average of 2.7x. Robinson-Humphrey noted that the Implied Merger Consideration implied a multiple of 1.3x, which was below the range of multiples of the Comparable Companies. Robinson-Humphrey believes that this was caused by two factors. First, some of the comparable companies had experienced recent losses, lowering respective book values as compared to DBA's recently profitable operations and strong book valuation. Additionally, DBA has significantly stronger cash balances, as compared to the comparable companies, which increases DBA's book value.

    Robinson-Humphrey also considered the implied values for DBA based on multiples of firm value (defined as equity value plus debt assumed minus cash and marketable securities) to LTM revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"). With respect to the Comparable Companies, the LTM revenue multiple ranged from 0.62x to 2.04x with an average of 1.22x, the LTM EBIT multiple ranged from 7.2x to 16.6x with an average of 12.2x and the LTM EBITDA multiple ranged from 5.0x to 14.4x with an average of 9.8x. Based on LTM data as of September 30, 1997, the Implied Merger Consideration yields an implied LTM revenue multiple of 0.96x, an implied LTM EBIT multiple of 9.5x and an implied LTM EBITDA multiple of 6.7x for DBA. Robinson-Humphrey noted that DBA's LTM multiples were within the range of the Comparable Companies but below the average multiples of the Comparable Companies. Robinson-Humphrey believes DBA's slower historical and projected growth rate for revenue and net income as compared to the Comparable Companies projected growth were the primary reasons for DBA's multiples being below the average multiples for the Comparable Companies.

    DISCOUNTED CASH FLOW ANALYSIS. Robinson-Humphrey performed a discounted cash flow analysis using financial forecasts provided by DBA's management. Using the discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future cash flows set forth in these forecasts. Robinson-Humphrey calculated a net present value of free cash flows (defined as earnings before interest after taxes plus depreciation and amortization less capital expenditures and any increase in net working capital) for the fiscal years 1998 through 2002 using discount rates ranging from 9.6% to 12.1%. Robinson-Humphrey calculated DBA's terminal values in the year 2002 based on multiples of year 2002 projected EBIT, EBITDA and a terminal growth rate of year 2002 free cash flow. Based on year 2002 projected EBIT with multiples ranging from 3.2x to 8.2x and a midpoint of 5.2x, Robinson-Humphrey observed that the valuation produced a midpoint equity value of $40.7 million, which was higher than the Implied Merger Consideration equity value of $37.5 million. Based on year 2002 projected EBITDA with multiples ranging from 1.6x to 4.6x and a midpoint of 3.6x, Robinson-Humphrey observed that the valuation produced a midpoint equity value of $35.3 million, which was lower than the Implied Merger Consideration equity value of $37.5. Based on a range of terminal growth rates applied to 2002 free cash flow ranging from 2.0% to 4.0% with a midpoint of 3.0%, Robinson-Humphrey observed that the valuation produced a midpoint equity value of $49.7 million, which was higher than the Implied Merger Consideration equity value of $37.5 million.

    VALUATION SUMMARY OF SELECTED MERGERS AND ACQUISITIONS. Robinson-Humphrey prepared an analysis of the multiples paid in 24 completed mergers and acquisitions in the Defense Contractors/Technology industry (the "Comparable M&A Transactions"). The transactions were:

      (i)  Rossiter & Co/Resdel Industries;

     (ii)  Mitsui & Co Ltd/Unisys Corp.;

    (iii)  Litton Industries/Intermec Corp.;

     (iv)  Identix Inc./ANADAC;

      (v)  Sentrol Lifesafety Corp./Aritech Corp.;

     (vi)  Technology Marketing Inc./Omni Technology Corp.;

    (vii)  Tudor Investment Corp./Alliant Techsystems Inc.;

   (viii)  GN Great Nordic Ltd./Laser Precision Corp.;

     (ix)  Loral Corp./Unisys Corp. (Defense Electronic Division);

      (x)  Raytheon Co./E-Systems Inc.;

     (xi)  Investor Group/Base Ten Systems, Inc.;

    (xii)  Tracor Inc./AEL Industries Inc.;

   (xiii)  Litton Industries Inc./PRC Inc.;

    (xiv)  Lockheed Martin Corp./Loral Corp.;

     (xv)  Tracor Inc./Westmark Systems Inc.;

    (xvi)  Giga-tronics Inc./ASCOR Inc.;

   (xvii)  Ultra Electronics Ltd./Measurement Systems Inc.;

  (xviii)  Investor Group/ILC Technology Inc.;

    (xix)  Nichols Research Corp./Advanced Marine Enterprises;

     (xx)  Industrial Training Corp./Anderson Soft-Teach;

    (xxi)  DENTSPLY International Inc./New Image Industries Inc.;

   (xxii)  Northrop Grumman Corp./Logicon, Inc.;

  (xxiii)  American Industrial Partners/Bucyrus International Inc.; and

   (xxiv)  General Dynamics Corp./Advanced Technology Systems

    Robinson-Humphrey considered the multiples paid in Comparable M&A Transactions based on firm value to LTM revenue, LTM EBIT and LTM EBITDA multiples as well as equity value to LTM Net Income and Book Value multiples. With respect to the Comparable M&A Transactions, the LTM Net Income multiple ranged from 10.3x to 55.3x with an average of 26.3x, the Book Value multiple ranged from 1.4x to 5.5x with an average of 3.1x, the LTM revenue multiple ranged from 0.30x to 1.47x with an average of 0.90x, the LTM EBIT multiple ranged from 8.5x to 21.2x with an average of 9.5x and the LTM EBITDA multiple ranged from 5.9x to 13.9x with an average of 9.7x. Robinson-Humphrey noted that DBA's implied LTM multiples were within the range of the Comparable M&A Transactions except for the Book Value multiple. Robinson-Humphrey believes that this was caused by two factors. First, some of the comparable companies had experienced recent losses, lowering respective book values as compared to DBA's recently profitable operations and strong book valuation. Additionally, DBA has significantly stronger cash balances, as compared to the comparable companies, which increases DBA's book value.

    ANALYSIS OF ACQUISITION PREMIUMS. Robinson-Humphrey reviewed and compared the acquisition premiums derived from the difference between the total equity considerations paid compared to the target companies' stock prices 1 day prior, 1 week prior, and 4 weeks prior to the announcement of the transactions for 118 transactions ranging from $25 million to $75 million that were announced between December 1, 1996 and December 22, 1997. The average percent premiums paid compared to the target's stock price 1 day prior, 1 week prior and 4 weeks prior to the announcement of the transaction were 19.1%, 23.0% and 28.6%, respectively. Assuming the announcement date had occurred on December 22, 1997, DBA's premium when comparing its stock price to the Implied Merger Consideration equity value per share 1 day prior, 1 week prior and 4 weeks prior to December 22, 1997 would have been 38.3%, 35.7% and 23.3%, respectively.

    SUMMARY

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Robinson-Humphrey's opinion. In arriving at its fairness determination, Robinson-Humphrey considered the results of all such analyses. Robinson-Humphrey did not separately consider the extent to which any one of the analyses supported or did not support the Robinson-Humphrey fairness opinion. No company or transaction used in the above analyses as a comparison is identical to DBA or the contemplated merger. The analyses were prepared solely for purposes of Robinson-Humphrey in providing its opinion to the DBA Board as to the fairness of the Implied Merger Consideration of $8.48 per share Merger Consideration to be received by the shareholders in the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of DBA, Robinson-Humphrey or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Robinson-Humphrey's opinion to the DBA Board was one of many factors taken into consideration by the DBA Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Robinson-Humphrey and is qualified by reference to the written opinion of
Robinson-Humphrey set forth in Exhibit   hereto.

    Robinson-Humphrey, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and other valuation services. The Board of Directors selected Robinson-Humphrey as financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. As compensation for its services, DBA has paid Robinson-Humphrey a total fee of $190,000.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the DBA Board with respect to the Merger Proposal, holders of shares of DBA Common Stock should be aware that certain directors and executive officers of DBA have certain interests in the Merger that are in addition to the interests of holders of DBA Common Stock generally. The DBA Board has considered these interests, among other matters, in approving the Merger Agreement and the Merger.

    EMPLOYMENT ARRANGEMENTS. Titan expects to employ DBA's current officers upon consummation of the Merger and such persons have been informed of that potential employment. The Merger Agreement provides that Titan expects that John
L. Slack, President and Chief Executive Officer of DBA, will, following the Merger, become President and Chief Executive Officer of Titan Defense Systems Corporation, a Delaware corporation and a wholly-owned subsidiary of Titan ("Titan Defense"). In addition, the Merger Agreement provides that except to the extent otherwise agreed in writing by Titan and DBA, DBA's officers following the Merger will be the same persons, holding the same offices, as the officers of DBA immediately prior to the Merger.

    STOCK OPTIONS. In connection with Mr. Slack's employment by DBA in 1989, DBA agreed to grant Mr. Slack an option to purchase 25,000 shares of DBA Common Stock exercisable upon the acquisition of DBA in a transaction approved by DBA's shareholders. The agreement did not specify the exercise price of the option, and in connection with approving the Merger Agreement and the Merger, the Compensation Committee of the DBA Board fixed the exercise price of this option at $2.00 per share. Mr. Slack also received pursuant to the agreement a grant of 8,000 shares of DBA Common Stock which will vest in connection with the Merger as of the Effective Time. Of the members of the DBA Board, Amb. Ellsworth, Mr. Potter and Dr. Weaver each hold options for 5,000 DBA shares and Mr. Slack holds options for 120,000 shares (including the 25,000 shares referred to above). In addition, DBA's other executive officers, Mr. Bielski, Mr. Gordon and Mr. Robertson, hold options to purchase 15,000, 40,000 and 30,000 shares, respectively, of DBA Common Stock, which will be assumed by Titan in connection with the Merger as of the Effective Time. See "Terms of the Merger--Treatment of Employee Equity Benefit Plans."

REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Titan and DBA filed notification and report forms under the HSR Act with the FTC and Antitrust Division on January 29, 1998. These filings commenced a 30-day waiting period under the HSR Act, with respect to which Titan and DBA have requested early termination. If, prior to the expiration of such period, the FTC or the Antitrust Division should request additional information or documentary material under the HSR Act, consummation of the Merger could be delayed until after the companies have substantially complied with the request.

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the FTC, the Antitrust Division, state attorneys general or others could take action under antitrust laws with respect to the Merger, including seeking to enjoin consummation of the Merger, seeking to cause the divestiture of significant assets of Titan or DBA or their subsidiaries or seeking to impose conditions on Titan with respect to the business operations of the combined companies. In addition, the review of the Merger pursuant to the HSR Act may substantially delay or proscribe consummation of the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such challenge is made, that Titan would prevail or would not be required to terminate the Merger Agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to consummate the Merger. Titan does not have any obligation under the Merger Agreement to (i) dispose or cause any of its subsidiaries to dispose of any assets, (ii) discontinue or make any changes to its operations or proposed operations or to the operations or proposed operations of any of its subsidiaries, or (iii) make any commitment (to any governmental body or otherwise) regarding its future operations, or the future operations of its subsidiaries, or the future operations of DBA or its subsidiaries, even though the disposition of such asset or the making of such change or commitment might facilitate the obtaining of a required governmental authorization or might otherwise facilitate the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX MATTERS

    The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of DBA Common Stock. This discussion assumes that holders of shares of DBA Common Stock hold such shares as capital assets. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to DBA's shareholders.

    DBA shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular DBA shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are non-United States persons who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger).

    As of the date hereof, it is intended that the Merger constitute a reorganization pursuant to Section 368(a) of the Code (a "Reorganization"). The respective obligations of the parties to consummate the Merger are conditioned on the receipt by Titan of an opinion from Cooley Godward LLP ("Cooley Godward"), and on the receipt by DBA of an opinion from Arent Fox Kintner Plotkin & Kahn, PLLC ("Arent Fox"), confirming that the Merger will constitute a Reorganization (collectively, the "Tax Opinions"); provided, however, that if Arent Fox does not render such opinion to DBA, the condition to DBA's obligations shall nonetheless be deemed to be satisfied with respect to DBA if Cooley Godward renders such opinion to DBA. DBA has indicated that it will not waive the condition that such opinion be given, and will not agree to consummate the Merger without receiving such opinion, without resoliciting a vote of the DBA shareholders and disclosing the proposed waiver. See "Terms of the Merger--Conditions of the Merger." The Tax Opinions of counsel as to such federal income tax consequences (i) will not be binding on the Internal Revenue Service (the "IRS") nor preclude the IRS from adopting a contrary position, (ii) will be based on certain assumptions, including an assumption that the continuity of interest requirement will be met, as well as representations received and to be received from Titan, Titan Sub, DBA and certain shareholders of DBA, (iii) will be based on the assumption that the Merger will be consummated in accordance with the terms of the Merger Agreement and (iv) will be subject to the limitations discussed below. Neither Titan nor DBA has requested, or will request, a ruling from the IRS with regard to any of the federal income tax consequences of the Merger. See "The Merger and Related Transactions--Related Agreements--Affiliate Agreements."

    The discussion below assumes that the Merger will qualify as a Reorganization, based upon the Tax Opinions. The tax description set forth below has been prepared and reviewed by Cooley Godward and Arent Fox, and in their opinion, to the extent such description relates to statements of law, it is correct in all material respects. Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should, under currently applicable law, result:

    - No gain or loss will be recognized for federal income tax purposes by the holders of DBA Common Stock upon the receipt of Titan Common Stock solely in exchange for such DBA Common Stock in the Merger (except to the extent that cash is received in lieu of fractional shares).

    - The aggregate tax basis of the Titan Common Stock so received by DBA shareholders in the Merger (including any fractional shares of Titan Common Stock not actually received) will be the same as the aggregate tax basis of the DBA Common Stock surrendered in exchange therefor.

    - The holding period of the Titan Common Stock so received by each DBA shareholder in the Merger will include the holding period of the shares of DBA Common Stock surrendered in exchange therefor.

    - Cash payments received by holders of DBA Common Stock in lieu of fractional shares will be treated as if such fractional shares of Titan Common Stock had been issued in the Merger and then redeemed by Titan. Under Section 302 of the Code, if such redemption is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the cash amount received for the fractional share of Titan Common Stock reduced by the portion of the holder's tax basis in the shares of DBA Common Stock surrendered that is allocable to such fractional share interest in Titan Common Stock. For non-corporate holders, any such capital gain will be taxed at a maximum federal income tax rate of 39.6% if the holder's holding period in the fractional share interest is 1 year or less, at a maximum federal tax rate of 28% if the holder's holding period in the fractional share interest is more than 1 year but not more than 18 months, and at a maximum federal income tax rate of 20% if the holder's holding period in such fractional share interest is more than 18 months. If such redemption is essentially equivalent to a dividend, the entire amount of the payment will be subject to tax at ordinary income rates (with a maximum federal rate of 39.6%) and the basis attributable to the fractional share will be added to the basis of the holder's Titan Common Stock. If a holder of DBA Common Stock holds all of the holder's DBA Common Stock in a single brokerage account (or directly in the holder's name), the fractional share payment should not exceed the market price of one share of Titan Common Stock received in the Merger.

    One key assumption underlying the Tax Opinions is that the "continuity of interest" requirement will be satisfied in the Merger. In order for this requirement to be met, shareholders of DBA must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of so much of (i) their DBA Common Stock in anticipation of the Merger, plus (ii) the Titan Common Stock received by them in the Merger (collectively, the "Planned Dispositions") such that the DBA shareholders, as a group, would no longer have a "significant equity interest" in the DBA business being conducted by Titan after the Merger. DBA shareholders will generally be regarded as having a significant equity interest as long as the Titan Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a "substantial portion" of the entire consideration received by the DBA shareholders in the Merger. This requirement is frequently referred to as the "continuity of interest" requirement. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a Reorganization. The law is unclear as to what constitutes a "significant equity interest" or a "substantial portion." For example, the case law appears to be more liberal than the IRS Ruling Guidelines, and in one early case, the Supreme Court ruled that approximately 40% continuity was sufficient. The IRS ruling guidelines require 50% continuity and, for public companies, such as DBA, representations regarding continuity ("Continuity Representations") from all shareholders who own 5% or more of the company's outstanding stock ("5% Shareholders"). To date, Titan and DBA have received Continuity Representations from some but not all of the 5% Shareholders of DBA. Without all of the Continuity Representations, the Merger would not meet the IRS Ruling Guidelines for Reorganizations. Accordingly, although the Merger has been structured so that no cash consideration will be paid to DBA shareholders in exchange for their DBA Common Stock (other than cash paid in lieu of fractional shares), no assurance can be made that the Planned Dispositions will not exceed the IRS's 50% continuity requirement. Consequently, no assurance can be given that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger will not be treated as a Reorganization.

    On January 23, 1998, the IRS issued new regulations that liberalize the continuity of interest requirement. The effective date of the new regulations is January 28, 1998. The new regulations apply to all transactions that occur after the effective date, except for transactions occurring pursuant to a binding written agreement entered into prior to or on the effective date. Since the Merger Agreement was entered into on January 5, 1998, the new regulations do not apply to the Merger, and thus the Merger is governed by the principles described above.

    A successful IRS challenge to the Reorganization status of the Merger could result in significant adverse tax consequences to DBA shareholders. An DBA shareholder would recognize gain or loss with respect to each share of DBA Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Titan Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Titan Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger is consummated.

    Even if the Merger qualifies as a Reorganization, a recipient of Titan Common Stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the DBA Common Stock surrendered. In addition, to the extent that a DBA shareholder were treated as receiving (directly or indirectly) consideration other than Titan Common Stock in exchange for such shareholder's DBA Common Stock, gain, if any, would have to be recognized.

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
    Certain noncorporate DBA shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Titan Common Stock. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

    Each DBA shareholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

    THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, HOLDERS OF DBA COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECTS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT

    Titan expects to account for the acquisition of DBA as a "pooling of interests" pursuant to generally accepted accounting principles. Titan management and DBA management have concluded that no conditions exist relating to DBA that would preclude Titan from accounting for the Merger as a pooling of interests.

NO APPRAISAL RIGHTS OF DBA SHAREHOLDERS

    Under Section 607.1302 of the FBCA, shareholders of a constituent Florida corporation generally have the right to dissent from, and obtain payment of the fair value of their shares in the event of, (i) the consummation of a plan of merger, (ii) the consummation of a plan of share exchange if such corporation is the corporation the shares of which will be acquired or (iii) any amendment of the articles of incorporation if such amendment would adversely affect such shareholder by, among other things, effecting an exchange of shares which would alter or abolish the shareholder's voting rights or percentage of equity ownership. However, such right to receive fair payment is not available to the shareholders of any class or series which is not entitled to vote on the plan of merger, plan of share exchange or amendment to the articles of incorporation, or which, on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which a plan of merger or share exchange is to be acted upon, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 shareholders.

    Since DBA Common Stock was designated as a national market system security on Nasdaq as of the close of business on the Record Date, the holders of DBA Common Stock do not have the right to dissent from the Merger and are not entitled to receive fair payment for their shares under the FBCA in connection with the Merger.

NO APPRAISAL RIGHTS OF TITAN STOCKHOLDERS

    Under Section 262 of the DGCL, appraisal rights are generally available to stockholders of a constituent Delaware corporation in connection with a merger. However, appraisal rights are not available to the stockholders of a constituent Delaware corporation if (i) as of the record date for the meeting of stockholders to approve the merger, the corporation's stock is either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the

National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders; and (ii) the consideration to be received by such stockholders in the merger consists only of (a) shares of the capital stock of the corporation surviving the merger, (b) shares of the capital stock of any other corporation provided that such stock, as of the date on which the merger becomes effective, is either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) a combination of the foregoing.

    Titan stockholders are not entitled to any appraisal rights with respect to the Merger because, under the DGCL, Titan is not a constituent corporation in the Merger. The vote of Titan stockholders with respect to the Merger Agreement and the Merger is being solicited by Titan to comply with NYSE requirements for listed corporations.

                              TERMS OF THE MERGER

    THIS SECTION OF THE PROSPECTUS/JOINT PROXY STATEMENT DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. THE MERGER AGREEMENT PROVIDES FOR THE MERGER OF TITAN SUB, A NEWLY FORMED, WHOLLY-OWNED FLORIDA SUBSIDIARY OF TITAN, WITH AND INTO DBA. THE DISCUSSION IN THIS PROSPECTUS/JOINT PROXY STATEMENT OF THE MERGER AND THE DESCRIPTION OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT ARE ACCURATE IN ALL MATERIAL RESPECTS BUT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE. ALL TITAN STOCKHOLDERS AND DBA SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

EFFECTIVE TIME

    The Merger will be consummated no later than the second business day following approval of the Merger Proposal by the Titan stockholders and the DBA shareholders and the satisfaction or waiver of all other conditions to consummation of the Merger. The Merger will become effective on the date the Articles of Merger are duly filed with the Florida Secretary of State (the "Effective Time"). At the Effective Time, Titan Sub will merge with and into DBA, with the result that DBA will be the Surviving Subsidiary in the Merger and will be wholly-owned by Titan. As described below, the shareholders of DBA will become stockholders of Titan, and their rights will be governed by the Titan Certificate, the Titan Bylaws and the DGCL. See "Comparison of Rights of Titan Stockholders and DBA Shareholders."

MANNER AND BASIS FOR CONVERTING SHARES

    EXCHANGE RATIO. At the Effective Time, each outstanding share of DBA Common Stock will be converted into the right to receive 1.366667 (the "Exchange Ratio") shares of Titan Common Stock. The Exchange Ratio will adjust prior to the Effective Time to the extent necessary to account for certain changes in capitalization of Titan or DBA. Further, the Exchange Ratio was subject to adjustment prior to the date hereof in the event certain rights to terminate the Merger Agreement had arisen but were not exercised. (Such termination rights did not arise, and the Exchange Ratio was not so adjusted. See "--Termination of the Merger Agreement.") Each share of DBA Common Stock owned by Titan, DBA, Titan Sub or any direct or indirect wholly-owned subsidiary of Titan or DBA immediately prior to Effective Time will be canceled and extinguished without any conversion thereof.

    Based upon the capitalization of DBA as of the close of business on the Record Date, an aggregate of approximately 6,110,764 shares of Titan Common Stock (the "Merger Consideration") will be issued in the Merger, and Titan will assume all outstanding DBA options, which will be converted into options to acquire approximately 441,020 additional shares of Titan Common Stock.

    At the Effective Time, all options to purchase DBA Common Stock then outstanding either under DBA's 1992 Employee Incentive Stock Option Plan or 1993 Director's Stock Option Plan (collectively, the "DBA Option Plans") or outside of the DBA Option Plans (each a "DBA Option" and, collectively, the "DBA Options") will be assumed by Titan. See "--Treatment of Employee Equity Benefit Plans."

    Each share of Common Stock, $.01 par value per share, of Titan Sub issued and outstanding as of the Effective Time will be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Subsidiary. Each certificate evidencing ownership of shares of Titan Sub Common Stock will evidence ownership of such shares of capital stock of the Surviving Subsidiary.

    Promptly after the Effective Time, Titan, acting through the Exchange Agent, will deliver to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of DBA Common Stock, a letter of transmittal with instructions to be used by such holder in surrendering such certificates in exchange for certificates representing shares of Titan Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF DBA COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER

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
OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OF TRANSMITTAL.

    FRACTIONAL SHARES. No fractional shares of Titan Common Stock will be issued in the Merger. Instead, each DBA shareholder who would otherwise be entitled to receive a fraction of a share of Titan Common Stock will receive an amount in cash (without interest) determined by multiplying such fraction by the closing price of Titan Common Stock as reported on the NYSE on the last trading date immediately preceding the Effective Time. Titan intends to use its current cash resources to fund the payments for fractional shares.

EFFECT OF THE MERGER

    Once the Merger is consummated, Titan Sub will cease to exist as a corporation, and DBA will remain as the Surviving Subsidiary.

    Pursuant to the Merger Agreement, the Articles of Incorporation of DBA will become the Articles of Incorporation of the Surviving Subsidiary immediately following the Merger and the Bylaws of DBA immediately prior to the Effective Time will become the Bylaws of the Surviving Subsidiary. The officers of the Surviving Subsidiary will be the respective individuals who are serving as officers of DBA immediately prior to the Effective Time. The directors of the Surviving Subsidiary will be Gene W. Ray, Eric M. DeMarco and Cheryl L. Barr. There will be no change in the current Titan Board and officers of Titan as a result of the Merger.

    If the combined company is to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the combined company. Subsequent to the Merger, Titan expects to incur transaction and integration costs currently estimated to be $9 million, to reflect the combination. This amount is a preliminary estimate only. There can be no assurance that Titan will not incur additional charges to reflect costs associated with the Merger.

TREATMENT OF EMPLOYEE EQUITY BENEFIT PLANS

    STOCK OPTIONS. As of the Effective Time, each DBA Option, whether or not exercisable, will be assumed by Titan and will continue to have, and be subject to, the same terms and conditions set forth in the stock option plan under which it was issued (if applicable) and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each DBA Option will be or become exercisable for Titan Common Stock rather than DBA Common Stock, (ii) the number of shares of Titan Common Stock subject to each DBA Option shall be equal to the number of shares of DBA Common Stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each DBA Option shall be adjusted by dividing the per share exercise price under such option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of each such option shall otherwise remain unchanged.

    FORM S-8 FILING. Titan may file with the Commission a registration statement on Form S-8, following the Effective Time to register shares of Titan Common Stock issuable as the result of the assumption of the DBA Options.

STOCK OWNERSHIP FOLLOWING THE MERGER

    Based upon the capitalization of DBA as of the close of business on the Record Date, using the Exchange Ratio set forth in the Merger Agreement, an aggregate of approximately 6,110,764 shares of Titan Common Stock will be issued to DBA shareholders in the Merger and Titan will assume options to acquire up to approximately 441,020 additional shares of DBA Common Stock. Based upon the number of shares of Titan Common Stock issued and outstanding as of January 30, 1998, and after giving effect to the issuance of Titan Common Stock as described in the previous sentence and the exercise of all options to purchase DBA Common Stock assumed by Titan, the former holders of DBA Common Stock and options to purchase DBA Common Stock would hold, and have voting power with respect to, approximately 26% of Titan's total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either Titan or DBA subsequent to the dates indicated and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Titan or DBA as of the Effective Time or of Titan at any time following the Effective Time.

REPRESENTATIONS AND WARRANTIES

    Pursuant to the Merger Agreement, each of Titan, DBA and Titan Sub made certain representations and warranties relating to its respective business and various other matters. None of such representations and warranties will survive the Merger.

COVENANTS

    Pursuant to the Merger Agreement, DBA has agreed (on behalf of itself and each of its direct and indirect majority-owned subsidiaries) that, until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time (the "Pre-Closing Period"), subject to certain exceptions, and except to the extent that Titan consents in writing, it will conduct its business and operations in the ordinary course and in accordance with past practices use reasonable efforts preserve intact its current business organization, keep available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, employees and others with which it has business relationships, and use all reasonable efforts to keep in full force all of its existing insurance policies.

    In addition, except as permitted by the terms of the Merger Agreement, and subject to certain exceptions, during the Pre-Closing Period, DBA has agreed not to do any of the following or to permit its subsidiaries to do any of the following without the prior written consent of Titan:

        (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

        (b) sell, issue, authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that DBA may issue DBA Common Stock upon the valid exercise of DBA Options;

        (c) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (d) form any subsidiary or acquire any equity interest or other interest in any other entity;

        (e) make any capital expenditure other than in accordance with DBA's capital budget that exceeds (when aggregated with other capital expenditures during the Pre-Closing Period) in the aggregate $100,000;

        (f) enter into or become bound by or permit any of the assets owned or used by it to become bound by, any material contract or (ii) amend or prematurely terminate or waive any material right or remedy under, any material contract, except in the ordinary course of business and consistent with prior practices;

        (g) acquire, lease or license any material right or other material asset from any other person or entity or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person or entity (except in each case for assets acquired, leased, licensed or disposed of by DBA in the ordinary course of business) or waive or relinquish any material right;

        (h) lend money to any person or entity, or incur or guarantee any indebtedness (except that DBA may make ordinary advances for travel and entertainment), other than trade payables not exceeding $200,000 (in aggregate) incurred in the ordinary course of business and consistent with past practices;

        (i) change any of its methods of accounting or accounting practices in any respect (except as required under generally accepted accounting principles, consistently applied ("GAAP");

        (j) make any tax election;

        (k) commence or settle any legal proceeding;

        (l) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

        (m) agree or commit to take any of the actions described in clauses (a) through (l) above.

    DBA has further agreed that during the Pre-Closing Period it will not (a) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of DBA's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract or (b) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or hire any employee whose aggregate annual compensation is expected to exceed $100,000.

    Each of DBA and Titan has agreed in the Merger Agreement, until the earlier of the Merger or termination of the Merger Agreement, to notify the other of certain material events prior to closing; to take actions necessary to give notice of, convene and hold a meeting of shareholders or stockholders, as appropriate, and solicit proxies with respect to the meeting; and to provide certain documents to the other and keep the other's information confidential.

NO SOLICITATION

    Under the terms of the Merger Agreement, DBA has agreed that, during the Pre-Closing Period, it will not directly or indirectly, and will not authorize or permit any subsidiary of DBA or any of its or its

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subsidiaries' officers, directors, employees, agents, attorneys, accountants, advisors or representatives directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding DBA or any of its subsidiaries to any person or entity in connection with or in response to an Acquisition Proposal, (iii) continue to engage in discussions or negotiations with any person or entity with respect to any Acquisition Proposal
(iv) approve, enclose or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document contemplating any Acquisition Transaction (as defined below). An "Acquisition Proposal" means any offer or proposal (other than from Titan) contemplating or otherwise relating to any Acquisition Transaction. An "Acquisition Transaction" means any transaction not contemplated by this Merger Agreement involving: (a) any sale, lease, license, exchange, transfer or other disposition of the assets of DBA constituting more than 20% of the assets of DBA or accounting for more than 20% of the revenues of DBA in any one transaction or in a series of related transactions; (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any individual, entity or governmental body or group of individuals, entities or governmental bodies within the meaning of
Section 13(d)(3) of the Exchange Act, involving more than 20% of the outstanding shares of the capital stock of DBA; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving DBA. Pursuant to the Merger Agreement, DBA further agreed to cease any and all activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal. In addition, DBA agreed that it will promptly advise Titan orally and in writing of any Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any person during the Pre-Closing Period.

    Notwithstanding the foregoing, but subject to the restrictions on the conduct of DBA's business described above, prior to the Effective Time, to the extent the DBA Board determines, in good faith, based upon written advice of its outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, DBA may participate in discussions or negotiations with, and furnish nonpublic information and afford access to the properties, books or records of DBA to, any person, entity or group after such person, entity or group has delivered to DBA in writing an unsolicited bona fide Acquisition Proposal which the DBA Board in its good faith reasonable judgment determines, based on written advice of its financial advisor, could reasonably be expected to result in a transaction more favorable than the Merger to the shareholders of DBA from a financial point of view (a "Superior Proposal"). Prior to furnishing any such nonpublic information to, or entering into discussions with, such person, entity or group, DBA must give Titan written notice of the identity of such person, entity or group and of DBA's intention to furnish nonpublic information to, or enter into discussions with, such person, entity or group, and must obtain from such person, entity or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person, entity or group by or on behalf of DBA. In addition, prior to furnishing any such nonpublic information to such person, entity or group, DBA must furnish such nonpublic information to Titan (to the extent such nonpublic information has not been previously furnished by DBA to Titan).

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
CONDITIONS TO THE MERGER

    The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions (subject to certain materiality qualifications): (i) the Merger Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the Titan stockholders and the DBA shareholders; (ii) the Commission shall have declared the Registration Statement of which this Prospectus/Joint Proxy Statement is a part effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this Prospectus/Joint Proxy Statement, shall have been initiated or threatened in writing by the Commission; (iii) there shall have been no material legal proceedings relating to the Merger or prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; (iv) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby will have expired or terminated early; (v) Titan and DBA shall have received a legal opinion from Arent Fox and Cooley Godward, respectively, dated as of the Closing Date, reasonably satisfactory in form and substance to the receiving party; (vi) Titan and DBA shall each have received written opinions from their respective tax counsel (Cooley Godward and Arent Fox, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn; provided, however, that, if the counsel to DBA does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to DBA if counsel to Titan renders such opinion to DBA; (vii) the shares of Titan Common Stock issuable to shareholders of DBA in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance; (viii) there shall have been no material adverse effect on Titan or DBA, or any of their respective majority-owned subsidiaries, and there shall not have occurred any change or development that would reasonably be expected to have a material adverse effect on Titan, DBA or any of their respective subsidiaries; (ix) Titan shall have received a certificate from DBA's Chief Executive Officer and DBA shall have received a certificate from Titan's Chief Executive Officer confirming that certain conditions have been duly satisfied; (x) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; (xi) there shall not be pending any legal proceeding in which there is a reasonable probability of an outcome that would have a material adverse effect on DBA or Titan, as applicable, relating to the Merger; or (xii) there shall not be pending or threatened any legal proceeding in which a governmental body is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Titan, DBA or any of their respective majority-owned subsidiaries, any damages that may be material to Titan, DBA and any of their respective majority-owned subsidiaries taken as a whole; (c) seeking to prohibit or limit in any material respect Titan's ability to exercise ownership or voting rights with respect to stock of the surviving corporation; or (d) which would materially and adversely affect the right of Titan or any of its subsidiaries, or of the surviving corporation, to own the assets of or operate the business of DBA.

    In addition, the obligation of DBA to consummate and effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
DBA: (i) subject to certain materiality thresholds, the representations and warranties of Titan and Titan Sub contained in the Merger Agreement shall have been true and correct on and as of the date of the Merger Agreement and such representations and warranties shall be true and correct on and as of the Effective Time except for changes contemplated by the Merger Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on Titan; and (ii) Titan and Titan Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Effective Time.

    Further, the obligations of Titan and Titan Sub to consummate and effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Titan: (i) subject to certain materiality thresholds, the representations and warranties of DBA contained in the Merger Agreement shall have been true and correct on and as of the date of the Merger Agreement and such representations and warranties shall be true and correct on and as of the Effective Time except for changes contemplated by the Merger Agreement and except in such cases where the failure to be so true and correct would not have a material adverse effect on DBA; and (ii) DBA shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time.

    Finally, the obligation of Titan to consummate and effect the Merger are subject to Titan's receipt of the following agreements and documents (i) written resignations of certain officers and directors of DBA and its majority-owned subsidiaries; (ii) Continuity of Interest Certificates in the form attached to the Merger Agreement, executed by John L. Slack, Charles B. Robertson, Edward M. Bielski, Dudley J. Gordon, Dr. Richard N. Baney, Ambassador Robert F. Ellsworth, William C. Potter, Dr. Lynn E. Weaver, Thomas J. Boyce, Jr., James E. Pruitt, Norman J. Wechsler, and Kathryn A. Eckstein; (iii) a letter from Arthur Andersen LLP, with respect to the Registration Statement dated as of the Closing Date, reasonably satisfactory in form and substance to Titan; (iv) Affiliate Agreements in the form attached to the Merger Agreement, executed by each person who is reasonably determined to be an "affiliate" of DBA (as that term is used in Rule 145 promulgated under the Act); and (v) letters dated on the Effective Date regarding the availability with respect to the Merger of the "pooling of interests" method of accounting for financial reporting purposes. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Matters."

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time as follows:

        (a) by mutual written consent of Titan and DBA;

        (b) by either Titan or DBA, if the Merger is not consummated by May 31, 1998 for any reason, provided that the right to terminate the Merger Agreement as provided in this clause (b) is not available to any party whose failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

        (c) by either Titan or DBA, if a court of competent jurisdiction or any governmental entity issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

        (d) by DBA if the following shall have occurred: (i) the Board of Directors of Titan shall have failed to recommend that Titan's stockholders vote in favor of, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to DBA its unanimous recommendation that Titan's stockholders vote in favor of the Merger Proposal; (ii) Titan shall have failed to include in this Prospectus/Joint Proxy Statement the unanimous recommendation of Titan's Board of Directors that Titan's stockholders vote in favor of approval and adoption of the Merger Agreement and the Merger; or (iii) Titan shall have failed to hold the Titan Stockholders' Meeting as promptly as practicable and in any event within 45 days after a definite Prospectus/Joint Proxy Statement was filed with the SEC;

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
        (e) by Titan if the following shall have occurred: (i) the Board of Directors of DBA shall have failed to recommend that DBA's shareholders vote in favor of, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Titan its recommendation (by 5 to 2 majority vote) that DBA's shareholders vote in favor of, the Merger or approval or adoption of the Merger Agreement; (ii) DBA shall have failed to include in this Prospectus/Joint Proxy Statement the recommendation of the Board of Directors of DBA that DBA's shareholders vote in favor of approval and adoption of the Merger Agreement and the Merger; (iii) the Board of Directors of DBA shall have approved, endorsed or recommended any Acquisition Proposal; (iv) DBA shall have entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal;
    (v) DBA shall have failed to hold the DBA Shareholders' Meeting as promptly as practicable and in any event within 45 days after a definitive Prospectus/Joint Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of DBA shall have been commenced and DBA shall not have published, sent or given to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that DBA recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and DBA (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten (10) business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal;

        (f) by Titan or DBA if any of the other party's representations and warranties contained in this Merger Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect subject to certain materiality thresholds and cure provisions;

        (g) by DBA (at any time prior to the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby) if DBA and its Board of Directors elect to accept a Superior Proposal;

        (h) by DBA on the date mutually agreed to between Titan and DBA as the date the Registration Statement is to be declared effective by the SEC (which date shall be the earliest practicable date on which the Registration Statement can be declared effective by the SEC) (the "Determination Date"), if the average NYSE closing price per share of Titan Common Stock over the twenty (20) trading days prior to such date ("Updated Average Price") is more than $8.00, or by Titan on the Determination Date if the Updated Average Price is less than $6.00; provided neither Titan nor DBA shall have the right to exercise their right of termination if such party is not in compliance in all material respects with its covenants and obligations relating to the Registration Statement under the Merger Agreement. If the Updated Average Price is less than $6.00 or more than $8.00 and the Merger Agreement is not terminated herein by either party (as applicable), the Exchange Ratio shall be adjusted to equal the number (rounded at six decimal places) that results from dividing $9.50 by such Updated Average Price. (As of the date of this Prospectus/Joint Proxy Statement, the Determination Date has occurred, the Exchange Ratio has been fixed, and no termination rights have arisen, or will arise, under this provision.) (See "--Manner of Converting Shares");

        (i) by Titan if the Titan Board shall not have received the written opinion of A.G. Edwards dated on or about the Determination Date (or a written addendum, or "bring-down" to an earlier opinion, reasonably satisfactory to Titan), to the effect that the consideration to be paid by Titan in the Merger is fair to the stockholders of Titan from a financial point of view, which fairness opinion shall be in customary form, without any unusual limitations or qualifications; and

        (j) by DBA if the DBA Board shall not have received the written opinion of Robinson-Humphrey dated on or about the Determination Date (or a written addendum, or "bring-down" to an earlier opinion, reasonably satisfactory to
    DBA), to the effect that the consideration to be received by

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    DBA shareholders in the Merger is fair to the shareholders of DBA from a financial point of view, which fairness opinion shall be in customary form, without any unusual limitations or qualifications.

EFFECT OF TERMINATION

    If the Merger Agreement is terminated by Titan or DBA as described above, the Merger Agreement will be of no further force or effect, except that certain provisions contained therein, including those discussed below relating to "break-up" fees payable by Titan to DBA or by DBA to Titan under certain circumstances, will survive such termination, and Titan, DBA and Titan Sub will remain liable for certain breaches of the Merger Agreement occurring prior to such termination.

BREAK-UP FEES

    The Merger Agreement provides that if the Merger Agreement is terminated by Titan or DBA as provided in clauses (d), (e), (f), (g) or (h) set forth under "--Termination of the Merger Agreement" above, a nonrefundable fee of $500,000 in cash shall be paid concurrenlty with the effectivenss of such termination by:
Titan to DBA pursuant to clause (d), DBA to Titan pursuant to clause (e), either Titan or DBA, as the case may be, upon breach of representation or warranty pursuant to clause (f); DBA to Titan upon DBA's or the DBA Board election to accept a superior proposal pursuant to clause (g); DBA to Titan upon DBA's termination of the Merger Agreement pursuant to clause (h); and Titan to DBA upon Titan's termination of the Merger Agreement pursuant to clause (h).

MERGER EXPENSES AND FEES AND OTHER COSTS

    Except as described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Titan and DBA shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the Registration Statement and this Prospectus/Joint Proxy Statement and any amendments or supplements thereto. See "--Termination of the Merger Agreement."

    Pursuant to an engagement letter between Titan and A.G. Edwards, Titan has agreed to pay A.G. Edwards for its services a fee of $225,000 for rendering its opinion. Titan also has agreed to reimburse A.G. Edwards for reasonable expenses incurred by A.G. Edwards and to indemnify A.G. Edwards and certain related persons for certain liabilities that may arise out of its engagement and the rendering of its opinion.

    Pursuant to the Robinson-Humphrey engagement letter, DBA has agreed to pay Robinson-Humphrey for its services a fee of $190,000 in connection with the delivery of the opinion of Robinson-Humphrey. In addition, DBA has agreed to reimburse Robinson-Humphrey for its expenses, including the reasonable fees and disbursements of its counsel. DBA also has agreed to indemnify Robinson-Humphrey against certain liabilities, including liabilities under the federal securities laws arising in connection with its engagement by DBA.

    Titan and DBA estimate that they will incur direct transaction costs of approximately $2 million associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger, expected in the quarter ending March 31, 1998. See "Unaudited Pro Forma Combined Condensed Financial Information" and "Risk Factors--Integration of Operations."

RELATED AGREEMENTS

    VOTING AGREEMENTS

    In connection with the execution of the Merger Agreement, certain executive officers and directors of DBA entered into voting agreements with Titan pursuant to which such officers and directors agreed that,

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prior to the earlier of the date on which the Merger Agreement is terminated or the date of the Effective Time (the "Expiration Date"), each such person:

        (a) will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any shares of DBA Common Stock held by such person (the "DBA Subject Shares") to any person other than Titan or Titan's designee, (ii) create or permit to exist any encumbrance with respect to any of the DBA Subject Shares, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the DBA Subject Shares or (iv) commit or agree to do any of the foregoing;

        (b) will vote the DBA Subject Shares (i) in favor of the Merger Proposal and each of the other actions contemplated by the Merger Agreement and (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of DBA in the Merger Agreement; and

        (c) will not deposit any of the DBA Subject Shares into a voting trust or grant another proxy (except as described below) or enter into a voting agreement with respect to any of the DBA Subject Shares.

    In addition, certain executive officers and directors of DBA delivered to Titan an irrevocable proxy granting Titan the power to vote the DBA Subject Shares in favor of the Merger Proposal and each of the other actions contemplated by the Merger Agreement and against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of DBA in the Merger Agreement.

    In connection with the execution of the Merger Agreement, certain executive officers and directors of Titan entered into voting agreements with DBA pursuant to which such stockholders agreed that, prior to the Expiration Date, each such person:

        (a) will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any shares of Titan Common Stock held by such person (the "Titan Subject Shares") to any person other than DBA or DBA's designee, (ii) create or permit to exist any encumbrance with respect to any of the Titan Subject Shares, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Titan Subject Shares or (iv) commit or agree to do any of the foregoing;

        (b) will vote the Titan Subject Shares (i) in favor of the Merger Proposal each of the other actions contemplated by the Merger Agreement and
    (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Titan in the Merger Agreement; and

        (c) will not deposit any of the Titan Subject Shares into a voting trust or grant another proxy (except as described below) or enter into a voting agreement with respect to any of the Titan Subject Shares.

    In addition, certain executive officers and directors of Titan delivered to DBA an irrevocable proxy granting DBA the power to vote the Titan Subject Shares in favor of the Merger Proposal and each of the other actions contemplated by the Merger Agreement and waived any rights of appraisal and any dissenters' rights such stockholder may otherwise have in connection with the Merger.

    AFFILIATE AGREEMENTS

    To help ensure that its stockholders comply with applicable securities laws, certain affiliates of DBA (as defined for purposes of Rule 145) have entered into agreements pursuant to which such affiliates will

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agree not to sell, pledge or otherwise transfer such shares except in compliance with Rule 145 or under certain other limited circumstances. Such agreements also restrict such persons rights to transfer shares of DBA Common Stock prior to the Merger and Titan Common Stock (or any other securities of Titan) following the Merger until such time as Titan has published financial results showing at least 30 days of combined operations of Titan and DBA. See "--Affiliates' Restrictions on Sale of Titan Common Stock."

AFFILIATES' RESTRICTIONS ON SALE OF TITAN COMMON STOCK

    The shares of Titan Common Stock to be issued pursuant to the Merger and the Merger Agreement will have been registered under the Securities Act pursuant to the Registration Statement, thereby allowing such shares to be traded without restriction by all former holders of DBA Common Stock who (i) are not deemed to be affiliates of DBA at the time of the DBA Meeting (as "affiliates" is defined for purposes of Rule 145) and (ii) who do not become affiliates of Titan after the Merger. The directors of DBA, certain officers and certain significant shareholders of DBA may be deemed to be affiliates of DBA at the time of the DBA Meeting. John L. Slack will become a possible affiliate of Titan after the Merger.

    Certain executive officers and directors of DBA have entered into agreements not to make any public sale of any Titan Common Stock received upon conversion of DBA Common Stock in the Merger except in compliance with Rule 145 or under certain other limited circumstances. Such agreements also restrict such persons rights to transfer shares of DBA Common Stock prior to the Merger and Titan Common Stock (or any other securities of Titan) following the Merger until such time as Titan has published financial results showing at least 30 days of combined operations of Titan and DBA. See "Terms of the Merger--Related Agreements--Affiliate Agreements" above. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Titan Common Stock and also on the number of shares of Titan Common Stock that such affiliates and others (including persons with whom the affiliates act in concert) may sell within any three-month period. Rule 145 will not generally preclude sales by affiliates. These Rule 145 restrictions will generally apply for a period of at least one year after the Effective Time (or longer if the person remains or becomes an affiliate of Titan). Titan has agreed to register the resale of shares of Titan Common Stock following the Merger held by any shareholders of DBA who hold 20% or more of the outstanding shares of DBA Common Stock immediately prior to the Merger, which will permit such shareholders to resell their shares of Titan Common Stock without regard to the volume limitations of Rule 145.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma combined condensed financial statements give effect to the Merger of Titan and DBA under the pooling of interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

    A pro forma combined condensed balance sheet is provided as of September 30, 1997, giving effect to the Merger as though it had been consummated on that date. Pro forma combined condensed statements of operations are provided for the nine-month period ended September 30, 1997 and the fiscal years ended December 31, 1994, 1995 and 1996, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented. For purposes of the pro forma operating data, Titan's consolidated financial statements for the three fiscal years ended December 31, 1996 and for the nine months ended September 30, 1997 have been combined with DBA's consolidated financial statements, adjusted as necessary to permit consolidation with Titan's consolidated financial statements providing for fiscal years ending December 31 and the nine months ending September 30.

    The pro forma combined condensed statements of operations for each of the three years in the period ended December 31, 1996 are derived from the audited historical consolidated financial statements of Titan and historical consolidated financial statements of DBA, adjusted as necessary to permit consolidation with Titan's consolidated financial statements for the years ended December 31 and the nine months ended September 30, and should be read in conjunction with historical financial statements and accompanying notes for Titan and DBA included elsewhere in this Prospectus/Joint Proxy Statement. The pro forma combined condensed financial statements as of or for the nine-month periods ended September 30, 1997 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinions of Titan and DBA's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS    PRO FORMA
                                                                     TITAN        DBA       (NOTE 2)      COMBINED
                                                                   ----------  ---------  -------------  -----------
Revenues.........................................................  $  136,206  $  24,212    $  --         $ 160,418
Total costs and expenses.........................................     124,786     23,003       --           147,789
                                                                   ----------  ---------       ------    -----------
Operating profit.................................................      11,420      1,209       --            12,629
Interest expense.................................................        (923)      (225)      --            (1,148)
Interest income..................................................         291        167       --               458
                                                                   ----------  ---------       ------    -----------
Income from continuing operations before income taxes............      10,788      1,151       --            11,939
Income tax provision.............................................       3,657         31       --             3,688
                                                                   ----------  ---------       ------    -----------
Income from continuing operations................................       7,131      1,120       --             8,251
Loss from discontinued operation net of taxes....................      (1,178)    --           --            (1,178)
                                                                   ----------  ---------       ------    -----------
Net income (loss)................................................       5,953      1,120       --             7,073
Dividend requirements on preferred stock.........................         695          0       --               695
                                                                   ----------  ---------       ------    -----------
Net income applicable to common stock............................  $    5,258  $   1,120    $  --         $   6,378
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Per weighted average common shares:
  Income from continuing operations..............................  $     0.48  $    0.27    $  --         $     .40
  Loss from discontinued operation...............................       (0.08)    --           --             (0.06)
                                                                   ----------  ---------       ------    -----------
Net Income.......................................................  $     0.40  $    0.27    $  --         $    0.34
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Weighted average common shares outstanding.......................      13,288      4,208        1,543        19,038
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

              The accompanying notes are an integral part of these
               unaudited proforma combined financial statements.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS    PRO FORMA
                                                                     TITAN        DBA       (NOTE 2)      COMBINED
                                                                   ----------  ---------  -------------  -----------
Revenues.........................................................  $  131,535  $  25,958    $  --         $ 157,493
Total costs and expenses.........................................     132,893     24,846       --           157,739
                                                                   ----------  ---------       ------    -----------
Operating profit (loss)..........................................      (1,358)     1,112       --              (246)
Interest expense.................................................      (1,154)      (179)      --            (1,333)
Interest income..................................................          95        451       --               546
                                                                   ----------  ---------       ------    -----------
Income from continuing operations before income taxes............      (2,417)     1,384       --            (1,033)
Income tax provision (benefit)...................................        (582)        70       --              (512)
                                                                   ----------  ---------       ------    -----------
Income from continuing operations................................      (1,835)     1,314       --              (521)
Loss from discontinued operation net of taxes....................      (1,972)         0       --            (1,972)
                                                                   ----------  ---------       ------    -----------
Net income (loss)................................................      (3,807)     1,314       --            (2,493)
Dividend requirements on preferred stock.........................         695          0       --               695
                                                                   ----------  ---------       ------    -----------
Net income applicable to common stock............................  $   (4,502) $   1,314    $  --         $  (3,188)
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

Per weighted average common shares:
  Income from continuing operations..............................  $    (0.19) $    0.30    $  --         $   (0.06)
  Loss from discontinued operation...............................       (0.14)    --           --             (0.10)
                                                                   ----------  ---------       ------    -----------
Net Income.......................................................  $    (0.33) $    0.30    $  --         $   (0.16)
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Weighted average common shares outstanding.......................      13,445      4,385        1,608        19,438
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

              The accompanying notes are an integral part of these
               unaudited proforma combined financial statements.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS    PRO FORMA
                                                                     TITAN        DBA       (NOTE 2)      COMBINED
                                                                   ----------  ---------  -------------  -----------
Revenues.........................................................  $  135,484  $  22,698    $  --         $ 158,182
Total costs and expenses.........................................     132,123     21,376       --           153,499
                                                                   ----------  ---------       ------    -----------
Operating Profit.................................................       3,361      1,322       --             4,683
Interest expense.................................................      (3,026)      (165)      --            (3,191)
Interest income..................................................          65        669       --               734
                                                                   ----------  ---------       ------    -----------
Income from continuing operations before income taxes............         400      1,826       --             2,226
Income tax provision.............................................         136        444       --               580
                                                                   ----------  ---------       ------    -----------
Income from continuing operations................................         264      1,382       --             1,646
Loss from discontinued operation net of taxes....................      (3,642)    --           --            (3,642)
                                                                   ----------  ---------       ------    -----------
Net income (loss)................................................      (3,378)     1,382       --            (1,996)
Dividend requirements on preferred stock.........................         803     --           --               803
                                                                   ----------  ---------       ------    -----------
Net income applicable to common stock............................  $   (4,181) $   1,382    $  --         $  (2,799)
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Per weighted average common shares:
  Income from continuing operations..............................  $    (0.03) $    0.31    $  --         $    0.04
  Loss from discontinued operation...............................       (0.24)    --           --             (0.17)
                                                                   ----------  ---------       ------    -----------
Net Income.......................................................  $    (0.27) $    0.31    $  --         $   (0.13)
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Weighted average common shares outstanding.......................      15,278      4,497        1,649        21,424
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

              The accompanying notes are an integral part of these
               unaudited proforma combined financial statements.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

                            AS OF SEPTEMBER 30, 1997

                  (IN THOUSANDS, EXCEPT SHARES AND PAR VALUE)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS   PRO FORMA
                                                                     TITAN        DBA      (NOTE 2)     COMBINED
                                                                   ----------  ---------  -----------  -----------
                                                      ASSETS
Current Assets:
  Cash...........................................................  $    1,397  $   1,259   $      --    $   2,656
  Investments....................................................          --     12,321          --       12,321
  Accounts receivable--net.......................................      52,889      5,465          --       58,354
  Inventories....................................................      13,667      1,998          --       15,665
  Net assets of discontinued operation...........................       8,896         --          --        8,896
  Prepaid expenses and other.....................................       1,726        741          --        2,467
  Deferred income taxes..........................................       4,961         --       3,600        8,561
                                                                   ----------  ---------  -----------  -----------
    Total current assets.........................................      83,536     21,784       3,600      108,920
  Property and equipment--net....................................      18,838     10,250      (3,000)      26,088
  Goodwill--net..................................................      20,333        222          --       20,555
  Other assets...................................................       8,388      1,820      (1,600)       8,608
  Net assets of discontinued operations..........................       4,186         --          --        4,186
                                                                   ----------  ---------  -----------  -----------
    Total assets.................................................  $  135,281  $  34,076   $  (1,000)   $ 168,357
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...............................................  $    9,640  $     845   $      --    $  10,485
  Line of credit.................................................      14,650         --          --       14,650
  Current portion of long-term debt..............................       1,076         --          --        1,076
  Accrued compensation and benefits..............................       5,962         --          --        5,962
  Other accrued liabilities......................................       4,778      3,507       4,400       12,685
                                                                   ----------  ---------  -----------  -----------
    Total current liabilities....................................      36,106      4,352       4,400       44,858
                                                                   ----------  ---------  -----------  -----------
Long-term debt...................................................      39,218         --          --       39,218
Other non-current liabilities....................................       7,421         --          --        7,421
Series B cumulative convertible redeemable preferred stock,
  $3,000 liquidation preference, 6% cumulative annual dividend,
  500,000 shares issued and outstanding..........................       3,000         --          --        3,000
Stockholders' Equity:
  Preferred stock: $1 par value, authorized 2,500,000 shares:
  Cumulative convertible, $13,897 liquidation preference: 694,872
    shares issues and outstanding................................         695         --          --          695
  Series A junior participating, authorized 250,000 shares: none
    issued.......................................................          --         --          --           --
  Common stock: (Titan: $.01 par value, authorized 45,000,000 shares; issued and outstanding: 17,184,476; DBA $.10 par
    value; authorized 10,000,000 shares; issued 5,569,000,
    outstanding 4,425,562).......................................         172        557          --          729
  Capital in excess of par value.................................      42,936     24,554          --       67,490
  Retained earnings..............................................       8,362     23,687      (5,400)      26,649
  Treasury stock: (Titan: 985,894 shares; DBA: 1,147,000 shares,
    at cost).....................................................      (2,629)   (19,074)         --      (21,703)
                                                                   ----------  ---------  -----------  -----------
  Total stockholders' equity.....................................      49,536     29,724      (5,400)      73,860
                                                                   ----------  ---------  -----------  -----------
    Total liabilities and stockholders' equity...................  $  135,281  $  34,076   $  (1,000)   $ 168,357
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------

              The accompanying notes are an integral part of these
                    unaudited proforma combined financials.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS    PRO FORMA
                                                                     TITAN        DBA       (NOTE 2)      COMBINED
                                                                   ----------  ---------  -------------  -----------
Revenues.........................................................  $  127,212  $  19,449    $  --         $ 146,661
Total costs and expenses.........................................     118,171     17,462       --           135,633
                                                                   ----------  ---------       ------    -----------
Operating Profit.................................................       9,041      1,987       --            11,028
Interest expense.................................................      (3,887)       (19)      --            (3,906)
Interest income..................................................          35        636       --               671
                                                                   ----------  ---------       ------    -----------
Income from continuing operations before income taxes............       5,189      2,604       --             7,793
Income tax provision.............................................       1,816        980       --             2,796
                                                                   ----------  ---------       ------    -----------
Income from continuing operations................................       3,373      1,624       --             4,997
Loss from discontinued operation net of taxes....................        (343)    --           --              (343)
                                                                   ----------  ---------       ------    -----------
Net income (loss)................................................       3,030      1,624       --             4,654
Dividend requirements on preferred stock.........................         656     --           --               656
                                                                   ----------  ---------       ------    -----------
Net income applicable to common stock............................  $    2,374  $   1,624    $  --         $   3,998
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Per weighted average common shares:..............................
  Income from continuing operations..............................  $     0.17  $    0.36    $  --         $    0.19
  Loss from discontinued operation...............................       (0.02)    --           --              (.01)
                                                                   ----------  ---------       ------    -----------
Net income.......................................................  $     0.15  $    0.36    $  --         $    0.18
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Weighted average common shares outstanding.......................      16,311      4,495        1,648        22,454
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

              The accompanying notes are an integral part of these
               unaudited proforma combined financial statements.

                  THE TITAN CORPORATION AND DBA SYSTEMS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

    The unaudited pro forma combined statements of operations combine the historical statements of operations of the Titan Corporation ("Titan") for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 with the historical statements of operations of DBA Systems, Inc. ("DBA") for the nine months ended September 30, 1997 and twelve months ended December 31, 1996, 1995 and 1994. The DBA statements for the years ended June 30, 1997, 1996 and 1995 were conformed to be consistent with the Titan fiscal year end of December 31, by utilizing the DBA statements for the three months ended September 30, 1997 and for the six months ended December 31, 1996, 1995, 1994 and 1993.

NOTE 2.  MERGER COSTS

    Titan and DBA estimate they will incur direct transaction costs of approximately $2 million associated with the Merger, consisting primarily of investment banking, filings with regulatory agencies, accounting, legal, financial printing and other related costs.

    In addition, it is expected that as a direct result of the Merger, the combined company will incur cash and non-cash restructuring charges estimated to be approximately $7 million. The restructuring charges are expected to include:

    - $3 million related to the elimination of excess owned and leased property and facilities.

    - $1.6 million related to the write-off of investments in other assets.

    - $4.4 million related to severance and outplacement costs and other costs specifically related to the Merger.

These estimates are preliminary and are therefore subject to change. These nonrecurring costs will be charged to operations as incurred. The unaudited pro forma combined balance sheet gives effect to such charges as if they had been incurred as of September 30, 1997, but the effect has not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature.

    The income tax effect of these charges has also been reflected as a pro forma adjustment.

NOTE 3.  PRO FORMA NET INCOME (LOSS) PER SHARE

    The unaudited pro forma combined net income (loss) per common share is based upon the weighted average number of common and equivalent shares of Titan and DBA outstanding for each period at the exchange ratio of 1.36667 shares of Titan common stock for each share of DBA common stock. The effect of the assumed conversion of Titan's convertible subordinated debentures was antidilutive for the periods presented.

                                 TITAN BUSINESS

GENERAL DEVELOPMENT AND DESCRIPTION OF BUSINESS

    Titan provides state-of-the-art information technology and electronic systems and services to commercial and government customers. These systems and services enable Titan's customers to cost-effectively generate, digitize, process, compress, transmit, store or distribute information in a timely manner. Titan operates its business primarily through subsidiaries that are focused on targeted markets and/or technologies.

    Titan was founded in 1981 as a defense communications company. Since its inception, Titan has received U.S. Department of Defense funds in excess of $1 billion, a substantial portion of which was directed to research and development of advanced information technology systems. This significant investment has enabled Titan to develop a rich technology portfolio.

    In 1991, Titan implemented a market-driven strategy to leverage the technologies and expertise developed through its defense businesses into targeted commercial markets. A key to this strategy has been to attract, retain and motivate key management teams by offering equity incentives at the subsidiary level. Titan has demonstrated an ability to successfully execute this strategy with the application of its Demand Assigned Multiple Access ("DAMA") technology originally developed for defense purposes into the commercial rural telephony market. Initially, Titan made the investments necessary to commercialize its core technologies. Titan believes that its core businesses have now reached the point where they can fund their growth independent of the parent, either internally or through third-party investments.

    Titan groups its businesses into four core business segments--Communications Systems, Software Systems, Information Technologies, and Medical Sterilization and Food Pasteurization--and a fifth business segment, Emerging Technologies and Businesses. The Communications Systems segment, through Titan's wholly owned Linkabit Wireless subsidiary ("Linkabit Wireless"), develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications. Linkabit Wireless currently has a registration statement on file with the Commission for a proposed public offering of approximately 26% of its common stock. The Software Systems segment is a systems integrator that provides a broad range of information technology services and solutions. The Information Technologies segment provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems, and communications requirements. The Medical Sterilization and Food Pasteurization segment utilizes its linear accelerator technology to provide sterilization systems and services for medical device manufacturers. The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan.

COMPANY STRATEGY

    Titan's goal is to profitably leverage its information technology and electronics systems expertise into its targeted industries. To achieve this goal, Titan employs the following strategies:

    PROFITABLY BUILD AND GROW CORE BUSINESSES. Titan intends to continue to enhance and expand its core business segments by responding to market demands and trends with leading edge products and services targeted to both commercial and government customers. Titan intends for each of its core businesses to fund its own growth independently of the parent. Titan's strategy is to ensure that such funding is made while focusing on profitability.

    CULTIVATE ENTREPRENEURIAL ATMOSPHERE. Titan believes that maintaining an entrepreneurial atmosphere is essential to continuing its growth and development. Accordingly, Titan attempts to attract, retain and motivate high caliber management, engineers and scientists through equity incentive programs, both at the subsidiary and parent levels, as well as utilizing flexible work schedules and market-based compensation, to create the foundation for the same entrepreneurial environment inherent in stand-alone early-stage ventures.

    SPIN-OUT SUBSIDIARIES. Titan intends from time to time to undertake spin-outs of certain of its existing and future subsidiaries. Titan believes that this strategy provides its subsidiaries with direct access to the capital markets to fund growth and future acquisitions, increases visibility into the subsidiaries' operations and establishes an independent value for Titan's investments in its subsidiaries.

    PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. To grow its existing businesses or gain access to new markets, Titan pursues acquisitions of complementary government and commercial businesses, technologies and products. Titan also pursues strategic alliances, primarily to establish channels of distribution for Titan's core businesses and technologies.

    IMPROVE EFFICIENCIES AND REDUCE COSTS. Titan intends to achieve operating efficiencies and cost savings following its acquisitions of complementary businesses through centralization of strategic planning, corporate development, administrative, financial and other services. Titan also intends to continue to aggressively identify areas within its businesses where additional efficiencies and cost reductions can take place, particularly through utilization of its centralized services.

COMMUNICATIONS SYSTEMS SEGMENT

    The Communications Systems segment, through Linkabit Wireless, develops and produces advanced satellite ground terminals, satellite voice/data modems, networking systems and other products used to provide bandwidth-efficient communications for commercial and government customers. Linkabit Wireless' market-driven product development efforts have resulted in products which are particularly well suited for two significant market opportunities, rural telephony and secure defense communications.

    Linkabit Wireless has developed substantial expertise in DAMA technology and critical engineering disciplines such as satellite ground system design, RF and digital engineering, digital and communications signal processing software, network management and modem technology. Linkabit Wireless has benefited from substantial and continued investment in its technology and products. Since 1986, the U.S. government, third parties and Titan have collectively invested over $250 million in Linkabit Wireless' research and development programs. A significant portion of this investment has been focused in the area of DAMA technology, which enables more cost-effective and efficient use of satellite transmission capacity and allows each ground terminal in a satellite network to communicate with any other terminal in the network. Linkabit Wireless' commercial products leverage the advanced technologies and broad technical competencies developed from the substantial investment in its government business. Similarly, the government business has benefited from Linkabit Wireless' investment in the design and production of cost-effective commercial products which can satisfy the government's demand for more commercial off-the-shelf products.

    RURAL TELEPHONY. Telephone service for remote areas of many developing countries has not been practical for a number of economic and technical reasons, and consequently, nearly 50% of the world's population has never made a telephone call. However, the development of low-cost ground terminals, availability of satellite capacity covering rural areas and advancements in voice transmission technologies have made satellite communications a practical solution for rural telephony. Recently, governments in developing countries, particularly in Southeast Asia, have shown an increased interest in providing rural telephone services for both economic and political reasons. For example, the Indonesian government has mandated that 20% of all new telephone lines be installed in rural areas. In addition, consumers and businesses in these areas are in need of affordable telephone services.

    Linkabit Wireless' leading commercial product, Xpress Connection, uses existing geosynchronous satellites to provide low-cost voice, facsimile and data services using satellites to connect villages to a national Public Switched Telephone Network ("PSTN"), making it possible to provide low-cost telephone service to vast unserved areas. Xpress Connection is well-suited to Linkabit Wireless' target markets because it: (i) is easy to operate; (ii) can be quickly installed in rugged terrain without special test instruments or tools; (iii) operates reliably in extreme heat, rain and humidity conditions with no requirement for periodic maintenance, calibrations or manual adjustments; (iv) requires limited human intervention as the network is unmanned with the exception of the central control site; and (v) can operate at low power on a wide range of locally available power sources, including solar energy.

    Linkabit Wireless develops and markets its rural telephony products through strategic alliances. In September 1995, Linkabit Wireless received an approximately $10 million contract from PT. Pasifik Satelit Nusantra ("PSN") to develop the Xpress Connection system for use in a rural telephony network in Indonesia. In December 1997, Linkabit Wireless received a follow-on order from PSN for 10,000 additional terminals at a contract value of approximately $27 million. This contract also contains a priced option to purchase up to 10,000 additional terminals, which may be exercised at any time during the contract term. Linkabit Wireless and PSN are marketing Xpress Connection to other countries covered by PSN's satellites. In addition, Linkabit Wireless is working with Alcatel Telespace ("Alcatel") to market Xpress Connection to other developing regions, including Africa and Latin America.

    Linkabit Wireless was selected to participate in a consortium led by Alcatel, which is designing and developing a satellite-based alternative to conventional telephone systems. The consortium's Multi-Media Asia ("M(2)A") product will provide feature-rich telephone, facsimile, and high speed Internet access to homes and businesses in suburban and rural areas initially throughout Indonesia and potentially to other developing countries throughout the world. Linkabit Wireless will develop key portions of the ground terminals, primarily RF circuits, software and Application Specific Integrated Circuit ("ASIC") chip sets incorporating technology derived from Titan's Xpress Connection.

    Linkabit Wireless is leveraging its experience in rural telephony to selectively pursue private networking opportunities in developing countries. In Thailand, Linkabit Wireless is providing elements of a private voice, data and facsimile communications network for use by The Bank for Agriculture and Agricultural Cooperatives.

    SECURE DEFENSE COMMUNICATIONS PRODUCTS. The U.S. military has sought to increase its satellite communications capacity to meet increasing user demands by improving the efficiency of its existing constellation of military satellites, in which it has a significant investment, as well as by enabling its communications hardware to use commercial satellites. Despite declining defense spending, the government is increasing its investment in communications products which are seen as "force multipliers," making military assets more effective in a conflict. Additionally, the government is increasingly using open systems that incorporate commercial off-the-shelf products to minimize the impact of the shrinking defense budget.

    To improve the capacity utilization of its ultra high frequency ("UHF") satellites, the Joint Chiefs of Staff has mandated that all UHF satellite communications users have terminals capable of DAMA operations (the "JCS mandate"). DAMA can increase satellite capacity by a factor of as much as eight by dynamically allocating channels among all users.

    Linkabit Wireless is well-positioned to capitalize on both the JCS mandate and the trend towards procurement of commercial off-the-shelf products. Linkabit Wireless is a leader in the development and production of UHF satellite terminals that incorporate DAMA technology. Linkabit Wireless offers a complete range of solutions that satisfy the JCS mandate, including add-on modules which can be incorporated into existing military communications products and standalone products which operate with existing military products, and new systems incorporating DAMA technology. Linkabit Wireless' solutions also have the design flexibility to incorporate off-the-shelf products. Linkabit Wireless markets directly to all branches of the U.S. military, its allies and international companies that supply such allies, and also works with strategic partners such as Motorola Corporation to incorporate its technologies into their products.

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    Linkabit Wireless' leading defense product, the Mini-DAMA terminal, is a full UHF satellite communications terminal that is designed to provide dual channel, multi-mode communications for up to 16 simultaneous users. This terminal condenses the communications capabilities formerly housed in two six-foot high racks into a single 25-inch high terminal and provides a weight savings of over 500 pounds and a power savings of approximately 60% to 70% over prior systems. The Mini-DAMA terminal's small size and reduced power requirements permit aircraft, submarines and small ships for the first time to enter critical UHF satellite communications command and control networks and transmit secure voice and data communications. This terminal employs a modular, open systems architecture that allows it to incorporate cards for multiple UHF channels while leaving space for embedded encryption devices and other growth options.

    Linkabit Wireless' goal is to become a preeminent solutions provider to emerging satellite-based communications markets in developing countries, international commercial sectors and the U.S. and allied defense markets. To achieve this goal, Linkabit Wireless intends to: (i) pursue the global rural telephony market with its Xpress Connection, M(2)A and private network products;
(ii) expand its government business, particularly in secure communications for defense agencies; (iii) remain on the leading edge of technology; (iv) leverage these technologies and capabilities into other markets; and (v) expand its strategic alliances with existing and new partners.

    The industries and markets in which Linkabit Wireless competes are highly competitive, and Titan expects that competition will increase in such markets. Linkabit Wireless encounters intense competition from numerous other companies, including large and emerging domestic and international companies, many of which have far greater financial, engineering, technological, marketing, sales and distribution and customer service resources than Linkabit Wireless. Some of Linkabit Wireless' competitors in the secure defense communications market include GEC (UK), Raytheon Corporation, Rockwell International and ViaSat, Inc. Some of Linkabit Wireless' commercial competitors include Gilat Satellite Networks Ltd., Hughes Network Systems, Scientific Atlanta Inc., STM Wireless Inc. and ViaSat, Inc. Furthermore, the satellite communications industry itself competes with other technologies such as terrestrial wireless, copper wire and fiber optic communications systems.

    As of December 31, 1997, Linkabit Wireless had a total of 195 employees.

SOFTWARE SYSTEMS SEGMENT

    Titan's Software Systems segment ("Titan Software") is a systems integrator that provides a broad range of information technology ("IT") services and solutions to commercial and non-defense government clients.

    The growing worldwide demand for IT services has been driven by increasing global competition and the increasing reliance upon IT as a strategic tool. Organizations face constant pressure to improve the quality of products and services, respond to shorter technology cycles and reduce the time to market for new products, strengthen customer service and improve operating efficiencies. In response, organizations are continuously upgrading their business processes and improving their information systems. At the same time, rapid advances in technology have accelerated the transition from centralized to distributed computing architectures, and from disparate systems to enterprise-wide integrated systems. The new distributed computing environments require the integration of multiple operating systems, networking protocols, databases, standard (commercial off-the-shelf) client/server software products, as well as custom software applications written in a variety of computer languages.

    Rapid technological change, increasing network complexity and Year 2000 compliance have placed a heavy burden on internal IT departments and created a shortage of trained software engineers. In addition, organizations are increasingly focusing on core competencies and trimming or limiting the growth of IT departments. As a result, IT departments often lack the breadth or diversity of IT skills necessary to design, develop or implement required technology enhancements. These limited IT resources have

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generated an increasing demand for third party IT service providers to assist in the development and implementation of IT solutions and to provide management services.

    Titan Software provides system integration services and solutions for companies with distributed computing environments. Titan Software has assembled a team of software engineers and technicians with substantial experience in software engineering for client/server applications, data warehousing, database management and internet/intranet technologies. Titan Software's services include systems integration and package software implementation services, business process re-engineering, data warehousing and database administration, client/server application development, Year 2000 solutions, intranet/internet infrastructure design and development, and electronic commerce solutions. Titan Software's core competencies include: (i) development of client/server applications utilizing tools and languages such as PowerBuilder, C, Visual C++, Visual Basic and Oracle's Developer/2000, (ii) networked system expertise, and
(iii) operating system selection, integration and implementation (including Windows NT and Windows 95, UNIX, VMS, MVS and Novell NetWare). Titan Software also uses state-of-the-art tools such as Arbor Essbase, Powerplay, Oracle's Datamart and MicroStrategy DSS Agent to provide powerful value-added data warehousing solutions, and develops and operates databases, using leading products such as Oracle, Sybase, MS SQL Server and Informix, running in a variety of UNIX and Windows NT networked environments.

    Titan Software seeks to cross-sell multiple services in its targeted vertical markets, which include the telecommunications and financial services industries, as well as non-defense governmental agencies. For example, Titan Software leverages its expertise in providing Year 2000 solutions into broader contractual arrangements for IT services with its customers. By assisting its clients' internal IT departments with transition management, knowledge transfer and training, Titan Software believes that it achieves client loyalty and cross-selling opportunities within the client organization.

    To enhance its service offerings and expand its customer base, Titan Software is actively developing relationships with software companies offering products that require integration. For example, Titan Software and PointCast are approaching large PointCast users and offering Titan Software's services to install, integrate and develop custom features, including executive information systems interfaced with PointCast, to add value to PointCast's push technology.

    Titan Software intends to grow primarily through the expansion of services and solutions to commercial clients in its targeted industries and non-defense governmental agencies. To achieve this objective, Titan Software intends to: (i) emphasize IT services involving long-term contracts with recurring revenues;
(ii) broaden the scope of IT services provided to existing customers; (iii) expand the customer base within targeted industries; (iv) leverage relationships into additional IT services and applications such as providing value-added features to prepackaged software products; (v) develop strategic relationships with major software companies; and (vi) recruit, retain and motivate qualified key personnel through an entrepreneurial work environment, flexible work schedules and market-based compensation.

    Examples of the services provided by Titan Software for its major customers include the following:

    - GOVERNMENT AGENCY SOLUTION. The Federal Aviation Administration (the "FAA") had multiple legacy data systems that made it difficult and inefficient to integrate data needed to support its management and executive decision making processes. Titan Software was hired to provide a total IT solution to the FAA's processes. Titan Software initially was retained to identify areas to improve the flow of data, design enterprise-wide information architecture and standards for data management and storage, and establish a national data warehouse for the agency. After successful completion of these initial projects, Titan Software was asked to develop an executive information system that combined internet information push technologies of PointCast with the FAA's national data warehouse. The system developed and implemented by Titan Software extracts data from the data warehouse, highlights exceptions from performance metrics and displays summaries together

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      with long-term trends, as well as providing FAA executives a broad array of information from the Internet filtered for their needs.

    - FINANCIAL INSTITUTION SOLUTION. A multi-national bank operating in a distributed computing environment needed an IT solution to automate the management of its IT assets. The IT solution had to support the bank's global operation and integrate with disparate systems. Titan Software provided a solution that enables the client on a global basis to track IT assets from acquisition to disposition, including ongoing maintenance costs. The applications supported by Titan Software included: (i) a billing/chargeback system; (ii) logistics system enhancement design and integration with the client's legacy systems through middleware products;
      (iii) an invoice processing system with electronic data loading from vendors; (iv) a system allowing automated workflow from the processing/approval system to the payment system for IT acquisitions; (v) an assets management system for tracking licensed software assigned to individual users or desktops; (vi) a system for IT asset accounting and valuation with sales tax allocations; and (vii) data warehousing.

    - TELECOMMUNICATIONS SOLUTION. A major telecommunications local carrier needed an advanced operational support system to automate Primary Interexchange Carrier Customer Account Record Exchange (PIC/CARE) processing. The system was to have a three-tier client/server architect and had to co-exist with existing legacy systems. Titan Software designed and implemented the solution and continues to enhance and maintain the application under a three-year agreement.

    - YEAR 2000 SOLUTION. A major telecommunications long distance carrier needed significant assistance in modifying complex, mission-critical, client/server applications to be Year 2000 compliant. The applications run across mainframe, mid-range and desktop computers and are written in a variety of languages, running on a variety of operating systems. Titan Software is applying its web-based "Titan 2000" Year 2000 compliance process to meet the client's needs.

    The IT services industry is highly competitive. Titan Software competes against a large number of multinational, national, regional and local firms, including system integrators, custom software developers and service groups of software vendors. Many of Titan Software's competitors have substantially greater financial, technical and marketing resources and greater name recognition than Titan Software. In addition, many of Titan Software's clients have internal IT resources and may elect to do work in-house instead of using Titan Software's services. Titan Software believes that the primary competitive factors for its IT services include technical skills, knowledge of specific industry operations for which software is integrated or developed, customer relationships and quality and cost of service.

    As of December 31, 1997, Titan Software had a total of 74 employees.

INFORMATION TECHNOLOGIES SEGMENT

    Titan's Information Technologies segment ("Titan Information Technologies") provides information systems solutions to defense-related government customers with large data management, information manipulation, information fusion, knowledge-based systems, and communications requirements.

    The U.S. government is the largest single buyer of information systems and services in the world. Federal Sources, Inc., an independent market research firm specializing in the U.S. federal market, estimates that the U.S. government has budgeted $26.5 billion in its fiscal year 1997 for information technology services and products. The U.S. government's focus on information systems reflects the critical role that those systems play both in national security and in improving government efficiency. The U.S. military is placing greater emphasis on increasing productivity while using fewer resources by employing systems that act as "force multipliers." These are solutions and technologies that enable fewer personnel and assets and lower levels of military spending to produce more effective performance. To further this strategy, military agencies are relying on communications products and systems, such as those that provide secure and reliable transmission of voice and data in demanding environments. Furthermore, changes in

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the world political environment, coupled with technological advances, have created new demands for secure information and data management systems that operate in distributed client/server networks in support of national defense requirements.

    Since the end of the Cold War, the U.S. government has engaged in fewer, but larger-scale, procurements to meet its defense-related requirements. Accordingly, companies must now have greater financial and technical resources to participate competitively in the bidding process. In an effort to compete against larger companies, smaller defense companies have responded either by increased use of teaming agreements among several firms or through strategic mergers and acquisitions of complementary businesses. This has led to a general consolidation trend among companies in the defense industry.

    Titan Information Technologies focuses on marketing its services to U.S. government agencies, in particular the intelligence community, NATO and other U.S. defense partners around the world where Titan Information Technologies has extensive knowledge of the enterprise's operations, relationships and information systems needs. In addition, Titan Information Technologies has expanded its defense systems business capabilities to provide a full range of systems engineering procurement and technical support for the Command, Control, Communication, Computing and Intelligence (C4I) initiatives of the Department of Defense. This expertise assists Titan Information Technologies in providing a comprehensive solution to a customer's problem which is compatible with the customer's overall information systems architecture and strategy, as opposed to developing merely a technical solution to a specific problem.

    Titan Information Technologies' goal is to become a leading provider of information systems solutions to government customers and to leverage promising technologies into commercial applications. To achieve this goal, Titan Information Technologies intends to continue to: (i) build its core business and technologies both in terms of size and scope; (ii) participate in the consolidation of the defense industry by pursuing potential acquisitions that are complementary to its core business and technologies; (iii) leverage its technologies and expertise into targeted commercial markets; and (iv) improve efficiencies and reduce costs.

    Titan Information Technologies' services include systems analysis and design, object-oriented software development services and systems integration. Titan Information Technologies' initial work generally involves a joint analysis of the customer's enterprise structure and processes and information system needs. Once this analysis is completed, Titan Information Technologies provides process re-engineering and designs the technology solution to meet the customer's needs. This process typically involves software development by Titan Information Technologies, coupled with integration of off-the-shelf software and hardware as available. Titan Information Technologies also provides a variety of professional and technical support services, including electronics and mechanical design and fabrication, computer-aided drafting and manufacturing services, technical documentation and prototyping.

    Examples of Titan Information Technologies' government information systems work include the following:

    - NATO INFORMATION SYSTEMS. Titan Information Technologies' initial contract with NATO provided for the design and delivery of an integrated secure communications and information system for automated support of intelligence sites throughout Europe. This program evolved from process development to a system prototype delivered to the NATO user, followed by a successful deployment to key military locations. Titan Information Technologies has since won NATO's two follow-on command and control system contracts and, to date, has been NATO's primary contractor for its command and control systems.

    - BATTLE FORCE TACTICAL TRAINING SYSTEM. The Battle Force Tactical Training System ("BFTT") provides combat system team training in a realistic environment across warfare areas on shipboard operational equipment. The services provided to BFTT by Titan Information Technologies include: (i) updating and maintaining the configuration database required to support BFTT; (ii) developing

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      and maintaining the BFTT database for web access information; (iii)
      maintaining a database to track fleet failures and analyzing the problem reports to determine whether such problems could have been prevented; (iv) maintaining the databases that track the status and location of all documentation; (v) developing the specific AIT Integrated Logistics Support Delivery Plan for installation in each ship; and (vi) developing and maintaining the bar coding process for tracking the hardware and master parts tracking system database.

    Titan Information Technologies is one of many companies involved in providing information systems solutions for a variety of programs for agencies of the U.S. government and prime contractors for these agencies. Most activities in which Titan Information Technologies engages are very competitive and require highly skilled and experienced technical personnel. Many of Titan Information Technologies' competitors have significantly greater financial and personnel resources than does Titan Information Technologies. Competitors in this industry include Booz-Allen Hamilton Inc., Science Applications International Corporation, Computer Science Corporation, BDM Corporation and Anteon Corp. Titan Information Technologies believes that the primary competitive factors for its information systems services include technical skills, experience in the industry and customer relationships.

    As of December 31, 1997, Titan Information Technologies had a total of 779 employees.

MEDICAL STERILIZATION AND FOOD PASTEURIZATION SEGMENT

    Titan's Medical Sterilization and Food Pasteurization Segment ("Titan Scan") utilizes its linear accelerator technology to provide sterilization systems and services for medical device manufacturers.

    Commercial sterilization began in the early 1960s with the sterilization of medical device products. Government regulations in the U.S. and many other countries require medical device products to be sterile or to have minimal microbial levels. Accordingly, sterilization has become an essential step in the manufacturing process for medical device products in at least 46 countries throughout the world. In order to provide safe products and to comply with applicable government regulations, manufacturers generally have either developed internal sterilization capabilities or have outsourced their sterilization needs through service contracts.

    The market for sterilization systems historically has been dominated by two technologies--EtO sterilization and Gamma sterilization. EtO sterilization is accomplished by exposing products to ethylene oxide gas in a lengthy three-step procedure: (i) preconditioning of the product, involving an increase in temperature and humidity; (ii) fumigation of the product; and (iii) aeration of the product, to allow the gas residue to dissipate to acceptable levels. Due to this three-step procedure, the processing time for EtO sterilization generally ranges from 7 to 14 days, with turnaround time (measured from intake of the product to shipment back to the manufacturer) being slightly longer. The length of this procedure, as well as safety and environmental concerns and regulatory restrictions related to the use of ethylene oxide gas, has led to a decrease in EtO sterilization over the past 10 years.

    Gamma sterilization is accomplished by exposing a product to Cobalt-60, an isotope that emits Gamma radiation. The exposure sterilizes the product by disrupting the DNA structure of microorganisms on or within the product. Although the processing time for Gamma sterilization is shorter than for EtO sterilization, it still generally requires from 4 to 8 hours to process the product. Turnaround time typically ranges from 3 to 7 days due to the staging required as part of the Gamma sterilization process and the need to locate service providers in remote areas. In addition, the long exposure of the product to the Gamma source can result in the product becoming discolored, brittle and/or deformed. Furthermore, supply problems can exist with Cobalt-60 due to:
(i) the limited number of suppliers of Cobalt-60; (ii) the restrictions on transporting radioactive materials; and (iii) the time-consuming "re-sourcing" of Cobalt-60 periodically required due to its decaying nature.

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    Titan Scan has developed a proprietary electronic beam sterilization process that utilizes linear accelerator technology. Like Gamma sterilization, Titan Scan's E-Beam sterilization process disrupts the DNA structure of microorganisms on or within the product rendering them sterile. The fundamental difference between the two processes is that Gamma sterilization uses Cobalt-60 while
E-Beam sterilization uses electrons from a commercial electrical source.

    Titan Scan believes its E-Beam sterilization system (the "Surebeam") offers a reliable, environmentally acceptable and efficient alternative to both Gamma sterilization and EtO sterilization. The primary advantages of the Surebeam include the following:

    - SIGNIFICANTLY SHORTER TURNAROUND TIME/REDUCED INVENTORY CARRYING
      COSTS. The processing time for the Surebeam is 5 to 7 minutes, rather than the hours or days required for Gamma sterilization and EtO sterilization. This results in a shorter turnaround time and requires less product to be held in inventory by the customer, resulting in potentially significant cost savings for the customer.

    - REDUCED DEGRADATION OF PRODUCT. Because of the significantly shorter exposure time to the irradiation source, the Surebeam process reduces the oxidation effects to products and thus reduces product and packaging degradation.

    - SAFETY. Unlike EtO sterilization, the Surebeam does not utilize potentially dangerous chemicals or gases in the facility, nor is there the potential that chemicals or gases might remain on or in the product. In addition, the Surebeam is run from the normal electrical power distribution system, unlike Gamma sterilization which uses Cobalt-60 as its source. The Surebeam can be deactivated by simply turning off the power in the event of a problem.

    - LACK OF SUPPLY PROBLEMS. Because the Surebeam uses electronic beams rather than Cobalt-60, it does not encounter the supply problems associated with Gamma sterilization.

    - TURNKEY SYSTEM CAPABILITIES. The Surebeam is more suitable for in-house manufacturing than either Gamma or EtO systems due to the safety concerns and operational constraints associated with these other systems. In addition, the Surebeam on-site system is scaleable to meet the customer's current and future needs. In-house sterilization eliminates the customer's transportation costs and further reduces the customer's inventory carrying costs.

    POTENTIAL MARKETS. Although contaminated food is one of the most widespread health problems in the world, lack of regulatory approval and consumer acceptance historically has limited the development of the market for food pasteurization. Estimates from the Centers for Disease Control and Prevention in Washington, D.C., suggest that up to 33 million people in the United States are stricken with food-borne diseases each year. In addition, nearly 200 people in the United States die each week from illnesses they contract from food. Although the recent outbreaks of E. coli and salmonella have increased public interest in food pasteurization, the potential market for food pasteurization remains largely undeveloped. Titan believes the absence of a market for food pasteurization historically has been due in part to the lack of FDA approval for the pasteurization of most foods, including red meat. On December 3, 1997, however, the FDA approved irradiation of red meat. The FDA also found that irradiation of meat, at its recommended doses, affects neither the food's taste nor its nutritional value in any detectable way. The meat pasteurization process is still subject to final approval by the USDA, which approval the USDA expects to provide sometime in 1998. Despite the FDA's approval, however, the development of this potential market is still dependent on broad consumer acceptance of pasteurized foods, which may not occur. Although Titan Scan, until recently, has focused its efforts in the area of medical device products, Titan Scan believes it is well-positioned to take advantage of the food pasteurization market if it develops.

    Titan Scan's goal is to become the leading provider of medical device sterilization and food pasteurization systems. To achieve this goal, Titan Scan intends to: (i) increase its focus on selling on-site systems; (ii) continue to leverage its expertise in medical device sterilization into the food pasteurization market; and (iii) enter into additional alliances to support its marketing efforts in food pasteurization.

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    Titan Scan can meet its customers needs in two principal ways: (i) by developing and installing on-site, turnkey sterilization and pasteurization systems for use in either in-line or end-of-line applications and (ii) by providing contract sterilization services through its owner-operated facilities in Denver and San Diego.

    Titan Scan believes that its on-site system is the only small, low-cost, turnkey system currently available for customers' in-house manufacturing use. In February 1997, Titan Scan agreed to install its first turnkey on-site sterilization system at Guidant Corporation, one of the leading medical device manufacturers in the United States. Titan Scan also provides contract sterilization services through its facilities in Denver and San Diego. Titan Scan has been providing such contract services since 1993.

    The market for sterilization services is intensely competitive and is characterized by significant price competition. Titan Scan's market is fragmented as a result of geographical limitations on the transportation of products for sterilization, multiple technologies and the mix of in-house and contract sterilization facilities. Although Titan Scan believes that it is the only provider of small, low-cost, turnkey systems for in-house manufacturers, Titan Scan currently faces competition from several providers of contract Gamma sterilization services, several providers of contract E-Beam sterilization services and a significantly larger number of providers of contract EtO sterilization services. Certain of Titan Scan's competitors and potential competitors have substantially greater financial, marketing, distribution, technical and other resources than Titan Scan, or offer multiple sterilization technologies or operate multiple sterilization facilities at geographically advantageous sites, which may enable them to address a broader range of the sterilization requirements of individual customers.

    As of December 31, 1997, Titan Scan had a total of 28 employees with respect to its medical sterilization business.

EMERGING TECHNOLOGIES AND BUSINESSES SEGMENT

    The Emerging Technologies and Businesses segment consists of new technologies and early-stage businesses, including minority-owned businesses, utilizing technologies originally developed by Titan. In addition to its minority-owned businesses, the Emerging Technologies and Businesses segment owns patents relating to technologies derived from research and development activities of Titan. Titan intends to utilize both public and private investments as the primary funding source for the continued development of its technologies. Examples of such technologies and businesses of Titan are as follows:

    SERVNOW! NETTECHNOLOGIES, INC. ServNOW! NetTechnologies, Inc. is a minority-owned company of Titan that develops software to enable internet and intranet providers to reduce server blockage and scale to high-end complex environments in a cost-effective manner. ServNOW! products are still in the development stage.

    TOMOTHERAPEUTICS, INC. TomoTherapeutics, Inc. is a majority-owned company of Titan that is developing an x-ray needle system designed to rapidly generate x-rays at a local level in the treatment of tumors and other abnormal tissues. This system is still in the development stage.

    The Emerging Technologies and Businesses segment is attempting to commercialize new products in relatively new markets. The success of these technologies and businesses will depend on many factors, including the ability of Titan or its partners to raise the capital necessary to fund development, to attract, retain and motivate key personnel and to develop markets for new products. There can be no assurance that Titan or its partners will be able to develop such products or that Titan will be able to penetrate its target markets with such products. If Titan fails to develop its products or if markets for Titan's products fail to materialize or grow more slowly than anticipated, it could have a material adverse effect on the business, financial condition and results of operation of the Emerging Technologies and Businesses segment.

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GOVERNMENT CONTRACTS

    A substantial portion of Titan's revenues are dependent upon continued funding of U.S. and allied government agencies as well as continued funding of the programs targeted by Titan's businesses. For the years ended December 31, 1995 and 1996, U.S. government business represented approximately 61% and 75% of Titan's revenues, respectively. U.S. defense budgets and the budgets of other government agencies have been declining in real terms since the mid-1980's, and may continue to do so in the future. Any significant reductions in the funding of U.S government agencies or in the funding areas targeted by Titan's businesses could materially and adversely affect Titan's business, results of operations and financial condition.

    Titan's direct contracts with the U.S. government and its subcontracts with prime contractors that have direct contracts with the U.S. government are subject to termination for the convenience of the government, and termination, reduction or modification in the event of any change in the government's requirements or budgetary constraints. When Titan subcontracts with prime contractors, such subcontracts are also subject to the ability of the prime contractor to perform its obligations under its prime contract. Titan often has little or no control over the resources allocated by the prime contractor to the prime contract, and any failure by the prime contractor to perform its obligations under the prime contract could result in Titan's loss of its subcontract. In addition, Titan's contract-related costs and fees, including allocated indirect costs, are subject to audits and adjustments by negotiation between Titan and the U.S. government. As part of the audit process, the government audit agency verifies that all charges made by a contractor against a contract are legitimate and appropriate. Audits may result in recalculation of contract revenues and non-reimbursement of some contract costs and fees. Any audits of Titan's contract-related costs and fees could result in material adjustments to Titan's revenues. In addition, U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded and additional funds are normally committed to the contract by the procuring agency as appropriations are made by Congress for future fiscal years. Any failure of such agencies to continue to fund such contracts could have a material adverse effect on Titan's business, results of operations and financial condition.

RAW MATERIALS

    Titan operates both fabrication and assembly facilities and also purchases certain components and assemblies from other suppliers. No one supplier accounts for a significant portion of total purchases.

PATENTS, TRADEMARKS AND TRADE SECRETS

    The policy of Titan is to apply for patents and other appropriate statutory protection when it develops new or improved technology. Titan presently holds over 40 U.S. patents, as well as a number of trademarks and copyrights. However, it does not rely solely on such statutory protection to protect its technology and intellectual property. In addition to seeking patent protection for its inventions, Titan relies on the laws of unfair competition and trade secrets to protect its unpatented proprietary rights. Titan attempts to protect its trade secrets and other unpatented proprietary information through agreements with customers, vendors, employees and consultants. In addition, various names used by Titan for its products and services have been registered with the U.S. Patent and Trademark Office.

BACKLOG

    Contracts undertaken by Titan may extend beyond one year, and accordingly, portions are carried forward from one year to the next as part of backlog. Because many factors affect the scheduling of projects, no assurance can be given as to when revenue will be realized on projects included in Titan's backlog. Although backlog represents only business which is considered to be firm, there can be no assurance that cancellations or scope adjustments will not occur. The majority of backlog represents contracts under the terms of which cancellation by the customer would entitle Titan to all or a portion of its costs incurred and potential fees.

    Titan's commercial backlog represents contracts primarily for services. As of September 30, 1997 by segment, the commercial backlog is approximately $3.7 million, $1.6 million, $0, $7.9 million and $2.9 million for Communications Systems, Software Systems, Information Technologies, Medical Sterilization and Food Pasteurization, and Emerging Technologies and Businesses, respectively.

    Many of Titan's contracts with the U.S. government are funded by the procuring agency from year to year, primarily based on its fiscal requirements. This results in two different categories of U.S. government backlog: funded and unfunded backlog. "Funded backlog" consists of the aggregate contract revenues remaining to be earned by Titan at a given time, but only to the extent such amounts have been appropriated by Congress and allocated to the contract by the procuring Government agency. "Unfunded backlog" consists of (i) the aggregate contract revenues which are expected to be earned as Titan's customers incrementally allot funding to existing contracts, whether Titan is acting as a prime contractor or subcontractor, and (ii) the aggregate contract revenues which remain to be funded on contracts which have been newly awarded to Titan. "Backlog" is the total of the commercial and government funded and unfunded backlog.

    Titan's backlog consists of the following approximate amounts as of the following date:

                                                               SEPTEMBER 30,    DECEMBER 31,
BACKLOG                                                             1997            1996
-------------------------------------------------------------  --------------  --------------
Commercial backlog...........................................  $   16,130,100  $   47,113,000
U.S. government funded backlog...............................      39,522,000      49,256,000
U.S. government unfunded backlog.............................     212,064,000      98,881,000
                                                               --------------  --------------
                                                               $  267,716,000  $  195,250,000
                                                               --------------  --------------
                                                               --------------  --------------

    In addition to the backlog described above, at December 31, 1997, Titan had remaining priced options of over $56 million from the U.S. Navy for full-scale production of its Mini-DAMA satellite communications terminal. Titan expects that a substantial number of these options will be exercised in the future, although there is no assurance that any options will be exercised.

    Management believes that year-to-year comparisons of backlog are difficult and not necessarily indicative of future revenues. Titan's backlog is typically subject to large variations from quarter to quarter as existing contracts are renewed or new contracts are awarded. Additionally, all U.S. government contracts included in backlog, whether or not funded, may be terminated at the convenience of the U.S. government.

    Titan expects to realize approximately 70% of its 1997 backlog by the end of 1998.

RESEARCH AND DEVELOPMENT

    Titan maintains a staff of engineers, other scientific professionals and support personnel engaged in development of new applications of technology and improvement of existing products. These programs' costs are expensed as incurred. Total expenditures for research and development were $6,917,000, $7,658,000 and $15,545,000 for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively. These expenditures included company funded research and development of $4,997,000, $3,152,000 and $4,782,000 and customer sponsored research and development of $1,920,000, $4,506,000 and $10,763,000, for the nine months ended September 30, 1997, and for the years ended December 31, 1996 and 1995, respectively. The majority of Titan's customer sponsored research and development activity is funded under contracts with the U.S. government.

EMPLOYEES

    At the end of fiscal 1997, Titan employed approximately 1,192 employees, predominantly located in the United States.

PROPERTIES

    Titans's operations occupy approximately 568,051 square feet of space located throughout the United States. The large majority of the space is office space. Substantially all of Titan's facilities are leased. Titan's principal executive offices are located at 3033 Science Park Road, San Diego, California 92121, in a 161,119 square foot facility, under a lease agreement that expires in July 2007.

    It is management's policy to maintain Titan's facilities and equipment in good condition and at a high level of efficiency. Existing facilities are considered to be generally suitable and adequate for Titan's present needs.

    The locations of the principal operating facilities of Titan and its consolidated subsidiaries at the end of 1997 were as follows:

COMMUNICATIONS SYSTEMS
San Diego, California
INFORMATION TECHNOLOGIES
Reston, Virginia
Norfolk, Virginia
Richmond, Virginia
Hanover, Maryland
Vallejo, California
San Diego, California
Heathrow, Florida
Denver, Colorado
Westborough, Massachusetts
Akron, Ohio
Huntsville, Alabama
Niantic, Connecticut
Middleton, Rhode Island
National City, California
Port Hueneme, California
Gales Ferry, Connecticut
Albuquerque, New Mexico
Chatsworth, California
Princeton, New Jersey

SOFTWARE SYSTEMS
San Diego, California
Reston, Virginia
Washington, D.C.
Colorado Springs, Colorado
Tampa, Florida
MEDICAL STERILIZATION
AND FOOD PASTEURIZATION
San Diego, California
Denver, Colorado
San Leandro, California
Dublin, California
EMERGING TECHNOLOGIES
AND BUSINESSES
Bozeman, Montana
Tempe, Arizona
Phoenix, Arizona
Albuquerque, New Mexico
San Leandro, California
Dublin, California

LEGAL PROCEEDINGS

    In the ordinary course of business, defense contractors are subject to many levels of audit and investigation by various government agencies. Further, Titan and its subsidiaries are subject to claims and from time-to-time are named as defendants in legal proceedings. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of Titan.

    Titan is involved in appeals of the judgments resulting from the trials of two separate lawsuits filed by former employees claiming, among other things, wrongful termination and discrimination. Titan intends to vigorously pursue and defend against the appeals of these cases. While it is not feasible to predict the outcome of these cases, management believes that their ultimate disposition will not have a material adverse effect on the financial position or results of operations of Titan.

      TITAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

OPERATING RESULTS

GENERAL

    In the fourth quarter of 1997, Titan realigned certain operations within its segments and added a fifth segment to better position these operations for strategic transactions pursuant to Titan's corporate strategy. However, the discussion below with respect to Titan's segments, as well as the other financial data contained in this Prospectus/Joint Proxy Statement, do not reflect this 1997 realignment.

    As discussed in Note 15 to the accompanying financial statements, on April 11, 1997 Titans' Board of Directors adopted a plan to divest Titan's Broadband Communications business. The results of Broadband have been accounted for as a discontinued operation, and all prior year financial statements and related disclosures have been restated to reflect this discontinuance.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

    Revenues for the third quarter of 1997 were $41,973, an increase of 21% from revenues of $34,588 in the third quarter of 1996. Revenues for the nine months ended September 30 were $127,212 and $94,645 in 1997 and 1996, respectively. Revenue increases in both the third quarter and nine months were experienced in the Communications Systems, Defense Systems, and Emerging Technologies segments. Titan reported net income of $1,537 and $3,030 for the third quarter and nine months of 1997 compared to net losses of $1,969 and $3,580 for the third quarter and nine months of 1996. Included in the nine months of 1997 is a loss from discontinued operation of $343, compared to a loss from discontinued operation of $1,173 and $3,414 for the third quarter and nine months of 1996, respectively. Titan deferred losses from the discontinued operation of $3,033 and $6,324 in the third quarter and nine months ended September 30, 1997, respectively, which primarily represented amortization costs of intangible assets, and to a lesser degree, wind-down costs of that business. Income from continuing operations in the third quarter and nine months of 1997 was $1,537 and $3,373, compared to losses of $796 and $166 in the third quarter and nine months of 1996. The improvement in earnings was primarily due to the impact of the increased revenues noted above as well as the impact of cost reduction measures taken by Titan.

    Selling, general and administrative expense ("SG&A") as a percentage of revenue decreased from 17% in the third quarter of 1996 to 11% for the same period in 1997, and from 17% in the nine months of 1996 to 12% for the same period in 1997. These decreases were due primarily to the impact of cost reductions measures taken across all business segments. Research and development costs increased overall from $1,055 in the third quarter of 1996 to $1,740 for the same period in 1997, and from $2,190 for the nine months of 1996 to $4,997 for the same period in 1997, reflecting increased efforts in Titan's commercial and defense satellite communications businesses, specifically related to costs incurred to obtain certification on Titan's compact satellite modem.

    Net interest expense increased $639 and $2,014 in the third quarter and nine months ended September 30, 1997, respectively, compared to the comparable periods of 1996, primarily from interest related to the convertible subordinated debentures that Titan issued in November 1996.

    The income tax provision is a 35% effective rate in 1997 compared to a 39% effective rate in 1996. These effective rates approximate the expected combined federal and state statutory rates, less expected credits, primarily R&D credits.

    BUSINESS SEGMENTS

    Revenues for the Communications Systems segment increased $9,272 from $2,193 in the nine months ended September 30, 1996 to $11,465 in the nine months ended September 30, 1997, due to increased shipments made on Titan's contract for a rural telephony system in Indonesia. Segment operating loss decreased $1,149 from $1,492 in the nine months ended September 30, 1996 to $343 in the nine months ended September 30, 1997, principally due to the increased sales volume.

    The Software Systems segment revenues decreased $1,780 from $13,986 in the nine months ended September 30, 1996 to $12,206 in the nine months ended September 30, 1997, principally due to a reduction of revenues from a major telecommunications customer, partially offset by growth in other custom software business. Operating income improved $2,964 from an operating loss of $344 in the nine months ended September 30, 1996 to operating income of $2,620 in the nine months ended September 30, 1997, resulting from the impact of cost reduction measures taken by Titan.

    Defense Systems revenues increased $21,851 from $62,169 in the nine months ended September 30, 1996 to $84,020 in the nine months ended September 30, 1997. Increased revenues from Eldyne, Unidyne and DCS of $23,490, and increased 1997 revenues related to the Mini-DAMA satellite terminal production contract as well as certain non-recurring credits which were partially offset by decreased revenues from the wind-down of the work subcontracted to the buyer of the Applications Group (sold in April 1994) and the impact of the sale of the Electronics division in July 1996. Segment operating income increased $3,332 from $6,383 in the nine months ended September 30, 1996 to $9,715 in the nine months ended September 30, 1997. This increase was due to the impact of the non-recurring credits and the increase in revenues noted above.

    The Emerging Technologies segment revenues increased $3,224 from $16,297 in the nine months ended September 30, 1996 to $19,521 in the nine months ended September 30, 1997, due primarily to revenues on Titan's contract to provide a turnkey medical device sterilization system as well as revenues on a contract to build pulse generator systems. Segment operating income increased $719 from an operating loss of $56 in the nine months ended September 30, 1996 to operating income of $663 in the nine months ended September 30, 1997, principally due to the increased sales volume.

YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    The table below sets forth Titan's consolidated operating results for each of the three years ended December 31, 1996 (All three years have been restated to reflect the discontinued operation of Broadband. See Note 15):

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
Revenues.................................................  $  135,484  $  131,535  $  136,206
Operating profit (loss)..................................       3,361      (1,358)     11,420
Interest expense, net....................................       2,961       1,059         632
Income (loss) from continuing operations, before income
 taxes...................................................         400      (2,417)     10,788
Income tax provision (benefit)...........................         136        (582)      3,657
Loss from discontinued operation, net....................      (3,642)     (1,972)     (1,178)
Net income (loss)........................................      (3,378)     (3,807)      5,953

    Titan's consolidated revenues were $135,484, $131,535 and $136,206 in 1996, 1995 and 1994, respectively.

    The revenue growth in 1996 was attributable to the Defense Systems segment, primarily reflecting the revenues generated by Eldyne, Unidyne and DCS from the date of acquisition, offset by revenue declines in the Communications Systems, Software Systems and Emerging Technologies segments. Excluding revenues from Titan's Applications Group, which was sold in April 1994, Titan's pro forma 1994 revenues were $124,293. Increased revenues in 1995 over pro forma 1994 were generated in all segments.

    Titan's consolidated operating profit (loss) has been significantly impacted by a number of factors in each of the three years shown above. Combined selling, marketing, and research and development expenses were $7,499, $10,373 and $8,360 in 1996, 1995 and 1994, respectively, reflecting Titan's efforts to expand commercial applications of its technologies and to continue developing certain defense communication technologies. General and administrative expenses have remained relatively constant over the 3 year period, with savings from cost-cutting actions offset by increased investment in Titan's emerging commercial businesses, primarily the Communications Systems segment. Restructuring charges were recorded in both 1995 and 1994 reflecting management's efforts to adapt to both internal and external forces impacting Titan's long-term operating strategy. The 1994 charge was offset by a $12,700 pre-tax gain resulting from the sale of Titan's Applications Group.

    Net interest expense has fluctuated significantly over the three year period ended December 31, 1996. Generally, the principal component of interest expense is Titan's borrowings under its bank lines of credit. In addition, the 1996 interest expense includes the interest related to the convertible subordinated debentures issued by Titan in November 1996. Borrowings from Titan's bank lines of credit averaged $12,315, $6,400, and $4,180 at weighted average interest rates of 8.2%, 8.8% and 7.6% during 1996, 1995 and 1994, respectively. Also affecting interest expense is interest on Titan's deferred compensation and retiree medical obligations. Interest expense related to these items was $801, $726 and $529 for 1996, 1995 and 1994, respectively. Interest on the deferred compensation obligation will continue to increase as the total obligation increases, while interest on the retiree medical obligation is expected to decrease.

    Income taxes reflect effective rates of 34%, 24% and 34% in 1996, 1995 and 1994, respectively. The difference between the actual provision and the effective provision (based on the United States statutory tax rate) in 1995 was due to the alternative minimum tax and to permanent differences between financial statement income and taxable income.

    BUSINESS SEGMENTS

    As noted above, the following discussion does not reflect a realignment of segments made by Titan in the fourth quarter of 1997.

    COMMUNICATIONS SYSTEMS: The Communications Systems segment develops and sells satellite earth station networks and related systems which address the demand for telephony services.

    Revenues in this segment were $3,647, $5,058 and $6,319 in 1996, 1995 and 1994, respectively. The composition of the revenues was significantly different over the three year period. In early 1995, Titan sold its transceiver manufacturing division which was part of this business unit. On a pro forma basis, excluding the sold division, the satellite communications revenues were approximately $4,546 and $2,524 in 1995 and 1994, respectively. The decrease in pro forma revenues to $3,647 in 1996 from $4,546 in 1995 was principally due to delays in shipments on Titan's rural telephony contract.

    The segment's operating loss was $2,323 in 1996 compared to $1,891 in 1995 and $6,142 in 1994. The losses in 1996 and 1995 reflect the start-up nature of this segment's businesses which requires significant selling, marketing and research and development activities disproportionate to the level of revenues generated. The loss in 1994 includes approximately $5,400 of losses and restructuring charges associated with Titan exiting its transceiver manufacturing business.

    SOFTWARE SYSTEMS: The Software Systems segment provides custom software products and services to assist customers in moving from older mainframe systems to distributed computing systems utilizing client/ server, object-oriented software.

    Revenues in this segment were $18,505 for 1996, $33,175 in 1995, and $28,868 in 1994. One customer accounted for approximately $8,000 of this segment's revenue in 1996 and $24,000 of this segment's revenue in both 1995 and 1994. In the second half of 1995, this segment experienced reduced demand from this customer and this trend continued in 1996. Excluding the revenues from this customer, there was moderate growth in other custom software business.

    Segment operating loss was $137 in 1996, compared to operating income of $3,803 in 1995 and $6,237 in 1994. The 1996 results were due primarily to reduced sales from the previously mentioned customer, the timing of corresponding decreases in selling, general and administrative expense, and additional costs associated with a negotiated conclusion of certain programs with this customer. The 1995 decrease was principally due to the effect of restructuring charges for severance and other reorganization costs and the impact of reduced sales volume mentioned previously.

    DEFENSE SYSTEMS: The Defense Systems segment includes two business units, information and communications systems, which provide systems solutions primarily to U.S. and allied government and defense customers. The defense information systems business supports high priority government programs by providing information systems engineering services, development and integration of systems and specialized products, as well as systems research, development and prototyping. The defense communications business develops and produces advanced satellite terminals and associated voice/data processing modems. These products are specifically tailored to meet defense requirements, provide highly secure communications and are produced in relatively small quantities.

    Revenues in this segment were $90,902, $67,948, and $78,780 for 1996, 1995 and 1994, respectively. However, excluding revenues attributable to Titan's Applications Group, which was sold in 1994, pro forma segment revenues were $66,867 in 1994. Revenues increased in 1996 principally due to $33,600 revenues generated from the acquired companies Eldyne, Unidyne and DCS. Revenue growth from the Mini-DAMA production contract also contributed to the revenue increase in this segment. Revenues in 1996, 1995 and 1994 included approximately $6,100, $18,300 and $9,700, respectively, for work subcontracted to the buyer of the Applications Group. There was no operating profit associated with these revenues. This contract was substantially completed in 1996. Revenues and operating profit for 1995 included approximately $1,400 recovered from a termination for convenience claim with the U.S. government for work performed in prior years.

    Segment operating income in 1996 was $10,018, compared with $4,456 in 1995, and $4,725 in 1994. The operating income increase in 1996 is attributable to the revenue growth discussed previously, and certain non-recurring credits resulting from the reevaluation of estimates of certain allowable contract costs based upon favorable developments with certain government audit agencies, as well as changes in the carrying value of assets being disposed of. Operating results for 1994 include $2,500 of profit resulting from a favorable settlement and from improved contract performance on Titan's Mini-DAMA fixed price development contract. This profit was offset by a charge of approximately $3,200 for restructuring costs related to the Electronics division.

    EMERGING TECHNOLOGIES: Emerging Technologies contains a group of mature businesses generally involved in Department of Defense ("DoD") funded research and development contracts and various early stage commercial businesses, involved in medical product sterilization services and systems and environmental consulting services. Titan's strategy is to use the research and development activities as a source for developing additional DoD and commercial products, systems and services.

    Revenues in this segment were $22,430, $25,354 and $22,239 in 1996, 1995 and 1994, respectively. Approximately $7,600 of 1996 and $7,400 of 1995 revenue was generated by the segment's early stage businesses. Substantially all remaining revenue for all periods presented was derived from the various established business lines. The decline in 1996 revenue is primarily attributable to the sale of Titan's shaped-charged munitions business in September 1995 and the completion of certain pulsed power systems contracts with the French government. This segment's operating profit (loss) has not been material in relation to Titan's consolidated operating results. Generally losses experienced by the start-up operations have offset profits contributed by the segment's other lines of business.

LIQUIDITY AND CAPITAL RESOURCES

NINE MONTHS ENDED SEPTEMBER 30, 1997

    During the nine months ended September 30, 1997, Titan used $6.4 million cash for continuing operations. Titan's increased investment in its government and commercial satellite businesses, which reflects the growth in these businesses, primarily resulted from an increase in receivables and inventories of $7,169 and $1,348, respectively. Other significant cash uses included funding requirements for certain accrued compensation obligations of $2,099 and funding of other liabilities which included approximately $1,500 in payments of certain accrued acquisition costs of Eldyne, Unidyne and DCS. Cash was provided primarily by the Company's line of credit, which provided $14,650, and by the timing of vendor payments, which provided $1,622.

    In May 1997, Titan completed an agreement with Sumitomo Bank of California and Imperial Bank for a $24,000 line of credit maturing May 31, 1998, amending and replacing the previous $14,000 line with Sumitomo Bank, and replacing the existing line of credit with Crestar Bank. Titan has the option to borrow at a bank prime rate or at LIBOR plus 2%. The agreement contains, among other financial covenants, provisions which require Titan to have annual net income, as defined, prohibits two consecutive quarterly losses in aggregate of greater than $500, and contains other financial covenants which require Titan to maintain stipulated levels of net worth and minimum interest coverage, and fixed charge coverage and quick ratios. Under the agreement, Titan and its wholly owned subsidiaries, Titan Information Systems Corporation ("TIS"), Eldyne and Unidyne, granted the banks a security interest in substantially all of their non-real property assets, including accounts receivable, inventory, equipment and patents, and Titan pledged the stock of TIS, Eldyne and Unidyne to the banks.

    At September 30, 1997, borrowings outstanding under this agreement were $14,650, at a weighted average interest rate of 7.92%. Titan also had commitments under letters of credit under this agreement of $1,177, which reduced availability under the line of credit to $8,173. On May 23, 1997, Titan repaid in full the line of credit agreement and equipment note with Crestar Bank. A mortgage note with a balance of $1,228 at September 30, 1997, remains outstanding with Crestar Bank.

    At September 30, 1997 Titan was in compliance with all financial covenants under its various debt agreements.

YEAR ENDED DECEMBER 31, 1996

    During 1996, Titan used $8,696 cash for operating requirements. Significant cash uses included an increase in inventories of $4,769 principally related to commercial rural telephony products and to government satellite communications, funding requirements for certain accrued compensation obligations of $2,599, funding of $4,099 of restructuring activities, and funding of $8,585 for Titan's discontinued operation. Cash was provided primarily by collection of receivables in the Defense Systems segment of $3,633, the proceeds from the issuance of the convertible subordinated debentures, net of issuance costs and the repayments of borrowings under Titan's revolving lines of credit, of $9,739, the refinancing of Titan's Denver Scan facility for $1,773, and proceeds from the sale of Titan's Electronics division of $2,492.

    In November 1996, Titan issued $34,500 of 8.25% convertible subordinated debentures due 2003. The net proceeds of approximately $32,400 were used to repay the borrowings under Titan's revolving lines of credit. The remaining funds were used to fund working capital requirements and other general purposes.

    As of December 31, 1996, there were no borrowings outstanding under Titan's $14,000 bank line of credit, and Titan had available cash of $2,052. Titan had commitments under letters of credit at December 31, 1996 of $1,104, which reduced availability under the line of credit to $12,896. The maturity date of the line of credit is May 31, 1997. Subsequent to December 31, 1996, Titan received a commitment from the bank to renew the facility through May 31, 1998.

    In connection with Titan's acquisition of Eldyne, Unidyne and DCS in May 1996, Titan's Eldyne and Unidyne subsidiaries assumed and renegotiated a separate credit agreement with a lender with provides, among other things, for a working capital line of credit facility of up to $7,000 for Eldyne and Unidyne. The actual borrowing base is limited for each of Eldyne and Unidyne to the sum of various percentages of billed and certain unbilled government and commercial receivables. At December 31, 1996, there were no borrowings outstanding under this line of credit. Titan had commitments under letters of credit at December 31, 1996 of $85, which, in addition to borrowing base limitations, reduced availability under the line of credit to $4,663. Titan has guaranteed up to $2,500 of indebtedness under this line of credit. The maturity date of this line of credit is May 31, 1997. Titan intends to renegotiate this line of credit with the lender and/or other banks.

    Cash requirements for 1997 are expected to continue to be significant. Investments in product development within the Communications Systems segment were substantially complete in 1996; however, Titan plans to continue aggressive sales and marketing efforts. Titan has been pursuing a process to identify potential strategic investors for the Broadband Communications business. To date, an appropriate strategic investor has not been identified. Because there can be no assurance that Titan will be successful in obtaining outside funding, Titan will continue to reassess its investment in all its early stage businesses, in relation to the availability of funding sources, both internal and external. As part of this assessment, Titan has taken several actions in early 1997 to reduce operating costs in the Broadband Communications business. As noted above, in April 1997 Titan's Board of Directors adopted a plan to divest Titan's Broadband Communications business.

FORWARD LOOKING INFORMATION; CERTAIN CAUTIONARY STATEMENTS

    Certain statements contained in this Management's Discussion and Analysis of Results of Operations and Financial Condition that are not related to historical results are forward looking statements. Actual results may differ materially from those stated or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate.

                        OWNERSHIP OF TITAN'S SECURITIES

    The following table sets forth certain information as to the number of shares beneficially owned as of January 30, 1998 (a) by each person who is known to Titan to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, and each of the Named Executive Officers (as defined below), and (c) by all Titan officers and directors as a group.

                                                                                       AMOUNT AND
                                                                                        NATURE OF
                                                                                       BENEFICIAL    PERCENT OF
IDENTITY OF OWNER OR GROUP (1)                                       TITLE OF CLASS     OWNERSHIP       CLASS
------------------------------------------------------------------  -----------------  -----------  -------------
Charles R. Allen..................................................       Common Stock       31,217(2)       *
Joseph F. Caligiuri...............................................       Common Stock       27,250(2)       *
Daniel J. Fink....................................................       Common Stock       28,600(2)       *
Robert E. La Blanc................................................       Common Stock       16,750(2)       *
Thomas G. Pownall.................................................       Common Stock       29,457(2)       *
Gene W. Ray.......................................................       Common Stock      519,807(2)        3.11%
J. S. Webb........................................................       Common Stock      111,783(2)       *
Louis L. Fowler...................................................       Common Stock       29,612(2)       *
Ronald B. Gorda...................................................       Common Stock      112,055(2)       *
Cornelius L. Hensel...............................................       Common Stock       53,295   (3)       *
Frederick L. Judge................................................       Common Stock       66,244(2)       *
All Directors and Officers as a Group (14 Persons)................       Common Stock    1,072,847(2)        6.41%

------------------------

*   Less than 1%

(1) The address of each owner is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121.

(2) Including (A) 16,250; 11,250; 16,250; 8,750; 10,000; 230,000; 40,000;
    95,000; 51,250; 50,000, 13,500; and 570,875 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, La Blanc, Pownall, Ray, Webb, Gorda, Hensel, Judge, Fowler and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after January 30, 1998; (B) 21,428 and 14,285 shares that may be obtained upon conversion of convertible debentures held by Messrs. Ray and Judge, respectively; and (C) 81,885; 24,886; 14,555; 1,945; 1,957; 15,999; and 153,980 shares held by the trustees of Titan's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Ray, Webb, Gorda, Hensel, Judge, Fowler and all directors and officers as a group, respectively.

(3) Mr. Hensel resigned from Titan in January 1998.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control, and Titan has no information as to whether any shares shown in this table are subject to California community property law.

                  TITAN MANAGEMENT AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

    The directors and executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Titan Board.

                                                                                                            YEAR IN WHICH
                                                                                                            HE/SHE BECAME
                                                                                                             OFFICER OR
NAME                                                       POSITION                              AGE          DIRECTOR
----------------------------------  -------------------------------------------------------      ---      -----------------
J. S. Webb........................  Chairman of the Board of Directors                               78            1984

Gene W. Ray.......................  President and Chief Executive Officer                            59            1985

Eric DeMarco......................  Senior Vice President and Chief Financial Officer                34            1997

Louis L. Fowler...................  Vice President and Assistant Secretary                           59            1989

Ronald B. Gorda...................  Senior Vice President                                            42            1994

Frederick L. Judge................  Senior Vice President                                            64            1994

Deanna H. Petersen................  Controller                                                       30            1996

Charles R. Allen..................  Director                                                         72            1989

Joseph F. Caligiuri...............  Director                                                         70            1984

Daniel J. Fink....................  Director                                                         71            1985

Robert E. La Blanc................  Director                                                         64            1996

Thomas G. Pownall.................  Director                                                         76            1992

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Titan Board annually at its first meeting following the Titan Annual Meeting of Stockholders.

    Mr. Webb served as Vice Chairman of the Board of TRW, Inc., a diversified manufacturing company, from June 1978 until December 1981 and President of TRW-Fujitsu Company, a joint venture formed to market Fujitsu's computer projects in the United States, from May 1980 until his retirement in December 1981.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into Titan in 1985. He served as a director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of Titan since the merger.

    Mr. DeMarco has been Senior Vice President and Chief Financial Officer of Titan since January 1997. From June 1986 to January 1997 he was employed by Arthur Andersen LLP, most recently as Senior Manager.

    Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc. from March 1985 to March 1987.

    Mr. Gorda has been Senior Vice President since February 1995 and President of the Linkabit division of Titan since June 1993. From May 1994 to February 1995 he was a Vice President at Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

    Mr. Judge has been Senior Vice President since February 1994. From January 1991 to January 1994, Mr. Judge was Senior Vice President and Chief Operating Officer of Hughes Communications, Inc., a unit of GM Hughes Electronics Corp. From January 1988 to January 1991, he served as Senior Vice President of Hughes Communications, Inc.

    Ms. Petersen has been Controller since December 1996. From September 1993 to December 1996, Ms. Petersen was Corporate Manager of Operations Analysis at Titan. From January 1990 to September 1993 she was a Senior Auditor at Arthur Andersen LLP.

    Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to April 1988, and Chairman of the Board of Directors from January 1983 to April 1988.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Titan Board has, among others, a compensation, stock option and pension committee. The committee is comprised of Messrs. Pownall (Chairman), Allen, Caligiuri, Fink and La Blanc. No member of the Committee is a former or current officer or employee of Titan or any of its subsidiaries.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the cash compensation paid by Titan and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of Titan in 1997 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                  ANNUAL COMPENSATION   COMPENSATION
                                                                                           AWARDS
                                                                  --------------------  -------------    ALL OTHER
                                                                   SALARY      BONUS    OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR      ($)(A)     ($)(B)         (#)          ($)(D)
-----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Gene W. Ray..........................................       1997    337,500         (C)     150,000        107,572
  President and Chief                                       1996    337,500          0      150,000         44,311
  Executive Officer                                         1995    328,462          0       50,000         43,886

Louis L. Fowler......................................       1997    146,000         (C)      25,000         36,284
  Vice President                                            1996    144,519     46,000       25,000         19,364
                                                            1995    138,039          0        5,000         17,322

Ronald B. Gorda......................................       1997    196,490         (C)      60,000         38,845
  Senior Vice President                                     1996    183,111     12,951       60,000         25,748
                                                            1995    173,563    176,000       25,000         25,638

Cornelius L. Hensel (E)..............................       1997    197,138         (C)      60,000         34,187
  Senior Vice President                                     1996    189,013     19,667       60,000         25,428
                                                            1995    175,219     85,200       55,000         21,918

Frederick L. Judge...................................       1997    204,326         (C)           0         19,181
  Senior Vice President                                     1996    234,001          0            0         31,857
                                                            1995    232,271          0            0         32,773

------------------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C) Bonus cash compensation for the fiscal year 1997 to be paid in 1998 has not yet been awarded. Determination by the Compensation Committee of the Titan Board will take place in February 1998.

(D) Amounts shown consist of (i) Titan's matching contribution to its 401(k) Retirement Plan; (ii) Titan's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) Titan's contribution to its Employee Stock Ownership Plan and (iv) interest earned in Titan's Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1997 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $7,500; (ii) $33,000; (iii) $1,612; and (iv)
    $65,460; Mr. Fowler: (i) $7,300; (ii) $14,000;

    (iii) $618; and (iv) $14,366; Mr. Gorda: (i) $7,500; (ii) $18,502; (iii)
    $152; and (iv) $12,691; Mr. Hensel: (i) $7,500; (ii) $18,402; (iii) $0; and
    (iv) $8,285; Mr. Judge: (i) $7,500; (ii) $0; (iii) $0; and (iv) $11,681.

(E) Mr. Hensel resigned from Titan in January 1998.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made during fiscal 1997 under Titan's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                            INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                                             ------------------------------------------------    VALUE AT ASSUMED
                                                        % OF TOTAL                             ANNUAL RATES OF STOCK
                                                          OPTIONS                               PRICE APPRECIATION
                                                        GRANTED TO                                      FOR
                                              OPTIONS    EMPLOYEES    EXERCISE                    OPTION TERM (F)
                                              GRANTED    IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                                            (B)      YEAR (C)     ($/SH)(D)    DATE (E)     5% ($)     10% ($)
-------------------------------------------  ---------  -----------  -----------  -----------  ---------  ----------
Gene W. Ray................................    150,000      25.91%        5.625      7/16/07     530,630   1,344,720
Louis L. Fowler............................     25,000       4.32%        5.625      7/16/07      88,438     224,120
Ronald B. Gorda............................     60,000      10.36%        5.625      7/16/07     212,252     537,888
Cornelius L. Hensel........................     60,000      10.36%        5.625      7/16/07     212,252     537,888
Frederick L. Judge.........................     --          --           --           --          --          --

------------------------

(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B) Options granted in 1997 are exercisable starting 12 months after grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(C) In 1997, employees of Titan received stock options covering a total of 579,000 shares.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of Titan's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                                                                                                     VALUE OF UNEXERCISED
                                           SHARES                                                          IN-THE-
                                          ACQUIRED                      NUMBER OF UNEXERCISED      MONEY OPTIONS AT FY-END
                                             ON            VALUE        OPTIONS AT FY-END (#)               ($)(C)
                                          EXERCISE       REALIZED     --------------------------  --------------------------
NAME                                         (#)          ($)(B)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -------------  -------------  -----------  -------------  -----------  -------------
Gene W. Ray...........................       --             --           230,000        300,000      636,040        520,450
Louis L. Fowler.......................       --             --            13,500         47,500       27,881         85,023
Ronald B. Gorda.......................       --             --            95,000        130,000      233,948        223,653
Cornelius L. Hensel...................       --             --            42,500        132,500       60,798        216,468
Frederick L. Judge....................       --             --            37,500         12,500      128,925         42,975

------------------------

(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    Titan has entered into agreements with its senior executives (each hereinafter referred to as the "Executive") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of Titan. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the two-year period thereafter by Titan other than for cause or by the Executive for good reason, the Executive will be paid a lump sum amount equal to two times his base salary plus maximum annual bonus. Additionally, the Executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executive and his dependents for 2 years following the termination. The payments are limited to ensure deductibility for tax purposes under Section 280G of the Internal Revenue Code.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of capital stock of Titan possessing 25% or more of the combined voting power of Titan's outstanding capital stock, (ii) within any two year period, the majority of the members of the Titan Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Titan Board still in office who were members of the Titan Board at the beginning of such two-year period, (iii) all or substantially all of Titan's assets are sold as an entirety to any person or related group of persons, or (iv) Titan is merged with or into another corporation or another corporation is merged into Titan with the effect that immediately after such transaction, the stockholders of Titan immediately prior to such transaction hold less than a majority interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

                                  DBA BUSINESS

GENERAL DESCRIPTION OF BUSINESS

    DBA was founded in 1963 to provide near earth tracking analysis of spacecraft for NASA. Over the ensuing years, DBA has been predominantly involved in providing hardware and software systems for applications in the defense industry. In April 1984, DBA temporarily broadened its base of business into the commercial graphic arts, remote sensing and medical imaging markets. With the sale of these commercial businesses during fiscal year 1988, DBA re-focused on its traditional capabilities and markets. DBA is now principally engaged in the defense mapping, charting & geodesy and electronics business and has re-entered the medical imaging and commercial imaging markets. DBA provides specialized products and services in two major areas of concentration: imaging systems and electro-optical systems.

    The imaging systems' area includes the acquisition of image data, the processing, manipulation and exploitation of that data, its dissemination in either electronic or hard copy form, and the development of derivative products from imagery. There are three company divisions involved in imaging systems:
Proprietary Imagery Exploitation ("PIE"), Tactical Imagery Exploitation ("TIE"), and Commercial Imagery Exploitation ("CIE"). Applications of DBA's imaging technologies include development and support of precise mapping and targeting systems, development and support of imagery intelligence systems, development of geographic information systems and their data bases, and development of products to convert images from the hard copy to digital form and output digital images in hard copy form.

    The electro-optical systems area is identified as the Systems Engineering and Development ("SED") Division. It encompasses DBA's design, development and manufacture of electronic products and systems. It is not imagery-based, but uses some of the same core technologies as the imaging systems area. This equipment is primarily used in the test and evaluation of weapons systems and is employed in both test and training environments. Specific products include automatic video trackers for use in precision test range applications and tactical fire control systems and infrared sources used in the calibration of infrared images and heat seeking missiles. Systems include range systems for crew and system training against high fidelity replications of air defense threats in simulations as well as test range command and control systems for evaluation of crew and system effectiveness.

    Products designed and developed for production are manufactured at the Melbourne manufacturing facility and include, but are not limited to video trackers, IR test sets, high resolution image scanners, telemetry systems and missile simulators.

    The following table reflects the revenues recorded by the above areas of concentration during the prior three fiscal years:

                           PERCENT OF TOTAL REVENUES
                           FISCAL YEAR ENDED JUNE 30,

                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
TIE, PIE and CIE.......................................................................        73%        62%        68%
Systems Engineering & Development......................................................        27%        38%        32%
                                                                                         ---------  ---------  ---------
Total..................................................................................       100%       100%       100%
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

IMAGING SYSTEMS

    DBA continues to face the challenge of increased competition for declining defense dollars in its traditional business areas. Consequently, DBA remains vigilant for opportunities to expand our product and service lines and markets. DBA's continuing goal of participating in larger programs has caused DBA to intensify its efforts to develop strategic alliances with major firms that can utilize DBA's leading-edge imaging technology to complement their resources and strengthen their overall competitive position. Additionally, DBA has continued its research and development efforts directed toward new digital-imaging technologies, including the development of low-cost, high resolution digitizers; data compression techniques, and other technologies targeted to government and commercial markets.

PROPRIETARY IMAGERY EXPLOITATION

    This business area originated in the late 1960's and early 1970's from research and development efforts of DBA which were associated with the exploitation of large area photographic imagery. These activities led to several multi-million dollar contract awards. DBA's expertise resides in the development of the mathematical techniques, systems design and software used to analyze imagery in support of creating large area, geometrically-precise data bases. These programs typically involve one-of-a-kind systems comprised of DBA-developed scientific applications software and mainframe or super-mini computer hardware configurations. Development extends over several years with DBA proceeding through various formal customer design reviews and factory and final acceptance reviews. Subsequent to delivery, DBA often provides operations and maintenance support throughout the system life cycle. In April 1997, customer authority was transitioned to a new entity, as the federal government reorganized responsibilities in this area. At that time $1.9 million of orders was booked, with an additional booking of $5-6 million expected in late calendar year 1997. This longtime program accounted for 25% of DBA's revenues this year. This past year a study concerning softcopy applications was completed. The results of this study are expected to lead to a major hardware and software upgrade over and above current scope on the contract.

TACTICAL IMAGERY EXPLOITATION

    DBA continued its longtime support of the Army's Tactical Exploitation of National CAPabilities ("TENCAP") system during 1997. The three existing Modernized Imagery Exploitation Systems "MIES" are being migrated toward Common Imagery Ground/Surface Systems ("CIGSS") compliance as established by the Defense Airborne Reconnaissance Office and the Central Imagery Office. This work is being performed on the contract worth $8.8 million received in June 1996.

    The MIES to CIGSS migration involves the coordinated integration of several evolving Government Furnished Equipment ("GFE") architectures as well as the development of new hardware and software by DBA. The major components being integrated are: Imagery Exploitation Support System ("IESS"), Image Product Library ("IPL"), and Digital Imagery Exploitation and Production System ("DIEPS"). DBA is an active participant with the Government agencies and defense contractors responsible for these products. The DBA development effort includes the design and fabrication of a new hardware module and its associated software, to receive National Imagery as well as the design and implementation of the required Graphical User Interfaces ("GUIs").

    An option for $1.5 million awarded in June 1997 will reconfigure MIES to be housed in 31 foot mobile enclosures. The resultant systems will have greatly enhanced transportability features. Specifically they will be capable of being driven on or off of a C-130 transport aircraft. This feature will allow rapid deployment into areas not able to support the larger air cargo vehicles.

    The longtime TIE customer accounted for 43% of DBA's revenues in fiscal 1997. Renewal of the Operations & Maintenance part of the contract is expected in March 1998 for between $3-4 million.

COMMERCIAL IMAGERY EXPLOITATION

    July 1997 marked the successful installation of DBA's first ImagClear-TM-Model F5000 High Volume Fingerprint Card Scanner in Michigan State Police Central Records Department in Lansing, Michigan. The scanner, workstation and QuickScan software were delivered under a contract with NEC Technologies, Inc. The ImagClear-TM- Model F5000 Scanner is DBA's newest addition to their line of high- speed, high-resolution scanning systems. Identified last year as an emerging market, DBA developed the F5000 under Internal Research and Development and Capital Programs. It was submitted to the Federal Bureau of Investigation ("FBI") for certification against their Integrated Automated Fingerprint Identification System ("IAFIS") Image Quality Specification ("IQS") and was subsequently certified in September 1996 and January 1997, meeting the Appendix F requirement. Appendix F is the highest level of image quality certification attainable with the FBI. DBA's ImagClear-TM- Model F5000 Scanner is currently the only scanner available that has attained the Appendix F certification that scans cards in a batch fashion.

    PROMAM, the computer-aided radiologist prompting system which uses DBA's ImagClear-TM- medical film scanner to help radiologists detect breast cancer in mammograms, has continued to make technical progress toward completing development. A demonstration of feasibility in a preclinical trial of 2,000 cases at the West Scotland Breast Screening Center in Glasgow is scheduled for completion in September 1997. Findings appear to confirm that PROMAM is able to increase the sensitivity of a radiologist to detect cancer in the mammograms of asymptomatic women to about the level normally associated with two radiologists "double reading" the mammograms, without the negative impacts of increasing patient recalls or biopsies due to false positive readings. Unfortunately, DBA's partner in this venture, the UK's Particle Physics Astronomy Research Council, has failed to date in its responsibility to secure public funding to continue on with full clinical trials involving 30,000-100,000 cases. Attempts to secure private funding over the past six months have yielded the serious interest of several investors, however, negotiations as yet have been unable to produce an agreeable company structure and work-share arrangement which would enable the next phase of the program to continue. Meanwhile, DBA is proceeding to implement plans in December to roll-out an interim product, the Mammogram Review Station.

    DBA is one of four contractors to the Jet Propulsion Laboratory ("NASA/JPL") participating in an eight month study to assess technical, cost and schedule requirements for a future L-Band Synthetic Aperture Radar ("SAR") satellite and associated ground processing facilities. The study goal is to validate and/or modify the LightSAR design to retain mission science objectives as well as to ensure a high commercial content through future sales of value-added SAR products. A commercial enterprise, RadarSat of America, has been formed to develop the market and to offset the mission development and operational costs.

    DBA's manufacturing group won two commercial "build-to-print" contracts with General Electric Medical Systems ("GEMS"). The Optima Transmission Scanner is a medical device used in the nuclear medicine field. This scanner is part of a Diagnostic Imaging System developed by GEMS. The other program, Starcam, is a group of component kits that are ordered, packaged and shipped by DBA.

SYSTEM ENGINEERING AND DEVELOPMENT

    System Engineering and Development ("SED") Division has a thirty year record of technological leadership in the development of electro-optical systems designed to provide real-time tracking and evaluation of complex military systems. Revenues accounted for 27% of DBA's 1997 performance. The business area has evolved and expanded to encompass advanced test, threat simulation and training instrumentation for air, space, naval and ground test range environments. These systems provide evaluation of both crew and weapons systems effectiveness.

    Continued interest in DBA's Portable Air Defense Threat Simulators from all branches of the military remained high during this fiscal year. DBA Systems completed and delivered five XM18A Threat Simulators and modified the five High Mobility Multi-purpose Wheeled Vehicles ("HMMWV") which will be used as deployment vehicles for the XM18A Systems. The XM18A systems were delivered to the U.S. Army Operational Test and Evaluation Command ("OPTEC") Threat Support Activity ("OTSA") located at Ft. Bliss, Texas. The XM18A Systems will be used during Developmental and Operational Test and Evaluation to simulate advanced foreign manportable surface-to-air infrared missiles.

    During the current year DBA was awarded a five year contract to manufacture threat simulators, training systems and associated spares and support equipment. This contract, with a ceiling of $10 million, will be used by various procuring activities to obtain a variety of equipment for specialized testing and training purposes.

    DBA was also awarded a contract to design and build two threat simulation systems for the Southern California Offshore Range ("SCORE"). These unique systems will provide the capability to operate two different advanced missile threats from a common scoring package.

    DBA's ongoing Infrared Target Simulators ("IRTS") programs have been very successful during this past year. The Target Simulators are used to test the infrared guidance units of various missiles, such as the Mavericks, GBU-15's, Slam, Harpoon, and the AGM-130's. DBA has completed three separate contracts this past year worth $2.3 million. These contracts were to assemble, test and deliver thirteen Maverick Infrared Target Simulators. This brings the total quantity of Maverick IRTSs to 260 delivered by DBA to customers around the world. Thirteen of these units under the USAF contract were marked for Foreign Military Sales. Orders in FY 98 are expected to be in the $1-2 million range.

    DBA has recently been awarded a two-year contract by U.S. Army Communications/Electronics Command ("CECOM") for depot level repair and overhaul of CN1314 Vertical Displacement Gyroscopes. DBA has been a primary supplier of gyroscopes for U.S. Army helicopters for over 17 years. The award of this contract, valued at just under $1 million (including the option), will position DBA to pursue other depot level gyro repair contracts that are available, in part, due to the reduction in defense budgets to procure new helicopters. DBA believes that the helicopter service life extension programs will provide a continuing and growing need for DBA, with its proven record of competence and integrity in this field, to repair and overhaul other gyroscope models for the U.S. Army Depot system. Also, as a consequence of this contract, DBA will have opportunities for sales of a small number of new gyros to the U.S. Army as well as domestic and foreign commercial air frame manufacturers.

    DBA was awarded a contract for eight video trackers in support of the Navy's Optical Director program. The award represents DBA's third contract with the Kollmorgen Corporation for this program. The tracker is the latest addition to DBA's broad family of video tracker products and is being customized to ensure the design supports multi-target tracking allowing target prioritization during engagements. The tracker architecture also provides the ability to interface the system with a wide variety of video sensors, including the newer digital output format sensors. The award is significant in that there is a strong potential to equip not only Destroyer class vessels, but Cruiser class and other naval surface ships. There is also a significant market with foreign navies requiring this type system for coastal defense.

    DBA is entering into the final design stage of a new product, the Asset Monitor. The DBA Asset Monitor will provide the exact location of an item and have the capability to transmit a variety of sensor data to our customers. The initial target market for the Asset Monitor will be the trucking industry to provide location and security for the trailers. The DBA Asset Monitor has the ability to provide data for up to 12 weeks with a built-in power source. This device enables the customer to obtain the location of his trailer, the temperature inside the trailer, the size of the load and when the doors were opened and shut. If the customer desires to be notified when interrupts (door openings or out of temperature ranges) occur, the DBA Asset Monitor and sensor suite has the capability to notify them immediately. As the product matures, its applications will expand into other areas including rail car location and remote asset status reporting. DBA is in discussions with a telecommunications firm in forming a partnership for providing customers with a product and recurring service.

    The Advanced Multi-Mode Video Tracker ("AMMVT") represents the latest product in DBA's continued evolution of video tracker products, dating back to the early 70's. The system is designed to provide the user with an inherently flexible architecture, allowing adaptation to a broad range of target and tracking requirements. The system design permits easy integration into laboratory, surveillance, robotics, inspection, test range and tactical environments.

    DBA successfully continued its goal of transferring military technology into the commercial/medical marketplace with the completion of a National Institutes of Health ("NIH") Phase I SBIR for an Eccentric Videorefractometer. The device provides the ability to rapidly screen large populations of noncooperative subjects such as infants, young children, and the multi-handicapped for eye misfocus and related disorders. The device integrates core technologies from DBA's imaging, photogrammetric and video tracker product areas. The Phase I research proved the feasibility of the proposed device and developed a preliminary design. With submittal of the Phase I Final Report, a Phase II grant request was also submitted. This request, if approved, will allow development of a prototype device to verify and refine the Phase I design concept.

    DBA was awarded a new Phase I SBIR by NIH for the development of an Infant Binocular Vision Test System. The primary goal of this research is to design a compact, portable, stereoscopic test system for use in vision testing of infants and young children for early detection of amblyopia, strabismus and related disorders. The system uses a state-of-the-art stereoscopic display and the latest in DBA PC based tracker technology to provide a non-intrusive means of measuring eye and head movement.

    Enterprise Florida has selected DBA to participate in the "Florida Defense Business Adjustment Small Business Innovation Research Program." This program provides the opportunity for defense-related companies to apply for co-investment funding in promising technology or commercialization leading to introduction of a product into the marketplace. The basis of the award is to assist DBA with the implementation of a "Manufacturing Methods and Technology Program" which would enable DBA to develop specialized techniques for the manufacture of the "Eccentric Video Refractometer." This device is planned to be developed under a National Institutes of Health ("NIH") Phase II Small Business Innovation Research Grant. The instrument is designed to provide screening of vision disorders in non-communicative populations using advanced video tracking techniques, a leading DBA technology product. The Infant Study Center of Brooklyn College will be DBA's clinical partner.

CUSTOMERS AND SUPPLIERS

    During the fiscal years which ended June 30, 1997, 1996 and 1995, approximately 95%, 95% and 88% respectively, of DBA's revenues were derived from contracts with agencies of the U.S. government and from subcontracts with Government prime contractors. DBA performs work under fixed-price, time and material and cost-plus-fee contracts. Contracts performed for the Government are generally terminable at the will of the Government or subject to re-negotiation at the election of the Government. Future revenues and income of DBA could be materially affected by changes in Government procurement policies or a reduction in Government expenditures for services of the type provided by DBA. It is the goal of DBA to reach a mix of 30% commercial business base by the year 2000.

    DBA is not dependent on any one supplier in connection with the development or manufacture of its products and services. No one sole source supplier is responsible for more than 4% of DBA's revenues. Sole source suppliers account for less than 16% of DBA's revenues for fiscal 1997.

RESEARCH AND DEVELOPMENT

    DBA's business generally involves the application of existing technology to solve specific customer problems. As a result, most of DBA's research and development efforts emphasize applied research rather than pure research into new technological frontiers. Accordingly, research and development activities selected by DBA's management are a major factor in securing a continuous flow of business. It is critical that DBA stays abreast of technology relating to its products and services. Additionally, a substantial amount of DBA's research and development activity occurs in connection with specific orders placed by its Government customers.

    The following table reflects the independent research and development funds not specifically related to particular contracts expended by DBA over the last three fiscal years:

                                                                                   FISCAL YEAR ENDED JUNE 30,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Total Research & Development.................................................  $  637,000  $  424,000  $  331,000
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

BACKLOG

    DBA's backlog of unfilled orders at June 30, 1997 was approximately $16.6 million as compared to $28.4 million at June 30, 1996. TIE is credited with 48% of the backlog and 34% is attributable to PIE. Approximately $15 million of the June 30, 1997 backlog is expected to be converted into revenues during the fiscal year ending June 30, 1998. An order is entered into backlog only when DBA receives a definite commitment from a customer. DBA plans to grow its backlog by nearly 30% over the next 12 months. The emerging market for the Asset Monitor should generate $4-7 million of orders. Over $11 million of orders are expected from the two longtime customers in the PIE and TIE areas.

    DBA's backlog is typically subject to a number of contingencies due to various factors. Such factors include funding constraints, cancellation or modification of Government programs and changes in allocation of work between prime and subcontractors. Therefore, the amount of backlog should not be viewed as the sole determinant of future contract revenues. Consequently, the dollar amount of the backlog is not necessarily indicative of the future revenue of DBA.

COMPETITION

    DBA experiences substantial competition in its markets and believes its principal competitive advantages to be its reputation and experience in its selected technical areas, creativity in applying existing technology to new applications, technical assistance to customers, price and adherence to delivery schedules. DBA's systems address a market of high-end applications in which there are a limited number of competitors. Much of DBA's business requires highly skilled and experienced technical personnel with high level U.S. government security clearances. DBA believes that the technical expertise and stability of its staff have been a significant factor in the development of DBA's business and its ability to compete to date. As the Department of Defense experiences overall budget restraints, DBA expects the competition for its products and services to significantly intensify. As a result, there is no assurance DBA can maintain its current revenue volume.

    Divisions of certain large industrial concerns with financial resources and facilities substantially greater than those of DBA, such as Raytheon/E-Systems, General Dynamics, Intergraph, Lockheed-Martin, TRW, and Contraves, are active in fields similar to those of DBA. DBA also experiences competition from other specialized firms, such as Morpho, Autometrics, SAIC, and Metric. As DBA enters the new commercial market for nationwide wireless data communications systems, DBA will be competing with QualComm, Highway Master, and AMSC. DBA's future success will depend upon, among other things, its ability to withstand competition from larger companies, to obtain and retain competent personnel to successfully accomplish its obligations under its various contracts and to productively extend its technological expertise to new applications. All of these factors are subject to uncertainty.

PATENTS

    DBA holds and is also licensed under a number of U.S. and foreign product and process patents which extend through 2006 and has filed applications for other such patents that are pending. DBA follows the practice of obtaining patents on new developments whenever advisable. While DBA considers that in the aggregate its patents and licenses are valuable, it does not believe that its business is materially dependent on its patents or licenses or any group of them. In DBA's opinion, engineering, production skills and experience are more important to its market position than patents or licenses.

EMPLOYEES

    As of September 2, 1997, DBA had 209 employees. DBA is not subject to any collective bargaining agreements with its employees.

            DBA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The forward-looking statements included in Management's Discussion and Analysis of Financial Condition and Results of Operations, which reflect DBA management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Forward-looking information provided by DBA pursuant to the safe harbor established by recent securities legislation should be evaluated in the context of these factors.

BUSINESS ENVIRONMENT

    Over the past year the defense industry experienced further mergers and consolidations of government contractors. This trend is expected to increase in pace but decrease in size as the pool of candidate merger companies contracts. The U.S. general economy is enjoying an unprecedented boom period with record-low interest rates, unemployment and inflation. On the other hand, the Federal Government continues to decrease in size and increase the scrutiny of its spending in the defense area as the country anticipates a "peace dividend" resulting from the end of the Cold War. Therefore, competition for available government contracts remains intense, especially as merged firms are able to muster greater resources in the development and proposal process. In response, DBA continues its policy of aggressively managing costs while focusing resources on new business opportunities with the greatest promise of success.

    Liabilities remain at very low levels and liquid assets at very high levels while DBA poises itself to expand by taking advantage of commercial market opportunities. Indirect costs have been maintained at historically all-time-low levels to enhance competitiveness in the fierce marketplace. Meanwhile, DBA's two long-term traditional government customers that make up two-thirds of the revenue base are projected to continue their current levels of revenues in the foreseeable future.

    Reduction in the Department of Defense budget, continued Congressional and regulatory oversight of the Government procurement process, increased competition within the DBA's traditional market niches, and the current Government procurement policy to award contracts based primarily on price and not exclusively on technical capabilities are all factors which may have a material effect on DBA's future operating revenues and profit margins. The Government's decisions regarding options presently held by DBA under existing contracts may also have an impact on DBA. These trends may result in delays in previously anticipated contracts or the loss of anticipated business to competitors. As a result, the reported financial information may not necessarily be indicative of DBA's future operating results or financial condition.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH THREE MONTHS ENDED
     SEPTEMBER 30, 1996

    During the three-month period ended September 30, 1997, DBA recorded revenues of $5,665,000, down $628,000 from the $6,293,000 recorded in the comparable three-month period in the prior fiscal year. While revenues increased by $720,000 in PIE and $363,000 in CIE, there were offsetting decreases of

$1,374,000 in SED and $339,000 in TIE. SED revenue decreases were mainly due to a revenue drop of $634,000 in IRTS, $273,000 in Avenger Tracker, and $229,000 in Training and Simulation business. Each of these SED programs, however, is expected to pick up in sales in the coming quarters. TIE revenue decreases were due to expected lower levels of material procured as the CIGSS contract moved into its second year of performance. PIE revenue increases were due to recovery to full DBA program manpower staffing levels as well as increased non-labor expenses in updating software and hardware capabilities. CIE revenue increases reflected growth from virtually no sales for the first quarter last year to sales of $412,000 of software and digitizers for first quarter FY 98.

    Operating income was $692,000 during the current three-month period, up $158,000 from $534,000 in the comparable period in the prior fiscal year. The current quarter's operating margin was 12.2% as compared to the operating margin of 8.5% in the previous year's comparable quarter. The increase in operating profit was attributable primarily to an increase of $100,000 in PIE and $53,000 in SED as compared to FY 97. PIE enhanced performance for first quarter FY 98 reflected an increase in revenues due to greater contract material expenditures and labor as well as higher award fee. SED's more favorable performance for first quarter FY 98 reflected successful completion of certain Avenger Tracker contracts.

    During the three-month period ending September 30, 1997, DBA recorded new business bookings of $2,521,000 as compared to $2,133,000 in the prior year. As a result, the backlog at September 30, 1997 was approximately $13,300,000, down $3,300,000 as compared to the June 30, 1997 balance of approximately $16,600,000. An order is entered into backlog only when DBA receives a definite commitment from a customer. The decreasing trend in backlog is expected to reverse itself over the next two quarters as DBA receives extensions to its contracts in the PIE ($6-7 million) and TIE ($3-4 million). Furthermore, to date only $840,000 has been booked of the $10.6 million Asset Monitor contract with Flash Comm which was announced on September 29, 1997. Significant further bookings are expected to be taken before the year end as this emerging market is penetrated.

    Interest expense during the current period was $0 as compared to $42,000 recorded in the comparable quarter in the prior fiscal year since all remaining debentures were liquidated in December 1996. DBA has no long term debt. Interest income increased by $64,000 as the amount of the invested cash averaged $1.4 million more during the first quarter of FY 98.

    DBA currently accrues 38% of income before taxes to account for federal and state income taxes.

    As a result of the above factors, net income was $534,000 in the current period as compared to $323,000 in the same period of the prior fiscal year. Fully diluted earnings per share were $.12 for the three months ending September 30, 1997 versus $.07 recorded in the comparable quarter in the prior fiscal year.

    The following table sets forth, for the periods indicated, the percentage that certain items in DBA's Consolidated Statements of Income bear to revenues and the annual percentage change of such items for the period indicated:

                                                                                                    PERCENTAGE CHANGE
                                                                      PERCENTAGE OF REVENUES       YEAR ENDED JUNE 30,
                                                                        YEAR ENDED JUNE 30,        --------------------
                                                                  -------------------------------   1996 TO    1995 TO
                                                                    1997       1996       1995       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Revenues........................................................      100.0%     100.0%     100.0%      24.6%     (31.1)%
Costs and expenses..............................................       90.8       94.4       94.4       19.8      (31.0)
                                                                  ---------  ---------  ---------  ---------  ---------
Operating income................................................        9.2        5.6        5.6      106.6      (31.9)
Interest income.................................................        3.0        2.8        1.0       32.9       93.3
Interest expense................................................       (0.4)      (0.9)      (0.7)     (44.0)     (12.1)
Other expense - net.............................................       (0.6)      (1.4)      (0.7)     (41.3)      27.9
                                                                  ---------  ---------  ---------  ---------  ---------
Total other expense.............................................        2.0        0.5       (0.4)     365.1     (180.9)
Income before taxes.............................................       11.2        6.1        5.2      128.6      (19.3)
Provision for taxes.............................................       (4.2)      (0.4)      (0.1)    1150.6      102.4
                                                                  ---------  ---------  ---------  ---------  ---------
Net income......................................................        7.0%       5.7%       5.1%      53.7%     (22.7)%
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

    During the years ended June 30, 1997, 1996 and 1995, approximately 95%, 95% and 88%, respectively, of DBA's revenues were derived from contracts with agencies of the U.S. government and from subcontracts with government prime contractors. Future revenues and income of DBA could be materially affected by changes in Government procurement policies or a reduction in Government expenditures for services of the type provided by DBA. DBA's business is performed under cost reimbursement, fixed price and fixed rate time and material contracts.

    FISCAL YEAR 1997 COMPARED WITH FISCAL YEAR 1996

    Revenues for the fiscal year ending June 30, 1997 were approximately $25,508,000, an increase of $5,038,000 or 24.6% when compared to the $20,470,000 recorded in the prior fiscal year. Over $4 million of the increase in revenues was attributable to increased TIE revenues resulting from the $8.8 million CIGSS contract awarded in June 1996. DBA recorded approximately $13,500,000 in new bookings during fiscal 1997 as compared to approximately $32,100,000 during fiscal 1996. Decreased bookings in fiscal year 1997 were due mainly to the nature of follow-on procurements of PIE and TIE which occur every two years. In December 1996, it was announced that DBA was not awarded the subcontract for its proposal worth $9 million concerning the competition for new business as a derivative offshoot of its TIE market. However, the Contractor formally agreed to provide supplanting opportunities over the next five years.

    Costs and expenses increased from approximately $19,330,000 for the fiscal year ending June 30, 1996 to approximately $23,153,000 for the fiscal year ending June 30, 1997. As a percentage of revenues, expenses dropped from 94.4% to 90.8%. This relative decrease in costs and expenses was attributable to the successful completion of the $9.2 million Multi-year Avenger production contract as well as the fact that several unprofitable production contracts from previous years no longer were in operation. TIE and PIE programs continued their cost-effective high levels of performance. Indirect support costs increased by approximately $2,300,000.

    Interest income for fiscal 1997 was $763,000 as compared to $574,000 during fiscal 1996. This rise of 33% was primarily attributable to a $2.5 million increase in the cash available for investment as well as a modestly more aggressive investment policy combined with higher market interest rates which increased investment returns by over .5%. Management anticipates use of significant amounts of this available cash in the coming year for acquisition purposes which should help increase DBA's Return-On-Equity. During the interim, interest earned will be reinvested.

    Interest expense for fiscal 1997 was $99,000 as compared to $175,000 during fiscal 1996. The reduction in interest expense was primarily attributable to the liquidation of the $1.9 million in 8.25% debentures in December 1996, which was viewed as a prudent use of available working capital. All long-term debt has now been eliminated from DBA's balance sheet. There are no current plans to incur further debt or raise capital from equity due to the current significant levels of working capital.

    In March 1997, other income was significantly increased by a one-time recognition of a $175,000 settlement of a nine-year old lawsuit filed in Rhode Island stemming from default on a note payable by purchasers of Graphics Marketing, formerly a subsidiary of DBA Systems.

    Significant state and federal income taxes were incurred this year for the first time since 1988 due to the consumption of Net Operating Loss (NOL) carryforwards from previous years.

    As a result of the above factors net income of $1,785,000 was earned during fiscal 1997 as compared to $1,161,000 in the prior fiscal year.

    FISCAL YEAR 1996 COMPARED WITH FISCAL YEAR 1995

    Revenues for the fiscal year ending June 30, 1996 were approximately $20,470,000 a decrease of $9,226,000 or 31.1% when compared to the $29,696,000 recorded in the prior fiscal year. The decrease in revenues was attributable to default of the AMMS production contract and loss of expected competitively bid government proposals. DBA recorded approximately $32,100,000 in new bookings during fiscal 1996 as compared to approximately $23,000,000 during fiscal 1995. Increased bookings in fiscal year 1996 were due mainly to follow-on procurements of PIE and TIE which occur every two years.

    Costs and expenses decreased from approximately $28,021,000 for the fiscal year ending June 30, 1995 to approximately $19,330,000 for the fiscal year ending June 30, 1996. The decrease in costs and expenses was attributable to lower levels of direct contract activity. Indirect support costs were reduced by approximately $9,000 or 0.1% from fiscal 1995 to fiscal 1996.

    Interest expense for fiscal 1996 was $175,000 as compared to $199,000 during fiscal 1995. The reduction in interest expense was primarily attributable to advance payment of DBA's Industrial Development Revenue Bonds in 1995.

    As a result of the above factors net income of $1,161,000 was earned during fiscal 1996 as compared to $1,502,000 in the prior fiscal year.

    FISCAL YEAR 1995 COMPARED WITH FISCAL YEAR 1994

    Revenues for the fiscal year ending June 30, 1995 were approximately $29,696,000, an increase of $5,380,000 or 22.1% when compared to the $24,316,000 recorded in the prior fiscal year. The increase in revenues was attributable to favorable bookings during fiscal year 1994 and 1995 as well as increased levels of government and commercial contract activity throughout the year. DBA recorded approximately $23,000,000 in new bookings during fiscal 1995 as compared to approximately $28,300,000 during fiscal 1994. Decreased bookings in fiscal year 1995 were due to rescheduling of certain Government procurements into DBA's 1996 fiscal year.

    DBA has entered into certain contracts with The Sokol Group, Inc., whose President and CEO is a DBA director. Under such contracts, DBA recognized revenues of approximately $128,000 for the fiscal year ended June 30, 1995.

    Costs and expenses increased from approximately $23,085,000 for the fiscal year ending June 30, 1994 to approximately $28,021,000 for the fiscal year ending June 30, 1995. The increase in costs and expenses was attributable to heightened levels of direct contract activity. Indirect support costs were reduced by approximately $3,030,000 or 24.5% from fiscal 1994 to fiscal 1995.

    Interest expense for fiscal 1995 was $199,000 as compared to $355,000 during fiscal 1994. The reduction in interest expense was primarily attributable to advance payment of DBA's Industrial Development Revenue Bonds. A secondary factor was the reduction of other interest costs and financing fees as a result of active management of DBA's treasury function.

    As a result of the above factors net income of $1,502,000 was earned during fiscal 1995 as compared to $837,000 in the prior fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

    At September 30, 1997, DBA has working capital of approximately $17,432,000, down $898,000 or 4.9% when compared to the $18,330,000 as of June 30, 1997. Accounts receivable-net decreased $1,272,000 from $3,523,000 at June 30, 1997 to $2,251,000 at September 30, 1997 due to efficient collection of outstanding trade receivables and aggressive pursuit of "past due" accounts. Costs and estimated earnings in excess of billings on uncompleted contracts increased from $2,318,000 at June 30, 1997 to $3,214,000 at September 30, 1997 was mainly due to timing differences with contract material in PIE.

    In September 1997 DBA invested $1.6 million by purchasing convertible preferred Series B stock in Flash Comm, Inc. (FCI). This investment will result in 6.2% ownership of FCI or 7.2% if DBA exercises outstanding warrants. DBA is the manufacturing partner for FCI, a startup company which awarded a $10.6 million contract to DBA for the design, development, and manufacturing of asset monitors for its truck-trailer location device.

    DBA's $4,000,000 unsecured line of credit with a bank expires January 31, 1998 and is expected to be renewed. Amounts drawn on this line of credit accrue interest at either the bank's prime rate or LIBOR plus 1.75% as selected by DBA upon the utilization of any portion of the line of credit. DBA has no borrowings against the line of credit at September 30, 1997.

    On February 26, 1997 DBA announced that its Board of Directors authorized a stock repurchase program whereby DBA may repurchase up to 200,000 shares of its outstanding stock in the open market or in negotiated transactions through August 31, 1997 and at such prices as DBA may decide. This action was taken based on the assessment that DBA's common shares were undervalued. During the authorized period, DBA repurchased 1,500 shares of common stock on the open market.

    During the quarter ending September 30, 1997, DBA acquired capital equipment of approximately $91,000.

    DBA believes liquidity and capital funding requirements for fiscal 1998 can be internally satisfied from working capital.

                   DBA MANAGEMENT AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

                                                                                                  COMMON
                                                                                                   STOCK
                                                                                                BENEFICIALLY      % OF
                                                                                                OWNED AS OF    OUTSTANDING
NAME                                            AGE              POSITION WITH COMPANY            1-30-98     COMMON STOCK
------------------------------------------      ---      -------------------------------------  -----------  ---------------
John L. Slack.............................          59   Chairman of the Board,                    260,248(1)         5.74%
                                                         President & CEO

Dudley J. Gordon..........................          61   Divisional Vice President                  30,202(2)          .67%
                                                         for Operations

Charles B. Robertson......................          51   Vice President of Administration,          29,999(3)          .67%
                                                         Corporate Secretary

Edward M. Bielski.........................          45   Corporate Controller                        7,865(4)          .18%

Dr. Richard N. Baney......................          60   Director                                   28,400            .64%

Mr. Thomas J. Boyce, Jr...................          65   Director                                   --             --

Amb. Robert F. Ellsworth..................          71   Director                                   10,000(5)          .22%

Mr. William C. Potter.....................          57   Director                                    6,633(6)          .15%

Mr. James E. Pruitt.......................          62   Director                                   --             --

Dr. Lynn E. Weaver........................          68   Director                                    6,000(7)          .13%

------------------------

(1) Includes 65,000 shares issuable upon options exercisable within 60 days of January 30, 1998. Excludes 3,000 shares owned by Mr. Slack's wife as to which shares he disclaims any beneficial interest.

(2) Includes outstanding options for 19,999 shares exercisable within 60 days of January 30, 1998.

(3) Includes outstanding options for 39,999 shares exercisable within 60 days of January 30, 1998.

(4) Includes outstanding options for 6,665 shares exercisable within 60 days of January 30, 1998.

(5) Includes outstanding options for 5,000 shares exercisable within 60 days of January 30, 1998.

(6) Includes outstanding options for 5,000 shares exercisable within 60 days of January 30, 1998.

(7) Includes outstanding options for 5,000 shares exercisable within 60 days of January 30, 1998.

    Mr. Slack was elected as the President and Chief Executive Officer of DBA in August 1989 succeeding Mr. Howard N. Hebert as Chief Executive Officer and Mr. Gerald A. Nathe as President. Mr. Slack was elected as Chairman of the Board of Directors in February 1990. Biographical information about Mr. Slack appears above under the caption "Directors' Background and Experience--Continuing Directors".

    Mr. Gordon joined DBA in March 1995 as Divisional Vice President for Operations. Prior to joining DBA, Mr. Gordon held several positions as senior operations officer in various successful commercial ventures. Preceding his commercial career, Mr. Gordon served in the United States Army, enlisting in 1954 as a private and rising to the rank of Major General prior to his retirement in 1986 in the grade of Brigadier General.

    Mr. Robertson joined DBA in 1986 as a Program Manager. Prior to joining DBA, Mr. Robertson was responsible for all Air Launched Missile Systems Subcontracts for Martin Marietta, Orlando, FL. He has held numerous management positions during his tenure at DBA including Director of the Military

Products Division. In July 1990, Mr. Robertson became Director of Administration and in January 1994, he became Vice President of Administration and Corporate Secretary.

    Mr. Bielski joined DBA in May 1996 as Director of Finance to replace Mr. Timothy L. Stull. In August 1996, he became Corporate Controller and in August 1997, he became Corporate Treasurer. Prior to joining DBA, Mr. Bielski was Chief Financial Officer of the Atlas Door Company in Orlando, Fl. He has 17 years of aerospace experience having held senior financial management positions with Martin Marietta, LTV and Litton Industries. Mr. Bielski is a licensed CPA with the State of Florida. Mr. Bielski holds a Master's degree in Management and a Bachelor's degree in Aeronautical Engineering from Purdue University.

    Dr. Baney is President and CEO of Health First Physicians, Inc., a primary care medical group based in Melbourne, FL. He is a trustee of Florida Tech and a director of The Bank Brevard. He was founding director and chairman of Reliance Bank of Florida from 1985 to 1995. Dr. Baney attended Georgetown University, Washington, D.C. and the University of Pittsburgh School of Medicine. He served as a medical officer in the U.S. Navy from 1964 to 1967.

    Mr. Boyce served until 1995 as the President of Saugatuck Securities Ltd., a private investment bank. Prior to that, he was the President of Refco, Inc., an international financial services firm. Other positions include that of consultant to Quaker Oats Co., Vice-Chairman and COO of Ward Foods, Inc., and CFO of The Beatrice Company. He is a former member of the Boards of Directors of Refco, Inc., Ward Foods, Inc., Honiron--Philippines Inc., Plymouth Rock Provision Co., Atarraya, S.A., Beatrice Overseas Finance, Ltd., Chamberlain Manufacturing Co., Cape Canaveral Hospital Foundation and Buena Vida Estates, Inc. As a director of Chamberlain Manufacturing Co., he worked closely with management over a ten-year period to diversify the profitable defense contractor into consumer products. Mr. Boyce holds a BA in Economics from La Salle University and a MBA in Finance from the Harvard Business School and has completed post-graduate studies in Strategic Corporate Planning at Stanford University.

    Amb. Ellsworth is Managing Director, The Hamilton Group LLC; President and Chief Executive Officer of The Sokol Group; and a director of Price Communications Corporation, New York City; and of Voice Compression Technology, Inc., Greenwich, CT. He served three terms as a member of Congress from 1961 to 1967. He was U.S. Ambassador to NATO from 1969 to 1971, a general partner with Lazard Freres & Co. from 1971 to 1974, Assistant Secretary of Defense from 1974 to 1975 and Deputy Secretary of Defense from 1975 to 1977. Mr. Ellsworth is also a member of various professional societies including the International Institute for Strategic Studies in London, the Atlantic Council of the U.S. in Washington, and the Council on Foreign Relations in New York.

    Mr. Potter is President of Potter, McClelland, Marks & Healy, P.A., a law firm, which was founded in November 1986 and is legal counsel to DBA. He is a graduate of Brown University and the University of Michigan Law School. Mr. Potter is a member of the Advisory Board of First Union National Bank of Florida. Mr. Potter also served as Chairman of the Board of Trustees of Florida Tech and is counsel for the Melbourne Airport Authority. Mr. Potter holds the rank of Colonel in the U.S. Air Force Reserve.

    Mr. Pruitt until recently was Chairman and President of Opto-Mechanik, an electro-optical manufacturing firm. Prior to that he was Chief Executive Officer of Quipp, Inc., a graphics machinery company. Previously, he was Chairman and Chief Executive of Harris Graphics, a $400 million graphics equipment company. He had been with Harris Corporation for 27 years, where last he was Sector Executive for Printing Equipment. He currently operates as a business management consultant from a Melbourne office. Mr. Pruitt has a Masters degree from the Florida Institute of Technology and a Bachelors degree from Georgia Tech. In 1995 he was named to Georgia Tech's Academy of Distinguished Alumni, and in 1996 received the C.H.I.E.F. Award from the Independent Colleges and Universities of Florida. He is a member of the Board of Trustees of the Florida Institute of Technology.

    Dr. Weaver is President of the Florida Institute of Technology (Florida
Tech), Melbourne, Fl. Prior to his appointment at Florida Tech, Dr. Weaver served in senior academic administrative positions including Department Head, University of Arizona; Associate Dean, University of Oklahoma; School Director, Georgia Institute of Technology; and Dean, Auburn University. He has held offices in a number of national professional organizations and is a Fellow of the American Nuclear Society. Dr. Weaver is a Registered Professional Engineer and received his Bachelor's degree in Electrical Engineering from the University of Missouri, a Master's degree in Electrical Engineering from Southern Methodist University and his Ph.D. from Purdue University.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table shows the total annual and long-term compensation of the Chief Executive Officer (the only executive officer to receive total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1997) for services rendered during the fiscal years ended June 30, 1997, 1996 and 1995.

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION              SECURITIES         ALL OTHER
                                              -----------------------------------  UNDERLYING OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION                     YEAR     SALARY ($)  BONUS ($)(A)        (#)(B)            ($)(C)
--------------------------------------------  ---------  ----------  ------------  -------------------  -------------
John L. Slack                                      1997  $  217,298       --               30,000         $  10,809
President/CEO                                      1996  $  216,466       --               30,000         $   7,949
                                                   1995  $  204,937   $   49,992           30,000         $   7,947

------------------------

(a) The bonus distribution plan was structured whereby the executive received approximately 41% of the bonus in September 1995, 33% in September 1996 and 26% in September 1997. Distribution of payments may vary slightly from the plan.

(b) The number of options granted during the covered fiscal year.

(c) Includes DBA contributions of $3,407 to the Employee Retirement Plan, $3,955 to the 401(k) plan and $3,447 in life insurance premiums paid by DBA. Such contributions to the individual listed totaled $10,809 for fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The table below shows information regarding grant of stock options made to the Chief Executive Officer under DBA's 1992 Employee Incentive Stock Option Plan during the fiscal year ended June 30, 1997. The potential realizable value of the option is based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises are dependent on the future performance of the DBA Common Stock and overall stock market conditions.

                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZED
                                    ---------------------------------------------                 VALUE AT ASSUMED
                                      NUMBER OF                                                   ANNUAL RATES OF
                                     SECURITIES                                                     STOCK PRICE
                                     UNDERLYING      % OF TOTAL                                   APPRECIATION FOR
                                       OPTION      OPTIONS GRANTED   EXERCISE OR                    OPTION TERM
                                       GRANTED     TO EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------
NAME                                   (#)(1)        FISCAL YEAR       ($/SH)         DATE       5% ($)     10% ($)
----------------------------------  -------------  ---------------  -------------  -----------  ---------  ---------
John L. Slack.....................       30,000          32.70%       $    4.88      12/31/99   $  27,212  $  59,336

------------------------

(1) Options granted under this Plan have a three-year term and may be exercised 33%, 33% and 34% on or after December 31 of the first, second and third year, respectively, from the date of grant. Such shares may not be sold from two years from the date of grant and one year from the date of acquisition. The option price is equal to the market price of the DBA Common Stock on the date of grant.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

    The following table summarizes for the Chief Executive Officer the number of stock options exercised during the fiscal year ended June 30, 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 1997, and the aggregate dollar value of in-the-money, unexercised options, if any, held at June 30, 1997.

                                                                                 NUMBER OF
                                                                                SECURITIES
                                                                                UNDERLYING         VALUE OF
                                                                                UNEXERCISED     UNEXERCISED IN-
                                                                              OPTIONS AT FY-   THE-MONEY OPTIONS
                                                                                  END (#)        AT FY-END ($)
                                                                    VALUE     ---------------  -----------------
                                                SHARES ACQUIRED   REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                                            ON EXERCISE (#)      ($)       UNEXERCISABLE   UNEXERCISABLE (A)
----------------------------------------------  ---------------  -----------  ---------------  -----------------
John L. Slack.................................        27,000      $  50,490     65,000/30,000  $  59,800/$12,400

------------------------

(a) Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on June 30, 1997, which was $5.50 per share.

COMPENSATION OF DIRECTORS

    The non-employee Directors of DBA receive an annual retainer of $8,000, payable on a quarterly basis, plus $500 per meeting not to exceed $1,000 per day. In addition, the Directors participate in the Directors' Stock Option Plan, under which there were no options issued during fiscal year 1997.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENT

    A compensation agreement between DBA and Mr. Slack provides for a company-furnished automobile. The agreement also provides for the bonus grant of DBA Common Stock based on the market price of DBA Common Stock achieving the following levels:

              BONUS SHARES                         DBA COMMON STOCK PRICE(1)
-----------------------------------------  -----------------------------------------
                  2,000                                $14.00 per share
                  2,000                                $16.00 per share
                  2,000                                $18.00 per share
                  2,000                                $20.00 per share

------------------------

(1) The agreement stated that the price must be achieved and retained for at least four consecutive weeks. The agreement also provides that Mr. Slack will receive all of the bonus shares in the event DBA is sold during his tenure as President upon terms and price acceptable to the shareholders of DBA.

    Mr. Slack has also received an option for 25,000 shares which will be exercisable in the event DBA is sold during his tenure as President upon terms and price acceptable to the shareholders of DBA.

                               SECURITY OWNERSHIP

    Information regarding beneficial ownership of the DBA Common Stock by DBA's directors and executive officers is set forth elsewhere in this Prospectus/Joint Proxy Statement. The following shareholders reported that they owned in excess of 5% of the outstanding DBA Common Stock of DBA as of

January 30, 1998. Unless otherwise indicated, each of the shareholders listed below has sole voting and sole investing power with respect to the shares listed opposite such shareholder's name.

                                                                               AMOUNT OF
                                                                              BENEFICIAL        PERCENT
NAME AND ADDRESS                                                               OWNERSHIP       OF CLASS
------------------------------------------------------------------------  -------------------  ---------
Norman J. Wechsler
  39 Broadway
  New York, NY 10006....................................................        1,175,921         26.30%

Kathryn A. Eckstein
  614 West Front Street
  Cassville, WI 53806...................................................          400,000          8.95%

John L. Slack
  745 Beach Street
  Satellite Beach, FL 32937.............................................          290,248(1)       6.36%

All directors and
  executive officers
  as a group............................................................          437,684(2)       9.38%

------------------------

(1) Includes 120,000 shares issuable upon exercise of options. Excludes options for 3,000 shares owned by Mr. Slack's wife as to which shares, he disclaims any beneficial interest.

(2) Includes 185,000 shares issuable upon exercise of options.

                   COMPARISON OF RIGHTS OF TITAN STOCKHOLDERS
                              AND DBA SHAREHOLDERS

    The rights of Titan stockholders are governed by the Restated Titan Certificate of Incorporation (the "Titan Certificate"), its Bylaws (the "Titan Bylaws") and the DGCL. The rights of DBA shareholders are currently governed by DBA's Articles of Incorporation (the "DBA Articles"), its Bylaws (the "DBA Bylaws") and the FBCA. Upon consummation of the Merger, DBA shareholders will become stockholders of Titan with their rights as stockholders governed by the DGCL, the Titan Certificate and the Titan Bylaws.

    The following is a summary of certain similarities and differences between the rights of Titan stockholders and DBA shareholders under the foregoing governing documents and applicable law. This summary does not purport to be a complete statement of such similarities and differences. The identification of specific similarities and differences is not meant to indicate that other equally or more significant similarities and differences do not exist. Such similarities and differences can be examined in full by reference to the DGCL, the FBCA and the respective corporate documents of Titan and DBA.

    CAPITAL STOCK. The authorized capital stock of Titan consists of 45,000,000 shares of Titan Common Stock, of which 17,694,045 shares were issued and outstanding on December 31, 1997, and 2,500,000 shares of Preferred Stock, $1.00 par value, (A) 250,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which has been issued as of the date hereof, (B) 1,068,102 shares of which have been designated as $1.00 Cumulative Convertible Preferred Stock, $1.00 par value per share, 694,872 of which have been issued and are outstanding as of the date hereof, and (C) 500,000 shares of which have been designated as Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), all of which have been issued as of the date hereof. Each outstanding share of $1.00 Cumulative Convertible Preferred Stock is convertible at any time into two-thirds ( 2/3) of a share of Titan's common stock. The Series B Preferred Stock is convertible at the holder's option into shares of Titan Common Stock at a conversion price of $9.00 per share. In addition, Titan issued $34,500,000 of convertible subordinated debentures in November 1996. The debentures are convertible into common stock at a conversion price of $3.50 per share. The authorized capital stock of DBA consists of 10,000,000 shares of DBA Common Stock, $.10 par value, of which 4,471,290 shares were issued and outstanding on January 30, 1998, and 1,149,298 shares of DBA Common Stock were held in treasury by DBA.

    AMENDMENT OF BYLAWS. The FBCA permits the board of directors of a Florida corporation to amend or repeal the bylaws unless the FBCA, the articles of incorporation or the shareholders, in amending or repealing a bylaw, reserve that power to the shareholders. The shareholders entitled to vote also have the power, under the FBCA, to amend or repeal the bylaws by the affirmative vote of holders of a majority in voting power of the outstanding shares entitled to vote. The DBA Bylaws state that they may be amended by the affirmative vote of a majority of the members of the DBA Board.

    Under the DGCL and the Titan Bylaws, the Titan Bylaws may be amended or repealed either by the Titan Board or by the holders of a majority in interest of the outstanding shares of Titan, except that a change in the authorized number of directors may only be effected by a vote of the majority of the outstanding shares entitled to vote.

    AMENDMENT OF DBA ARTICLES AND TITAN CERTIFICATE. The DGCL provides that approval of a majority of the outstanding stock entitled to vote thereon is required to amend a certificate of incorporation.

    The FBCA permits the board of directors to amend the articles of incorporation in certain minor respects without shareholder action, but generally amendments must be adopted by the shareholders upon recommendation of the board of directors. Unless the FBCA, the articles of incorporation or the board of directors, acting in a particular matter, requires a greater vote, amendments may be adopted by a majority of the votes cast, a quorum being present. Under the FBCA, matters presented for a vote which would entitle shareholders to statutory dissenters appraisal rights require the affirmative vote of the holders of a majority of the voting power of the shares outstanding and entitled to vote on the matter. Pursuant to the DBA Articles, an amendment to Article VII, regarding directors, requires the affirmative vote of seventy-five percent (75%) of the votes cast by shareholders voting on such proposal, and an amendment to Article XIII, which requires a supermajority shareholder vote for certain business combinations and other actions, requires the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares.

    SPECIAL MEETINGS OF STOCKHOLDERS AND SHAREHOLDERS. Under the FBCA, a special meeting of stockholders may be called by (1) the board of directors, (2) such persons authorized to do so in the articles of incorporation or bylaws or
(3) pursuant to written demand of the holders of shares entitled to cast not less than 10% of the votes eligible to be cast at such meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation. The DBA Bylaws permit a special meeting to be called for any purpose or purposes by the Chairman of the DBA Board or the President, and require certain officers to call such a meeting upon written request of stockholders of record holding shares of stock constituting a majority of the voting power represented by the outstanding shares of stock of DBA.

    Under the Titan Bylaws, a special meeting of stockholders may be called by the Titan Board, the Chairman of the Board of Directors, or the President. The DGCL permits that a special meeting of stockholders may be called by the Board of Directors of by such persons as may be authorized by the certificate of incorporation or bylaws.

    ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS AND SHAREHOLDERS. The FBCA provides that, unless otherwise provided in the articles of incorporation, any action required or permitted by the FBCA to be taken at an annual or special meeting of shareholders may be taken instead without a meeting by written consent of the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DBA Articles do not alter this provision.

    Under the DGCL, stockholders may execute an action by written consent in lieu of a stockholder meeting. The Titan Bylaws provide that any action which may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    SIZE OF THE BOARD OF DIRECTORS. Under the FBCA, a board of directors must consist of one or more individuals, and the number of directors must be specified in or fixed in accordance with the articles of incorporation or bylaws. The DBA Articles provide that the number of directors shall be such number, not less than three nor more than fifty, as the shareholders may from time to time determine. In the absence of any determination by the shareholders, the number shall be such number as the directors determine and establish by the DBA Bylaws. In addition, the directors of DBA may increase by three the number of directors determined by the shareholders. The DBA Bylaws provide that the directors be chosen by a plurality of the shareholder votes cast at each meeting held for the election of directors.

    The DGCL provides that the board of directors of a Delaware corporation shall consist of one or more members. The Titan Bylaws currently provide that the number of directors presently authorized is seven (7).

    CLASSIFICATION OF BOARD OF DIRECTORS. The DGCL permits, but does not require, a classified board of directors, divided into as many as three classes with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The Titan Bylaws do not provide for a classified board. The FBCA permits, but does not require, a Florida corporation to provide in its articles of incorporation or a bylaw adopted by a vote of the shareholders for a classified board pursuant to which the directors can be divided in up to three classes of directors with staggered terms of offices. The DBA Articles provide for a classified board divided into three classes.

    CUMULATIVE VOTING. Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. There is no provision for cumulative voting in the Titan Certificate. Similarly, under the FBCA, cumulative voting in the election of directors is not available unless the articles of incorporation so provide. There is no provision for cumulative voting in the DBA Articles.

    REMOVAL OF DIRECTORS. Under the DGCL, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. A director of a corporation that does not have a classified board of directors or cumulative voting may be removed with the approval of a majority of the outstanding shares entitled to vote with or without cause. The Titan Bylaws provide that the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of the majority of the voting power of all the outstanding stock entitled to vote thereon subject to the provisions of the Titan Certificate. The Titan Certificate provides that the removal of a director elected by the holders of Titan's Initial Series Preferred Stock, or elected by the directors to fill a vacancy, requires the affirmative vote of the holders of a majority of the initial Series Preferred Stock entitled to vote thereon.

    Under the FBCA, any director or the entire board of directors may be removed by the shareholders, with or without cause, unless the articles of incorporation provide otherwise. A director of a corporation that does not have cumulative voting for directors, and does not provide for election by voting groups, may be removed if the votes cast for removal exceed those cast not to remove him, assuming a quorum is present, unless a greater vote is required by the articles of incorporation. A director may be removed by the shareholders at a meeting of the shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. The DBA Articles provide that no director shall be removed and his or her successor named by a vote of the shareholders except pursuant to a regular annual meeting of shareholders called for that purpose, provided however, that the shareholders may remove and replace any director upon the vote of seventy-five percent (75%) of the votes cast by the shareholders at a special meeting of shareholders called for that purpose. The DBA Bylaws require this same supermajority vote for removal of a director at an annual meeting.

    FILLING VACANCIES IN THE BOARD OF DIRECTORS. Under the DGCL, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The DGCL further provides that if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the board (as constituted immediately prior of any such increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least ten percent of the total number of the outstanding stock having the right to vote for directors, summarily order a special election be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies. The Titan Certificate does not alter this provision.

    Under the FBCA, any vacancy on the board of directors generally may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders, unless the articles of incorporation provide otherwise. The DBA Articles do not contain a different provision for filling vacancies. The DBA Bylaws provide that any vacancy on the board of directors may be filled by the majority of the remaining directors, though less than a quorum, except that any vacancy created by the removal of a director by the shareholders first may be filled at such meeting by the shareholders. If the shareholders do not fill such vacancy at such meeting, then the vacancy may be filled by the majority of the remaining directors.

    PAYMENT OF DIVIDENDS; REDEMPTION OR REPURCHASE OF SHARES. The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The Titan Bylaws provide for the declaration of dividends in accordance with the DGCL. The Titan Bylaws also provide that the Titan Board may set aside as a reserve any funds the Titan Board believes necessary prior to the payment of dividends.

    The FBCA permits a corporation to authorize and make dividends and other distributions to its shareholders unless, after giving such distribution effect, the corporation would not be able to pay its debts as they become due in the ordinary course or if the corporation's assets would be less than its total liabilities plus any preferential payments required upon dissolution. Subject to these restrictions, a Florida corporation may acquire its own shares, and, unless otherwise provided in its articles of incorporation, shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series. The DBA Articles contain no additional provisions relating to distributions.

    APPRAISAL RIGHTS. Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal (or dissenters') rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Such rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the
merger does not exceed     % of the shares of the surviving corporation
outstanding immediately prior to the merger and if certain other conditions are met.

    Under the FBCA, a shareholder of a Florida corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of (1) a merger to which the corporation is a party if the shareholder is entitled to vote on the merger, (2) a sale or exchange of all or substantially all of the corporation's assets other than in the usual and regular course of business, (3) the approval of a "control share acquisition" (as defined in the statute), (4) the consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan, (5) an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder, and (6) action on another matter if the articles of incorporation provide for dissenters' rights with respect to such matter. The FBCA provides, however, that unless the articles of incorporation provide otherwise, which the DBA Articles do not, appraisal rights do not apply with respect to a plan of merger, share exchange or sale or exchange of assets if as of the record date fixed to determine the shareholders entitled to vote on the transaction, the shares are either (i) listed on a national securities exchange, (ii) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by not fewer than 2,000 shareholders. As discussed above, because the DBA Common Stock was quoted on the Nasdaq National Market System on the Record Date, DBA stockholders are not entitled to appraisal rights in connection with the Merger. See "Approval of the Merger and Related Transactions--No Appraisal Rights of DBA Shareholders."

    INSPECTION OF BOOKS AND RECORDS. Under the DGCL, any stockholder may inspect, for any proper purpose, a company's stock ledger, a list of its stockholders and any other books and records. Under the FBCA, a shareholder of a corporation is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report, during regular business hours at the corporation's principal office if the shareholder gives at least five business days' prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written notice to the corporation and (1) the shareholder's demand is made in good faith and for a proper purpose, (2) the demand describes with particularity its purpose and the records to be inspected or copied and (3) the requested records are directly connected with such purpose. The FBCA also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation. The DBA Articles authorize the DBA Board to determine whether, to what extent, when and where shareholders may inspect the books and records of DBA, in accordance with the FBCA.

    The accounting books and records and minutes of proceedings of stockholders and the Titan Board and committees of the Titan Board are open to inspection upon the written demand on the corporation of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder or as the holder of such voting trust certificate.

    LIMITATION OF LIABILITY OF DIRECTORS. The DGCL permits corporations to adopt a provision in their certificate of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, Titan may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The Titan Certificate eliminates the liability of the Titan Board to the fullest extent permissible under the DGCL.

    The FBCA provides, in general, that no director is personally liable for monetary damages to the corporation or any other person for any act or omission regarding corporate management or policy, unless: (i) the director breached or failed to perform his duties as a director, and (ii) such breach or failure (a) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) constitutes a transaction from which the director derived an improper personal benefit, (c) results in an unlawful distribution under the FBCA, (d) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interest of a corporation or willful misconduct, or (e) in an action other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. This FBCA provision is self-executing, and does not require an amendment to a corporation's articles of incorporation.

    INDEMNIFICATION. The DGCL generally permits indemnification in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. The Titan Bylaws state Titan shall indemnify the Titan Board to the fullest extent provided for by the DGCL.

    The FBCA generally permits indemnification in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by a majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding, by independent legal counsel or by a majority vote of a quorum of disinterested shareholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. However, the preceding indemnification provisions are not exclusive, and indemnification may also be available on a less restrictive basis, by provision in the articles of incorporation or bylaws, by agreement, by resolution of the board of directors or shareholders, or otherwise, provided that indemnification may not be made if a court of competent jurisdiction establishes by final adjudication that the actions or omissions of the person to be indemnified are material to the cause of action so adjudicated and constituted: (a) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the person derived an improper personal benefit; (c) in the case of a director, an unlawful dividend or other distribution under the terms of the FBCA; or (d) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The FBCA requires indemnification of expenses when the individual being indemnified has been successful on the merits or otherwise in the defense of any action, suit or proceeding (or any claim, issue or matter therein). The DBA Articles include provisions which, in general, parallel the provisions of the FBCA.

    STOCKHOLDER AND SHAREHOLDER APPROVAL OF CERTAIN BUSINESS
COMBINATIONS. Section 203 of the DGCL prohibits a corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested stockholder; sales or other dispositions of the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if (i) prior to the date at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the number of shares outstanding those shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or a 20-day notice required under Section 203 of the proposed transaction which (i) constitutes certain (a) mergers or consolidations, (b) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, or (c) proposed tender or exchange offer for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an interested stockholder during the last three years or who became an interested stockholder with the approval of the corporation's board of directors; and (iii) is approved or not opposed by a majority of the board members elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

    Section 607.0901 of the FBCA requires an "affiliated transaction," which is defined to include certain business combinations and certain other transactions with an "interested shareholder" or its affiliate to be approved by a vote of holders of two-thirds of the voting shares other than shares beneficially owned by an interested shareholder. An "interested shareholder" is, with certain exceptions, one who is the beneficial owner of more than 10% of the corporation's outstanding voting shares. This provision does not apply to a corporation which has had not more than 300 shareholders of record at any time within the 3 years preceding the announcement of the transaction, or if, among other things, (i) the affiliated transaction has been approved by a majority of the corporation's disinterested directors, (ii) consideration is paid to the corporation's shareholders which meets certain "fair value" criteria, (iii) the interested shareholder has been the beneficial owner of at least 80% of the outstanding voting shares for at least 5 years preceding the announcement date of the affiliated transaction, or at least 90% of the voting shares, with no holding period requirement, exclusive of shares acquired from the corporation in a transaction not approved by disinterested directors, or (iv) the corporation's original articles of incorporation, or an amendment to the articles or bylaws approved by the holders of a majority of the outstanding voting power (excluding interested shareholders, their affiliates and associates) expressly elects not to be governed by the statute and, in the case of such an amendment, the amendment was approved at least 18 months prior to the date the interested shareholder in question is determined to be such.

    The FBCA also contains a control share acquisition statute which provides that a person who acquires shares in an "issuing public corporation" in excess of certain specified thresholds (which begin at one-fifth of the overall voting power) will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. This statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition, the corporation's articles of incorporation or bylaws provide that the corporation shall not be governed by the statute, or the board of directors approved the acquisition, or in certain other circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' appraisal rights. DBA's Articles and Bylaws do not contain any provisions with respect to this statute. Delaware does not have any provision comparable to Florida's control share acquisition statute.

    STOCKHOLDER VOTING ON MERGERS AND SIMILAR TRANSACTIONS. The laws of Delaware generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. The DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. The laws of Delaware also generally require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets. The DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. The FBCA requires class voting when the terms of the merger or share exchange would require a class vote if such terms were contained in an amendment to the corporation's articles of incorporation.

    The FBCA provides that statutory mergers and share exchanges, as well as the sale of substantially all of the property (other than in the ordinary course) of a Florida corporation, must be approved first by the board of directors, and then by a majority in voting power of the outstanding shares of the corporation entitled to vote thereon, unless a greater vote or a class vote is required by the FBCA, the articles of incorporation, or by the board of directors, which has the power to condition its submission of such a transaction to the vote of stockholders on any basis. However, the FBCA also provides that unless otherwise provided in the articles of incorporation, the shareholders of a corporation surviving a merger need not approve the transaction if: (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, and (b) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately after the merger. The DBA Articles provide that any proposed merger or other business combination between DBA and any other person or business entity, and any proposed sale of any property or assets essential to the business of DBA, that has not first been approved by the DBA Board is required to be approved by the affirmative vote of seventy-five percent (75%) of the votes cast in connection with such transaction.

    LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES. The DGCL and the Titan Bylaws permit Titan to make loans to, guarantee the obligations of, or otherwise assists its officers or other employees when such action, in the judgment of the directors, may reasonably be expected to benefit Titan.

    The FBCA permits a corporation to lend money to, guarantee any obligations of, or otherwise assist any officer, director or employee whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation, provided that no conflict of interest exists that is not permitted under the FBCA. Such loan, guaranty or assistance may be with or without interest and may unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

    INTERESTED DIRECTOR TRANSACTIONS. Under the laws of Delaware, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under Delaware law, either (a) the stockholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts or (b) the contract or transaction must have been just and reasonable as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum).

    Under Florida law, contracts or transactions between the corporation and one or more of its directors or officers, or entities in which such person has an interest, are neither void nor voidable if either the director's or officer's interest is made known to the disinterested directors or stockholders of the corporation, who thereafter approve the transaction, or the contract or transaction is "fair and reasonable" to the corporation as of the time it is approved or ratified by either the board of directors, a committee of the board, or the stockholders. Under the FBCA, if board or committee approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum), although the approval of at least two directors is required. The DBA Articles provide that no contract or other transaction between DBA and any other entity (in the absence of fraud) shall be affected or invalidated by the fact that one or more of the directors of DBA is interested in the entity or the transaction. Additionally, the DBA Articles relieve any person who may become a director from any liability that might otherwise exist from contracting with DBA for his or her own benefit or the benefit of any entity in which he or she may in any way be interested.

    STOCKHOLDER AND SHAREHOLDER DERIVATIVE SUIT. Under both the FBCA and the DGCL, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The FBCA also provides that a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored. Under the FBCA, a derivative proceeding may be settled or discontinued only with court approval, and the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation. The FBCA also provides that if an action was brought without reasonable cause the court may require the plaintiff to pay the corporation's reasonable expenses, and if the plaintiff is successful the court may require the corporation to pay the reasonable expenses of the plaintiff.

    DISSOLUTION. Under the DGCL, if the dissolution is initiated by the board of directors it may be approved by the holders of a majority of the corporation's shares. If the board of directors does not approve the proposal to dissolve, it must be consented to in writing by all stockholders entitled to vote thereon. Under the FBCA, unless a greater vote is required by the articles of incorporation or the board of directors (who may condition its submission of such a proposal to a stockholder vote on any basis), a proposal to dissolve which is made by the board of directors must be approved by a majority of all votes entitled to be cast by shareholders on that proposal. The FBCA also provides that, without any action by the board of directors, stockholders may approve dissolution of a corporation by written consent.

                                    EXPERTS

    The consolidated financial statements of The Titan Corporation included in this Prospectus/Joint Proxy Statement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of DBA as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby and the federal income tax consequences of the Merger will be passed upon for Titan by Cooley Godward LLP, San Diego, California. Certain legal matters in connection with the Merger Agreement and the federal income tax consequences of the Merger will be passed upon for DBA by Arent Fox Kintner Plotkin & Kahn, PLLC, Washington, D.C.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
THE TITAN CORPORATION
    AUDITED FINANCIAL STATEMENTS
    Report of Independent Public Accountants...............................................................        F-2
    Consolidated Balance Sheets as of December 31, 1996 and 1995...........................................        F-3
    Consolidated Statements of Operations for the Years Ended December 31, 1996, 1995
      and 1994.............................................................................................        F-4
    Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1996, 1995 and 1994...        F-5
    Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994.............        F-6
    Notes to Consolidated Financial Statements.............................................................        F-7

    UNAUDITED FINANCIAL STATEMENTS
    Unaudited Consolidated Balance Sheet as of September 30, 1997..........................................       F-22
    Unaudited Consolidated Statements of Operations for the Nine Months Ended September 30, 1997 and
     1996..................................................................................................       F-23
    Unaudited Consolidated Statements of Stockholders' Equity for the Nine Months Ended September 30, 1997
     and 1996..............................................................................................       F-24
    Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1997 and
     1996..................................................................................................       F-25
    Notes to Unaudited Consolidated Financial Statements...................................................       F-26

DBA SYSTEMS, INC.
    AUDITED FINANCIAL STATEMENTS
    Independent Auditors' Report...........................................................................       F-29
    Consolidated Balance Sheets as of June 30, 1997 and 1996...............................................       F-30
    Consolidated Statements of Income for the Years Ended June 30, 1997, 1996 and 1995.....................       F-32
    Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 1997, 1996 and 1995.......       F-33
    Consolidated Statements of Cash Flows for the Years Ended June 30, 1997, 1996 and 1995.................       F-34
    Notes to Financial Statements..........................................................................       F-36
    UNAUDITED CONDENSED FINANCIAL STATEMENTS
    Unaudited Condensed Consolidated Balance Sheet as of September 30, 1997................................       F-46
    Unaudited Condensed Consolidated Statements of Income for the Three Months Ended September 30, 1996 and
     1997..................................................................................................       F-47
    Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended September 30, 1996
     and 1997..............................................................................................       F-48
    Notes to Unaudited Condensed Consolidated Financial Statements.........................................       F-49

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Titan Corporation:

    We have audited the accompanying consolidated balance sheets of The Titan Corporation (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Titan Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                      ARTHUR ANDERSEN LLP

San Diego, California
January 19, 1998

                             THE TITAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

         (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE VALUES)

                                                                                               AS OF DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
                                                      ASSETS

Current Assets:
  Cash and cash equivalents.................................................................  $   2,052  $   5,833
  Accounts receivable--net..................................................................     45,720     38,736
  Inventories...............................................................................     12,419     10,353
  Prepaid expenses and other................................................................      1,708      2,526
  Net assets of discontinued operation......................................................      1,304        309

  Deferred income taxes.....................................................................      6,037      4,809
                                                                                              ---------  ---------
      Total current assets..................................................................     69,240     62,566

Property and equipment--net.................................................................     19,984     17,879
Goodwill--net of accumulated amortization of $4,723 and $3,842..............................     21,348      3,550
Other assets--net...........................................................................      8,438      7,152
Net assets of discontinued operation........................................................      7,264      3,316
                                                                                              ---------  ---------

Total assets................................................................................  $ 126,274  $  94,463
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................................................  $   8,018  $  10,080
  Line of credit............................................................................         --      9,200
  Note payable to related party.............................................................      1,000         --
  Current portion of long-term debt.........................................................      1,010      1,019
  Accrued compensation and benefits.........................................................      8,061      8,745
  Other accrued liabilities.................................................................     10,036     13,647
                                                                                              ---------  ---------
    Total current liabilities...............................................................     28,125     42,691
                                                                                              ---------  ---------

Long-term debt..............................................................................     40,071      4,281
Other non-current liabilities...............................................................      8,433      8,852
Commitments and contingencies

Series B cumulative convertible redeemable preferred stock, $3,000 liquidation preference,
  6% cumulative annual dividend, 500,000 shares issued and outstanding......................      3,000         --

Stockholders' Equity:
  Preferred stock: $1 par value, authorized 2,500,000 shares:
  Cumulative convertible, $13,897 liquidation preference:
    694,872 shares issued and outstanding...................................................        695        695
  Series A junior participating, authorized 250,000 shares:
    none issued.............................................................................         --         --
  Common stock: $.01 par value, authorized 30,000,000 shares, issued and outstanding:.......
    17,133,680 and 15,087,087 shares........................................................        171        151
  Capital in excess of par value............................................................     42,751     31,148
  Retained earnings.........................................................................      5,988     10,169
  Treasury stock (1,106,114 and 1,161,147 shares), at cost..................................     (2,960)    (3,524)
                                                                                              ---------  ---------

      Total stockholders' equity............................................................     46,645     38,639
                                                                                              ---------  ---------

Total liabilities and stockholders' equity..................................................  $ 126,274  $  94,463
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
Revenues.....................................................................  $  135,484  $  131,535  $  136,206

Costs and expenses:
  Cost of revenues...........................................................     107,885      99,282      99,708
  Selling, general and administrative expense................................      21,086      22,580      21,858
  Research and development expense...........................................       3,152       4,782       4,420
  Restructuring and other (income) expense, net..............................      --           6,249      (1,200)
                                                                               ----------  ----------  ----------

  Total costs and expenses...................................................     132,123     132,893     124,786

Operating profit (loss)......................................................       3,361      (1,358)     11,420

Interest expense.............................................................      (3,026)     (1,154)       (923)
Interest income..............................................................          65          95         291
                                                                               ----------  ----------  ----------

Income (loss) from continuing operations before income taxes.................         400      (2,417)     10,788
Income tax provision (benefit)...............................................         136        (582)      3,657
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations.....................................         264      (1,835)      7,131
Loss from discontinued operation, net of taxes...............................      (3,642)     (1,972)     (1,178)

Net income (loss)............................................................      (3,378)     (3,807)      5,953
Dividend requirements on preferred stock.....................................        (803)       (695)       (695)
                                                                               ----------  ----------  ----------

Net income (loss) applicable to common stock.................................  $   (4,181) $   (4,502) $    5,258
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Per weighted average common shares:
  Income (loss) from continuing operations...................................  $     (.03) $     (.19) $      .48
  Loss from discontinued operation...........................................        (.24)       (.14)       (.08)
                                                                               ----------  ----------  ----------

Net income (loss)............................................................  $     (.27) $     (.33) $      .40
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Weighted average common shares outstanding...................................      15,278      13,445      13,288
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                 CUMULATIVE
                                                 CONVERTIBLE                CAPITAL IN
                                                  PREFERRED      COMMON      EXCESS OF    RETAINED     TEASURY
                                                    STOCK         STOCK      PAR VALUE    EARNINGS      STOCK      TOTAL
                                                -------------  -----------  -----------  -----------  ---------  ---------
Balances at December 31, 1993.................    $     695     $     138    $  24,974    $   9,413   $  (5,899) $  29,321
Exercise of stock options.....................       --                 8        2,191       --          --          2,199
Shares contributed to employee benefit plans
  and other...................................       --            --           --           --           1,295      1,295
Income tax benefit from employee stock
  transactions................................       --            --              695       --          --            695
Dividends on preferred stock--$1 per share           --            --           --             (695)     --           (695)
Net income....................................       --            --           --            5,953      --          5,953
                                                      -----         -----   -----------  -----------  ---------  ---------
Balances at December 31, 1994.................          695           146       27,860       14,671      (4,604)    38,768
Stock issuance................................       --            --            1,413       --             912      2,325
Exercise of stock options.....................       --                 5        1,209       --            (381)       833
Shares contributed to employee benefit
  plans.......................................       --            --              322       --             549        871
Income tax benefit from employee stock
  transactions................................       --            --              344       --          --            344
Dividends on preferred stock--$1 per share....       --            --           --             (695)     --           (695)
Net loss......................................       --            --           --           (3,807)     --         (3,807)
                                                      -----         -----   -----------  -----------  ---------  ---------
Balances at December 31, 1995.................          695           151       31,148       10,169      (3,524)    38,639
Stock issuance for acquisition................       --                18       10,659       --          --         10,677
Exercise of stock options and other...........       --                 2          408       --             (62)       348
Shares contributed to employee benefit
  plans.......................................       --            --              466       --             626      1,092
Income tax benefit from employee stock
  transactions................................       --            --               70       --          --             70
Dividends on preferred stock-- Cumulative
  Convertible, $1.00 per share................       --            --           --             (695)     --           (695)
Series B, 6% annual...........................       --            --           --             (108)     --           (108)
Net loss......................................       --            --           --           (3,378)     --         (3,378)
                                                      -----         -----   -----------  -----------  ---------  ---------
Balances at December 31, 1996.................    $     695     $     171    $  42,751    $   5,988   $  (2,960) $  46,645
                                                      -----         -----   -----------  -----------  ---------  ---------
                                                      -----         -----   -----------  -----------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                                    FOR THE YEARS ENDED DECEMBER
                                                                                                 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Income (loss)....................................................................  $     264  $  (1,835) $   7,131
Adjustments to reconcile income (loss) to net cash provided by (used for)
  operating activities:
Depreciation and amortization....................................................      5,144      3,865      3,388
Deferred income taxes and other..................................................     (1,909)       178        681
Change in operating assets and liabilities, net of effects from businesses sold and acquired:
    Accounts receivable..........................................................      4,618     (2,572)     8,166
    Inventories..................................................................     (4,769)    (3,316)      (485)
    Prepaid expenses and other assets............................................        349      1,148        160
    Accounts payable.............................................................     (3,768)     2,678        (44)
    Income taxes payable.........................................................       (653)        --         --
    Accrued compensation and benefits............................................     (2,599)    (1,657)       961
    Restructuring activities.....................................................     (4,099)      (486)    (1,200)
    Other liabilities............................................................     (1,274)    (1,284)   (12,339)
                                                                                   ---------  ---------  ---------

Net cash provided by (used for) continuing operations............................     (8,696)    (3,281)     6,419
                                                                                   ---------  ---------  ---------
Loss from discontinued operation.................................................     (3,642)    (1,972)    (1,178)
Change in net assets of discontinued operation...................................     (4,943)    (2,894)      (731)
                                                                                   ---------  ---------  ---------
Net cash used for discontinued operation.........................................     (8,585)    (4,866)    (1,909)
                                                                                   ---------  ---------  ---------
Net cash provided by (used for) operating activities.............................    (17,281)    (8,147)     4,510
                                                                                   ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds, net of transaction costs, from sale of businesses......................      2,492      1,835     16,766
Capital expenditures.............................................................     (5,174)    (8,674)    (5,943)
Payment for purchase of businesses, net of cash acquired.........................     (2,679)        --         --
Other............................................................................        192         48       (211)
                                                                                   ---------  ---------  ---------

Net cash provided by (used for) investing activities.............................     (5,169)    (6,791)    10,612
                                                                                   ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Additions to debt................................................................     37,000     13,800         --
Retirements of debt..............................................................    (15,841)      (621)   (16,871)
Deferred debt issuance costs.....................................................     (2,035)        --         --
Proceeds from stock issuances....................................................        348      3,158      2,199
Dividends paid...................................................................       (803)      (695)      (695)
                                                                                   ---------  ---------  ---------

Net cash provided by (used for) financing activities.............................     18,669     15,642    (15,367)
                                                                                   ---------  ---------  ---------

Net increase (decrease) in cash and cash equivalents.............................     (3,781)       704       (245)
Cash and cash equivalents at beginning of year...................................      5,833      5,129      5,374
                                                                                   ---------  ---------  ---------

Cash and cash equivalents at end of year.........................................  $   2,052  $   5,833  $   5,129
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS. The Titan Corporation provides engineering, technical, management and consulting services in the areas of national security, software systems, communication systems, information systems, electronic control systems, advanced research and development, sterilization and the environment. The Company also develops, designs, manufactures and markets satellite communications subsystems, and pulsed power products including linear accelerators.

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of The Titan Corporation ("Titan" or "the Company") and its subsidiaries. All significant intercompany transactions and balances have been eliminated. Also, certain prior year amounts have been reclassified to conform to the 1996 presentation.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    START-UP ACTIVITIES. The Company is involved in a number of start-up ventures, most notably commercial satellite communications, and medical device sterilization. Certain investments made in these start-up ventures are reflected in the balance sheet, primarily within the captions of Inventories, and Property and Equipment. These capitalized investments aggregate approximately $12,567 at December 31, 1996. The capitalized investments in these businesses were substantially complete in 1996. These start-up ventures are in various early growth stages and have not yet generated sufficient revenues to achieve profitability. At this time, management plans to continue to invest in these ventures, though the level of such investment may change based on the business' operating performance and cash flows. Furthermore, management will continue to review and evaluate all alternatives related to these investments, including strategic partnering, joint venturing, or sale. The realizability of the related assets is routinely assessed by management from both an operating perspective, as well as through giving consideration to strategic alternatives believed to be available.

    REVENUE RECOGNITION. A majority of the Company's revenue, both commercial and government, is derived from products manufactured and services performed under cost-reimbursement and fixed-price contracts wherein revenues are generally recognized using the percentage-of-completion method. Certain other revenues are recognized as units are delivered. Estimated contract losses are fully charged to operations when identified.

    CASH EQUIVALENTS. All highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents.

    INVENTORIES. Inventories include the cost of material, labor and overhead, and are stated at the lower of cost, determined on the first-in, first-out
(FIFO) and weighted average methods, or market.

    PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation is provided using the straight-line method, with estimated useful lives of 32 years for buildings, 2 to 15 years for leasehold improvements and 3 to 7 years for machinery and equipment and furniture and fixtures. Certain machinery

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and equipment in the Company's medical sterilization business is depreciated based on units of production.

    GOODWILL. The excess of the cost over the fair value of net assets of purchased businesses ("goodwill") is amortized on a straight-line basis over varying lives ranging from 5 to 30 years. The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated lives of these assets. The criteria used for these evaluations include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the intangible asset to the Company's business objectives.

    CAPITALIZED SOFTWARE COSTS. The Company's policy is to amortize capitalized software costs over the greater of (a) the ratio that current gross revenues for a product bears to the total of current and amortized future gross revenues for that product, or (b) the straight-line method over the remaining estimated economic life of the product, including the period being reported on. Notwithstanding the above, the maximum amortization period is four years. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining estimated economic life of the product, or both, could be reduced in the future which could significantly impact the carrying amount of the capitalized software costs.

    IMPAIRMENT OF LONG-LIVED ASSETS. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The adoption of this statement had no material effect on the Company's financial statements.

    STOCK BASED COMPENSATION. The Company has elected to adopt the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Accordingly, the Company will continue to account for its stock based compensation plans under the provisions of APB No. 25. Therefore, the adoption of SFAS 123 by the Company had no effect on the Company's financial position and results of operations.

    INCOME TAXES. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109), which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

    PER SHARE INFORMATION. Per share information is based on the weighted average number of common shares and all dilutive common share equivalents outstanding. Common stock equivalents consist primarily of shares issuable upon the exercise of stock options. Conversion of the Series A Preferred Stock has not been assumed as the effect of the conversion would not be dilutive in any of the periods presented. Neither the Series B Preferred Stock nor the Company's convertible subordinated debentures are considered common stock equivalents for the purpose of earnings per share calculations. Common stock equivalents

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) were not considered in the calculation of net loss per share in 1996 and 1995, as the impact would be antidilutive.

NOTE 2. ACQUISITION

    On May 24, 1996, the Company completed the acquisition of three privately-held affiliated businesses--Eldyne, Inc. ("Eldyne"), Unidyne Corporation ("Unidyne") and Diversified Control Systems, LLC ("DCS"). Eldyne, Unidyne, and DCS are information technology businesses that provide the Department of Defense and other government customers with systems research, development and prototyping, and integration and life cycle support of electronic, information and control systems. The overall transaction consideration, excluding associated transaction costs and expenses, consisted of $1 million cash, 1,921,534 shares of Titan common stock with an assigned value of $6.00 per share, the issuance of 500,000 shares of a new class of cumulative convertible redeemable preferred stock (see Note 9), assumption of indebtedness (see Note 7), and a promissory note for $1 million issued to the principal stockholder of the acquired companies. The $1 million note is due on March 15, 1997, and interest of 10% per annum is due quarterly and at maturity. The Company also entered into an agreement with the principal stockholder, providing for annual payments of $.3 million, payable monthly, for 6 years beginning May 24, 1996. The net present value of this agreement ($1.5 million) was recorded as additional purchase price at the acquisition date. This obligation was settled in full on January 2, 1997. Estimated other direct costs of the acquisition were approximately $3 million.

    The acquisition has been accounted for as a purchase, and, accordingly, the Company's consolidated financial statements include the operating results of the three acquired companies since May 24, 1996. The purchase agreements provided for a post-closing adjustment to the purchase price based on the final valuation of the acquired assets and assumed liabilities, pursuant to which 142,036 shares of the Company's common stock were returned to the Company by the seller in December 1996. This transaction was recorded as a reduction of $852 to the purchase price in the fourth quarter of 1996. The excess of the purchase price over the estimated fair value of net assets acquired of $18,200 at December 31, 1996 is being amortized using a straight-line method over 30 years.

    Unaudited pro forma data giving effect to the purchase of Eldyne, Unidyne and DCS as if they had been acquired at the beginning of 1995 are shown below:

                                                                           1996        1995
                                                                        ----------  ----------
Revenues..............................................................  $  159,820  $  182,620
Net loss..............................................................      (1,426)     (1,384)
Net loss per share....................................................        (.09)       (.09)

    The pro forma net loss for 1996 includes certain unanticipated operating adjustments made to the Eldyne, Unidyne and DCS historical financial statements including, but not limited to, long-term contract earnings revisions, and changes to the carrying value of certain assets, primarily receivables.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 3. RESTRUCTURING

    In 1995, the Board of Directors adopted a formal plan of restructuring that redefined Titan's businesses into four business segments: Communications Systems, Software Systems, Defense Systems, and Emerging Technologies. The plan was an integral part of management's strategy to position the Company for access to capital markets as a significant source of continued development funding. The plan resulted in charges of approximately $5,431 that provided for disposition of businesses not central to the Company's long-term strategy, as well as significant reorganization of the Software Systems and sterilization businesses, reductions of personnel, and other actions associated with reorganizing the structure of the Company. As of December 31, 1996, the planned restructure activities were substantially accomplished. During 1996, charges against restructuring reserves for severance were $1,125, related to 85 employees terminated throughout the Company, and other charges to the reserves, primarily related to the exiting of businesses, were $2,974. These other charges reflect the sale on July 26, 1996 of the Company's Electronics division, which was part of the Defense Systems segment. At December 31, 1996, approximately $815 of the initial restructuring accrual remained in other accrued liabilities for costs associated with the exiting of businesses and the termination of certain agreements. The group of businesses planned to be exited in the restructuring plan had revenues of $14,160 and $19,384 and operating income (loss) of $2,802 and $(298) for 1996 and 1995, respectively.

    In early 1994, Titan sold its Applications Group (its Army training and simulation service business) as part of a formal plan of restructuring adopted at that time. The sale resulted in a pre-tax gain of approximately $12,700 and generated net cash proceeds of approximately $17,000. The gain on sale was substantially offset by provisions made for the estimated costs of planned disposals and/or consolidations of certain operations deemed not compatible with the Company's long range strategy at that time. Such strategy was primarily reliant upon Titan internally funding the product development efforts and commercialization activities relating to its start-up ventures.

NOTE 4. OTHER FINANCIAL DATA

    Following are details concerning certain balance sheet accounts:

                                                                            1996       1995
                                                                          ---------  ---------
Accounts Receivable:
U.S. government--billed.................................................  $  17,768  $  14,449
U.S. government--unbilled...............................................     19,885     10,758
Trade...................................................................      8,271     13,813
Less allowance for doubtful accounts....................................       (204)      (284)
                                                                          ---------  ---------

                                                                          $  45,720  $  38,736
                                                                          ---------  ---------
                                                                          ---------  ---------

    Unbilled receivables include approximately $11,200 and $5,000 at December 31, 1996 and 1995 representing work-in-process which will be billed in accordance with contract terms and delivery schedules. Also included in unbilled receivables are amounts billable upon final execution of contracts, contract completion, milestones or completion of rate negotiations. Generally, unbilled receivables are expected to be collected within one year. Payments to the Company for performance on certain U.S. government

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 4. OTHER FINANCIAL DATA (CONTINUED) contracts are subject to audit by the Defense Contract Audit Agency. Revenues have been recorded at amounts expected to be realized upon final settlement.

                                                                            1996       1995
                                                                          ---------  ---------
Inventories:
Materials...............................................................  $   1,998  $   3,106
Work-in-process.........................................................      9,201      4,159
Finished goods..........................................................      1,220      3,088
                                                                          ---------  ---------
                                                                          $  12,419  $  10,353
                                                                          ---------  ---------
                                                                          ---------  ---------
Property and Equipment:
Machinery and equipment.................................................  $  28,488  $  23,002
Furniture and fixtures..................................................      5,284      3,176
Land, buildings and leasehold improvements..............................      7,538      3,442
Construction in progress................................................        938      5,983
                                                                          ---------  ---------
                                                                             42,248     34,603

Less accumulated depreciation and amortization..........................    (22,264)   (17,724)
                                                                          ---------  ---------

                                                                          $  19,984  $  17,879
                                                                          ---------  ---------
                                                                          ---------  ---------

    Deferred income taxes of $4,094 and $5,904 are included in Other Assets at December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, respectively, other liabilities, current and non-current, include $1,352 and $958 related to estimated losses on contracts. In addition, these captions include liabilities for post-retirement benefits for employees of previously discontinued operations of $2,923 and $3,016 at December 31, 1996 and 1995, respectively. Also included in other accrued liabilities are customer advance payments of approximately $2,414 and $1,653 at December 31, 1996 and 1995, respectively, and $815 and $4,914 related to restructuring activities at December 31, 1996 and 1995, respectively.

NOTE 5. SEGMENT INFORMATION

    Titan classifies its businesses in four industry segments, Communications Systems, Software Systems, Defense Systems, and Emerging Technologies. The Communications Systems segment develops, manufactures and sells satellite earth station networks and related subsystems. The Software Systems segment provides custom and semi-custom software development services to assist customers in moving from older mainframe systems to distributed computing systems utilizing client/server software. The Defense Systems segment, serving primarily the U.S. government, includes satellite communications products; test and evaluation of complex systems; management and technical consulting; training and simulation support; and other consulting and engineering services. The Emerging Technologies segment contains a group of businesses including the start-up medical product sterilization services and systems and environmental consulting services businesses as well as several established businesses generally involved in broad-based technology development primarily for the U.S. government. Substantially all operations are located in the United States. Export revenues amounted to approximately $10,713, $14,240, and $8,498 in 1996, 1995 and 1994,
respectively, primarily to countries in Western Europe and the Far East.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 5. SEGMENT INFORMATION (CONTINUED)
    The following tables summarize industry segment data for 1996, 1995 and 1994.

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
Revenues:
Communications Systems...................................  $    3,647  $    5,058  $    6,319
Software Systems.........................................      18,505      33,175      28,868
Defense Systems..........................................      90,902      67,948      78,780
Emerging Technologies....................................      22,430      25,354      22,239
                                                           ----------  ----------  ----------

                                                           $  135,484  $  131,535  $  136,206
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Sales to the United States government, including both defense and non-defense agencies, and sales as a subcontractor as well as direct sales, aggregated approximately $102,925 in 1996, $81,632 in 1995, and $93,107 in 1994.
In the Defense Systems segment, revenues in 1996, 1995 and 1994 included approximately $6,100, $18,300, and $9,700, respectively, for work subcontracted to the buyer of the Applications Group which was sold in April 1994. There was no operating profit associated with these revenues. This contract was substantially completed in 1996. Defense Systems 1995 revenues and operating profit included approximately $1,400 recovered from a termination for convenience claim with the U.S. government for work performed in prior years. Within the Software Systems segment, sales to one customer, a telephone company, totaled $8,325, $24,451, and $24,323, in 1996, 1995 and 1994, respectively. No other single customer accounted for 10% or more of the consolidated revenues for these years. Intersegment sales were not significant in any year.

                                                                  1996       1995       1994
                                                                ---------  ---------  ---------
Operating Profit (Loss):
Communications Systems........................................  $  (2,323) $  (1,891) $  (6,142)
Software Systems..............................................       (137)     3,803      6,237
Defense Systems...............................................     10,018      4,456      4,725
Emerging Technologies.........................................        355         14       (305)
Corporate.....................................................     (4,552)    (7,740)     6,905
                                                                ---------  ---------  ---------

                                                                $   3,361  $  (1,358) $  11,420
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The Defense Systems segment includes Applications Group revenue of $11,913 and operating profit of $919 in 1994 through the date of sale.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 5. SEGMENT INFORMATION (CONTINUED)
    Corporate includes corporate general and administrative expenses, certain Corporate restructuring charges, and gains or losses from the sale of businesses. Corporate general and administrative expenses are generally recoverable from contract revenues by allocation to operations.

                                                                 1996       1995       1994
                                                              ----------  ---------  ---------
Identifiable Assets:
Communications Systems......................................  $    8,893  $   3,955  $   3,363
Software Systems............................................       6,139      8,945      6,084
Defense Systems.............................................      66,204     39,587     38,859
Emerging Technologies.......................................      20,014     19,191     12,165
General corporate assets....................................      25,024     22,785     20,713
                                                              ----------  ---------  ---------

                                                              $  126,274  $  94,463  $  81,184
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    General corporate assets are principally cash, prepaid expenses, deferred income taxes, and other assets, including net assets of discontinued operation.

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Depreciation and Amortization of Property and Equipment,
  Goodwill, and Other Assets:
Communications Systems...........................................  $     423  $     114  $     351
Software Systems.................................................      1,152      1,044        533
Defense Systems..................................................      2,346      1,744      1,838
Emerging Technologies............................................      1,094        712        630
Corporate........................................................        129        251         36
                                                                   ---------  ---------  ---------

                                                                   $   5,144  $   3,865  $   3,388
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

Capital Expenditures:
Communications Systems...........................................  $     832  $     383  $      96
Software Systems.................................................        261      1,709      1,784
Defense Systems..................................................      2,266      1,431      2,003
Emerging Technologies............................................      1,726      5,007      1,963
Corporate........................................................         89        144         97
                                                                   ---------  ---------  ---------

                                                                   $   5,174  $   8,674  $   5,943
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 6. INCOME TAXES

    The components of the income tax provision (benefit) are as follows:

                                                                   1996       1995       1994
                                                                 ---------  ---------  ---------
Current:
Federal........................................................  $      --  $  (1,663) $   1,906
State..........................................................         --       (164)       281

                                                                        --     (1,827)     2,187

Deferred.......................................................        136      1,245      1,470
                                                                 ---------  ---------  ---------

                                                                 $     136  $    (582) $   3,657
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    Following is a reconciliation of the income tax provision (benefit) expected (based on the United States federal income tax rate applicable in each year) to the actual tax provision (benefit) on income (loss):

                                                                   1996       1995       1994
                                                                 ---------  ---------  ---------
Expected Federal tax provision (benefit).......................  $     136  $    (822) $   3,668
State income taxes, net of Federal income tax benefits.........       (256)       (44)       450
Loss carryforwards/carrybacks..................................         --         --       (216)
Research credit................................................         --         --       (338)
Goodwill amortization..........................................         88        160        149
Alternative minimum tax........................................         --        100         --
Keyman life insurance..........................................         36         75         83
Other..........................................................        132        (51)      (139)
                                                                 ---------  ---------  ---------
Actual tax provision (benefit).................................  $     136  $    (582) $   3,657
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    The deferred tax assets as of December 31, 1996 and 1995, result from the following temporary differences:

                                                                            1996       1995
                                                                          ---------  ---------
Inventory and contract loss reserves....................................  $   1,678  $   3,005
Employee benefits.......................................................      4,507      4,289
Restructuring...........................................................        361      2,786
Tax credit carryforwards................................................      1,383        815
Depreciation............................................................     (3,051)    (1,875)
Loss carryforward.......................................................      6,932      1,680
Other...................................................................       (479)     1,213
                                                                          ---------  ---------
                                                                             11,331     11,913
Valuation allowance.....................................................     (1,200)    (1,200)
                                                                          ---------  ---------

Net deferred tax assets.................................................  $  10,131  $  10,713
                                                                          ---------  ---------
                                                                          ---------  ---------

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 6. INCOME TAXES (CONTINUED)
    Realization of certain components of the net deferred tax asset is dependent upon Titan generating sufficient taxable income prior to expiration of loss and credit carryforwards. Although realization is not assured, management believes it is more likely than not that the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are changed. Also, under Federal tax law, certain potential changes in ownership of the Company which may not be within the Company's control may limit annual future utilization of these carryforwards.

    Net tax refunds in 1996 and 1995 were $322 and $828, respectively. Cash paid for income taxes was $1,252 in 1994.

NOTE 7. DEBT

    In November 1996, the Company issued $34,500 of 8.25% convertible subordinated debentures due 2003. The debentures are convertible into common stock of the Company at a conversion price of $3.50 per share, subject to adjustment upon the occurrence of certain events. The debentures are redeemable, on or after November 2, 1999, initially at 104.125% of principal amount and at decreasing prices thereafter to 100% of principal amount through maturity, in each case together with accrued interest. The debentures also may be repaid at the option of the holder upon a change in control, as defined in the indenture governing the debentures, at 100% of principal amount plus accrued interest. The net proceeds of the offering were used to repay borrowings under the Company's bank lines of credit and for working capital and general corporate purposes. At December 31, 1996, other assets include $1,987 in capitalized costs related to the issuance, which are being amortized to interest expense ratably over the life of the debt.

    At December 31, 1996, the Company had no borrowings outstanding under a $14,000 bank line of credit with a maturity date of May 31, 1997. The Company had commitments under letters of credit at December 31, 1996 of $1,104, which reduced availability under the line of credit. The Company currently has the option to borrow at prime plus 0.5 percent or at LIBOR plus 2.5 percent, decreasing to prime or to LIBOR plus 2% after two consecutive quarters of positive net income. Subsequent to December 31, 1996, the Company received a commitment from the bank to renew the facility through May 31, 1998. At December 31, 1995, borrowings outstanding under this agreement were $9,200 at a weighted average interest rate of 8.13%. Borrowings under the Company's lines of credit, including the line with a lender discussed below, averaged $12,315, $6,400, and $4,180 at weighted average interest rates of 8.2%, 8.8% and 7.6% during 1996, 1995 and 1994, respectively.

    In September 1996, the Company entered into an amendment to the line of credit under which the Company and its wholly owned subsidiary, Titan Information Systems Corporation ("TIS"), granted the bank a security interest in substantially all of their non-real property assets, including accounts receivable, inventory, equipment and patents, and the Company pledged the stock of TIS, Eldyne and Unidyne to the bank. The amendment also eliminated or revised certain financial covenants. The amended line of credit does, however, contain financial covenants which require the Company to maintain stipulated levels of net worth, a specified ratio of total liabilities to tangible net worth and a specified quick ratio. The Company was in compliance with these covenants as of December 31, 1996.

    In connection with the acquisition of Eldyne, Unidyne, and DCS, the Company's Eldyne and Unidyne subsidiaries assumed and renegotiated a separate credit agreement with a lender which provides for a

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 7. DEBT (CONTINUED)
working capital line of credit facility, a mortgage note and an equipment note. The agreement allows borrowings on the line through May 31, 1997, at an interest rate of LIBOR plus 2.75% and up to an aggregate of $7,000, limited by the sum of various percentages of billed and certain unbilled government and commercial receivables. At December 31, 1996, there were no borrowings outstanding under the line of credit facility. The Company had commitments of $85 under letters of credit, which, in addition to limitations based on receivables, reduced availability under the line of credit to $4,663. The line of credit is collateralized by substantially all of the assets of the acquired companies, and borrowings up to $2,500 under the line have been guaranteed by the Company. The line of credit also requires that borrowings be used only for Eldyne and Unidyne, and prohibits these entities and DCS from transferring funds to the Company. The mortgage note of $1,244 and the equipment note of $122 at December 31, 1996, are collateralized by real estate and equipment, bear interest at LIBOR plus 2.5% and require monthly payments through February 15, 2000 and December 15, 1998, respectively. This credit agreement contains, among other financial covenants, provisions which require Eldyne and Unidyne to maintain stipulated levels of tangible net worth and working capital. Eldyne and Unidyne were in compliance with these covenants as of December 31, 1996.

    At December 31, 1996 and 1995, the Company had $5,215 and $5,300, respectively, outstanding under two promissory notes, secured by certain machinery and equipment, at interest rates of 8.5% and 7.42%, and 8.5% and 8.56%, respectively.

    Cash paid for interest, primarily on these borrowings, was $2,000, $572, and $578, in 1996, 1995, and 1994, respectively.

NOTE 8. COMMITMENTS AND CONTINGENCIES

    Titan is obligated for aggregate rentals of $37,502 under operating lease agreements, principally for facilities. These leases generally include renewal options and require minimum payments of $5,460 in 1997, $4,861 in 1998, $4,152 in 1999, $3,536 in 2000, $3,522 in 2001, and $15,971 for the years thereafter.
Rental expense under these leases was $7,941 in 1996, $7,484 in 1995 and $7,365 in 1994. The Company has entered into a long-term lease agreement for facilities which are owned by an entity in which the Company has a minority ownership interest. Rental expense in 1996, 1995 and 1994 includes $884, $868, and $838, respectively, paid under this agreement.

    The Company is involved in appeals of the judgments resulting from the trials of two separate lawsuits filed by former employees claiming, among other things, wrongful termination and discrimination. The Company intends to vigourously pursue and defend against the appeals of these cases. While it is not feasible to predict the outcome of these cases, management believes that their ultimate disposition will not have a material adverse effect on the financial position or results of operations of the Company.

    In the ordinary course of business, defense contractors are subject to many levels of audit and investigation by various government agencies. Further, the Company and its subsidiaries are subject to claims and from time to time are named as defendants in legal proceedings. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 9. SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

    In connection with the acquisition of Eldyne, Unidyne and DCS, the Company issued 500,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"). The Series B Preferred Stock accrues dividends at a rate of 6% per annum payable quarterly in arrears cumulatively, has a liquidation preference of $6.00 per share plus accrued and unpaid dividends (the "Series B Liquidation Preference") and entitles the holder thereof to one vote per outstanding share, voting together as a class with the holders of shares of outstanding Common Stock (and any other series or classes entitled to vote therewith) on all matters submitted for a shareholder vote. The Series B Preferred Stock is convertible at the holder's option into shares of the Company's common stock at a conversion price of $9.00 per share (subject to customary anti-dilution adjustments) on or after November 24, 1996 until November 24, 1997. The Series B Preferred Stock also is redeemable at the Series B Liquidation Preference (i) at the holder's option, after May 24, 1998 until May 24, 2001, and (ii) at the Company's option, after May 24, 2001 until May 24, 2006. The Series B Preferred Stock is not considered a common stock equivalent for the purpose of earnings per share calculations.

NOTE 10. CUMULATIVE CONVERTIBLE PREFERRED STOCK

    Each share of $1.00 cumulative convertible preferred stock is entitled to 1/3 vote, annual dividends of $1 per share and is convertible at any time into 2/3 share of the Company's common stock. Common stock of 463,248 shares has been reserved for this purpose. Upon liquidation, the $1.00 cumulative convertible preferred stockholders are entitled to receive $20 per share, plus cumulative dividends in arrears, before any distribution is made to the common stockholders.

NOTE 11. COMMON STOCK

    At December 31, 1996, 12,800,181 aggregate common shares were reserved for future issuance for conversion of convertible subordinated debentures, preferred stock, all stock incentive plans and warrants.

    On August 17, 1995, the Board of Directors adopted a Shareholder Rights Agreement and subsequently distributed one preferred stock purchase right ("Right") for each outstanding share of the Company's common stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares") at a price of $42.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights become exercisable if a person or group acquires, in a transaction not approved by the Company's Board of Directors ("Board"), 15% or more of the Company's common stock or announces a tender offer for 15% or more of the stock.

    If a person or group acquires 15% or more of the Company's common stock, each Right (other than Rights held by the acquiring person or group which become void) will entitle the holder to receive upon exercise a number of shares of Company common stock having a market value of twice the Right's exercise price. If the Company is acquired in a transaction not approved by the Board, each Right may be exercised for common shares of the acquiring company having a market value of twice the Right's exercise price. The Company may redeem the Rights at $.01 per Right, subject to certain conditions. The Rights expire on August 17, 2005.

    In September 1995, the Company completed a private placement of 300,000 shares of its common stock, receiving net proceeds of $2,325. Treasury shares were used for the issuance. The Company's shares were placed with offshore institutional investors pursuant to Regulation S under the Securities Act of 1933, as amended.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 12. STOCK-BASED COMPENSATION PLANS

    The Company provides stock-based compensation to officers, directors and key employees through various fixed stock option plans and to all non-executive employees through an employee stock purchase plan. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the fixed stock option or stock purchase plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                                             1996       1995
                                                                           ---------  ---------
Net loss.................................................     As reported  $  (3,378) $  (3,807)
                                                                Pro forma     (3,795)    (3,981)

Net loss per share.......................................     As reported  $    (.27) $    (.33)
                                                                Pro forma       (.30)      (.35)

    The Company currently has options available for grant under the Stock Option Plans of 1990 and 1994, The 1992 Directors' Stock Option Plan and The 1996 Directors' Stock Option and Equity Participation Plan (the "1996 Directors' Plan"). Options authorized for grant under the employee plans and under the directors' plans are 2,000,000 and 230,000, respectively. Under the 1996 Directors' Plan, a director may elect to receive stock in lieu of fees, such stock to have a fair market value equal to the fees. Under all plans, the exercise price of each option equals the market price of the Company's stock on the date of grant. Under the employee plans, an option's maximum term is ten years. Under the directors' plans, options expire 90 days after the option holder ceases to be a director. Employee options may be granted throughout the year; directors' options are granted annually during the first two or three years as a director. All options vest in 25% increments beginning one year after the grant date.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: zero dividend yield; expected volatility of 87%; a risk-free interest rate of 6.57%; and an expected life of 5 years.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 12. STOCK-BASED COMPENSATION PLANS (CONTINUED)
    A summary of the status of the Company's fixed stock option plans as of December 31, 1996 and 1995, and changes during the years ending on those dates is presented below:

                                              1996                          1995
                                  ----------------------------  ----------------------------
                                    SHARES     WEIGHTED-AVERAGE   SHARES     WEIGHTED-AVERAGE
                                     (000)     EXERCISE PRICE      (000)     EXERCISE PRICE
                                  -----------  ---------------  -----------  ---------------
FIXED OPTIONS
Outstanding at beginning of
  year..........................       1,219      $    5.05          1,429      $    3.41
Granted.........................         723           4.42            429           8.02
Exercised.......................        (125)          3.28           (454)          2.71
Cancelled.......................        (305)          6.20           (185)          5.16
                                       -----                         -----
Outstanding at end of year......       1,512           4.66          1,219           5.05
                                       -----                         -----
                                       -----                         -----

Options exercisable at
  year-end......................         480                           452
Weighted-average fair value of
  options granted during the
  year..........................   $    3.18                     $    5.76

    The following table summarizes information about fixed stock options outstanding at December 31, 1996:

            OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
-------------------------------------------  -------------------------------------------------
                               WEIGHTED-
                                AVERAGE
  RANGE OF       NUMBER        REMAINING                          NUMBER
  EXERCISE     OUTSTANDING    CONTRACTUAL    WEIGHTED-AVERAGE   EXERCISABLE  WEIGHTED-AVERAGE
   PRICES      AT 12/31/96       LIFE         EXERCISE PRICE    AT 12/31/96   EXERCISE PRICE
-------------  -----------  ---------------  -----------------  -----------  -----------------
$2.63--3.50...    470,400       6.67 years       $    3.23         331,300       $    3.24
4.00--5.88...     792,500             9.07            4.33         105,500            4.86
6.25--9.50...     249,500             8.84            8.41          43,400            9.03
               -----------                                      -----------
               1,512,400..            8.28            4.66         480,200            4.12
               -----------                                      -----------
               -----------                                      -----------

    Under the 1995 Employee Stock Purchase Plan, the Company is authorized to issue up to 500,000 shares of common stock to its full-time employees. Elected officers are not eligible to participate. Under the terms of the plan, employees may elect to have between 1 and 10 percent of their regular earnings, as defined in the plan, withheld to purchase the Company's common stock. The purchase price of the stock is 85 percent of the lower of its market price at the beginning or at the end of each subscription period. A subscription period is six months, beginning January 1 and July 1 of each year. The first subscription period under the plan began January 1, 1996. Approximately 11% of eligible employees participated in the Plan and purchased 89,865 shares of Company stock in 1996. Pro forma compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions: zero dividend yield; a life of 1 year; expected volatility of 87%; and a risk-free interest rate of 6.57%. The weighted-average fair value of the purchase rights granted in 1996 was $1.71.

    Three of the Company's emerging business subsidiaries have issued stock options for subsidiary stock, which is not publicly traded.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 13. BENEFIT PLANS

    The Company has various defined contribution benefit plans covering certain employees. The Company's contributions to these plans were $2,206, $2,475, and $2,260 in 1996, 1995 and 1994, respectively. The Company's discretionary contribution to its Employee Stock Ownership Plan was $339 in 1994. There were no discretionary contributions for 1996 or 1995. During 1996, 1995 and 1994, the Company utilized treasury stock of $1,092, $871, and $1,267, respectively, for benefit plan contributions.

    The Company has a non-qualified executive deferred compensation plan for certain officers and key employees. The Company's expense for this plan was $901, $970, and $668 in 1996, 1995, and 1994, respectively. At December 31, 1996 and 1995, respectively, Other non-current liabilities include $3,492 and $2,975 for obligations under this plan. Interest expense for the years ended December 31, 1996, 1995, and 1994 includes $561, $486, and $229, respectively, related to the plan. The Company also has performance bonus plans for certain of its employees. Related expense amounted to approximately $1,280, $2,475, and $5,220 in 1996, 1995 and 1994, respectively.

    The Company has previously provided for post-retirement benefit obligations of operations discontinued in prior years. The Company has no post-retirement benefit obligations for any of its continuing operations.

NOTE 14. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
1996                                                         QUARTER    QUARTER    QUARTER    QUARTER      YEAR
----------------------------------------------------------  ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  30,895  $  29,162  $  34,588  $  40,839  $  135,484
Gross profit..............................................      6,565      7,199      6,397      7,438      27,599
Income (loss) from continuing operations..................        213        417       (796)       430         264
Net income (loss).........................................       (864)      (747)    (1,969)       202      (3,378)
Income (loss) from continuing operations per common
  share...................................................        .00        .02       (.06)       .01        (.03)
Net income (loss) per common share........................       (.07)      (.06)      (.14)       .00        (.27)

                                                            FIRST     SECOND      THIRD      FOURTH       TOTAL
1995                                                       QUARTER    QUARTER    QUARTER   QUARTER(A)      YEAR
--------------------------------------------------------  ---------  ---------  ---------  -----------  ----------
Revenues................................................  $  29,750  $  33,655  $  34,516   $  33,614   $  131,535
Gross profit............................................      8,607      9,429      7,460       6,757       32,253
Income (loss) from continuing operations................      1,033      1,391      1,093      (5,352)      (1,835)
Net income (loss).......................................        535        719        470      (5,531)      (3,807)
Income (loss) from continuing operations per common
  share.................................................        .06        .09        .06        (.40)        (.19)
Net income (loss) per common share......................        .03        .04        .02        (.41)        (.33)

------------------------

(a) Net loss in the fourth quarter of 1995 includes a net restructuring charge (see Note 3 of Notes to Consolidated Financial Statements). The above financial information for each quarter reflects all normal and recurring adjustments.

                             THE TITAN CORPORATION

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

NOTE 15. SUBSEQUENT EVENT

    On April 11, 1997, the Company's Board of Directors adopted a plan to divest the Company's broadband communications business. The results of the broadband communications business have been accounted for as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, which among other provisions, anticipates that the plan of disposal will be carried out within one year. Management anticipates that the business will be sold by June 30, 1998.

    Revenues for the broadband communications business were $2,238, $2,432 and $0 for the years ended December 31, 1996, 1995 and 1994, respectively. Included in the loss from discontinued operation is a tax benefit of $1,876, $625 and $607 for the years ended December 31, 1996, 1995 and 1994, respectively. Net current assets of discontinued operation consist primarily of accounts receivable and inventory, net of accounts payable, accrued compensation and other current liabilities. Net noncurrent assets of discontinued operation consist of property and equipment and intangible assets, primarily capitalized software costs. Prior year consolidated financial statements have been restated to present the broadband communications business as a discontinued operation.

                             THE TITAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                  (IN THOUSANDS, EXCEPT SHARES AND PAR VALUES)

                                                                                                     DECEMBER 31,
                                                                                                         1996
                                                                                      SEPTEMBER 30,  ------------
                                                                                          1997        (AUDITED)
                                                                                      -------------
                                                                                       (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash..............................................................................   $     1,397    $    2,052
  Accounts receivable--net..........................................................        52,889        45,720
  Inventories.......................................................................        13,667        12,419
  Prepaid expenses and other........................................................         1,726         1,708
  Net assets of discontinued operation..............................................         8,896         1,304
  Deferred income taxes.............................................................         4,961         6,037
                                                                                      -------------  ------------
    Total current assets............................................................        83,536        69,240
Property and equipment--net.........................................................        18,838        19,984
Goodwill--net.......................................................................        20,333        21,348
Other assets........................................................................         8,388         8,438
Net assets of discontinued operation................................................         4,186         7,264
                                                                                      -------------  ------------
Total assets........................................................................   $   135,281    $  126,274
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................   $     9,640    $    8,018
  Line of credit....................................................................        14,650        --
  Note payable to related party.....................................................       --              1,000
  Current portion of long-term debt.................................................         1,076         1,010
  Accrued compensation and benefits.................................................         5,962         8,061
  Other accrued liabilities.........................................................         4,778        10,036
                                                                                      -------------  ------------
    Total current liabilities.......................................................        36,106        28,125
                                                                                      -------------  ------------
Long-term debt......................................................................        39,218        40,071
Other non-current liabilities.......................................................         7,421         8,433
Series B cumulative convertible redeemable preferred stock, $3,000 liquidation preference, 6% cumulative annual dividend, 500,000 shares issued and
  outstanding.......................................................................         3,000         3,000

Stockholders' equity:
  Preferred stock; $1 par value; authorized 2,500,000 shares: Cumulative convertible, $13,897 liquidation preference: 694,872 shares issued and
    outstanding.....................................................................           695           695
  Series A junior participating: authorized 250,000 shares: none issued.............       --             --
  Common stock; $.01 par value, authorized 45,000,000 shares; issued and
    outstanding: 17,184,476 and 17,133,680..........................................           172           171
  Capital in excess of par value....................................................        42,936        42,751
  Retained earnings.................................................................         8,362         5,988
  Treasury stock (985,894 and 1,106,114 shares), at cost............................        (2,629)       (2,960)
                                                                                      -------------  ------------
    Total stockholders' equity......................................................        49,536        46,645
                                                                                      -------------  ------------
Total liabilities and stockholders' equity..........................................   $   135,281    $  126,274
                                                                                      -------------  ------------
                                                                                      -------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ---------------------
                                                                         1997       1996        1997       1996
                                                                       ---------  ---------  ----------  ---------
Revenues.............................................................  $  41,973  $  34,588  $  127,212  $  94,645
Costs and expenses:

  Cost of revenues...................................................     31,725     28,191      97,644     74,484
  Selling, general and administrative expense........................      4,806      5,942      15,530     16,405
  Research and development expense...................................      1,740      1,055       4,997      2,190
                                                                       ---------  ---------  ----------  ---------
  Total costs and expenses...........................................     38,271     35,188     118,171     93,079
                                                                       ---------  ---------  ----------  ---------
Operating profit (loss)..............................................      3,702       (600)      9,041      1,566
Interest expense.....................................................     (1,361)      (745)     (3,887)    (1,902)
Interest income......................................................         23         46          35         64
                                                                       ---------  ---------  ----------  ---------
Income (loss) from continuing operations before income taxes.........      2,364     (1,299)      5,189       (272)
Income tax provision (benefit).......................................        827       (503)      1,816       (106)
                                                                       ---------  ---------  ----------  ---------
Income (loss) from continuing operations.............................      1,537       (796)      3,373       (166)
Loss from discontinued operation, net of taxes.......................     --         (1,173)       (343)    (3,414)
                                                                       ---------  ---------  ----------  ---------
Net income (loss)....................................................      1,537     (1,969)      3,030     (3,580)
Dividend requirements on preferred stock.............................        219        219         656        585
                                                                       ---------  ---------  ----------  ---------
Net income (loss) applicable to common stock                           $   1,318  $  (2,188) $    2,374  $  (4,165)
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Per weighted average common shares:
  Income (loss) from continuing operations...........................  $     .08  $    (.06) $      .17  $    (.05)
  Loss from discontinued operation...................................     --           (.08)       (.02)      (.23)
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Net income (loss)....................................................  $     .08  $    (.14) $      .15  $    (.28)
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Weighted average common shares outstanding...........................     16,676     16,107      16,311     14,981
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                  CUMULATIVE                   CAPITAL
                                                  CONVERTIBLE                 IN EXCESS
                                                   PREFERRED      COMMON       OF PAR      RETAINED    TREASURY
                                                     STOCK         STOCK        VALUE      EARNINGS      STOCK      TOTAL
                                                 -------------  -----------  -----------  -----------  ---------  ---------
NINE MONTHS ENDED SEPTEMBER 30, 1997
Balances at December 31, 1996..................    $     695     $     171    $  42,751    $   5,988   $  (2,960) $  46,645
Exercise of stock options and other............                          1          171                                 172
Shares contributed to employee benefit plans...                                      14                      331        345
Dividends on preferred stock--
Cumulative convertible, $.75 per share.........                                                 (521)                  (521)
Series B, 6% annual............................                                                 (135)                  (135)
Net income.....................................                                                3,030                  3,030
                                                       -----         -----   -----------  -----------  ---------  ---------
Balances at September 30, 1997.................    $     695     $     172    $  42,936    $   8,362   $  (2,629) $  49,536
                                                       -----         -----   -----------  -----------  ---------  ---------
                                                       -----         -----   -----------  -----------  ---------  ---------
NINE MONTHS ENDED SEPTEMBER 30, 1996
Balances at December 31, 1995..................    $     695     $     151    $  31,148    $  10,169   $  (3,524) $  38,639
Stock issuance for acquisition.................                         19       11,510                              11,529
Exercise of stock options......................                          1          405                      (62)       344
Shares contributed to employee benefit plans...                                     466                      624      1,090
Dividends on preferred stock--
Cumulative convertible, $.75 per share.........                                                 (521)                  (521)
Series B, 6% annual............................                                                  (64)                   (64)
Net loss.......................................                                               (3,580)                (3,580)
                                                       -----         -----   -----------  -----------  ---------  ---------
Balances at September 30, 1996.................    $     695     $     171    $  43,529    $   6,004   $  (2,962) $  47,437
                                                       -----         -----   -----------  -----------  ---------  ---------
                                                       -----         -----   -----------  -----------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
Cash Flows From Operating Activities:
Income (loss) from continuing operations..................................................  $    3,373  $     (166)
Adjustments to reconcile income (loss) from continuing operations to net cash used for continuing operations:
Depreciation and amortization.............................................................       4,224       4,026
Deferred income taxes and other...........................................................       1,775      (1,690)
Changes in operating assets and liabilities, net of businesses sold:
  Accounts receivable.....................................................................      (7,169)      9,684
  Inventories.............................................................................      (1,348)     (4,521)
  Prepaid expenses and other assets.......................................................        (975)       (338)
  Accounts payable........................................................................       1,622      (2,739)
  Accrued compensation and benefits.......................................................      (2,099)     (3,539)
  Restructuring activities................................................................        (815)     (3,817)
  Other liabilities.......................................................................      (5,023)     (2,644)
                                                                                            ----------  ----------
Net cash used for continuing operations...................................................      (6,435)     (5,744)
                                                                                            ----------  ----------
Loss from discontinued operation..........................................................        (343)     (3,414)
Changes in net assets of discontinued operation...........................................      (4,514)     (1,290)
                                                                                            ----------  ----------
Net cash used for discontinued operation..................................................      (4,857)     (4,704)
                                                                                            ----------  ----------
Net cash used for operating activities....................................................     (11,292)    (10,448)
                                                                                            ----------  ----------
Cash Flows From Investing Activities:
Capital expenditures......................................................................      (2,056)     (3,656)
Payment for purchase of businesses, net of cash acquired..................................      --          (1,000)
Proceeds, net of transaction costs, from sale of businesses...............................         200       2,492
Other.....................................................................................         114         245
                                                                                            ----------  ----------
Net cash used for investing activities....................................................      (1,742)     (1,919)
                                                                                            ----------  ----------
Cash Flows From Financing Activities:
Additions to debt.........................................................................      14,650      13,356
Retirements of debt.......................................................................      (1,780)     (3,436)
Dividends paid............................................................................        (656)       (585)
Proceeds from stock issuances.............................................................         165         344
                                                                                            ----------  ----------
Net cash provided by financing activities.................................................      12,379       9,679
                                                                                            ----------  ----------
Net decrease in cash......................................................................        (655)     (2,688)
Cash at beginning of period...............................................................       2,052       5,833
                                                                                            ----------  ----------
Cash at end of period.....................................................................  $    1,397  $    3,145
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                             THE TITAN CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE (1) BASIS OF FINANCIAL STATEMENT PREPARATION

    The accompanying consolidated financial information of The Titan Corporation and its subsidiaries ("the Company" or "Titan") should be read in conjunction with the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 1996. The accompanying financial information includes all subsidiaries on a consolidated basis and all normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position and results of operations for the periods presented. However, these results are not necessarily indicative of results for a full year. The prior year financial statements have been restated to reflect the discontinuance of an operation in 1997 (see Note 2). Also, certain prior year amounts have been reclassified to conform to the 1997 presentation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE (2) DISCONTINUED OPERATION

    On April 11, 1997, the Company's Board of Directors adopted a plan to divest the Company's broadband communications business in order to focus on the Company's businesses that are better aligned with its available resources and offer a greater opportunity for Titan to create value for its shareholders. The results of the broadband communications business have been accounted for as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, which among other provisions, anticipates that the plan of disposal will be carried out within one year. Management anticipates that the business will be sold by June 30, 1998.

    Revenues for the broadband communications business were $8 and $266 for the three months and $537 and $543 for the nine months ended September 30, 1997 and 1996, respectively. Included in the loss from discontinued operation is a tax benefit of $604 for the three months ended September 30, 1996 and $177 and $1,759 for the nine months ended September 30, 1997 and 1996, respectively. The Company deferred losses from the discontinued operation of $3,033 and $6,324 in the third quarter and nine months ended September 30, 1997, which primarily represented amortization costs of intangible assets, and to a lesser degree, operating costs of the business. Included in the deferred losses is interest of $104 and $244 in the three months and nine months ended September 30, 1997, respectively, allocated to the discontinued operation based on the ratio of net assets to be sold to the sum of total net assets of the Company. Net current assets of discontinued operation consist primarily of accounts receivable, inventory, and deferred losses from the date of discontinuance net of accounts payable, accrued compensation and other current liabilities. Net noncurrent assets of discontinued operation consist of property and equipment and intangible assets, primarily capitalized software costs. Prior year consolidated financial statements have been restated to present the broadband communications business as a discontinued operation.

NOTE (3) DEBT

    In May 1997, the Company completed an agreement with Sumitomo Bank of California and Imperial Bank for a $24,000 line of credit maturing May 31, 1998, amending and replacing the previous $14,000 line

                             THE TITAN CORPORATION

                               SEPTEMBER 30, 1997

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE (3) DEBT (CONTINUED)
with Sumitomo Bank, and replacing the existing line of credit with Crestar Bank. The Company has the option to borrow at a bank prime rate or at LIBOR plus 2%. The agreement contains, among other financial covenants, provisions which require the Company to have annual net income, as defined, prohibits two consecutive quarterly losses in aggregate of greater than $500, and contains other financial covenants which require the Company to maintain stipulated levels of net worth and minimum interest coverage, and fixed charge coverage and quick ratios. Under the agreement, the Company and its wholly owned subsidiaries, Titan Information Systems Corporation ("TIS"), Eldyne and Unidyne, granted the banks a security interest in substantially all of their non-real property assets, including accounts receivable, inventory, equipment and patents, and the Company pledged the stock of TIS, Eldyne and Unidyne to the banks.

    At September 30, 1997, borrowings outstanding under this agreement were $14,650, at a weighted average interest rate of 7.92%. The Company also had commitments under letters of credit under this agreement of $1,177, which reduced availability under the line of credit to $8,173. On May 23, 1997, the Company repaid in full the line of credit agreement and equipment note with Crestar Bank. A mortgage note with a balance of $1,228 at September 30, 1997, remains outstanding with Crestar Bank.

    At September 30, 1997, the Company was in compliance with all financial covenants under its various debt agreements.

NOTE (4) RESTRUCTURING

    At December 31, 1996, the Company had $815 remaining in other current liabilities related to a formal plan of restructuring adopted in 1995. Charges against these restructuring reserves were $815 and $991 in the first nine months of 1997 and 1996, respectively. The charges to these reserves in 1997, which were all incurred in the first quarter, were primarily related to costs associated with the exiting of businesses, as well as the termination of certain agreements.

NOTE (5) OTHER FINANCIAL DATA

                                                                                 DECEMBER 31,
                                                                                     1996
                                                                  SEPTEMBER 30,  ------------
                                                                      1997        (AUDITED)
                                                                  -------------
                                                                   (UNAUDITED)
Inventories:
Materials.......................................................    $   1,901     $    1,998
Work-in-process.................................................        9,850          9,201
Finished goods..................................................        1,916          1,220
                                                                  -------------  ------------
                                                                    $  13,667     $   12,419
                                                                  -------------  ------------
                                                                  -------------  ------------

                             THE TITAN CORPORATION

                               SEPTEMBER 30, 1997

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE (5) OTHER FINANCIAL DATA (CONTINUED)
    Supplemental disclosure of cash payments (receipts) is as follows:

                                                            THREE MONTHS ENDED    NINE MONTHS ENDED
                                                              SEPTEMBER 30,         SEPTEMBER 30,
                                                               (UNAUDITED)           (UNAUDITED)
                                                           --------------------  --------------------
                                                             1997       1996       1997       1996
                                                           ---------  ---------  ---------  ---------
Interest.................................................  $     388  $     471  $   2,705  $   1,475
Income taxes.............................................         51       (926)        (9)    (1,067)

    During the nine month periods ended September 30, 1997 and 1996, the Company utilized treasury stock of $345 and $1,090, respectively, for benefit plan funding and contributions.

    The following tables summarize revenues and operating profit (loss) by industry segment for the three months and nine months ended September 30, 1997 and 1996:

                                                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                       SEPTEMBER 30,           SEPTEMBER 30,
                                                                        (UNAUDITED)             (UNAUDITED)
                                                                    --------------------  ------------------------
                                                                      1997       1996         1997         1996
                                                                    ---------  ---------  -------------  ---------
Revenues:
Communications Systems............................................  $   3,724  $     629   $    11,465   $   2,193
Software Systems..................................................      4,310      3,306        12,206      13,986
Defense Systems...................................................     28,291     25,229        84,020      62,169
Emerging Technologies.............................................      5,648      5,424        19,521      16,297
                                                                    ---------  ---------  -------------  ---------
                                                                    $  41,973  $  34,588   $   127,212   $  94,645
                                                                    ---------  ---------  -------------  ---------
                                                                    ---------  ---------  -------------  ---------

Operating Profit (Loss):
Communications Systems............................................  $      38  $    (596)  $      (343)  $  (1,492)
Software Systems..................................................      1,192       (478)        2,620        (344)
Defense Systems...................................................      3,504      1,656         9,715       6,383
Emerging Technologies.............................................        (58)       211           663         (56)
Segment operating profit before Corporate.........................      4,676        793        12,655       4,491
Corporate.........................................................       (974)    (1,393)       (3,614)     (2,925)
                                                                    ---------  ---------  -------------  ---------
                                                                    $   3,702  $    (600)  $     9,041   $   1,566
                                                                    ---------  ---------  -------------  ---------
                                                                    ---------  ---------  -------------  ---------

NOTE (6) RECENT ACCOUNTING PRONOUNCEMENT

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). The statement specifies the computation, presentation, and disclosure requirements for earnings per share (EPS). The statement is effective for financial statements for periods ending after December 15, 1997. Earlier application is not permitted. However, management believes that the proforma earnings per share amounts computed using SFAS 128 would not be significantly different than the earnings per share amounts presented in the accompanying financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of DBA Systems, Inc.:

    We have audited the accompanying consolidated balance sheets of DBA Systems, Inc. and subsidiaries (the Company) as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Orlando, Florida
August 20, 1997

                       DBA SYSTEMS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                        YEARS ENDED JUNE 30,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Revenues (Note 1)................................................  $  25,508  $  20,470  $  29,696
Costs and expenses (Note 1)......................................     23,153     19,330     28,021
                                                                   ---------  ---------  ---------
Operating income.................................................      2,355      1,140      1,675
                                                                   ---------  ---------  ---------
Other income (expense):
Interest income..................................................        763        574        297
Interest expense (Note 3)........................................        (99)      (175)      (199)
Other expense--net (Note 9)......................................       (171)      (293)      (229)
                                                                   ---------  ---------  ---------
Total other income (expense)--net................................        493        106       (131)
                                                                   ---------  ---------  ---------

Income before income taxes.......................................      2,848      1,246      1,544
Less provision for income taxes (Notes 1 and 6)..................      1,063         85         42
                                                                   ---------  ---------  ---------
Net income.......................................................  $   1,785  $   1,161  $   1,502
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

Earnings per common and common equivalent share (Note 7).........  $     .40  $     .26  $     .34
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

Earnings per common share assuming full dilution (Note 7)........  $     .40  $     .26  $     .34
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

Primary weighted shares outstanding..............................      4,479      4,493      4,460
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

Fully diluted shares outstanding.................................      4,485      4,493      4,480
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

          See accompanying Notes to Consolidated Financial Statements

                       DBA SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                     ADDITIONAL                             TOTAL
                                                          COMMON       PAID-IN    RETAINED    TREASURY   STOCKHOLDERS'
                                                           STOCK       CAPITAL    EARNINGS     STOCK        EQUITY
                                                        -----------  -----------  ---------  ----------  ------------
Balance at July 1, 1994...............................   $     545    $  24,129   $  19,267  $  (19,309)  $   24,632
Stock issued to ESOP:
  15 shares...........................................                                 (161)        261          100
Stock issued to employees:
  5 shares............................................                                  (60)         84           24
Stock options exercised:
  63 shares...........................................           6          178                     (18)         166
Net income............................................                                1,502                    1,502
                                                        -----------  -----------  ---------  ----------  ------------
Balance at June 30, 1995..............................         551       24,307      20,548     (18,982)      26,424

Stock issued to ESOP:
  21 shares...........................................                                 (261)        361          100
Stock issued to employees:
  1 share.............................................                                  (16)         18            2
Stock options exercised:
  27 shares...........................................           3          125                                  128
Net income............................................                                1,161                    1,161
                                                        -----------  -----------  ---------  ----------  ------------
Balance at June 30, 1996..............................         554       24,432      21,432     (18,603)      27,815

Stock issued to employees:
  5 shares............................................                                  (64)         82           18
Stock options exercised:
  107 shares..........................................           3          107                                  110
Stock purchased:
  1,500 shares........................................                                               (8)          (8)
Stock purchased from ESOP:
  92,762 shares.......................................                                             (545)        (545)
Net income............................................                                1,785                    1,785
                                                        -----------  -----------  ---------  ----------  ------------
Balance at June 30, 1997..............................   $     557    $  24,539   $  23,153  $  (19,074)  $   29,175
                                                        -----------  -----------  ---------  ----------  ------------
                                                        -----------  -----------  ---------  ----------  ------------

          See accompanying Notes to Consolidated Financial Statements

                       DBA SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                            YEARS ENDED JUNE 30
                                                                      -------------------------------
                                                                        1997       1996       1995
                                                                      ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................................  $   1,785  $   1,161  $   1,502
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.....................................      1,091      1,078      1,179
  Loss (gain) on disposal of property...............................        (13)       (23)         2
  Issuance of treasury stock to employees...........................         19          2         24
  Contribution of treasury stock to ESOP............................                   100        100
  Decrease (increase) in current assets:
    Accounts receivable.............................................       (937)     2,333     (1,433)
    Costs and estimated earnings in excess of billings on
      uncompleted contracts.........................................      1,737        109      1,235
    Inventory.......................................................        576       (375)       268
    Other current assets............................................         99       (150)       640
  Increase (decrease) in current liabilities:
    Accounts payable................................................         82       (588)     1,373
    Accrued expenses................................................         10         34         (5)
    Billings in excess of costs and estimated earnings on
      uncompleted contracts.........................................       (305)       682        571
    Estimated losses on uncompleted contracts.......................      1,127         30        196
    Other current liabilities.......................................       (185)        93         26
  Other--net........................................................        (43)        73        (62)
                                                                      ---------  ---------  ---------
Net cash provided by operating activities...........................      5,043      4,559      5,616
                                                                      ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................       (454)      (333)      (427)
Purchase of investments.............................................     (9,311)    (9,888)    (5,000)
Proceeds from sale of investments...................................      9,888      5,000
Proceeds from sale of property......................................         20         31          1
                                                                      ---------  ---------  ---------
Net cash provided by (used in) investing activities.................        143     (5,190)    (5,426)
                                                                      ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt........................................     (1,926)                  (15)
Repayments on Industrial Development Revenue Bond...................                             (790)
Purchase of stock from ESOP.........................................       (471)
Proceeds from issuance of common stock..............................        107        128        166
                                                                      ---------  ---------  ---------
Net cash provided by (used in) financing activities.................     (2,290)       128       (639)
                                                                      ---------  ---------  ---------

NET INCREASE (DECREASE) IN CASH FOR THE YEAR........................      2,896       (503)      (449)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR......................      2,699      3,202      3,651
                                                                      ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................  $   5,595  $   2,699  $   3,202
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                       DBA SYSTEMS, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (IN
  DOLLARS):

    For the years ended June 30, 1997 and 1996, DBA transferred assets of approximately $88,000 and $10,000, respectively, from inventory to property.

    During the year ended June 30, 1996, property with a net book value of $4,436,000 was reclassified as real estate held for sale.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (IN THOUSANDS):

                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------
Income taxes paid.....................................................  $     867  $      89  $      20
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------
Interest paid.........................................................  $      99  $     175  $     199
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

          See accompanying Notes to Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

DESCRIPTION OF BUSINESS AND MAJOR CUSTOMER

    DBA Systems, Inc. and subsidiaries ("DBA" or the "Company") operate in a single line of business. DBA is principally engaged in developing and manufacturing computerized image processing and electro-optical systems for a variety of defense electronics applications. Approximately 95%, 95% and 88% of DBA's fiscal 1997, 1996 and 1995 revenues from continuing operations, respectively, were derived from contracts with the U.S. government, or agencies thereof.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of DBA Systems, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

REVENUE AND COST RECOGNITION

    Revenues and costs from government fixed-priced and time-and-material contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to total estimated costs for each contract. This method is used because management considers total expended costs to be the best available measure of progress on these contracts. Revenues from cost-plus-fee government contracts are recognized on the basis of costs incurred during the period plus the fee earned measured by the same method. Total expended costs as used to compute revenues exclude, especially during early stages of a contract, all or a portion of the costs of such materials or subcontracts if, in the opinion of management, it appears that such an exclusion would result in a more accurate measurement of the level of work performed towards contract completion. Estimates of the effect of changes in total estimated contract costs are recognized in the period determined. At the time a loss on a contract becomes known, the entire amount of the estimated loss on the contract is accrued.

    Government contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, repairs and depreciation costs. General and administrative expenses (including bid and proposal expenses and independent research and development costs) allowable in accordance with U.S. government procurement practices are included in contract costs because they are identifiable with contract revenue and are reimbursable under the contracts.

    The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized. The Company progress bills its customers monthly as the work is in progress.

USE OF ESTIMATES IN PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY

    DBA amortizes the cost of depreciable properties over their estimated service lives. Expenditures for maintenance, repairs and minor renewals are charged against operations. Interest cost is capitalized for qualifying assets during the assets' acquisition periods.

    The approximate annual rates of depreciation and the methods of application are as follows:

Buildings and improvements...........  2.5%--3% straight-line

Furniture and fixtures...............  10%--33% straight-line and declining balance

Machinery and equipment..............  10%--33% straight-line and declining balance

Leasehold improvements...............  7%--50% straight-line

Leased equipment under capital         14%--33% straight-line
  leases.............................

REAL ESTATE HELD FOR SALE

    Real estate held for sale is carried at the lower of cost or fair value less estimated costs to sell. The value of such real estate is periodically reviewed and reduced if appropriate.

INCOME TAXES

    Deferred income taxes are provided on items which are recognized in different years for tax and financial reporting purposes. The Company accounts for income taxes using the liability method of computing deferred income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Differences between income for financial and tax reporting purposes arise primarily from the use of accelerated depreciation as required for income tax purposes and recording of estimated losses on uncompleted contracts for financial reporting purposes. Also, under the liability method, deferred tax assets and liabilities are measured using estimated tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

INVENTORY

    Inventories are valued at the lower of cost (weighted average) or market and include applicable material, labor and overhead costs. During the years ending June 30, 1997, 1996 and 1995, approximately $10,000, $274,000 and $110,000, respectively, in general and administrative costs were charged to inventory. As of June 30, 1997 and 1996, approximately $174,000 and $403,000, respectively, in general and administrative costs were included in inventory. The allowance for obsolete inventory at June 30, 1997 and 1996 was approximately $452,000 and $450,000, respectively.

LEASES

    Leases which meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Such assets are amortized over their economic useful life on a straight-line basis. Leases which do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred.

COST IN EXCESS OF VALUE OF NET ASSETS OF BUSINESSES ACQUIRED

    The cost in excess of the value of net assets of businesses acquired is amortized using the straight-line method over forty years. Management evaluates the recoverability of such assets quarterly and annually based on current operating trends in relation to the recorded values of such assets.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs associated with product development programs are expensed as incurred. Research and development expenditures incurred by the Company and not expressly reimbursed pursuant to contracts with customers were approximately $637,000 in fiscal 1997, $424,000 in fiscal 1996 and $331,000 in fiscal 1995.

CASH AND CASH EQUIVALENTS

    Cash equivalents consist of financial instruments which are readily convertible to cash and mature less than three months after the date of acquisition.

INVESTMENTS

    The Company does not invest in securities as its primary business and does not maintain a trading account. Occasionally, however, the Company purchases financial instruments with maturities greater than three months from the date of acquisition. Such securities are classified as either "available for sale" or "held to maturity" as required by Statement of Financial Accounting Standards No. 115 (FAS 115) "Accounting for Certain Investments in Debt and Equity Securities." As of June 30, 1997 and 1996, all such investment securities owned by the Company mature in one year or less, were classified as "available for sale," and were carried at their current market value, which approximates their cost, as required by FAS 115.

NEW ACCOUNTING STANDARDS

    In February 1997, FAS No. 128, "Earnings Per Share," was issued. FAS No. 128, which supersedes Accounting Principles Board ("APB") Opinion No. 15, requires a dual presentation of basic and diluted earning per share on the face of the income statement. Basic earnings per share excludes dilution and is computed by dividing income or loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earning of the entity. Diluted earnings per share is computed similarly to fully diluted earnings per share under APB Opinion No. 15. FAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997.

    Had FAS No. 128 been adopted, pro forma basic earnings per share and pro forma diluted earnings per share would have been as follows:

                                                                                PRO FORMA EARNINGS PER
                                                                                        SHARE
                                                                               ------------------------
                                                                                  BASIC       DILUTED
                                                                                  -----     -----------
Years Ended June 30:
1995.........................................................................   $     .34    $     .34
1996.........................................................................   $     .26    $     .26
1997.........................................................................   $     .40    $     .40

    In June 1997, FAS No. 130, "Reporting Comprehensive Income," was issued. FAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gain, and losses) in a full set of general-purpose financial statements. FAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. FAS No. 130 requires that a company (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. FAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company has not determined the effects, if any, that FAS No. 130 will have on its consolidated financial statements.

    In June 1997, FAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. FAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual financial statements and required that those companies report selected information about segments in interim financial reports issued to the shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. FAS No. 131 which supersedes FAS No. 14 "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers, requires that a public company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segments performance and deciding how to allocate resources to segments. FAS No. 131 requires that a public company report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. However, FAS No. 131 does not require the reporting of information that is not prepared for internal use if reporting it would be impracticable. FAS No. 131 also requires that a public company report descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segments information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. FAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company has not determined the effects, if any, that FAS No. 131 will have on the disclosures in its consolidated financial statements.

RECLASSIFICATION

    Certain amounts have been reclassified in the prior years' financial statements to conform with the current year presentation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of the Company's financial instruments: cash and cash equivalents, investments, receivables, accrued expenses and accounts payable, approximate their estimated fair values at June 30, 1997.

2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                                                AS OF JUNE 30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------

                                                                                                (IN THOUSANDS)
Costs and estimated earnings on uncompleted contracts.....................................  $  231,560  $  241,770
Less: billings to date....................................................................     230,313     239,091
                                                                                            ----------  ----------
Total.....................................................................................  $    1,247  $    2,679
                                                                                            ----------  ----------
                                                                                            ----------  ----------

Included in accompanying balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts...............  $    2,318  $    4,055
Billings in excess of costs and estimated earnings on uncompleted contracts...............      (1,071)     (1,376)
                                                                                            ----------  ----------
Total.....................................................................................  $    1,247  $    2,679
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    As of June 30, 1997 and 1996, the amounts billed but not paid under contract retainage provisions were approximately $81,000 and $65,000, respectively. Such retainage amounts are expected to be collected within one year. Amounts included in Costs and Estimated Earnings on Uncompleted Contracts which are subject to future negotiation were approximately $574,000 as of June 30, 1997 and 1996.

3. LONG-TERM DEBT

    Long-term debt at June 30, 1996 consisted of $1,926,000 of 8.25% Convertible Subordinated Debentures, $1,000 par value, scheduled to mature on November 1, 2010 which paid interest semi-annually on November 1 and May 1. In December 1996, the Company exercised its option to redeem all remaining debentures at par value. As of June 30, 1997, there was no long-term debt.

    The Company has a $4,000,000 unsecured line of credit with a bank which expires January 31, 1998. Amounts drawn on this line of credit accrue interest at either the bank's prime rate or the bank's LIBOR plus 1.75%, as selected by the Company upon the utilization of any portion of the line of credit. The Company had no borrowings against the line of credit at June 30, 1997 or 1996.

4. STOCKHOLDERS' EQUITY

    The Company has two stock-based compensation plans, which are described below. The Company applied APB Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the plans. Had compensation cost for the Company's two stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FAS No. 123, "Accounting for Stock-Based Compensation", the Company's 1997 and 1996 net income and earnings per common share would have changed to the pro forma amounts indicated below:

                                                                               1996       1997
                                                                             ---------  ---------
Net income
  As reported (in thousands)...............................................  $   1,785  $   1,161
  Pro forma (in thousands).................................................  $   1,573  $     908

Earnings per common share assuming no dilution:
  As reported..............................................................  $    0.40  $    0.26
  Pro forma................................................................  $    0.35  $    0.20

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield for 1997 or 1996, expected volatility of 57% and 55% for 1997 and 1996, respectively, risk-free interest rate of 6.22% and 6.07% for 1997 and 1996, respectively, and expected lives of 3.29 years and 3.33 years for 1997 and 1996, respectively.

    The 1992 Employee Incentive Stock Option Plan which will expire on November 12, 2002, provides for the issuance of up to 500,000 shares of the Company's common stock. Options may be granted only to employees of DBA and its subsidiaries at an option price not less than the fair market value of DBA common stock on the date of grant. At June 30, 1997, 304,533 of these shares were under option.

    The 1993 Directors' Stock Option Plan which will expire on November 17, 1998, provides for the issuance of up to 200,000 shares of DBA's common stock. Options can only be granted to members of the Board of Directors at an option price not less than the fair market value of DBA's common stock on the date of grant. At June 30, 1997, 20,000 of these shares were under option.

    DBA also grants options not pursuant to a formal plan to officers, directors and key employees at the discretion of the Board of Directors. Options are granted at an option price not less than the fair market value of DBA's common stock on the date of grant. At June 30, 1997, options for 25,000 shares were outstanding.

    The following is a summary of the activity in all of DBA's Option Plans for the three year period ended June 30, 1997:

                                                                               OPTION PRICE
                                                                    SHARES       PER SHARE
                                                                   ---------  ---------------
Outstanding June 30, 1994........................................    304,652
Options Granted Fiscal 1995......................................    126,100  $  3.88--$ 8.63
Options Canceled Fiscal 1995.....................................    (43,801) $  2.50--$16.25
Options Exercised Fiscal 1995....................................    (63,481) $  2.50--$ 4.75
                                                                   ---------

Outstanding June 30, 1995........................................    323,470
Options Granted Fiscal 1996......................................    109,600  $  4.88--$ 6.00
Options Canceled Fiscal 1996.....................................    (53,985) $  3.88--$ 6.75
Options Exercised Fiscal 1996....................................    (27,000) $4.75
                                                                   ---------
Outstanding June 30, 1996........................................    352,085
Options Granted Fiscal 1997......................................     91,750  $  4.75--$ 5.50
Options Canceled Fiscal 1997.....................................    (65,966) $  3.88--$ 6.75
Options Exercised Fiscal 1997....................................    (28,336) $3.88
                                                                   ---------
Outstanding June 30, 1997........................................    349,533
                                                                   ---------
                                                                   ---------
Shares Exercisable June 30, 1997.................................    190,495
                                                                   ---------
                                                                   ---------

5. COMMITMENTS AND CONTINGENCIES

    DBA leases land, office space, manufacturing facilities and various equipment under non-cancelable operating leases. The leased facilities are occupied under leases with escalation clauses and terms ranging from one to forty years, a majority of which can be terminated or renewed at no longer than five (5) year intervals at the Company's option.

    Total rent expense charged to operations for all operating leases was approximately $453,000 in 1997, $422,000 in 1996, and $396,000 in 1995.

    Future minimum payments under all operating leases having a remaining non-cancelable term of more than one year are approximately as follows:

                                                                                      (IN
FOR THE YEAR ENDED JUNE 30,                                                       THOUSANDS)
-------------------------------------------------------------------------------
1998...........................................................................    $     399
1999...........................................................................          124
2000...........................................................................          115
2001...........................................................................          108
2002...........................................................................           54
Thereafter.....................................................................          703
                                                                                      ------
Total..........................................................................    $   1,503
                                                                                      ------
                                                                                      ------

    In connection with the sale of the Company's commercial operations to an unrelated entity (the "Buyer") in 1987, the Company was named as a guarantor under a mortgage assumed by the Buyer. The mortgage was collateralized by a building which the Buyer sold for less than the mortgage value during

October 1994. In exchange for settlement of the mortgage, the Company received a promissory note from the Buyer in the amount of $250,000, plus interest at the prime lending rate plus 1.50%. The note was payable in quarterly installments of $16,666 which began March 31, 1995 and concluded March 31, 1997. On June 30, 1997, the balance outstanding on the promissory note was $0.

    As a normal consequence of the Company's business, contract claims against the U.S. government, or agencies thereof, can arise. Contract claims are comprised of costs which the Company has incurred and expects to recover from the U.S. government. The Company had various claims pending against the U.S. government at June 30, 1997 and 1996.

6. INCOME TAXES

    The components of the provision for income taxes are as follows:

                                                                           1997        1996         1995
                                                                         ---------     -----        -----
                                                                                   (IN THOUSANDS)
Current Federal income tax expense.....................................  $     682   $      85    $      42
Current State income tax expense.......................................        136
Deferred Federal and State income tax expense..........................        245
                                                                         ---------         ---          ---
    Total..............................................................  $   1,063   $      85    $      42
                                                                         ---------         ---          ---
                                                                         ---------         ---          ---

    DBA's effective tax rate differs from the statutory federal income tax rate for the following reasons:

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
                                                                               (IN THOUSANDS)
Computed Federal statutory amount....................................  $     968  $     423  $     525
State income taxes, net of federal benefit...........................        136
Change in valuation allowance for deferred tax assets................                  (354)      (374)
Other................................................................        (41)        16       (109)
                                                                       ---------  ---------  ---------
                                                                       $   1,063  $      85  $      42
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at June 30, 1997 and 1996 are presented below:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Deferred Tax Assets:
Net operating loss carryforwards...........................................             $      41
Alternative minimum tax credits............................................                   399
Deferred compensation......................................................  $     117        137
Reserve for uncompleted contracts..........................................        510         92
Other individually immaterial items........................................        216        340
                                                                             ---------  ---------
Total deferred tax assets..................................................        843      1,009
                                                                             ---------  ---------

Deferred Tax Liabilities:
Depreciation...............................................................      1,020        982
Purchase accounting adjustment.............................................         68         63
                                                                             ---------  ---------
Total deferred tax liabilities.............................................      1,088      1,045
                                                                             ---------  ---------
Total net deferred tax asset (liability)...................................  $    (245) $     (36)
                                                                             ---------  ---------
                                                                             ---------  ---------

7. EARNINGS PER SHARE

    Earnings per common share and common equivalent share are computed by dividing net income by the weighted average number of common shares and common equivalent shares outstanding during the period. Common equivalent shares consist of common stock which may be issued upon exercise of outstanding stock options. Weighted shares used in 1997, 1996 and 1995 were approximately 4,479,000, 4,493,000 and 4,460,000, respectively.

    In determining earnings per common share assuming full dilution, consideration is given to the additional dilutive effect of common stock equivalents which results from year-end market prices exceeding the average market price during the period. Weighted shares used in 1997, 1996 and 1995 were approximately 4,485,000, 4,493,000 and 4,480,000, respectively.

8. EMPLOYEE BENEFIT PLANS

    Effective July 1, 1981 and most recently amended August 5, 1995, the Company adopted a qualified retirement plan (the "Plan") covering all employees who meet the eligibility requirement of one month of service. The Plan has a profit-sharing component to which DBA makes contributions equal to amounts determined by the Board of Directors. Expense for the profit-sharing component for 1997, 1996 and 1995 was $175,000, $150,000 and $150,000, respectively.
Effective July 1, 1989, the Company adopted a qualified 401(k) component to which the Company has agreed to contribute an amount equal to 50% of a participant's contributions up to the lessor of 3% of the employee's aggregate compensation or $750. On December 7, 1996 the Company rescinded the $750 cap and modified the Employer Matching Contributions with a sliding scale up to a maximum of 6% of the employee's compensation. Expense for the 401(k) component for 1997, 1996 and 1995 was approximately $287,000, $114,000 and $119,000, respectively. Effective July 1, 1988 and most recently restated May 7, 1995, the Company adopted an Employee Stock Ownership Plan (the "ESOP"). Contributions to the ESOP are at the discretion of the Board of Directors. During the fiscal years 1996 and 1995, accruals towards stock contributions were $100,000 and $100,000, respectively. The actual contributions of stock are made from Treasury Stock. Effective December 16, 1996 the Company terminated the ESOP Plan and no contribution was made in fiscal year 1997.

9. OTHER EXPENSE-NET

    The components of other expense-net are as follows:

                                                                            YEAR ENDED JUNE 30,
                                                                      -------------------------------
                                                                        1997       1996       1995
                                                                      ---------  ---------  ---------

                                                                              (IN THOUSANDS)
Patent amortization expense.........................................  $    (112) $    (112) $    (112)
Other-net...........................................................        (59)      (181)      (117)
                                                                      ---------  ---------  ---------
Total...............................................................  $    (171) $    (293) $    (229)
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

10. LITIGATION

    From time to time, as is normal with respect to the nature and kind of business in which DBA is engaged, various claims, charges and litigation are asserted or commenced against DBA arising from or related to product liability, patent, breach of warranty, contractual relations or employee relations. The amounts claimed in such litigation may be substantial but may not bear any reasonable relationship to the merits of the claim or the extent of any real risk of court awards. In the opinion of management, final judgments, if any, which might be rendered against DBA in potential or pending litigation, would not have a material adverse effect on its assets or business.

    The Company maintains officers' and directors' liability insurance which insures individual officers and directors of the Company against certain claims as well as attorney's fees and related expenses incurred in connection with the defense of such claims.

                               DBA SYSTEMS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                      SEPT. 30,    JUNE 30,
                                                                        1997         1997
                                                                     -----------  -----------
                                                                     (UNAUDITED)   (AUDITED)

                                           ASSETS
Current Assets:
  Cash & cash equivalents..........................................   $   1,259    $   5,595
  Investments......................................................      12,321        9,311
  Accounts receivable--net.........................................       2,251        3,523
  Costs and estimated earnings in excess of billings on uncompleted
    contracts......................................................       3,214        2,318
  Inventory........................................................       1,998        1,984
  Other current assets.............................................         741          438
                                                                     -----------  -----------
    Total Current Assets...........................................      21,784       23,169
                                                                     -----------  -----------
Property:
  Cost.............................................................      16,765       16,694
  Less accumulated depreciation and amortization...................      10,840       10,667
                                                                     -----------  -----------
    Property--net..................................................       5,925        6,027
                                                                     -----------  -----------
Other Assets:
  Cost in excess of value of net assets of businesses acquired.....         222          224
  Real estate held for sale........................................       4,325        4,347
  Investment in preferred stock....................................       1,600            0
  Other assets.....................................................         220          247
                                                                     -----------  -----------
    Total Other Assets.............................................       6,367        4,818
                                                                     -----------  -----------
Total Assets.......................................................   $  34,076    $  34,014
                                                                     -----------  -----------
                                                                     -----------  -----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.................................................   $     845    $   1,050
  Accrued expenses.................................................         985        1,122
  Billings in excess of costs and estimated earnings on uncompleted
    contracts......................................................         881        1,071
  Income Taxes Payable.............................................         509          183
  Estimated losses on uncompleted contracts........................       1,109        1,398
  Other current liabilities........................................          23           15
                                                                     -----------  -----------
    Total Current Liabilities......................................       4,352        4,839
                                                                     -----------  -----------
Stockholders' Equity:
  Common stock.....................................................         557          557
  Paid-in capital..................................................      24,554       24,539
  Retained earnings................................................      23,687       23,153
                                                                     -----------  -----------
    Total..........................................................      48,798       48,249
  Treasury stock...................................................     (19,074)     (19,074)
                                                                     -----------  -----------
    Stockholders' Equity--net......................................      29,724       29,175
                                                                     -----------  -----------
Total Liabilities and Stockholders' Equity.........................   $  34,076    $  34,014
                                                                     -----------  -----------
                                                                     -----------  -----------

       See Notes to Condensed Consolidated Interim Financial Statements.

                               DBA SYSTEMS, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
Revenues.................................................................  $   5,665  $   6,293
Costs and expenses.......................................................      4,973      5,759
                                                                           ---------  ---------
Operating income.........................................................        692        534
Other income (expense):
  Interest income........................................................        238        174
  Interest expense.......................................................          0        (42)
  Other expense--net.....................................................        (70)      (154)
                                                                           ---------  ---------
    Total other income (expense)--net....................................        168        (22)
                                                                           ---------  ---------
Income before taxes......................................................        860        512
Less provision for income taxes..........................................        326        189
                                                                           ---------  ---------
Net Income...............................................................  $     534  $     323
                                                                           ---------  ---------
                                                                           ---------  ---------
Net Earnings per common and common equivalent share......................  $     .12  $     .07
                                                                           ---------  ---------
                                                                           ---------  ---------
Net Earnings per common share assuming full dilution.....................  $     .12  $     .07
                                                                           ---------  ---------
                                                                           ---------  ---------
Primary weighted shares outstanding......................................      4,493      4,514
                                                                           ---------  ---------
                                                                           ---------  ---------
Fully diluted shares outstanding.........................................      4,544      4,527
                                                                           ---------  ---------
                                                                           ---------  ---------

 See accompanying Notes to Condensed Consolidated Interim Financial Statements.

                               DBA SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                SEPT. 30,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...............................................................  $     534  $     323
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation & amortization............................................        244        261
  Gain on disposal of property...........................................          0        (13)
  Decrease (increase) in current assets:
    Accounts receivable..................................................      1,272        783
    Costs and estimated earnings in excess of billings on uncompleted
      contracts..........................................................       (896)      (462)
    Inventory............................................................        (14)       113
    Other current assets.................................................       (303)        (5)
  Increase (decrease) in current liabilities:
    Accounts payable.....................................................       (205)       312
    Accrued expenses.....................................................        189       (105)
    Billings in excess of costs and estimated earnings on uncompleted
      contracts..........................................................       (190)      (422)
    Estimated losses on uncompleted contracts............................       (289)       389
    Other current liabilities............................................          8        (50)
  Other--net.............................................................          0          3
                                                                           ---------  ---------
  Net cash provided by operating activities..............................        350      1,127
                                                                           ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock.................................         15          0
                                                                           ---------  ---------
  Net cash provided by financing activities..............................         15          0
                                                                           ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Investments................................................     (3,010)         0
  Investment in preferred stock..........................................     (1,600)         0
  Capital expenditures...................................................        (91)      (119)
  Proceeds from sale of property.........................................          0         14
                                                                           ---------  ---------
  Net cash provided by (used in) investing activities....................     (4,701)      (105)
                                                                           ---------  ---------
Net increase in cash during the period...................................     (4,336)     1,022
Cash and cash equivalents at beginning of period.........................      5,595      2,699
                                                                           ---------  ---------
Cash and cash equivalents at end of period...............................  $   1,259  $   3,721
                                                                           ---------  ---------
                                                                           ---------  ---------

       See Notes to Condensed Consolidated Interim Financial Statements.

                               DBA SYSTEMS, INC.

                        NOTES TO CONDENSED CONSOLIDATED

                          INTERIM FINANCIAL STATEMENTS

(1) The Condensed Consolidated Interim Financial Statements contained herein reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The results of operations for the interim periods contained herein are not necessarily indicative of the results to be expected for the fiscal year.

(2) Refer to the Company's Annual Consolidated Financial Statements for the Year Ended June 30, 1997, for a description of accounting policies, which have been continued without change. Also, refer to the Notes included in those Consolidated Financial Statements for additional details of the Company's financial condition, results of operations and changes in financial position.

(3) Inventories consist of the following (in thousands):

                                                       SEPT. 30,
                                                         1997       JUNE 30, 1997
                                                     -------------  -------------
                                                      (UNAUDITED)     (AUDITED)
Finished Goods.....................................    $   1,815      $   1,815
Work in Progress...................................          125            103
Raw Materials......................................           58             66
                                                          ------         ------
TOTAL..............................................    $   1,998      $   1,984
                                                          ------         ------
                                                          ------         ------

(4) Net earnings per common and common equivalent share are computed by dividing net income by the weighted average number of common shares and common equivalent shares outstanding during the period. Common equivalent shares consist of common stock, which may be issued upon exercise of outstanding stock options. For the three-month periods ending September 30, 1997 and 1996, weighted average shares were 4,493,000 and 4,514,000, respectively.

                                   APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 by and among:
                             THE TITAN CORPORATION,
                            a Delaware corporation;

                          EAGLE ACQUISITION SUB, INC.,
                           a Florida corporation; and

                               DBA SYSTEMS, INC.,
                             a Florida corporation

                            ------------------------

                          Dated as of January 5, 1998

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SECTION 1  DESCRIPTION OF TRANSACTION......................................................          1
      1.1  Merger of Merger Sub into the Company...........................................          1
      1.2  Effect of the Merger............................................................          1
      1.3  Closing; Effective Date.........................................................          1
      1.4  Articles of Incorporation and Bylaws; Directors and Officers....................          1
      1.5  Conversion of Shares............................................................          2
      1.6  Closing of the Company's Transfer Books.........................................          3
      1.7  Exchange of Company Stock Certificates..........................................          3
      1.8  Fractional Shares...............................................................          4
      1.9  No Liability....................................................................          4
     1.10  Tax Consequences................................................................          4
     1.11  Accounting Consequences.........................................................          4
     1.12  Further Action..................................................................          4

SECTION 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................          5
      2.1  Due Organization; Subsidiaries; Etc.............................................          5
      2.2  Articles of Incorporation and Bylaws; Records...................................          5
      2.3  Capitalization..................................................................          5
      2.4  SEC Filings; Financial Statements...............................................          7
      2.5  Absence of Certain Changes or Events............................................          8
      2.6  Tax Matters.....................................................................          8
      2.7  Contracts.......................................................................          8
      2.8  Compliance with Legal Requirements..............................................         12
      2.9  Governmental Authorizations.....................................................         12
     2.10  Employee and Labor Matters; Benefit Plans.......................................         12
     2.11  Real Property...................................................................         14
     2.12  Environmental Matters...........................................................         15
     2.13  Transactions with Affiliates....................................................         16
     2.14  Legal Proceedings; Orders.......................................................         16
     2.15  Authority; Binding Nature of Agreement..........................................         16
     2.16  Non-Contravention; Consents.....................................................         17
     2.17  Disclosure......................................................................         17
     2.18  Financial Advisor...............................................................         18
     2.19  Required Vote...................................................................         18
     2.20  Company Action..................................................................         18
     2.21  Fairness Opinion................................................................         18
     2.22  No Dissenters' Rights...........................................................         18
     2.23  Accounting Matters..............................................................         18

SECTION 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......................           18
      3.1  Due Organization, Etc...........................................................         18
      3.2  Capitalization, Etc.............................................................         18
      3.3  SEC Filings; Financial Statements...............................................         19
      3.4  Absence of Certain Changes or Events............................................         20
      3.5  Legal Proceedings; Orders.......................................................         20
      3.6  Disclosure......................................................................         20
      3.7  Authority; Binding Nature of Agreement..........................................         20
      3.8  Non-Contravention; Consents.....................................................         21
      3.9  Financial Advisor...............................................................         21
      3.10 Required Vote...................................................................         21
      3.11 Parent and Merger Sub Action....................................................         21
      3.12 Accounting Matters..............................................................         21
      3.13 Government Contracts; Government Bids...........................................         21
      3.14 Compliance with Legal Requirements..............................................         22
      3.15 Governmental Authorizations.....................................................         22

SECTION 4  CERTAIN COVENANTS OF THE COMPANY................................................         22
      4.1  Access and Investigation........................................................         22
      4.2  Operation of the Company's Business.............................................         23
      4.3  Notification; Updates to Company Disclosure Schedule............................         25
      4.4  No Solicitation.................................................................         25
      4.5  Company Shareholders' Meeting...................................................         26
      4.6  Tax Representation Letter.......................................................         27
      4.7  Continuity of Interest Certificates.............................................         27
      4.8  Resignation of Officers and Directors...........................................         27
      4.9  Comfort Letter..................................................................         27
      4.10 FIRPTA Matters..................................................................         27
      4.11 Affiliate Agreements............................................................         27
      4.12 Pooling of Interests............................................................         27
      4.13 Confidentiality.................................................................         28

SECTION 5  CERTAIN COVENANTS OF PARENT.....................................................         28
      5.1  Access and Investigation........................................................         28
      5.2  Notification; Updates to Parent Disclosure Schedule.............................         28
      5.3  Parent Stockholders' Meeting....................................................         28
      5.4  Tax Representation Letters......................................................         29
      5.5  Pooling of Interests............................................................         29
      5.6  Confidentiality.................................................................         29
      5.7  "Tail" Insurance................................................................         29

SECTION 6  ADDITIONAL COVENANTS OF THE PARTIES.............................................         30
      6.1  Filings and Consents............................................................         30
      6.2  Public Announcements............................................................         30
      6.3  Best Efforts....................................................................         30
      6.4  Registration Statement; Joint Proxy Statement...................................         30
      6.5  Regulatory Approvals............................................................         31
      6.6  Parent Plans and Benefit Arrangements...........................................         31

SECTION 7  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB....................
                                                                                                    32
      7.1  Accuracy of Representations.....................................................         32
      7.2  Performance of Covenants........................................................         32
      7.3  No Material Adverse Effect......................................................         32
      7.4  Compliance Certificate..........................................................         32
      7.5  Stockholder Approval............................................................         32
      7.6  Consents........................................................................         32
      7.7  Legal Opinion...................................................................         32
      7.8  Tax Opinion.....................................................................         32
      7.9  No Restraints...................................................................         32
      7.10 Executive Officer and Director Resignations.....................................         33
      7.11 Effectiveness of Registration Statement.........................................         33
      7.12 Continuity of Interest Certificates.............................................         33
      7.13 Comfort Letter..................................................................         33
      7.14 No Governmental Litigation......................................................         33
      7.15 No Other Litigation.............................................................         33
      7.16 HSR Act.........................................................................         33
      7.17 Listing.........................................................................         33
      7.18 FIRPTA Compliance...............................................................         33
      7.19 NMS Listing.....................................................................         33
      7.20 Employees.......................................................................         33
      7.21 Affiliate Agreements............................................................         34
      7.22 Pooling Letters.................................................................         34

SECTION 8  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............................         34
      8.1  Accuracy of Representations.....................................................         34
      8.2  Performance of Covenants........................................................         34
      8.3  No Material Adverse Effect......................................................         34
      8.4  Compliance Certificate..........................................................         34
      8.5  Stockholder Approval............................................................         34
      8.6  Legal Opinion...................................................................         34
      8.7  Tax Opinion.....................................................................         34
      8.8  No Restraints...................................................................         35
      8.9  Effectiveness of Registration Statement.........................................         35
      8.10 No Governmental Litigation......................................................         35
      8.11 No Other Litigation.............................................................         35
      8.12 HSR Act.........................................................................         35
      8.13 Listing.........................................................................         35

SECTION 9  TERMINATION.....................................................................         35
      9.1  Termination.....................................................................         35
      9.2  Effect of Termination...........................................................         37
      9.3  Fees and Expenses...............................................................         37

SECTION 10  MISCELLANEOUS PROVISIONS.......................................................         37
     10.1  Further Assurances..............................................................         37
     10.2  Attorneys' Fees.................................................................         37
     10.3  Notices.........................................................................         37
     10.4  Time of the Essence.............................................................         38
     10.5  Governing Law; Venue............................................................         38
     10.6  Successors and Assigns..........................................................         38
     10.7  Remedies Cumulative; Specific Performance.......................................         39
     10.8  Waiver..........................................................................         39
     10.9  Amendments......................................................................         39
     10.10 Severability....................................................................         39
     10.11 Disclosure Schedules............................................................         39
     10.12 No Survival of Representations and Warranties...................................         40
     10.13 Entire Agreement................................................................         40
     10.14 Construction....................................................................         40
     10.15 Headings........................................................................         40
     10.16 Counterparts....................................................................         40

                                   SCHEDULES

                                    EXHIBITS

Exhibit A     --      Certain Definitions

Exhibit B     --      Directors and Officers of Surviving Corporation

Exhibit C     --      Form of Continuity-of-Interest Certificate

Exhibit D     --      Persons Executing Continuity of Interest Certificate

Exhibit E     --      Resigning Officers and Directors of the Company

Exhibit F     --      Affiliate Agreement

Exhibit G     --      Form of Legal Opinion of Arent Fox

Exhibit H     --      Form of Legal Opinion of Cooley Godward LLP

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of January 5, 1998, by and among THE TITAN CORPORATION, a Delaware Corporation ("Parent"); EAGLE ACQUISITION SUB, INC. ("Merger Sub"), a Florida corporation and a wholly-owned subsidiary of Parent; and DBA SYSTEMS, INC., a Florida corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Florida Business Corporation Act (the "FBCA"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    C. For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

    D. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

    E. Concurrent with the execution of this Agreement, all executive officers and directors of Parent and the Company have executed and delivered to Parent and/or the Company, as the case may be, Voting Agreements and irrevocable proxies with respect to the voting of their respective shares of capital stock of Parent and the Company, as the case may be, in favor of approval of the Merger and this Agreement.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

    1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

    1.3 CLOSING; EFFECTIVE DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at a time and on a date to be designated by the parties, but in any event shall be no later than the second business day after the date that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived (the "Closing Date"). Contemporaneously with the Closing, properly executed articles of merger conforming to the requirements of the FBCA (the "Articles of Merger") shall be filed with the Department of State of the State of Florida. The Merger shall take effect at the time the Articles of Merger are filed with and accepted by the Department of State of the State of Florida, or at such time as the Articles of Merger shall specify (the "Effective Time").

    1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective
Time:

    (a) the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation as of the Effective Time;

    (b) the Bylaws of the Company shall be the Bylaws of the Surviving Corporation as of the Effective Time; and

    (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B.

    1.5  CONVERSION OF SHARES.

    (a) Subject to Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company:

        (i) subject to Section 1.5(b) (and unless adjusted as provided in Section 9.1(h)) and except for shares described in subparagraph (iii) or
    (iv) below, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.366667 shares of Parent Common Stock;

        (ii) each share of Common Stock, $.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation;

        (iii) any shares of Company Common Stock then held by the Company or any other Acquired Corporation (as defined in Section 2.1(a)), or held in the Company's treasury, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

        (iv) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (b) The term "Exchange Ratio" shall mean the number of shares of Parent Common Stock into which each share of Company Common Stock is to be converted in the Merger pursuant to Section 1.5(a)(i), as such fraction may be adjusted in accordance with this Section 1.5(b). If, between the date of this Agreement and the Effective Time, the shares of Company Common Stock or Parent Common Stock then outstanding are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, stock split, reverse stock split or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

    (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

    (d) At the Effective Time, all rights with respect to Company Common Stock under Company Options that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option in accordance with the terms (as in effect as of the date hereof) of the stock option plan or other agreement, as the case may be, under which it was issued and the stock option agreement, as the case may be, by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the relevant fraction of the applicable exercise price, being payable upon exercise for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding up to the nearest cent and
(iv) any restriction on the exercise of any Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Time. The Company shall take all actions that may be necessary (under the benefits plan or other agreements pursuant to which Company Options are outstanding) to effectuate the provisions of this Section 1.5(d) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided herein.

    1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

    1.7  EXCHANGE OF COMPANY STOCK CERTIFICATES.

    (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1.7, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.7(b). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

    (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.8, upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(i), plus cash in lieu of any fractional shares as provided in Section 1.8, and (2) the Company Stock Certificate so surrendered shall be marked "canceled." Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.6. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

    (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

    (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered by the Exchange Agent to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock and/or any holders of Company Options such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

    1.8 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") as of the date hereof (and if such day is not a trading day, then the last trading day immediately preceding the date hereof).

    1.9 NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

    1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.11 ACCOUNTING CONSEQUENCES. For accounting purposes, the Merger is intended to be treated as a "pooling of interests." Neither the Company nor Parent shall take any action prior to the Effective Time that could reasonably be expected to prevent the Merger from being accounted for as a "pooling of interests."

    1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company SEC Documents or in the disclosure schedule prepared by the Company in accordance with the requirements of Section 10.11 and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

    2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

    (a) The Company and each of its direct and indirect majority-owned subsidiaries (the Company and each of its subsidiaries is individually referred to herein as an "Acquired Corporation" and collectively as the "Acquired Corporations") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, each with full corporate power and authority to (i) conduct its business in the manner in which such business is now being conducted, (ii) own and use its assets in the manner in which such assets are now being owned and used and (iii) perform its obligations under all Material Acquired Corporation Contracts by which it or its assets are bound. Part 2.1 of the Company Disclosure Schedule sets forth each majority-owned subsidiary of the Company. Except as set forth on
Part 2.1 of the Company Disclosure Schedule, none of the Acquired Corporations owns or holds, directly or indirectly, any debt or equity securities of, or has any other interest in, any Entity, and none of the Acquired Corporations has entered into any agreement to acquire any such interest. For purposes of this Agreement, a company's "subsidiaries" shall mean and include all Entities in which such company, directly or indirectly, owns a majority interest or has the power to vote a majority of the interests. Other than changes in the conduct of the Company's business proposed to be made by the Company in connection with the Merger, none of the Acquired Corporations has any plans to change, in any material respect, its business.

    (b) The Acquired Corporations are qualified to do business as foreign corporations, and are in good standing, under the laws of the jurisdictions set forth in Part 2.1(b) of the Company Disclosure Schedule, which are all the jurisdictions where the nature of each Acquired Corporation's business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on such Acquired Corporation.

    2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company and each of the other Acquired Corporations has delivered (as reasonably requested by Parent) or made available to Parent accurate and complete copies of: (1) the Company's and such Acquired Corporation's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company and such Acquired Corporation; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and of such Acquired Corporation, the Board of Directors of the Company and such Acquired Corporation and all committees of the Board of Directors of the Company and such Acquired Corporation. No Acquired Corporation is in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of each Acquired Corporation are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

    2.3  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, $.10 par value, of which 4,426,562 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are 1,148,488 shares of Company Common Stock held in treasury by the Company and no shares held by any subsidiary of the Company. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company or, to the Company's knowledge (defined in Exhibit A), any other Person; and (iii) there is no Acquired Corporation Contract, or to the Company's knowledge, any other contract or agreement, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to an Acquired Corporation Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Acquired Corporation Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Acquired Corporation Contract. The Company is under no obligation to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, Company Options or other securities of the Company.

    (b) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, neither the Company nor any other Acquired Corporation has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company or any other Acquired Corporation. All securities so reacquired by the Company and any other Acquired Corporation were reacquired in compliance with the applicable provisions of the laws of the jurisdiction in which the Company or the Acquired Corporation, as the case may be, is incorporated and all other applicable Legal Requirements, except where failure to comply has not had and will not have a Material Adverse Effect on the Company.

    (c) As of the date of this Agreement, there were outstanding options to purchase (i) 336,034 shares of Company Common Stock issuable under the Company's 1992 Employee Incentive Stock Option Plan (the "1992 Plan"), (ii) 20,000 shares of Company Common Stock issuable under the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"), and (iii) 25,000 shares of Company Common Stock issuable outside of the 1992 Plan and the Directors' Plan (stock options granted by the Company pursuant to the 1992 Plan, the Directors' Plan and outside both such plans are collectively referred to in this Agreement as the "Company Options"). Part 2.3(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan, if any, pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule(s), and the extent to which such Company Option is vested as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has outstanding stock options, and the forms of all stock option agreements evidencing such options.

    (d) Except as set forth in Part 2.3(c) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Acquired Corporation Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

    (e) All outstanding shares of Company Common Stock, all outstanding Company Options and all other securities of the Company and all outstanding shares of capital stock and all other securities of each other Acquired Corporation have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Acquired Corporation Contracts.

    (f) All of the outstanding shares of capital stock of each of the subsidiaries of the Company are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrance.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has delivered to Parent a complete and accurate copy (excluding copies of exhibits) of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") on or after June 30, 1995 (the "Company SEC Documents"), which are all the forms, reports and documents required to be filed by the Company with the SEC since June 30, 1995. The Company SEC Documents (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Each of the sets of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents and the set of the Company's unaudited interim financial statements as of and for the three month period ended September 30, 1997 including the Company's unaudited consolidated balance sheet as of September 30, 1997 (the "September Balance Sheet") that are set forth in Part 2.4(a) of the Company Disclosure Schedule (collectively, the "Past Financial Statements") (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments which are not expected to be material in amount), (iii) fairly presents the consolidated financial position of the Acquired Corporations as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, and, (iv) with respect to the unaudited financial statements to be delivered to Parent pursuant to Sections 4.1(b)(i) and 4.1(c) will be prepared in accordance with GAAP applied on a basis consistent with the basis on which the Past Financial Statements were prepared and will fairly present the consolidated financial position of the Company and the other Acquired Corporations as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the other Acquired Corporations for the periods indicated, except that such financial statements will be subject to normal year-end audit adjustments and will not contain footnotes. The Company has provided to Parent true and complete copies of all management letters received from the Company's accountants since 1990.

    (c) The Company has previously furnished to Parent a complete and accurate copy of (i) any amendments or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, and
(ii) all agreements, documents or instruments that are required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act that have not yet been filed.

    (d) The Company and each of the other Acquired Corporations have no Liabilities, except for (i) any Liability which is accrued or fully reserved against in the September Balance Sheet or disclosed in the notes included in the Past Financial Statements, (ii) any Liabilities incurred after September 30, 1997 in the ordinary course of business in an aggregate amount of less than $100,000 or (iii) other Liabilities which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

    2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, there has not been (a) any change, or any development or combination of changes or developments that has had or would reasonably be expected to have a Material Adverse Effect on the Company, (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company or (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which would be prohibited by
Section 4.2 if it were to occur or be effected between the date of this Agreement and the Effective Time.

    2.6  TAX MATTERS.

    (a) The Company (or, if applicable, one of the other Acquired Corporations) has filed, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, all Tax Returns required to be filed under federal, state, local or any foreign laws by the Company and the other Acquired Corporations, except where the failure to do so has not had and will not have a Material Adverse Effect on the Company. The Company has provided to Parent copies of all correspondence with the Internal Revenue Service relating to the Company and the other Acquired Corporations since 1990.

    (b) The Company (or, if applicable, one of the other Acquired Corporations) has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material.

    (c) None of the Acquired Corporations has filed (and will not file prior to the Closing Date) any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

    (d) To the Company's knowledge, the consummation of the Merger and the transaction contemplated thereby will not result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, and there is no agreement, plan or arrangement covering any employee or independent contractor of the Company that would give rise to any payment that would not be deductible pursuant to Section 280G or Section 162(m) of the Code.

    (e) No outstanding debt obligation of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

    2.7  CONTRACTS.

    (a) Except as set forth in the Company SEC Documents or on Part 2.7(a) of the Company Disclosure Schedule, there is no Acquired Corporation Contract that constitutes a "Material Acquired Corporation Contract." For purposes of this Agreement, a "Material Acquired Corporation Contract" shall be deemed to be any
Contract:

        (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of any Acquired Corporation in excess of $60,000 per year;

        (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Acquired Corporation Proprietary Asset (except for any Acquired Corporation Proprietary Asset that is licensed to an Acquired Corporation under any third party software license agreement generally available to the public);

       (iii) imposing any restriction on any Acquired Corporation's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

        (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments or obligations in excess of $100,000 per year;

        (v) relating to the acquisition, issuance or transfer of any securities;

        (vi) creating or relating to the creation of any Encumbrance (other than Permitted Encumbrances) with respect to any asset owned or used by any Acquired Corporation having a value in excess of $100,000;

       (vii) involving or incorporating any liability, obligation, guaranty, pledge, performance or completion bond, indemnity (other than customary intellectual property indemnitees for hardware and software sold by any Acquired Corporation), right of contribution or surety arrangement, any of which obligations involve or may reasonably be expected to involve an Acquired Corporation obligation in excess of $100,000 per year;

      (viii) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

        (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Acquired Corporation's Affiliate;

        (x) entered into outside the ordinary course of business;

        (xi) that may not be terminated by the applicable Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by the applicable Acquired Corporation;

       (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate; or

      (xiii) any Government Contract (i) creating or relating to the creation of any Encumbrance (other than Permitted Encumbrances) with respect to any asset owned or used by any Acquired Corporation having a value in excess of $25,000; (ii) involving or incorporating any liability, obligation, guaranty, pledge, performance or completion bond, indemnity (other than customary intellectual property indemnitees for hardware and software sold by any Acquired Corporation), right of contribution or surety arrangement, any of which obligations involve or may reasonably be expected to involve an Acquired Corporation obligation in excess of $25,000 per year; or (iii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

    (b) The Company has delivered to Parent accurate and complete copies of all Material Acquired Corporation Contracts identified in Part 2.7(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.7(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    (c) The Company and each of the other Acquired Corporations:

        (i) have not violated or breached, or committed any material default under, any Material Acquired Corporation Contract in any material respect;

        (ii) have not had any event occur, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Acquired Corporation Contract, or (D) give any Person the right to cancel, terminate or modify any Material Acquired Corporation Contract;

       (iii) have not, since June 30, 1995, received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Acquired Corporation Contract, or (ii) any actual or possible termination of any Material Acquired Corporation Contract; and

        (iv) have not waived any of its material rights under any Material Acquired Corporation Contract.

    (d) Except as set forth in Part 2.7(d) of the Company Disclosure Schedule:

        (i) the Acquired Corporations have not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

        (ii) the Acquired Corporations have complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

       (iii) the Acquired Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

        (iv) all facts set forth in or acknowledged by any Acquired Corporation in any certification, representation or disclosure statement submitted by any Acquired Corporation with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission;

        (v) none of the Acquired Corporations nor any of their respective employees have been debarred or suspended from doing business with any Governmental Body, and, to the best knowledge of the Company, no circumstances exist that would warrant the institution of debarrment or suspension proceedings against any Acquired Corporation or any employee of any Acquired Corporation;

        (vi) no negative determinations of responsibility, as contemplated in
    Part 9 of the FAR (Contractor Qualifications), have been issued against any Acquired Corporation in connection with any Government Contract or Government Bid;

       (vii) no direct or indirect costs incurred by any Acquired Corporation have been disallowed as a result of a finding or determination of any kind by any Governmental Body;

      (viii) no Governmental Body, and no prime contractor or high-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to any Acquired Corporation under any Government Contract;

        (ix) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving any Acquired Corporation or any of their employees, (B) the disallowance of any costs submitted for payment by any Acquired Corporation,
    (C) the recoupment of any payments previously made to any Acquired Corporation, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquired Corporation, or (E) the assessment of any penalties or damages of any kind against any Acquired Corporation;

        (x) there is not any (A) outstanding claim against any Acquired Corporation by, or dispute involving any Acquired Corporation with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by any Acquired Corporation upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Government Body against any Acquired Corporation;

        (xi) no Acquired Corporation is undergoing and has not undergone any audit, and the Company has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business); (xii) no Acquired Corporation is subject to any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

      (xiii) no payment has been made by any Acquired Corporation or by a Person acting on any Acquired Corporation's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of any Acquired Corporation) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

       (xiv) each Acquired Corporation's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental body not to be in compliance with any Legal Requirement;

       (xv) each Acquired Corporation has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Acquired Corporation Proprietary Assets;

       (xvi) in each case in which an Acquired Corporation has delivered or otherwise provided any technical data, computer software or Acquired Corporation Proprietary Asset to any Governmental Body in connection with any Government Contract, such Acquired Corporation has marked such technical data, computer software or Acquired Corporation Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Acquired Corporation Proprietary Asset, except where failure to do so has not had and will not have a Material Adverse Effect on any Acquired Corporation;

      (xvii) no Acquired Corporation has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

      (xviii) each Acquired Corporation has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1993, 1994, 1995 1996 and 1997, and those years are closed;

       (xix) the responsible government representatives have agreed with the Company on the "forward pricing rates" that each Acquired Corporation is charging on cost-type Government Contracts and including in Government Bids; and

       (xx) each Acquired Corporation is not and will not be required to make any filings with or give notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.8 COMPLIANCE WITH LEGAL REQUIREMENTS. The Acquired Corporations are, and have at all times since June 30, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on any Acquired Corporation. Since June 30, 1995, the Acquired Corporations have not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.9 GOVERNMENTAL AUTHORIZATIONS. Each Acquired Corporation has all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which its business is currently being conducted, except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on the Company. Each Acquired Corporation is, and at all times since June 30, 1995 has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since June 30, 1995, the Acquired Corporations have not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.10  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

    (a) Part 2.10(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, flexible benefit, dependent care, educational assistance, pre-tax premium, pension or retirement plan, program or agreement (collectively, the "Company Employee Plans") sponsored, maintained, contributed to or required to be contributed to by the Company or any of the Acquired Corporations for the benefit of any current or former employee of the Company or any of the Acquired Corporations ("Employees").

    (b) Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, neither the Company nor any of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees (a "Pension Plan").

    (c) Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, neither the Company nor any of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of any Employees (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

    (d) With respect to each Company Employee Plan, the Company has made available to Parent: (i) an accurate and complete copy of such Company Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Company Employee Plan for the last plan two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Employee Plan; (iv) if such Company Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Company Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Company Employee Plan (if such Company Employee Plan is intended to be qualified under Section 401(a) of the
Code).

    (e) John Slack has not notified the Company, directly or indirectly, of his intention to terminate his employment with the Company or to decline to accept employment with Parent or any subsidiary of Parent.

    (f) Neither the Company nor any of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code other than an Acquired Corporation. Neither the Company nor any of the Acquired Corporations has ever been a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) other than with another Acquired Corporation. Neither the Company nor any of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

    (g) Neither the Company nor any of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

    (h) No Company Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the most recent financial statements included in the Company SEC Documents, and (iii) benefits the full costs of which are borne by Employees (or Employees' beneficiaries)).

    (i) With respect to any Company Employee Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.10(h) of the Company Disclosure Schedule describes all obligations of the Company and the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

    (j) Each of the Company Employee Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including, but not limited to, ERISA and the Code.

    (k) Each of the Company Employee Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

    (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of the Company or any of the Acquired Corporations (whether or not under any Company Employee Plan), or materially increase the benefits payable under any Company Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

    (m) The Company and each of the Acquired Corporations are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and the classification of independent contractors and workers.

    (n) The Company and each of the Acquired Corporations have good labor relations, and neither the Company nor any of the Acquired Corporations has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company or any of the Acquired Corporations, or (ii) any of the Employees intends to terminate his or her employment with the Company or the Acquired Corporation by which such Employee is employed.

    2.11  REAL PROPERTY.

    (a) Except for mortgages, liens, security interests, encumbrances, options, rights, covenants, easements, leases, licenses, matters affecting title and other rights in favor of third parties disclosed in Part 2.11(a) of the Company Disclosure Schedule and except for liens for taxes, assessments and other governmental charges which are not due and payable or which, if payable, are not yet delinquent, or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, the Acquired Corporations own good and marketable fee simple title to the real property listed in Part 2.11(a) of the Company Disclosure Schedule (the "Land"), together with all improvements and buildings, structures and fixtures located thereon (collectively, the "Improvements") and together with all rights, privileges, easements, rights of way and appurtenances benefiting the Land and/or the Improvements or used or connected with the beneficial use or enjoyment of the Land and/ or the Improvements (the Land, the Improvements, and all such rights, privileges, easements, rights of way, and appurtenances are collectively referred to herein as the "Real Property"). The Real Property constitutes all of the real property owned by the Acquired Corporations.

    (b) There are now in full force and effect (i) all Governmental Authorizations required by any Governmental Body in connection with the ownership, operation, use and maintenance of the Real Property, and (ii) all agreements, easements and other rights which are necessary to permit the full and lawful use and operation of the buildings and improvements on any of the Real Property, and (iii) the Company has not received any notice that any proceedings in eminent domain, for rezoning or otherwise which would affect the Real Property are pending or threatened with respect to the Real Property or any portion thereof, except for such failures to have in full force and effect or such proceedings that would not have a Material Adverse Effect.

    (c) All of the Improvements are structurally sound with no known material defects and are in good condition, order and repair and are not damaged by waste, fire, earthquake or earth movement or other casualty or other physical conditions that could, individually or in the aggregate, have a Material Adverse Effect, and none of the Improvements is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

    (d) The Acquired Corporations maintain fire, flood, windstorm, hurricane and casualty insurance policies, with extended coverage (subject to reasonable deductibles), with licensed carriers sufficient to allow them to replace any of the Real Property that might be damaged or destroyed, and have liability insurance reasonably adequate to protect them and their financial condition against the risks involved in the business conducted by them. Part 2.11(d) of the Company Disclosure Schedule lists all such policies. Neither the Company nor any other Acquired Corporation has done anything by way of action or inaction which might invalidate any of such policies in whole or in part.

    (e) No notices of violation of any Governmental Authorization relating to the Real Property or the Company have been issued to the Company or entered against the Company or received by the Company, and no such violations exist, except where any noncompliance with this requirement (individually or in the aggregate) has not had and will not have a Material Adverse Effect on the Company. The Improvements to the Real Property are permitted, conforming structures under applicable zoning and building laws and ordinances and the present uses thereof are permitted conforming uses under applicable zoning and building laws and ordinances. The conveyance of the Real Property to Parent will include all rights necessary to ensure compliance with all governmental regulations.

    (f) The Company has received all permits necessary to use and operate the Real Property as it is currently being used and operated by the Company, except where any noncompliance with this requirement (individually or in the aggregate) has not had and will not have a Material Adverse Effect on the Company.

    (g) The Real Property is connected to and served by water, solid waste and sewage disposal, drainage, telephone, gas, electricity and other utility equipment facilities and services required by law and which are adequate for the present use and operation of the Real Property, or any portion thereof, and which are installed and connected pursuant to valid permits and are in full compliance with all statutes, ordinances and regulations. No fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Real Property.

    (h) To the best of the Company's knowledge, there are no material physical or mechanical defects or deficiencies in the condition of the Real Property, including, but not limited to, the roofs, exterior walls or structural components of the Real Property and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Real Property or in the Real Property. To the best of the Company's knowledge, the Real Property is free from infestation by termites or other pests, insects or animals.

    2.12  ENVIRONMENTAL MATTERS.

    (a) Each Acquired Corporation is, and at all times prior to the date hereof has been, in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by each Acquired Corporation of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where any noncompliance with this requirement (individually or in the aggregate) has not had and will not have a Material Adverse Effect on the Company. No Acquired Corporation has received any communication (written or oral) from any Governmental Body or Person that alleges that any Acquired Corporation is not or has not been in such compliance and there are not past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

    (b) There is no Environmental Claim pending or threatened against the Acquired Corporations or any other person or entity whose liability for an Environmental Claim the Acquired Corporations have or may have retained or assumed either contractually or by operation of law. No Acquired Corporation has received in writing any order, notice, communication, warning, citation, summons, directive or any other document related to Hazardous Materials or any alleged, actual or potential violation or failure to comply with any Environmental Law.

    (c) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against any Acquired Corporation; or to the best knowledge of the Company against any other person or entity whose liability for any Environmental Claim any Acquired Corporation has or may have retained or assumed; either contractually or by operation of law.

    (d) No Acquired Corporation has nor, to the best knowledge of the Company, has any other Person, Released, stored, buried or dumped Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to the Real Property or any property formerly owned, operated or leased by an Acquired Corporation other than general office supplies used in the ordinary course of business, including without limitation, copier toner, liquid paper, glue, ink, and household cleaners (which general office supplies and other Hazardous Materials were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment which could have a Material Adverse Effect on the Company).

    (e) The Acquired Corporations have delivered or otherwise made available for inspection to the Parent true, complete and correct copies of any reports, studies, analyses, tests or monitoring possessed or initiated by the Acquired Corporations pertaining to Hazardous Materials in, on, beneath or adjacent to the Real Property or any property formerly owned, operated or leased by an Acquired Corporation or regarding the Acquired Corporations' compliance with applicable Environmental Laws.

    (f) No transfers of permits or other Governmental Authorizations under Environmental Laws, and no additional permits or other Governmental Authorizations under Environmental Laws, will be required to permit Parent to conduct the business of the Acquired Corporations in compliance with all applicable Environmental Laws immediately following the Effective Time, as conducted by the Acquired Corporations immediately prior to the Effective Time.

    (g) The Real Property does not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, 33 C.F.R. 328.3, or similar state or local laws, other especially sensitive or protected areas or species of flora or fauna, or underground storage tanks.

    2.13 TRANSACTIONS WITH AFFILIATES. Except for compensation of employees, every transaction between Company and any of its "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the SEC) which is currently in effect or was consummated since June 30, 1995, and which involves more than $60,000 is set forth in the Company SEC Documents.

    2.14 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company or any of the other Acquired Corporations or their businesses taken individually or as a whole; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which any Acquired Corporation, or any of the assets owned or used by any Acquired Corporation, is subject, except where any noncompliance with this representation has not had and will not have (individually or in the aggregate) a Material Adverse Effect on the Company. To the best knowledge of the Company, no officer or other employee of any Acquired Corporation is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to such Acquired Corporation's business. There is no action, suit, proceeding or investigation by any Acquired Corporation currently pending or which any Acquired Corporation intends to initiate.

    2.15 AUTHORITY; BINDING NATURE OF AGREEMENT. Subject to the obtaining of the approval of the Company's shareholders as contemplated by Section 2.19, the Company has full corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary for the Company to authorize this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by duly authorized officers of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.16 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of the Company, or (b) result in a default by the Company or any other Acquired Corporation under any Material Acquired Corporation Contract to which the Company or such other Acquired Corporation is a party, except for any default which has not had and will not have a Material Adverse Effect on the Acquired Corporations, or (c) result in a violation by the Company of any order, writ, injunction, judgment or decree to which the Company is subject, except for any violation which has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except (i) as set forth on
Part 2.16 of the Company Disclosure Schedule with respect to Material Acquired Corporation Contracts, (ii) as provided in Section 1.3 with respect to the filing of the Articles of Merger with the Department of State of the State of Florida, (iii) as provided in Section 2.19, and (iv) except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the HSR Act and the Rules of The Nasdaq Stock Market (the "Nasdaq Rules"), the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger.

    2.17  DISCLOSURE.

    (a) The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original.

    (b) The Company has timely filed all required forms, reports and documents required to be filed with the SEC and Nasdaq since January 1, 1993.

    (c) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in the Merger (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Prospectus/Proxy Statement filed as a part of the S-4 Registration Statement (the "Prospectus/ Proxy Statement"), will, at the time mailed to the shareholders of the Company, at the time of the Company Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information provided by the Company in the Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    2.18 FINANCIAL ADVISOR. Except for The Robinson-Humphrey Company, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid or may become payable to The Robinson-Humphrey Company, Inc. by the Acquired Corporations if the Merger is consummated will not exceed $190,000 (plus reimbursement of expenses).

    2.19 REQUIRED VOTE. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting (the "Company Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

    2.20 COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined by majority vote that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) by majority vote approved this Agreement and the Merger in accordance with the provisions of Sections 607.0824 and 607.1101 of the FBCA and its Articles of Incorporation and Bylaws, (c) by majority vote recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting, and (d) took any and all action necessary so that no state takeover law shall be applicable to the Parent, the Merger or the transactions contemplated thereby.

    2.21 FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of The Robinson-Humphrey Company, Inc., financial advisor to the Company, dated as of the date of this Agreement, to the effect that the consideration to be received by the shareholders of the Company in the Merger is fair to the shareholders of the Company from a financial point of view.

    2.22 NO DISSENTERS' RIGHTS. The Company's Common Stock is designated as a national market system security within the meaning of Section 607.1302 of the FBCA. The Company's Articles of Incorporation or Bylaws do not provide the holders of any class or series of capital stock of the Company with dissenters' rights under Section 607.1302 of the FBCA or any other applicable law.

    2.23 ACCOUNTING MATTERS. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests."

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents or in the disclosure schedule prepared by Parent in accordance with the requirements of Section 10.11 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"):

    3.1 DUE ORGANIZATION, ETC. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, each with full corporate power and authority (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) to perform its obligations under all Material Parent Contracts by which it or its assets are bound. Each of Parent, and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent, or Merger Sub or on the ability of Parent, or Merger Sub to consummate the transactions contemplated hereby.

    3.2 CAPITALIZATION, ETC. The authorized capital stock of Parent consists of: (i) 45,000,000 shares of Common Stock, $.01 par value per share, 17,411,189 shares of which have been issued and are outstanding as of December 26, 1997, and (ii) 2,500,000 shares of Preferred Stock, (A) 250,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which has been issued as of the date hereof, (B) 1,068,102 shares of which have been designated as $1.00 Cumulative Convertible Preferred Stock, $1.00 par value per share, 694,872 of which have been issued and are outstanding as of the date hereof, and (C) 500,000 shares of which have been designated as Series B Cumulative Convertible Redeemable Preferred Stock, all of which have been issued as of the date hereof. All of the outstanding shares of Parent capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Parent capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Parent, free and clear of any Encumbrances and were issued in compliance with all applicable securities laws and other applicable Legal Requirements. There are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. The shares of Parent Common Stock to be issued to the Company's shareholders in the Merger, when issued by Parent in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and, except for the restrictions imposed by applicable federal and state securities laws, will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Parent (subject to the terms of Affiliate Agreements entered into as contemplated by this Agreement).

    3.3  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Parent has delivered to the Company a complete and accurate copy (excluding copies of exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after June 30, 1995 (the "Parent SEC Documents"), which are all the forms, reports and documents required to be filed by Parent with the SEC since June 30, 1995. The Parent SEC Documents (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) As of the time they were filed with the SEC, the consolidated financial statements (including, in each case, any notes related thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments which are not expected to be material in amount); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods covered thereby.

    (c) Parent has furnished to the Company a complete and accurate copy of (i) any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, and (ii) all agreements, documents or instruments that are required to be filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act that have not yet been filed.

    3.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, there has not been (a) any change, or any development or combination of developments of which management of the Parent has knowledge, that has had or would reasonably be expected to have a Material Adverse Effect on Parent, or (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on Parent.

    3.5 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the best knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject which could have a Material Adverse Effect on Parent or its ability to consummate the Merger.

    3.6  DISCLOSURE.

    (a) The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original.

    (b) Parent has timely filed all required forms, reports and documents required to be filed with the SEC and the NYSE.

    (c) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the dates mailed to the shareholders of the Company, at the time of the Company Shareholders' Meeting to be held in accordance with this Agreement as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information provided by Parent and Merger Sub in the Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    3.7 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Merger Sub and, subject to obtaining approval of the Parent's stockholders as contemplated by
Section 3.10, Parent has full corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by Parent and Merger Sub of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent's and Merger Sub's Boards of Directors and no other corporate proceedings on the part of Parent or Merger Sub are necessary for Parent or Merger Sub to authorize this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by duly authorized officers of Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement thereof may be limited by

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(i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent or Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub, or (b) result in a default by Parent or any other Acquiring Corporation (as defined in Section 3.13) under any Contract material to Parent to which Parent or such other Acquiring Corporation is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except (i) as provided in Section 1.3 with respect to the filing of Articles of Merger, (ii) as provided in Section 3.10, and (iii) as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the HSR Act and the NYSE Bylaws, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger.

    3.9 FINANCIAL ADVISOR. Except for A.G. Edwards & Sons, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent.

    3.10 REQUIRED VOTE. The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Parent Common Stock, $1.00 Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Redeemable Preferred Stock, voting as a single class, on the record date for the Parent Stockholders' Meeting (the "Parent Required Vote") approving and adopting the Merger Agreement and approving the Merger is the only vote of the holders of any class or series of the Parent's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

    3.11 PARENT AND MERGER SUB ACTION. The Board of Directors of each of Parent and Merger Sub (at a meeting duly called and held or by unanimous written consent) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent or Merger Sub, as the case may be, and their respective stockholders, (b) unanimously approved this Agreement and the Merger in accordance with the provisions of the laws of their respective states of Incorporation, and, in the case of Parent, unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Parent Common Stock and directed that the Merger be submitted for consideration by the Parent's stockholders at the Parent Stockholders' Meeting.

    3.12 ACCOUNTING MATTERS. To the knowledge of Parent, Parent has not taken and has not agreed, and does not plan, to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests."

    3.13  GOVERNMENT CONTRACTS; GOVERNMENT BIDS.  Except as set forth in Part
3.13 of the Parent Disclosure Schedule:

        (i) None of Parent and any of its majority-owned subsidiaries (including Parent, the "Acquiring Corporations") has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

        (ii) the Acquiring Corporations have complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

       (iii) the Acquiring Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the FAR or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

        (iv) none of the Acquiring Corporations nor any of their respective employees have been debarred or suspended from doing business with any Governmental Body, and, to the best knowledge of Parent, no circumstances exist that would warrant the institution of debarrment or suspension proceedings against any Acquiring Corporation or any employee of any Acquiring Corporation; and

        (v) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving any Acquiring Corporation or any of their employees, (B) the disallowance of any costs submitted for payment by any Acquiring Corporation, (C) the recoupment of any payments previously made to any Acquiring Corporation, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquiring Corporation, or (E) the assessment of any penalties or damages of any kind against any Acquiring Corporation.

    3.14 COMPLIANCE WITH LEGAL REQUIREMENTS. The Acquiring Corporations are, and have at all times since June 30, 1995 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on any Acquiring Corporation. Since June 30, 1995, the Acquiring Corporations have not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    3.15 GOVERNMENTAL AUTHORIZATIONS. Each Acquiring Corporation has all Governmental Authorizations necessary to enable such Acquiring Corporation to conduct its business in the manner in which its business is currently being conducted, except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on Parent. Each Acquiring Corporation is, and at all times since June 30, 1995 has been, in compliance with the material terms and requirements of such Governmental Authorizations. Since June 30, 1995, the Acquiring Corporations have not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

    4.1  ACCESS AND INVESTIGATION.

    (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"):

        (i) the Company and each of the other Acquired Corporations afford, and shall cause the independent auditors, counsel and other advisors and representatives (collectively, "Representatives") of the Company and each of the other Acquired Corporations to afford, to Parent and to Parent's Representatives, reasonable access to the properties, books, records (including filed Tax Returns, Tax Returns in preparation and the audit work papers, management letters and other records of the independent auditors of the Company and each of the other Acquired Corporations) and personnel of the Company and each of the other Acquired Corporations in order that Parent and Parent's

    Representatives may have a full opportunity to make such investigation as Parent reasonably desires to make of the Company and each of the other Acquired Corporations;

        (ii) the Company shall permit Parent and Parent's Representatives to make such reasonable inspections of the Company and each of the other Acquired Corporations and their respective operations as Parent may reasonably require from time to time;

       (iii) the Company shall furnish Parent and Parent's Representatives with, and shall cause the Company's Representatives and the Representatives of the Company's Subsidiaries to furnish Parent with, such financial and operating data and other information with respect to the business and properties of the Company and each of the other Acquired Corporations as Parent may reasonably request from time to time; and

        (iv) to the extent any transfers of permits or other Governmental Authorizations under Environmental Laws will be required to permit Parent to conduct the business of the Acquired Corporations in full compliance with all applicable Environmental Laws, the Company agrees, and shall cause each of the Acquired Corporations, to cooperate with Parent to effect such transfers and use commercially reasonable efforts to obtain such transfers of permits and other Governmental Authorizations prior to the Effective Time.

    (b) Without limiting the generality of Section 4.1(a), during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

        (i) all material operating and financial reports prepared by the Company for its senior management, including copies of the unaudited monthly consolidated balance sheets of the Company and each of the other Acquired Corporations and the related unaudited monthly consolidated statements of operations, changes in cash flows and changes in shareholders' equity (with copies of such monthly financial statements to be delivered to Parent no later than the 20th day after the last day of the month to which they relate);

        (ii) any written materials or communications sent by the Company to its shareholders generally;

       (iii) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or the transactions contemplated thereby; and

        (iv) any notices or other documents received by the Company relating to any service of process or Legal Proceeding involving the Company or any other Acquired Corporation, or any of their respective officers or directors.

    (c) No investigation by Parent or any of its Representatives pursuant to this Section 4.1 shall limit or otherwise affect any representations or warranties of the Company or any condition to any obligation of Parent.

    4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by Parent in writing, the Company and each of the other Acquired Corporations shall:

    (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

    (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with such Acquired Corporation in each case, in all material respects;

    (c) use reasonable efforts to keep in full force all insurance policies in effect as of the date of this Agreement;

    (d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

    (e) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options);

    (f) not amend or waive any of its rights under, or authorize the acceleration of vesting under (i) any provision of its Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option or
(iii) any provision of any restricted stock purchase agreement;

    (g) not amend or permit the adoption of any amendment to any Acquired Corporation's articles of incorporation, or other charter documents or bylaws, or effect or permit any Acquired Corporation to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    (h) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

    (i) not make any capital expenditure other than in accordance with the capital budget set forth in the Company Disclosure Schedule, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

    (j) not (i) except in the ordinary course of business and consistent with past practices (provided in such cases disclosure is made to Parent as required hereunder), enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Acquired Corporation Contract, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Acquired Corporation Contract;

    (k) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person except that the Acquired Corporations may sell inventory in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed, sold or disposed of, or the waiver or relinquishment of immaterial rights, by the Acquired Corporations pursuant to Contracts that are not Material Acquired Corporation Contracts;

    (l) not (i) lend money to any Person (other than ordinary advances for travel and entertainment), or (ii) incur or guarantee any indebtedness (whether under the Company's existing credit lines or otherwise), other than trade payables not exceeding $200,000, individually or in the aggregate, incurred in the ordinary course of business and consistent with past practice;

    (m) not (i) establish, adopt or amend any Company Employee Plan, (ii) make or pay any contribution or similar payment to any Company Employee Plan, whether in the form of cash, securities or other consideration, except those contributions or payments described in Part 4.2(m) of the Company Disclosure Schedule; (iii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except pursuant to agreements in effect on the date hereof or in accordance with the Company's past practices, or (iv) hire any new employee whose aggregate annual compensation is expected to exceed $100,000;

    (n) not change any of its methods of accounting or accounting practices in any respect (except as otherwise required by generally accepted accounting principles or any change therein);

    (o) not make any Tax election;

    (p) not commence or settle any Legal Proceeding;

    (q) except as contemplated by this Agreement, not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

    (r) not agree or commit to take any of the actions described in clauses "(d)" through "(q)" of this Section 4.2.

    4.3  NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

    (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

        (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any other Acquired Corporation in this Agreement, the Proxy Statement/Prospectus or the Company SEC Documents;

        (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

       (iii) any breach of any covenant or obligation of the Company or any other Acquired Corporation contained in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.

    (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any other Acquired Corporation in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 7 has been satisfied.

    4.4  NO SOLICITATION.

    (a) The Company shall not directly or indirectly, and shall not authorize or permit any other Acquired Corporation or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that this Section 4.4(a) shall not prohibit the Company from furnishing information regarding the Company or any other Acquired Corporation to, or entering into discussions with, any Person in response to an unsolicited bona fide written proposed Acquisition Proposal submitted by such Person if (1) the Board of Directors of the Company concludes in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal could reasonably be expected to result in a transaction that is more favorable to the

Company's shareholders than the Merger (any such more favorable unsolicited bona fide written Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"); PROVIDED, HOWEVER, that if any financing is required to consummate the transaction contemplated by such proposal, then such proposal shall not be deemed to be a "Superior Proposal" unless the Company's Board of Directors reasonably determines that the required financing is reasonably capable of being obtained by such third party, (2) the Board of Directors of the Company concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) prior to furnishing any such information to, or entering into discussions with, such Person, the Company gives the Parent written notice of the identity of such Person and of the Company's intention to furnish information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of the Company, and
(4) prior to furnishing any such information to such Person, the Company furnishes such information to the Parent (to the extent such information has not been previously furnished by the Company to the Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.4 by the Company.

    (b) The Company shall promptly advise the Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period.

    (c) The Company shall immediately cease and cause to be terminated any discussions or negotiations existing as of the date of this Agreement with any Person that relate to any Acquisition Proposal.

    4.5  COMPANY SHAREHOLDERS' MEETING.

    (a) Company shall take all action necessary in accordance with its Articles of Incorporation, Bylaws and under all applicable Legal Requirements to call, give notice of, convene and hold a special meeting of the holders of Company Common Stock (the "Company Shareholders' Meeting") to consider, act and vote upon the adoption and approval of this Agreement, the Merger and the transactions contemplated thereby. The Company Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Proxy Statement/Prospectus has been cleared by the SEC or, if the SEC has not taken formal action to clear the Proxy Statement/Prospectus, within 45 days of filing the definitive Proxy Statement/Prospectus with the SEC. The Company Shareholders' Meeting shall be called, convened, held and conducted, and all proxies solicited in connection with the Company Stockholders' Meeting shall be solicited in all material respects in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 4.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal, or by withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to this Agreement or the Merger.

    (b) The Board of Directors of Company has by majority vote recommended (and the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has by majority vote recommended) that the holders of Company Common Stock vote in favor and adopt and approve this Agreement, the Merger and the transactions contemplated thereby at the Company Shareholders' Meeting.

    (c) Notwithstanding the foregoing, nothing in Section 6.4 or in this Section
4.5 shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its recommendation (by a 5 to 2 majority vote) in favor of this Agreement and the Merger or approval and adoption of this Agreement

(and the Proxy Statement/Prospectus may reflect such withdrawal, amendment or modification) if (i) a Superior Proposal is made to the Company and is not withdrawn, and (ii) the Board of Directors of the Company shall conclude in good faith, based upon the written advice of its outside legal counsel, that such withdrawal, amendment or modification is required in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section 4.5(c) shall limit the Company's obligation to convene the Company Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

    (d) The Company shall use commercially reasonable best efforts to obtain from each of its officers and directors executed Voting Agreements and irrevocable proxies with respect to the voting of shares of the Company's capital stock in favor of approval of the Merger and this Agreement, and to deliver such executed documents to Parent within three (3) business days following the date of this Agreement.

    4.6 TAX REPRESENTATION LETTER. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Arent Fox Kintner Plotkin & Kahn ("Arent Fox") tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.8 and Section 8.7).

    4.7 CONTINUITY OF INTEREST CERTIFICATES. The Company shall use all commercially reasonable efforts to obtain and deliver to Parent prior to the filing of the S-4 Registration Statement with the SEC a Continuity of Interest Certificate in the form attached hereto as Exhibit C signed by each person identified on Exhibit D.

    4.8 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all commercially reasonable efforts to obtain and deliver to Parent prior to the Closing, effective as of the Closing, the resignation of each officer and director of the Company and each of the other Acquired Corporations as set forth on Exhibit E.

    4.9 COMFORT LETTER. The Company shall cause to be delivered to Parent a comfort letter, dated a date not more than two (2) business days before the date on which the S-4 Registration Statement becomes effective, from Deloitte & Touche LLP, the Company's independent auditors, in form and substance reasonably satisfactory to Parent and Parent's counsel and accountants, covering such matters as are normally covered in a comfort letter delivered in connection with an S-4 Registration Statement covering transactions of the type contemplated by this Agreement.

    4.10 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

    4.11 AFFILIATE AGREEMENTS. The Company shall deliver to Parent, within ten days after the date of this Agreement, a letter from the Company identifying all persons who may be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Company Affiliates"). The Company shall use all commercially reasonable efforts to cause each person who is or becomes a Company Affiliate to execute and deliver to Parent, on or prior to the earlier of (a) the date of the mailing of the Proxy Statement/Prospectus and (b) the thirtieth day prior to the Effective Time, an Affiliate Agreement in the form attached hereto as Exhibit F.

    4.12 POOLING OF INTERESTS. The Company agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."

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    4.13  CONFIDENTIALITY.  The Company shall hold in strict confidence, and shall cause each of its Representatives to hold in strict confidence, all documents and information obtained pursuant to the provisions hereof during the Pre-Closing Period with respect to Parent, Parent's stockholders, and Parent's Representatives, to the same extent the Company does with its own documents and information. The Company shall not permit any of such documents or information to be improperly utilized or to be disclosed or conveyed to any other Person.

SECTION 5. CERTAIN COVENANTS OF PARENT

    5.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary, and with such additional financial, operating and other data and information regarding Parent and each Parent Subsidiary, as the Company or its Representatives may reasonably request. No investigation by the Company or any of its Representatives pursuant to this Section 5.1 shall limit or otherwise affect any representations or warranties of Parent or any condition to any obligation of the Company.

    5.2  NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

    (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

        (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or an inaccuracy in the Prospectus/ Proxy Statement or any Parent SEC Documents;

        (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

       (iii) any breach of any covenant or obligation of Parent; and

        (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
    Section 8 impossible or unlikely.

    (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.2(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

    5.3  PARENT STOCKHOLDERS' MEETING.

    (a) Parent shall take all action necessary in accordance with its Certificate of Incorporation, Bylaws and under all applicable Legal Requirements to call, give notice of, convene and hold a special meeting of the holders of Parent Common Stock, $1.00 Cumulative Convertible Preferred Stock and Series B

Cumulative Convertible Redeemable Preferred Stock (the "Parent Stockholders' Meeting") to consider, act and vote (as a single class) upon the adoption and approval of this Agreement, the Merger and the transactions contemplated thereby. The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Proxy Statement/Prospectus has been cleared by the SEC or, if the SEC has not taken formal action to clear the Proxy Statement/Prospectus, within 45 days of filing the definitive Proxy Statement/Prospectus with the SEC. The Parent Stockholders' Meeting shall be called, convened, held and conducted, and all proxies solicited in connection with the Parent Stockholders' Meeting shall be solicited in all material respects in compliance with all applicable Legal Requirements.

    (b) The Board of Directors of Parent has unanimously recommended (and the Proxy Statement/ Prospectus shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended) that the stockholders entitled to vote do vote in favor and adopt and approve this Agreement, the Merger and the transactions contemplated thereby at the Parent Stockholders' Meeting, which unanimous recommendation shall not be withdrawn, amended or modified in a manner adverse to the Company. For purposes of this Agreement, it shall constitute a modification adverse to the Company if such recommendation shall no longer be unanimous.

    (c) Nothing contained in this Section 5.3 shall limit Parent's obligation to convene the Parent Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified). Nothing in this Section 5.3 shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation that the holders of Parent Common Stock vote in favor of this Agreement, the Merger and the transactions contemplated thereby if the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside legal counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law.

    (d) Parent shall use commercially reasonable best efforts to obtain from each of its officers and directors executed Voting Agreements and irrevocable proxies with respect to the voting of shares of Parent's capital stock in favor of approval of the Merger and this Agreement, and to deliver such executed documents to the Company within three (3) business days following the date of this Agreement.

    5.4 TAX REPRESENTATION LETTERS. As soon as practicable after the execution of this Agreement, Parent and Merger Sub shall deliver to Cooley Godward LLP and Arent Fox, tax representation letters in customary form (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.8 and Section 8.7).

    5.5 POOLING OF INTERESTS. Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."

    5.6 CONFIDENTIALITY. Parent shall hold in strict confidence, and shall cause each of its Representatives to hold in strict confidence, all documents and information obtained pursuant to the provisions hereof during the Pre-Closing Period with respect to the Company, the Company's shareholders, and the Company's Representatives, to the same extent Parent does with its own documents and information. Parent shall not permit any of such documents or information to be improperly utilized or to be disclosed or conveyed to any other Person.

    5.7 "TAIL" INSURANCE. At or prior to the Effective Time, either the Merger Sub or the Company will purchase a one (1) year "tail" on the Company's existing directors and officers liability insurance coverage (up to $5 million limit) at a cost of no more than $135,000, with respect to actions occurring prior to or at the Effective Time.

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES

    6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each of the Company and Parent (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

    6.2 PUBLIC ANNOUNCEMENTS. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, the Merger or regarding any of the other transactions contemplated thereby, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures if it shall have been advised in writing by its outside legal counsel that such disclosure is required to be made under applicable law.

    6.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

    6.4  REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

    (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC a registration statement on Form S-4 covering the Parent Common Stock to be issued to the Company shareholders in the Merger (the "S-4 Registration Statement"), in which the Proxy Statement/Prospectus will be included as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Proxy Statement/Prospectus) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Proxy Statement/ Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

    (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

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
    6.5 REGULATORY APPROVALS. Without limiting the generality of Section 6.1, the Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

    6.6 PARENT PLANS AND BENEFIT ARRANGEMENTS. The employee benefit plans and benefit arrangements maintained by the Company (each, a "Plan") that provide non-discretionary, non-cash benefits to employees of the Company and that are substantially similar to benefit plans and benefit arrangements currently maintained by Parent shall, to the extent practicable, be maintained in effect by the Surviving Corporation until the Continuing Employees are allowed to participate in such similar benefit plans or benefit arrangements maintained by Parent. Parent shall use reasonable efforts to attempt to ensure that: (a) as soon as practicable after the Effective Time, Parent's benefit plans and benefit arrangements will provide benefits to the Continuing Employees that are comparable to the non-discretionary, non-cash benefits provided to similarly situated employees of Parent; (b) to the extent practicable, any pre-existing condition limitations contained in Parent's health plans and health benefit arrangements for any Continuing Employee who would be deemed under Parent's health plans and health benefit arrangements to have a disqualifying pre-existing condition are waived, to the extent such condition was covered by a Plan immediately prior to the Effective Time (provided that, in the case of Parent's disability and life insurance plans, such Continuing Employee is actively at work and is not hospitalized or on disability leave as of the Effective Time); and (c) to the extent practicable, Parent's benefit plans and benefit arrangements give full credit to each Continuing Employee for such Continuing Employee's period of service with the Company prior to the Effective Time for all purposes for which such service was recognized under the Plans prior to the Effective Time.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties (considered individually and collectively) made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update or modification to the Company Disclosure Schedule except as to matters previously approved by Parent in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).

    7.2 PERFORMANCE OF COVENANTS. Each and every covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing, considered individually and collectively, shall have been complied with and performed in all material respects on or prior to the Closing Date.

    7.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Acquired Corporations and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

    7.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate of the chief executive officer of the Company evidencing compliance with the conditions set forth in Sections 7.1, 7.2 and 7.3.

    7.5 STOCKHOLDER APPROVAL. This Agreement, the Merger and the transactions contemplated hereby shall have been adopted and approved in accordance with the Parent Required Vote and the Company Required Vote and each such required vote shall be continuing and remain in full force and effect.

    7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified on Part 2.16 of the Company Disclosure Schedule and the Governmental Authorizations referenced in Section 4.1(a)(iv)) shall have been obtained and shall be in full force and effect.

    7.7 LEGAL OPINION. Parent shall have received a legal opinion of Arent Fox, counsel to the Company, in the form of Exhibit G, dated as of the Closing Date;

    7.8 TAX OPINION. Parent shall have received (i) the tax representation letters set forth in Sections 4.6 and 5.4, (ii) the Continuity of Interest Certificates referred to in Section 7.12, and (iii) a legal opinion of Cooley Godward LLP, counsel to Parent, addressed to the Parent, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Parent or the Company as a result of the issuance of Parent Common Stock pursuant to this Agreement (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in
Section 4.6 and Section 5.4 and the Continuity of Interest Certificates referred to in Section 7.12);

    7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    7.10 EXECUTIVE OFFICER AND DIRECTOR RESIGNATIONS. The Company shall have delivered to Parent the written resignations of the executive officers and directors of the Company and the other Acquired Corporations as set forth in Exhibit E.

    7.11 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued or threatened by the SEC with respect to the S-4 Registration Statement.

    7.12 CONTINUITY OF INTEREST CERTIFICATES. Each person identified on Exhibit D shall have executed and delivered to Parent a Continuity of Interest Certificate in the form of Exhibit C.

    7.13 COMFORT LETTER. Parent shall have received the comfort letter required under Section 4.9 and, in addition a bring-down comfort letter, in form and substance reasonably satisfactory to Parent, dated the Closing Date;

    7.14 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby; (b) relating to the Merger and seeking to obtain from Parent or the Company or any of their respective subsidiaries any damages that may be material to Parent or the Company and its respective subsidiaries taken as a whole; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    7.15 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent or the Acquired Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby or by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or its respective subsidiaries or the Acquired Corporations or any of their respective officers or directors any damages that may be material to Parent and its subsidiaries taken as a whole or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Acquired Corporations.

    7.16 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    7.17 LISTING. The shares of Parent Common Stock issuable to the Company shareholders in the Merger shall have been approved for listing (subject to notice of issuance) on the NYSE.

    7.18 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification required by Section 4.10 and shall have delivered to Parent the statement required by Section 4.10.

    7.19 NMS LISTING. The Company Common Stock shall be listed on the Nasdaq National Market System and no delisting or other notice of suspension shall have been received by or communicated to the Company.

    7.20 EMPLOYEES. John L. Slack shall not have ceased to be employed by the Company, or expressed an intention to terminate his employment with the Company or to decline to accept employment with Parent or any subsidiary of Parent.

    7.21 AFFILIATE AGREEMENTS. Parent shall have received from each Person identified as a Company Affiliate pursuant to Section 4.11 or who becomes a Company Affiliate a duly executed Affiliate Agreement in the form of Exhibit F.

    7.22 POOLING LETTERS. Arthur Andersen LLP, Parent's independent auditors, shall have received from Deloitte & Touche LLP, the Company's independent auditors, a letter dated as of the Closing Date, in form and substance reasonably satisfactory to Arthur Andersen LLP, to the effect that Deloitte & Touche LLP is not aware of any fact concerning the Company that would preclude Parent from accounting for the Merger using the pooling of interests method of accounting in accordance with GAAP and all published rules, regulations and policies of the SEC, and Parent shall have received from Arthur Andersen LLP a letter dated as of the Closing Date to the effect that the Merger will be eligible for the pooling of interests method of accounting in accordance with GAAP and all published rules, regulations and policies of the SEC.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    8.1 OCCURACY OF REPRESENTATIONS. The representations and warranties (considered individually and collectively) made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update or modification to the Parent Disclosure Schedule except as to matters previously approved by the Company in writing and without giving double effect to any "Material Adverse Effect" or other materiality qualifications contained in such representations and warranties).

    8.2 PERFORMANCE OF COVENANTS. Each and every covenant or obligation that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing, considered individually and collectively, shall have been complied with and performed in all material respects on or prior to the Closing Date.

    8.3 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Parent and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on Parent.

    8.4 COMPLIANCE CERTIFICATE. Parent shall have delivered to the Company a certificate of the chief executive officer of Parent evidencing compliance with the conditions set forth in Sections 8.1, 8.2 and 8.3.

    8.5 STOCKHOLDER APPROVAL. This Agreement, the Merger and the transactions contemplated thereby shall have been adopted and approved in accordance with the Parent Required Vote and the Company Required Vote and each such required vote shall be continuing and remain in full force and effect.

    8.6 LEGAL OPINION. The Company shall have received a legal opinion of Cooley Godward LLP, counsel to Parent, in the form of Exhibit H dated as of the Closing Date;

    8.7 TAX OPINION. The Company shall have received (i) the tax representation letters set forth in Sections 4.6 and 5.4 and the Continuity of Interest Certificates referred to in Section 7.12, and (ii) a legal opinion of Arent Fox, dated as of the Closing Date, addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company or its shareholders as a result of the transactions contemplated by this Agreement (it being understood that, in rendering such opinion, Arent Fox may rely upon the tax representation letters referred to in Section 4.6 and Section 5.4 and the Continuity of Interest Certificates referred to in Section 7.12); PROVIDED, HOWEVER, that if such counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Cooley Godward LLP renders such opinion to the Company.

    8.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    8.9 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    8.10 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby or; (b) relating to the Merger and seeking to obtain from Parent or its subsidiaries or the Acquired Corporations any damages that may be material to Parent and the its subsidiaries taken as a whole or the Acquired Corporations taken as a whole.

    8.11 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or the Acquired Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated thereby or by this Agreement or; (b) relating to the Merger and seeking to obtain from Parent or its subsidiaries or the Acquired Corporations or any of their respective officers or directors any damages that may be material to Parent and its subsidiaries taken as a whole or the Acquired Corporations taken as a whole.

    8.12 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    8.13 LISTING. The shares of Parent Common Stock issuable to the Company shareholders in the Merger shall have been approved for listing (subject to notice of issuance) on the NYSE.

SECTION 9. TERMINATION

    9.1  TERMINATION.  This Agreement may be terminated prior to the Effective
Date:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company if the Merger shall not have been consummated by May 31, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Date);

    (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

    (d) by the Company if a Parent Triggering Event shall have occurred; PROVIDED, HOWEVER, that if this Agreement is terminated pursuant to this Section 9.1(d), Parent shall pay to the Company a nonrefundable fee of $500,000 in cash concurrently with the effectiveness of such termination;

    (e) by Parent if a Company Triggering Event shall have occurred; PROVIDED, HOWEVER, that if this Agreement is terminated pursuant to this Section 9.1(e), the Company shall pay to Parent a nonrefundable fee of $500,000 in cash concurrently with the effectiveness of such termination;

    (f) by either party if any of the other party's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in a party's representations and warranties or a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the breaching party shall have thirty (30) days from the time of receipt of written notice from the nonbreaching party of such breach or inaccuracy to cure such breach and if it is not cured within such thirty (30) day period, the nonbreaching party may terminate this Agreement under this Section 9.1(f) on account of such inaccuracy or breach; PROVIDED FURTHER that if this Agreement is terminated pursuant to this Section 9.1(f), then the breaching party shall have to pay the non-breaching party a nonrefundable fee of $500,000 in cash concurrently with the effectiveness of such termination;

    (g) by the Company (at any time prior to the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby) if, pursuant to and in compliance with Section 4.4, the Company and its Board of Directors elect to accept a Superior Proposal; PROVIDED, HOWEVER, that if this Agreement is terminated pursuant to this Section 9.1(g), the Company shall pay to Parent a nonrefundable fee of $500,000 in cash upon the Company's (or its Board of Directors') election to accept such Superior Proposal;

    (h) by the Company on the date mutually agreed to between Parent and the Company as the date the S-4 Registration Statement is to be declared effective by the SEC (which date shall be the earliest practicable date on which the S-4 Registration Statement can be declared effective by the SEC) (the "Determination Date"), if the average NYSE closing price per share of Parent Common Stock over the twenty (20) trading days prior to such date ("Updated Average Price") is more than $8.00, or by Parent on the Determination Date if the Updated Average Price is less than $6.00; PROVIDED, HOWEVER, that if this Agreement is terminated by the Company pursuant to this Section 9.1(h), the Company shall pay to Parent a nonrefundable fee of $500,000 in cash concurrently with the effectiveness of such termination; PROVIDED, FURTHER, that if this Agreement is terminated by Parent pursuant to this Section 9.1(h), Parent shall pay to the Company a nonrefundable fee of $500,000 in cash concurrently with the effectiveness of such termination; PROVIDED, FURTHER, however, that neither party shall have the right to exercise its right of termination under this
Section 9(h) if such party is not in compliance in all material respects with its covenants and obligations relating to the S-4 Registration Statement under this Agreement. If the Updated Average Price is less than $6.00 or more than $8.00 and this Agreement is not terminated pursuant to this Section 9.1(h) by either party (as applicable), the Exchange Ratio shall be adjusted to equal the number (rounded at six decimal places) that results from dividing $9.50 by such Updated Average Price;

    (i) by Parent if the Board of Directors of Parent shall not have received the written opinion of A.G. Edwards & Sons, Inc., financial advisor to Parent, dated on or about the Determination Date (or a written addendum, or "bring-down" to an earlier opinion, reasonably satisfactory to Parent), to the effect that the consideration to be received by the Company shareholders in the Merger is fair to the stockholders of Parent from a financial point of view, which fairness opinion shall be in customary form, without any unusual limitations or qualifications; and

    (j) by the Company if the Board of Directors of the Company shall not have received the written opinion of Robinson-Humphrey Company, Inc., financial advisor to Company, dated on or about the Determination Date (or a written addendum, or "bring-down" to an earlier opinion, reasonably satisfactory to the Company), to the effect that the consideration to be received by the Company shareholders in the Merger is fair to the shareholders of the Company from a financial point of view, which fairness opinion shall be in customary form, without any unusual limitations or qualifications.

    9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 9.2, Section 9.3 and
Section 10.2 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement or from any obligation to pay any fees pursuant to Section 9.1.

    9.3 FEES AND EXPENSES. Except as set forth in this Section 9, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; PROVIDED, HOWEVER, that the parties shall bear equally all fees and expenses (other than attorney's fees) associated with the printing and filing of the S-4 Registration Statement and forms and notifications required to be filed by the Company or Parent under the HSR Act; PROVIDED, FURTHER, that any fees associated with the filing of any notifications required to be filed by any Company shareholder under the HSR Act shall be borne exclusively by the Company.

SECTION 10. MISCELLANEOUS PROVISIONS

    10.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    10.2 ATTORNEYS' FEES. Notwithstanding Section 9.3, if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    10.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made in writing and delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to Parent or Merger Sub:

          The Titan Corporation
           3033 Science Park Road
           San Diego, CA 92121-1199
           Attn: General Counsel
           Facsimile: (619) 552-9759
      with a copy to (which shall not constitute notice):

          Cooley Godward LLP
           4365 Executive Drive, Suite 1100
           San Diego, CA 92121
           Attention: Jeremy D. Glaser, Esq.
           Facsimile: (619) 453-3555

       if to the Company:

          DBA Systems, Inc.
           1200 S. Woody Burke Road
           Melbourne, FL 32902-0550
           Attn: General Counsel
           Facsimile: (407) 727-1689

       with a copy to (which shall not constitute notice):

          Arent Fox Kintner Plotkin & Kahn
           1050 Connecticut Avenue, N.W.
           Washington, D.C. 20036
           Attention: Jeffrey E. Jordan, Esq.
           Facsimile: (202) 857-6395

    All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, if mailed by first class mail, postage prepaid, certified or registered on the fifth business day following such mailing.

    10.4  TIME OF THE ESSENCE.  Time is of the essence for this Agreement.

    10.5  GOVERNING LAW; VENUE.

    (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws); PROVIDED, that the effectiveness and effect of the Merger shall be governed by the laws of the State of Florida.

    (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in San Diego, California. Each party to this Agreement:

        (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

        (ii) agrees that each state and federal court located in California shall be deemed to be a convenient forum; and

        (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

    10.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and permitted assigns; PROVIDED,

HOWEVER, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

    10.7 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    10.8  WAIVER.

    (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

    (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and no waiver shall be deemed to be a continuing waiver or waiver of any other provision, whether or not similar, of this Agreement.

    10.9 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto, whether executed before or after adoption and approval of this Agreement, the Merger and the transactions contemplated thereby by the shareholders of the Company in accordance with the Company Required Vote and the stockholders of Parent in accordance with the Parent Required Vote; PROVIDED, HOWEVER, that (i) after any such adoption and approval of this Agreement, the Merger and the transactions contemplated thereby by the Company's shareholders, no amendment shall be made which by law or NASD regulation requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of this Agreement, the Merger and the transactions contemplated thereby by Parent's stockholders, no amendment shall be made which by law or NYSE regulation requires further approval of Parent's stockholders without the further approval of such stockholders.

    10.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    10.11 DISCLOSURE SCHEDULES. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2 or in Section 3, as the case may be. The Company Disclosure Schedule shall be certified as to its accuracy and completeness by the chief executive officer of the Company and the Parent Disclosure Schedule shall be certified as to its accuracy and completeness by the chief executive officer of Parent.

    10.12 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate, document or other instrument delivered pursuant to this Agreement shall survive the Merger.

    10.13 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and, supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

    10.14  CONSTRUCTION.

    (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

    (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

    (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

    (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    10.15 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 10.16 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

    10.16 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                THE TITAN CORPORATION,
                                a Delaware corporation

                                By:  /s/ GENE W. RAY
                                     -----------------------------------------
                                     Name: Gene W. Ray
                                     Title: President and CEO

                                EAGLE ACQUISITION SUB, INC.,
                                a Florida corporation

                                By:  /s/ ERIC M. DEMARCO
                                     -----------------------------------------
                                     Name: Eric M. Demarco
                                     Title: President, Secretary and Treasurer

                                DBA SYSTEMS, INC.,
                                a Florida corporation

                                By:  /s/ JOHN L. SLACK
                                     -----------------------------------------
                                     Name: John L. Slack
                                     Title: President and CEO

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUIRED CORPORATION. "Acquired Corporation" and "Acquired Corporations" shall have the meanings set forth in Section 2.1.

    ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any Acquired Corporation is a party; (b) by which any Acquired Corporation or any of its assets is or may become bound or under which any Acquired Corporation has, or may become subject to, any obligation; or (c) under which any Acquired Corporation has or may acquire any right or interest.

    ACQUIRED CORPORATION PROPRIETARY ASSETS. "Acquired Corporation Proprietary Assets" shall mean any Proprietary Asset owned by or licensed to or otherwise used by the Company or any other Acquired Corporation.

    ACQUIRING CORPORATIONS. "Acquiring Corporations" shall have the meaning set forth in Section 3.13.

    ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

    ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving:

        (A) any sale, lease, license, exchange, transfer or other disposition of the assets of the Company constituting more than 20% of the assets of the Company or accounting for more than 20% of the revenues of the Company in any one transaction or in a series of related transactions;

        (B) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act, involving more than 20% of the outstanding shares of the capital stock of the Company; or

        (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company.

    AFFILIATES. "Affiliates" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person.

    AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule and Parent Disclosure Schedule), as it may be amended from time to time.

    CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning set forth in Section 1.3.

    CLEANUP. "Cleanup" means all actions required to: (1) cleanup, remove, respond to, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; (4) respond to any government requests for information or documents in any way relating to cleanup, removal, response, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment, or (5) restore natural resources affected by the Release of Hazardous Materials.

    CLOSING. "Closing" shall have the meaning set forth in Section 1.3.

    CLOSING DATE. "Closing Date" shall have the meaning set forth in Section
1.3.

    CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    COMPANY. "Company" shall mean DBA Systems, Inc., a Florida corporation.

    COMPANY AFFILIATES. "Company Affiliates" shall have the meaning set forth in
Section 4.12.

    COMPANY COMMON STOCK. "Company Common Stock" shall mean the Company's common stock, $.10 par value.

    COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 2.

    COMPANY EMPLOYEE PLANS. "Company Employee Plans" shall have the meaning set forth in Section 2.10(a).

    COMPANY OPTION. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

    COMPANY REQUIRED VOTE. "Company Required Vote" shall have the meaning set forth in Section 2.19.

    COMPANY SEC DOCUMENTS. "Company SEC Documents" shall have the meaning set forth in Section 2.4(a).

    COMPANY SHAREHOLDERS' MEETING. "Company Shareholders' Meeting" shall have the meaning set forth in Section 4.5.

    COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall have the meaning set forth in Section 1.6.

    COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to recommend that the Company's stockholders vote in favor of, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation (by 5 to 2 majority vote) that the Company's stockholders vote in favor of, the Merger or approval or adoption of this Agreement; (ii) the Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) the Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement/Prospectus was filed with the SEC; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have published, sent or given to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten
(10) business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

    TITAN DEFENSE. "Titan Defense" shall mean Titan Defense Systems Corporation, a Delaware corporation and wholly-owned subsidiary of Parent.

    CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTINUING EMPLOYEE. "Continuing Employee" shall mean any employee of the Company who continues as an employee of the Surviving Corporation or Parent after the Effective Time.

    CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

    DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature. Damages shall not include lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnitee has been advised of the possibility of such damages.

    EFFECTIVE TIME. "Effective Time" shall have the meaning set forth in Section 1.3.

    EMPLOYEES. "Employees" shall have the meaning set forth in Section 2.10(a).

    ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

    ENVIRONMENTAL CLAIM. "Environmental Claim" means any claim, demand, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by any Acquired Corporation, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    ENVIRONMENTAL LAWS. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

    ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    EXCHANGE RATIO. "Exchange Ratio" shall have the meaning set forth in Section 1.5(b).

    FAR. "FAR" shall have the meaning set forth in Section 2.7(d)(iii).

    FBCA. "FBCA" shall mean the Florida Business Corporation Act.

    GAAP. "GAAP" shall have the meaning set forth in Section 2.4(b).

    GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

    GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

    GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, consent, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, city, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, board, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    HAZARDOUS MATERIALS. "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section300.5, or defined as such by, or regulated as such under, any Environmental Law.

    HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    IMPROVEMENTS. "Improvements" shall have the meaning set forth in Section 2.11(a).

    KNOWLEDGE. An individual will be deemed to have "knowledge" of a particular fact or other matter if:

        (a) such individual is actually aware of such fact or other matter; or

        (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

    A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

    LAND. "Land" shall have the meaning set forth in Section 2.11(a).

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    LIABILITIES. "Liabilities" shall mean any liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

    MATERIAL ADVERSE EFFECT. A violation of a representation or warranty or any other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter (considered together with all other matters that would constitute exceptions to such representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's and the other Acquired Corporations', taken as a whole, or Parent's and Parent's subsidiaries, taken as a whole, as the case may be, business, condition, assets, liabilities, operations, financial performance or prospects.

    MATERIAL ACQUIRED CORPORATION CONTRACT. "Material Acquired Corporation Contract" shall have the meaning set forth in Section 2.7(a).

    MERGER SUB. "Merger Sub" shall mean Eagle Acquisition Sub, Inc., a Florida corporation.

    NASDAQ. "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

    NYSE. "NYSE" shall mean the New York Stock Exchange.

    PARENT. "Parent" shall mean The Titan Corporation, a Delaware corporation.

    PARENT COMMON STOCK. "Parent Common Stock" shall mean Parent's Common Stock, $0.01 par value per share.

    PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 3.

    PARENT REQUIRED VOTE. "Parent Required Vote" shall have the meaning set forth in Section 3.10.

    PARENT SEC DOCUMENTS. "Parent SEC Documents" shall have the meaning set forth in Section 3.3.

    PARENT STOCKHOLDERS' MEETING. "Parent Stockholders' Meeting" shall have the meaning set forth in Section 5.3(a).

    PARENT TRIGGERING EVENT. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend that Parent's stockholders vote in favor of, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation that Parent's stockholders vote in favor of the Merger or approval or adoption of this Agreement; (ii) Parent shall have failed to include in the Proxy Statement/ Prospectus the unanimous recommendation of Parent's Board of Directors that Parent's stockholders vote in favor of approval and adoption of this Agreement and the Merger; or (iii) Parent shall have failed to hold the Parent Stockholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement/Prospectus was filed with the SEC.

    PAST FINANCIAL STATEMENTS. "Past Financial Statements" shall mean those financial statements of the Company (including footnotes thereto) set forth in
Section 2.4(b).

    PENSION PLAN. "Pension Plan" shall have the meaning set forth in Section 2.10(b).

    PERMITTED ENCUMBRANCES. "Permitted Encumbrances" shall mean (i) any lien for current taxes not yet due and payable; (ii) liens imposed by law, such as mechanics' liens, incurred in good faith in the ordinary course of business;
(iii) zoning restrictions, easements, or other restrictions on real property or irregularities in title that have not and will not (individually or in the aggregate) materially detract from the value of or impair the use of real property, or otherwise have a Material Adverse Effect on the Company; and (iv) minor liens that have arisen in the ordinary course of business and that have not and will not (individually or in the aggregate) materially detract from the value of the assets subject thereto, materially impair the operations of the Company, or otherwise have a Material Adverse Effect on the Company.

    PERSON. "Person" shall mean any individual, Entity or Governmental Body.

    PLAN. "Plan" shall have the meaning set forth in Section 6.6.

    PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning set forth in
Section 4.1.

    PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

    REAL PROPERTY. "Real Property" shall have the meaning set forth in Section 2.11(a).

    RELEASE. "Release" means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    S-4 REGISTRATION STATEMENT. "S-4 Registration Statement" shall have the meaning set forth in Section 6.4(a).

    SEC. "SEC" shall mean the United States Securities and Exchange Commission.

    SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

    SEPTEMBER BALANCE SHEET. "September Balance Sheet" shall have the meaning set forth in Section 2.4(b).

    SUPERIOR PROPOSAL. "Superior Proposal" shall have the meaning set forth in
Section 4.4(a).

    SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning set forth in Section 1.1.

    TAXES. "Taxes" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, environmental tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    WELFARE PLAN. "Welfare Plan" shall have the meaning set forth in Section 2.10(c).

                                   EXHIBIT B
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

OFFICERS*

    Except to the extent otherwise agreed in writing by Parent and the Company, the officers of the Company following the Closing will be the same persons that are officers of the Company immediately prior to the Closing, and such persons will hold the same positions as immediately prior to the Closing.

DIRECTORS

Gene W. Ray
Eric M. DeMarco
Cheryl Barr

------------------------

*Parent intends that following the Closing, John L. Slack will become President and Chief Executive Officer of Titan Defense, and Eric M. DeMarco will be Chief Financial Officer of Titan Defense.

                                   EXHIBIT C
                   FORM OF CONTINUITY-OF-INTEREST CERTIFICATE

                 ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of January 5, 1998 among The Titan Corporation, a Delaware corporation ("Parent"); Eagle Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and DBA Systems, Inc., a Florida corporation (the "Company"); it is contemplated that Merger Sub will be merged into the Company (the contemplated merger of Merger Sub into the Company being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that holders of the common stock of the Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock, and that the Company will become a wholly-owned subsidiary of Parent.

    1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

        (a) Shareholder currently is the holder of the number of shares of Company Common Stock set forth beneath Shareholder's signature on the signature page hereof (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

        (b) Shareholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

        (c) Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than fifty percent (50%) of the shares of Parent Common Stock to be received by Shareholder in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof)
    (i) with respect to which Shareholder will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of any fractional share of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or
    (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

        (d) Shareholder is not aware of, or participating in, any plan or intention on the part of the shareholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

        (e) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

        (f) Shareholder has consulted with such legal counsel and financial advisors as Shareholder has deemed appropriate in connection with the execution of this Certificate.

    2. Shareholder understands that Parent, Merger Sub, the Company, and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on the accuracy of the representations, warranties and certifications contained herein.

    Shareholder has executed this Certificate on ___________, 1998

                                      Signature: __________

                                      Number of shares of Company

                                      Common Stock owned: __________

                                   EXHIBIT D
              PERSONS EXECUTING CONTINUITY OF INTEREST CERTIFICATE

John L. Slack
Charles B. Robertson
Edward M. Bielski
Dudley J. Gordon
Dr. Richard N. Baney
Ambassador Robert F. Ellsworth
William C. Potter
Dr. Lynn E. Weaver
Thomas J. Boyce, Jr.
Norman J. Wechsler
Kathryn A. Eckstein
James E. Pruitt

                                   EXHIBIT E
            RESIGNING OFFICERS AND DIRECTORS OF THE COMPANY AND THE
                          OTHER ACQUIRED CORPORATIONS

    All officers and directors of the Company and the other Acquired Corporations (subject to the appointments set forth on Exhibit B of this Agreement), except as may otherwise be determined by Parent in its sole discretion prior to Closing.

                                   EXHIBIT F
                              AFFILIATE AGREEMENT

    This Affiliate Agreement (this "Agreement") is entered into as of January 5, 1998, by and between THE TITAN CORPORATION, a Delaware corporation ("Parent"), and the undersigned affiliate ("Affiliate") of DBA SYSTEMS, INC., a Florida corporation (the "Company").

                                    RECITALS

    A. Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of January 5, 1998, by and among Parent; Eagle Acquisition Sub, Inc. ("Merger Sub"), a Florida corporation and a wholly-owned subsidiary of Parent; and the Company; Merger Sub will merge with and into the Company (the "Merger").

    B. As a result of the Merger and certain related transactions, the stockholders of the Company will receive shares (the "Shares") of Parent Common Stock (as defined in the Merger Agreement). Affiliate understands that he may be deemed an "affiliate" of the Company as such term is defined in paragraphs (c) and (d) of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and the Securities and Exchange Commission Accounting Series Release Nos. 130 and 135 (the "Pooling Rules"), as amended, and as such Affiliate may only transfer, sell or dispose of Shares in accordance with Rule 145, this Agreement and the Pooling Rules.

    C. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Merger Sub and the Company, and their respective counsel and accounting firms.

                                   AGREEMENT

    NOW, THEREFORE, the parties hereby agree as follows:

    1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

    2.  Affiliate represents, warrants, understands and agrees that:

        (a) Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform his obligations hereunder.

        (b) Affiliate has carefully read this Agreement and has discussed with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on his ability to sell, transfer or otherwise dispose of the Shares he may receive and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of such Shares.

        (c) If Affiliate has executed a Continuity of Interest Certificate and/or any other agreement in connection herewith (the "Other Agreements"), he understands and agrees to abide by all restrictions contained therein.

        (d) Affiliate will not, publicly or privately, sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Shares held by Affiliate until such time as the financial results covering at least 30 days of post-Closing combined operations of the Company and Parent have been published by Parent (within the meaning of the Pooling Rules).

        (e) Until the earlier of (i) the Closing Date or (ii) the termination of the Merger Agreement, Affiliate will not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Company Common Stock held by Affiliate.

        (f) Subject to Section 2(d) above, Affiliate will not sell, pledge, transfer or otherwise dispose of any of the Shares held by Affiliate unless at such time either (i) such transfer shall be in conformity with the provisions of Rule 145(d) (or any successor rule then in effect), (ii) Affiliate shall have furnished to Parent an opinion of counsel reasonably satisfactory to Parent, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition or (iii) a registration statement under the Act covering the proposed offer, sale, pledge, or other disposition shall be effective under the Act.

    3. Affiliate understands and agrees that, except as set forth in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

    4. Affiliate further represents that he is the beneficial owner of the Company Common Stock set forth below, or, if not set forth below, that he is not the beneficial owner of any Company Common Stock.

    5. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Parent if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, Parent will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

    6. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

    7. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors; this Agreement may not be assigned by any party without the prior written consent of Parent. Any attempted assignment not in compliance with this Section 7 shall be void and have no effect.

    8. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          THE TITAN CORPORATION

                                          By:

                                             -----------------------------------

                                          --------------------------------------

                                          [Print Name and Title]

                                          AFFILIATE

                                          --------------------------------------

                                          --------------------------------------

                                          [Print Name, and Title (if
                                          applicable)]

                                          Address:

                                                 -------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Shares of Company Common Stock

                                                             Beneficially Owned:

           ---------------------------------------------------------------------

                                   EXHIBIT G
                    SUBSTANTIVE PROVISIONS OF THE OPINION OF
                                   ARENT FOX

    [Capitalized terms defined as in the Merger Agreement]

    1. Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Acquired Corporations has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. To the best of our knowledge, each of the Acquired Corporations is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification except for such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Acquired Corporations.

    2. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, $.10 par value, of which 4,426,562 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are 1,148,488 shares of Company Common Stock held in treasury by the Company and no shares held by any subsidiary of the Company. All of the outstanding shares of capital stock or other securities of the Acquired Corporations other than the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company.

    3. To the best of our knowledge, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company or any Acquired Corporation is a party or by which the Company or any Acquired Corporation is bound obligating the Company or any Acquired Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company or any Acquired Corporation or securities convertible into or exchangeable for shares of capital stock of the Company or any Acquired Corporation, or obligating the Company or any Acquired Corporation to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement, other than as described in the Merger Agreement or the Company Disclosure Schedule.

    4. All corporate action, including approval by the Company's Board of Directors and its shareholders, required to be taken on the part of the Company to authorize the Company to execute, deliver and perform its obligations under the Agreements [which shall be defined as the Merger Agreement and documents executed by the Company in connection therewith] and to consummate the transactions provided for therein has been duly and validly taken. The Agreements have been duly authorized, executed and delivered by the Company and are the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditor's rights generally and (ii) equitable principles (whether considered at law or in equity).

    5. Neither the execution and delivery of the Agreements by the Company nor the consummation by the Company of the transactions provided for therein (including, without limitation, the Merger) nor the performance by the Company of its obligations thereunder, will (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of the Company, (b) constitute a material default (or with the provision of notice or the passage of time would constitute a material default) under the provisions of any material agreement to which the Company is a party or by which it is bound (as set forth in the Company Disclosure Schedule), or (c) violate any Legal Requirement, order, writ, injunction, decree or arbitration award applicable to the Company or its assets, excluding in the case of subclauses (b) and (c) such defaults and violations (A) which would not have a Material Adverse Effect on the Acquired Corporations and (B) would not adversely affect the ability of the Company to consummate the transactions contemplated by the Merger Agreement.

    6. No governmental consent, approval, authorization, registration, declaration or filing, or any other Governmental Authorization, is required for the execution and delivery of the Merger Agreement on behalf of the Company or for the Merger except for such consents, approvals or filings where the failure to obtain such consent or approval or make such filing (A) would not have a Material Adverse Effect on the Acquired Corporations and (B) would not adversely affect the ability of the Company to consummate the transactions contemplated by the Merger Agreement.

    7. To the best of our knowledge, there is no action, proceeding or investigation pending or threatened against the Company before any court or administrative agency that challenges or seeks to prohibit the consummation of the transactions contemplated in the Agreements or that, if determined adversely to the Company, may reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

    8. Assuming that all necessary corporate actions in respect of the Merger have been duly and validly taken by Parent and Merger Sub, then upon the consummation of the transactions contemplated by the Merger Agreement and the filing of the Articles of Merger with the Secretary of State of the State of Florida as contemplated by the Merger Agreement, the Merger will have been validly effected in accordance with the FBCA.

                                   EXHIBIT H
                     FORM OF OPINION OF COOLEY GODWARD LLP

           , 1998

Eagle Systems, Inc.

Ladies and Gentlemen:

    We have acted as counsel for The Titan Corporation, a Delaware corporation ("Parent"), in connection with the merger of Eagle Acquisition Sub, Inc. ("Merger Sub"), a Florida corporation and a wholly-owned subsidiary of Parent, with and into DBA Systems, Inc., a Florida corporation (the "Company"), pursuant to an Agreement and Plan of Merger and Reorganization dated as of January 5, 1998 among Parent, Merger Sub and the Company (the "Merger Agreement"). We are rendering this opinion pursuant to Section 8.6 of the Merger Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement.

    In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Merger Agreement and the agreements entered into in connection therewith (collectively, the "Agreements") by the various parties, and originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

    In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Parent and Merger Sub of the Agreements) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to execute and deliver such documents; that the Company has received all documents that the Company was to receive under the Agreements; that the Agreements are binding upon the Company; that the Company has filed any required state franchise or income tax returns and has paid any required state franchise or income taxes; and that there are no extrinsic agreements or understandings among any of the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

    Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion: (i) as to compliance with, or the effects upon obligations arising under the Agreements of, any law, rule or regulation relating to securities or to the sale or issuance thereof; (ii) as to compliance with, or the effects upon obligations arising under the Agreements of, any law, rule or regulation relating to antitrust, trade regulation or unfair competition; or (iii) as to the enforceability of any of the agreements attached as exhibits to the Merger Agreement.

    With regard to our opinion in paragraph 4 below, our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and the laws of the State of California; with respect to our opinion regarding the violation of any order, writ, injunction, decree or arbitration award applicable to Parent or Merger Sub, we have relied solely upon inquiries of officers of Parent and Merger Sub and have made no further investigation.

    The opinions expressed in paragraphs 2 and 3 below are further qualified by the qualifications, exceptions and limitations set forth in Sections 11, 12, 13 and 14 of the Legal Opinion Accord (1991) adopted by the Section of Business Law of the American Bar Association.

    On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. Parent has the requisite corporate power and authority to perform its obligations under the Merger Agreement. The execution, delivery and performance of the Merger Agreement by Parent have been duly authorized by all necessary action on the part of Parent's stockholders and Parent's board of directors. The Merger Agreement has been duly and validly executed and delivered by Parent.

        3. The Merger Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to (i) general equity principles and limitations on availability of equitable relief, including specific performance, and (ii) the possible unenforceability of indemnification obligations insofar as they relate to violations of state or federal securities laws (regardless of whether enforceability is considered in a proceeding in equity or at law).

        4. Neither the execution and delivery of the Agreements by Parent and Merger Sub, as applicable, nor the consummation by Parent and Merger Sub, as applicable, of the transactions provided for therein nor the performance by Parent and Merger Sub, as applicable, of their respective obligations thereunder, will (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub, or (b) to our knowledge violate any Legal Requirement, order, writ, injunction, decree or arbitration award applicable to Parent or Merger Sub or their respective assets, excluding in the case of subclause (b) such defaults and violations
    (A) which would not have a Material Adverse Effect on Parent or Merger Sub and (B) would not adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreements.

        5. The Parent Common Stock to be issued in connection with the Merger will be, upon issuance pursuant to the terms of the Merger Agreement, validly issued, fully paid and nonassessable.

    This opinion letter and the opinions expressed herein are intended for your benefit and are not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

                                          Very truly yours,

                                          COOLEY GODWARD LLP

                                   APPENDIX B
                      OPINION OF A.G. EDWARDS & SONS, INC.

                                                               December 26, 1997

The Board of Directors
Titan Corporation
3033 Science Park Road
San Diego, CA 92121
Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the "Shareholders") of the outstanding shares of common stock ("Company Common Stock") of Titan Corporation (the "Company"), of the consideration to be paid by the Company pursuant to the Agreement as hereafter defined for each share of common stock ("DBA Common Stock") of DBA Systems, Inc. ("DBA") in the proposed merger (the "Merger") pursuant to the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of December 29, 1997, by and among the Company, Merger Subsidiary, a wholly-owned subsidiary of Titan Defense Systems Corporation, a wholly owned subsidiary of the Company ("Merger Sub") and DBA. Pursuant to the Agreement, as a result of the Merger, the separate corporate existence of Merger Sub shall cease and DBA shall become a wholly-owned subsidiary of the Company.

A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. A.G. Edwards expects to serve as a co-manager for a planned follow-on offering for the Company. We are not aware of any present or contemplated relationship between A.G. Edwards, the Company, or the Company's directors and officers or its shareholders, or DBA, its directors, officers and shareholders, which in our opinion would affect our ability to render a fair and independent opinion in this matter.

In connection with this opinion, we have, among other things:

    (i) reviewed the Agreement and related documents;

    (ii) reviewed the Company's and DBA's historical audited financial statements, certain unaudited interim financial statements and financial projections;

   (iii) held discussions with management of the Company and DBA regarding the past and current business operations, financial condition and future prospects of the Company and DBA, respectively, including information relating to the strategic, financial and operational benefits anticipated from the Merger;

    (iv) reviewed the pro forma financial impact to the Company of the Merger;

    (v) compared certain financial and stock market information for the Company and DBA with similar information and stock market information for certain other companies, the securities of which are publicly traded;

    (vi) reviewed the historical trading activity of the Company Common Stock and the DBA Common Stock;

   (vii) reviewed the financial terms of certain recent business combinations in the defense communications and information technology industries; and

  (viii) completed such other studies and analyses that we considered appropriate.

December 26, 1997
Page 2

In preparing our opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or that was supplied or otherwise made available to us by the Company and DBA. We have not been engaged to, and therefore we have not, verified the accuracy or completeness of any such information. A.G. Edwards has been informed and assumed that financial projections supplied to, discussed with or otherwise made available to us reflect the best currently available estimates and judgments of the managements of the Company and DBA as to the expected future financial performance of the Company and DBA, in each case on a stand-alone basis and after giving effect to the Merger, including, without limitation, the projected cost savings and operating synergies resulting from the Merger as projected by the management of the Company. A.G. Edwards has not independently verified such information or assumptions nor do we express any opinion with respect thereto. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or DBA, nor have we been furnished with any such appraisals (with the exception of an appraisal of DBA's property in Kissimmee, Florida). A.G. Edwards has relied upon the assurances of the management of the Company and DBA that they are not aware of any facts that would make such information inaccurate or misleading.

In performing its analyses, A.G. Edwards made numerous assumptions with respect to the defense communications and information technology industry, the various commercial industries in which the Company and DBA operate, general business and economic conditions and government regulations, which are beyond the control of the Company. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to the Shareholders, of the consideration paid pursuant to the Agreement, and are being provided to the Board of Directors of the Company in connection with the delivery of this fairness opinion.

In rendering our opinion, A.G. Edwards assumed the planned initial public offering of Linkabit Wireless, Inc., a wholly-owned subsidiary of the Company, would be completed at terms which are fair to the Company's shareholders and therefore would not materially impact the Company's intrinsic or stock market valuation. Given the assumed fairness of pricing and the inherent uncertainty of the prospects for completion of the offering as well as the pricing thereof, the pro forma impact of the offering was not included in our financial analysis.

In rendering our opinion, A.G. Edwards has also assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with Generally Accepted Accounting Principles and that the Merger will be consummated on the terms contained in the Agreement, without any waiver of any material terms or conditions by the Company.

A.G. Edwards' opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the Shareholders, of the consideration to be paid by the Company pursuant to the Agreement.

It is understood that this letter is for the information of the Board of Directors of the Company and does not constitute a recommendation as to how any holder of the Company Common Shares should vote with respect to the Transaction. This opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent, except that this opinion may be included in its entirety in the proxy materials to be distributed to the Shareholders regarding the Transaction.

December 26, 1997
Page 3

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by the Company pursuant to the Agreement is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,
                                          A.G. EDWARDS & SONS, INC.

                                By:  /s/ DOUGLAS E. REYNOLDS
                                     -----------------------------------------
                                     Douglas E. Reynolds
                                     Managing Director
                                     Investment Banking

                                   APPENDIX C
                 OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC

                                February 5, 1998

Board of Directors
DBA Systems, Inc.
1200 South Woody Burke Rd.
Melbourne, FL 32902

Gentlemen:

    We understand that DBA Systems, Inc. ("DBA" or the "Company") has entered into a proposed plan of merger with The Titan Corporation ("Titan"). We understand that under this plan of merger (the "Proposed Transaction"), DBA will merge with and into Titan and each issued and outstanding share of Common Stock of DBA (the "DBA Common Stock") will be converted into 1.366667 shares of Titan Common Stock. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement dated January 5, 1998 by and among DBA and Titan (the "Merger Agreement").

    We have been requested by the Company to reaffirm our opinion (the "Opinion") with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at the opinion set forth below, we have, among other things:

     1. Reviewed certain publicly available information concerning the Company and Titan which we believe to be relevant to our analysis;

     2. eviewed certain internal financial statements and other financial and operating data concerning the Company and Titan prepared by the management of the Company and Titan, respectively;

     3. Analyzed certain financial assumptions prepared by the Company and Titan;

     4. Conducted discussions with members of management of the Company and Titan concerning business, operations and prospects;

     5. Reviewed the reported prices and trading activity for the common stock of the Company and Titan;

     6. Reviewed the historical market prices and trading activity for the Company's shares and Titan's shares and compared them with those of certain publicly traded companies which we deemed to be reasonably similar to the Company and Titan, respectively;

     7. Compared the results of operations and present financial condition of the Company and Titan with those of certain publicly traded companies which we deemed to be reasonably similar to the Company and Titan;

     8. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     9. Reviewed the premiums paid to market prices of selected merger and acquisition transactions;

Board of Directors
DBA Systems, Inc.
February 5, 1998
Page 2

    10. Performed certain financial analyses with respect to the Company's and Titan's projected future operating performance, including discounted cash flow analyses;

    11. Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

    We have relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification, and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts for the years 1998 through 2002, we have assumed that the assumptions provided by management have been reasonably prepared and reflect the best currently available estimates and judgment of the Company and Titan's management. In arriving at our opinion, we have not conducted an extensive physical inspection of the properties or facilities of the Company or Titan. We have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Titan. Our opinion is necessarily based upon market, economic and other conditions as they exist and can only be evaluated as of the date of this letter.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services.

    In the ordinary course of our business, we have traded in the equity securities of the Company and Titan for the accounts of our customers.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the consideration to be received for the Company pursuant to the Merger Agreement is fair from a financial point of view to the stockholders.

    This opinion is for the use and benefit of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement distributed in connection with the Merger.

                                    Very truly yours,
                                    /s/ THE ROBINSON-HUMPHREY COMPANY, LLC
                                    THE ROBINSON-HUMPHREY COMPANY, LLC

                                   APPENDIX D
                        FLORIDA BUSINESS CORPORATION ACT
                    SECTIONS 607.1301, 607.1302 AND 607.1320

    607.1301 DISSENTERS' RIGHTS; DEFINITIONS. The following definitions apply to ss. 607.1302 and 607.1320:

    (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

    HISTORY: s. 118, ch. 89-154. Fla. Stat. @ 607.1302 (1997)

    607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

    (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party:

    1. If the shareholder is entitled to vote on the merger, or

    2. If the corporation is a subsidiary that is merged with its parent under
s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

    (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

    (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

    (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

    (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

    1. Altering or abolishing any preemptive rights attached to any of his or her shares;

    2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

    3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

    4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

    5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

    6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

    7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

    (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

    (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

    (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

    (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

    (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    HISTORY: s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102. Fla. Stat.
@ 607.1320 (1997)

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

    (1) (a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

    1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

    2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

    (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

    (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

    (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

    (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

    (a) Such demand is withdrawn as provided in this section;

    (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

    (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

    (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

    (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

    (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

    (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

    (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

    (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

    (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

    (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

    (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

    HISTORY: s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

    The Bylaws of Titan contain a provision to limit the personal liability of the directors of Titan for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to Titan or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Titan or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The Bylaws of Titan provide that Titan shall indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    In addition, Titan has entered into indemnity agreements with its executive officers and directors whereby Titan obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against him or her arising out of any act or omission committed while he or she is acting in his or her capacity as a director and/or officer of Titan.

    Titan maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with Titan and insures Titan for liabilities it may incur to indemnify its officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger and Reorganization by and among the Registrant, Eagle Acquisition Sub, Inc.
               and DBA Systems, Inc.(DBA), dated as of January 5, 1998.

       3.1   Titan's Restated Certificate of Incorporation dated as of November 6, 1986, which was Exhibit 3.1 to
               Registrant's 1987 Annual Report on Form 10-K is incorporated herein by this reference. Titan's
               Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987, which was
               Exhibit 3.2 to Registrant's 1987 Annual Report on Form 10-K is incorporated herein by this reference.

       3.2   Titan's By-laws, as amended, which was Exhibit 6(a)(3) to Registrant's Quarterly Report on Form 10-Q
               dated November 13, 1995, is incorporated herein by this reference.

       3.3   Articles of Incorporation of Eagle Acquisition Sub, Inc. (Eagle Sub).

       3.4   Bylaws of Eagle Sub.

       3.5   Certificate of Incorporation of DBA which was filed as an exhibit to DBA's 1985 Annual Report on Form
               10-K, is incorporated herein by reference.

       3.6   Bylaws of DBA which were filed as an exhibit to DBA's 1985 Annual Report on Form 10-K, is incorporated herein by reference.

       4.1   Warrant to Purchase Common Stock of Registrant issued to Corporate Property Associates 9, L.P., a
               Delaware limited partnership, which was Exhibit 4.1 to Registrant's Form 8-K dated July 11, 1991, is incorporated herein by this reference.

       4.2   Amendment to Warrant dated December 3, 1996, between the Registrant and Corporate Property Associates 9,
               L.P. which was Exhibit 4.2 to Registrant's 1996 Annual Report on Form 10-K, is incorporated herein by this reference.

       4.3   Warrant to Purchase Common Stock of Registrant issued to Corporate Property Associates 10 Incorporated, a Maryland corporation, which was Exhibit 4.2 to Registrant's Form 8-K dated July 11, 1991, is incorporated herein by this reference.

       4.4   Amendment to Warrant dated December 3, 1996, between the Registrant and Corporate Property Associates
               10, Incorporated which was Exhibit 4.4 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

       4.5   Rights Amendment, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to Registrant's Form 8-A dated September 5, 1995, is incorporated herein by this reference.

       4.6   Certificate of Designations of Series B Cumulative Convertible Redeemable Preferred Stock which was
               Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (No. 333-10919) is incorporated herein by this reference.

       4.7   Registration Rights Agreement, dated May 24, 1996, which was Exhibit 2 to Schedule 13D filed on behalf of Mr. Jack D. Witt on June 5, 1996, is incorporated herein by this reference.

       4.8   Stockholders Agreement, dated May 24, 1996, which was Exhibit 1 to Schedule 13D filed on behalf of Mr.
               Jack D. Witt on June 5, 1996, is incorporated herein by this reference.

       4.9   Form of Indenture relating to the Registrant's 8 1/4% Convertible Subordinated Debentures due November
               1, 2003, which was Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form S-3
               (No. 333-10695) is incorporated herein by this reference.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
       5.1   Opinion of Cooley Godward LLP

       8.1   Tax Opinion of Cooley Godward LLP

       8.2   Tax opinion of Arent Fox Kintner Plotkin & Kahn, PLLC

      10.1   Stock Option Plan of 1983, as amended though January 1, 1987, which was Exhibit 10.2 to Registrant's
               1987 Annual Report on Form 10-K is incorporated herein by this reference.

      10.2   Stock Option Plan of 1986, as amended through January 1, 1987, which was Exhibit 10.3 to Registrant's
               1987 Annual Report on Form 10-K is incorporated herein by this reference.

      10.3   Stock Option Plan of 1990, which was filed in the 1990 definitive proxy statement and was Exhibit 10.11 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.4   Stock Option Plan of 1994, which was filed in the 1994 definitive proxy statement and was Exhibit 10.17 to Registrant's 1993 Annual Report on Form 10-K is incorporated herein by this reference.

      10.5   1989 Directors' Stock Option Plan which was filed in the 1990 definitive proxy statement and was Exhibit
               10.12 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.6   1992 Directors' Stock Option Plan which was filed in the 1993 definitive proxy statement and was Exhibit
               10.14 to Registrant's 1992 Annual Report on Form 10-K is incorporated herein by this reference.

      10.7   1996 Directors' Stock Option and Equity Participation Plan which was filed in the 1996 definitive proxy statement and was Exhibit 10.7 to Registrant's 1995 Annual Report on Form 10-K is incorporated herein by this reference.

      10.8   Supplemental Retirement Plan for Key Executives which was filed in the 1990 definitive proxy statement and was Exhibit 10.13 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.9   1995 Employee Stock Purchase Plan, which was Exhibit 4 to Registrant's Form S-8 dated December 18, 1995, is incorporated herein by this reference.

     10.10   Lease Agreement dated as of July 9, 1991, by and between Torrey Pines Limited Partnership, a California limited partnership, as landlord, and Registrant, as tenant, which was Exhibit 10.1 to Registrant's
               Form 8-K dated July 11, 1991 is incorporated herein by this reference.

     10.11   Agreement and Plan of Reorganization of Eldyne, Inc. dated as of April 19, 1996, by and among Eldyne,
               Inc., Jack Witt, ELD Acquisition Sub, Inc. and Registrant, which was Exhibit 2.1 to Registrant's Form
               8-K dated May 24, 1996, is incorporated herein by this reference.

     10.12   Agreement and Plan of Reorganization of Unidyne Corporation dated as of April 19, 1996, by and among
               Unidyne Corporation, Jack Witt, UNI Acquisition Sub, Inc. and Registrant, which was Exhibit 2.2 to
               Registrant's Form 8-K dated May 24, 1996, is incorporated herein by this reference.

     10.13   Asset Purchase Agreement as of March 5, 1994, by and between Registrant and Cubic Corporation which was
               Exhibit 2 to Registrant's Form 8-K dated March 5, 1994, is incorporated herein by this reference.

     10.14   Line of Credit Agreement dated as of August 8, 1994, by and between Sumitomo Bank of California and
               Registrant, which was Exhibit 10.16 to Registrant's 1994 Annual Report on Form 10-K, is incorporated herein by this reference.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.15   Executive Severance Plan entered into by the Company with Gene W. Ray, Eric M. DeMarco, Philip J.
               Englund, Ronald B. Gorda, Cornelius L. Hensel, and Frederick L. Judge, which was Exhibit 6(a)(10) to
               Registrant's Quarterly Report on Form 10-Q dated November 13, 1995, is incorporated herein by this reference.

     10.16   First Amendment to Commercial Loan Agreement dated May 25, 1995, by and between Registrant and Sumitomo
               Bank of California, which was Exhibit 10.15 to Registrant's 1995 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.17   Second Amendment to Commercial Loan Agreement dated December 29, 1995, by and between Registrant and
               Sumitomo Bank of California, which was Exhibit 10.16 to Registrant's 1995 Annual Report on Form 10-K,
               is incorporated herein by this reference.

     10.18   Third Amendment to Commercial Loan Agreement dated May 9, 1996, by and between Registrant and Sumitomo
               Bank of California which was Exhibit 10.18 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.19   Fourth Amendment to Commercial Loan Agreement dated September 6, 1996, by and between Registrant and The
               Sumitomo Bank of California, which was Exhibit 10.1 to the Company's Registration Statement on Form
               S-3/A No. 333-10919, is incorporated herein by this reference.

     10.20   Security Agreement dated September 6, 1996, made by Registrant in favor of The Sumitomo Bank of
               California, which was Exhibit 10.19 to the Company's Registration Statement on Form S-3/A No.
               333-10919, is incorporated herein by this reference.

     10.21   Pledge Agreement executed as of September 6, 1996, by Registrant in favor of The Sumitomo Bank of
               California, which was Exhibit 10.3 to the Company's Registration Statement on Form S-3/A No.
               333-10919, is incorporated herein by this reference.

     10.22   Patent Collateral Assignment made and entered into as of September 6, 1996, by Registrant in favor of
               The Sumitomo Bank of California, which was Exhibit 10.4 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.23   Security Agreement dated as of September 6, 1996, made by Titan Information Systems Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.5 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.24   Patent Collateral Assignment made and entered into as of September 6, 1996, by Titan Information Systems
               Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.6 to the Company's
               Registration Statement on Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.25   Continuing Guaranty executed as of September 6, 1996, by Titan Information Systems Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.7 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.26   Fifth Amendment to Commercial Loan Agreement dated October 18, 1996, by and between Registrant and
               Sumitomo Bank of California which was Exhibit 10.26 to Registrant's 1996 Annual Report on Form 10-K,
               is incorporated herein by this reference.

     10.27   Loan and Security Agreement, dated December 29, 1995, by and between Registrant and Capital Associates
               International, Inc., which was Exhibit 10.17 to Registrant's 1995 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.28   Rider dated August 13, 1996, to Loan and Security Agreement dated December 29, 1995 by and between
               Registrant and Capital Associates International, Inc. which was Exhibit 10.28 to Registrant's 1996
               Annual Report on Form 10-K, is incorporated herein by this reference.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.29   Loan and Security Agreement dated January 31, 1996, by and between Registrant and Sanwa General
               Equipment Leasing, a division of Sanwa Business Credit Corporation, which was Exhibit 10.18 to
               Registrant's 1995 Annual Report on Form 10-K, is incorporated herein by this reference.

     10.30   Amended and Restated Loan and Security Agreement dated May 24, 1996, by and between Crestar Bank and
               Eldyne, Inc., Unidyne Corporation and DCS Acquisition Sub, Inc. which was Exhibit 10.28 to
               Registrant's 1996 Annual Report on Form 10-K, is incorporated herein by this reference.

     10.31   Formal modification dated December 23, 1996, of the Amended and Restated Loan and Security Agreement
               dated May 24, 1996, by and between Crestar Bank and Eldyne, Inc., Unidyne Corporation and DCS
               Acquisition Sub, Inc. which was Exhibit 10.31 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.32   Lease dated July 9, 1981 between DBA and the City of Melbourne Airport Authority which was filed as an exhibit to DBA's 1982 Annual Report on Form 10-K, is incorporated herein by reference.

     10.33   Employee Retirement Plan and Trust of DBA which was filed as an exhibit to DBA's 1979 Definitive Proxy
               Statement, is incorporated herein by reference.

     10.34   Bonus Agreement dated August 10, 1989 between DBA and John L. Slack which was filed as an exhibit to
               DBA's 1990 Annual Report on Form 10-K, is incorporated herein by reference.

     10.35   Lease Agreement executed on June 24, 1993 between DBA and the Equitable Life Assurance Society of the
               United States which was filed as an exhibit to DBA's 1994 Annual Report on Form 10-K, is incorporated herein by reference.

     10.36   1992 Employee Incentive Stock Option Plan of DBA which was filed as an exhibit to DBA's 1992 Definitive
               Proxy Statement.

     10.37   1993 Directors' Stock Option Plan of DBA which was filed as an exhibit to DBA's 1993 Definitive Proxy
               Statement.

     10.38   Letter Agreement dated February 4, 1998 between Titan and DBA regarding certain registration rights granted in connection with the Merger.

     10.39   Form of Voting Agreement between Titan and certain DBA affiliates.

     10.40   Form of Voting Agreement between DBA and certain Titan affiliates.

      21.1   Subsidiaries of Registrant.

      21.2   Subsidiaries of DBA which was filed as Exhibit 21 to DBA's 1997 Annual Report on Form 10-K is
               incorporated herein by reference.

      23.1   Consent of Arthur Andersen LLP, Independent Public Accountants.

      23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

      99.1   Form of Proxy Card for Titan Meeting.

      99.2   Form of Proxy Card for DBA Meeting.

------------------------

* Schedules omitted pursuant to Regulation S-K, Item 601(b)(2) of the Commission. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

ITEM 22.  UNDERTAKINGS.

    (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 ("the Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference to the Prospectus/Joint Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (5) Insofar as indemnification for liabilities arising under the Act, as may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Certificate of Incorporation and the Bylaws of the Registrant and the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, such or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

    (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, The Titan Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on February 5, 1998.

                                THE TITAN CORPORATION

                                By:                 /s/ GENE RAY
                                     -----------------------------------------
                                                     Gene Ray,
                                     CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                               OFFICER AND PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

        /s/ J. S. WEBB
------------------------------  Chairman of the Board of     February 5, 1998
          J. S. Webb              Directors

                                President and Chief
       /s/ GENE W. RAY            Executive Officer
------------------------------    (Principal Executive       February 5, 1998
         Gene W. Ray              Officer) and Director

                                Senior Vice President and
     /s/ ERIC M. DEMARCO          Chief Financial Officer
------------------------------    (Principal Financial and   February 5, 1998
       Eric M. DeMarco            Accounting Officer)

     /s/ CHARLES R. ALLEN
------------------------------  Director                     February 5, 1998
       Charles R. Allen

   /s/ JOSEPH F. CALIGIURI
------------------------------  Director                     February 5, 1998
     Joseph F. Caligiuri

      /s/ DANIEL J. FINK
------------------------------  Director                     February 5, 1998
        Daniel J. Fink

    /s/ ROBERT E. LA BLANC
------------------------------  Director                     February 5, 1998
      Robert E. La Blanc

    /s/ THOMAS G. POWNALL
------------------------------  Director                     February 5, 1998
      Thomas G. Pownall

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger and Reorganization by and among the Registrant, Eagle Acquisition Sub, Inc.
               and DBA Systems, Inc.(DBA), dated as of January 5, 1998.

       3.1   Titan's Restated Certificate of Incorporation dated as of November 6, 1986, which was Exhibit 3.1 to
               Registrant's 1987 Annual Report on Form 10-K is incorporated herein by this reference. Titan's
               Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987, which was
               Exhibit 3.2 to Registrant's 1987 Annual Report on Form 10-K is incorporated herein by this reference.

       3.2   Titan's By-laws, as amended, which was Exhibit 6(a)(3) to Registrant's Quarterly Report on Form 10-Q
               dated November 13, 1995, is incorporated herein by this reference.

       3.3   Articles of Incorporation of Eagle Acquisition Sub, Inc. (Eagle Sub).

       3.4   Bylaws of Eagle Sub.

       3.5   Certificate of Incorporation of DBA which was filed as an exhibit to DBA's 1985 Annual Report on Form
               10-K, is incorporated herein by reference.

       3.6   Bylaws of DBA which were filed as an exhibit to DBA's 1985 Annual Report on Form 10-K, is incorporated herein by reference.

       4.1   Warrant to Purchase Common Stock of Registrant issued to Corporate Property Associates 9, L.P., a
               Delaware limited partnership, which was Exhibit 4.1 to Registrant's Form 8-K dated July 11, 1991, is incorporated herein by this reference.

       4.2   Amendment to Warrant dated December 3, 1996, between the Registrant and Corporate Property Associates 9,
               L.P. which was Exhibit 4.2 to Registrant's 1996 Annual Report on Form 10-K, is incorporated herein by this reference.

       4.3   Warrant to Purchase Common Stock of Registrant issued to Corporate Property Associates 10 Incorporated, a Maryland corporation, which was Exhibit 4.2 to Registrant's Form 8-K dated July 11, 1991, is incorporated herein by this reference.

       4.4   Amendment to Warrant dated December 3, 1996, between the Registrant and Corporate Property Associates
               10, Incorporated which was Exhibit 4.4 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

       4.5   Rights Amendment, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to Registrant's Form 8-A dated September 5, 1995, is incorporated herein by this reference.

       4.6   Certificate of Designations of Series B Cumulative Convertible Redeemable Preferred Stock which was
               Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (No. 333-10919) is incorporated herein by this reference.

       4.7   Registration Rights Agreement, dated May 24, 1996, which was Exhibit 2 to Schedule 13D filed on behalf of Mr. Jack D. Witt on June 5, 1996, is incorporated herein by this reference.

       4.8   Stockholders Agreement, dated May 24, 1996, which was Exhibit 1 to Schedule 13D filed on behalf of Mr.
               Jack D. Witt on June 5, 1996, is incorporated herein by this reference.

       4.9   Form of Indenture relating to the Registrant's 8 1/4% Convertible Subordinated Debentures due November
               1, 2003, which was Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form S-3
               (No. 333-10695) is incorporated herein by this reference.

       5.1   Opinion of Cooley Godward LLP

       8.1   Tax Opinion of Cooley Godward LLP

       8.2   Tax opinion of Arent Fox Kintner Plotkin & Kahn, PLLC

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
      10.1   Stock Option Plan of 1983, as amended though January 1, 1987, which was Exhibit 10.2 to Registrant's
               1987 Annual Report on Form 10-K is incorporated herein by this reference.

      10.2   Stock Option Plan of 1986, as amended through January 1, 1987, which was Exhibit 10.3 to Registrant's
               1987 Annual Report on Form 10-K is incorporated herein by this reference.

      10.3   Stock Option Plan of 1990, which was filed in the 1990 definitive proxy statement and was Exhibit 10.11 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.4   Stock Option Plan of 1994, which was filed in the 1994 definitive proxy statement and was Exhibit 10.17 to Registrant's 1993 Annual Report on Form 10-K is incorporated herein by this reference.

      10.5   1989 Directors' Stock Option Plan which was filed in the 1990 definitive proxy statement and was Exhibit
               10.12 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.6   1992 Directors' Stock Option Plan which was filed in the 1993 definitive proxy statement and was Exhibit
               10.14 to Registrant's 1992 Annual Report on Form 10-K is incorporated herein by this reference.

      10.7   1996 Directors' Stock Option and Equity Participation Plan which was filed in the 1996 definitive proxy statement and was Exhibit 10.7 to Registrant's 1995 Annual Report on Form 10-K is incorporated herein by this reference.

      10.8   Supplemental Retirement Plan for Key Executives which was filed in the 1990 definitive proxy statement and was Exhibit 10.13 to Registrant's 1989 Annual Report on Form 10-K is incorporated herein by this reference.

      10.9   1995 Employee Stock Purchase Plan, which was Exhibit 4 to Registrant's Form S-8 dated December 18, 1995, is incorporated herein by this reference.

     10.10   Lease Agreement dated as of July 9, 1991, by and between Torrey Pines Limited Partnership, a California limited partnership, as landlord, and Registrant, as tenant, which was Exhibit 10.1 to Registrant's
               Form 8-K dated July 11, 1991 is incorporated herein by this reference.

     10.11   Agreement and Plan of Reorganization of Eldyne, Inc. dated as of April 19, 1996, by and among Eldyne,
               Inc., Jack Witt, ELD Acquisition Sub, Inc. and Registrant, which was Exhibit 2.1 to Registrant's Form
               8-K dated May 24, 1996, is incorporated herein by this reference.

     10.12   Agreement and Plan of Reorganization of Unidyne Corporation dated as of April 19, 1996, by and among
               Unidyne Corporation, Jack Witt, UNI Acquisition Sub, Inc. and Registrant, which was Exhibit 2.2 to
               Registrant's Form 8-K dated May 24, 1996, is incorporated herein by this reference.

     10.13   Asset Purchase Agreement as of March 5, 1994, by and between Registrant and Cubic Corporation which was
               Exhibit 2 to Registrant's Form 8-K dated March 5, 1994, is incorporated herein by this reference.

     10.14   Line of Credit Agreement dated as of August 8, 1994, by and between Sumitomo Bank of California and
               Registrant, which was Exhibit 10.16 to Registrant's 1994 Annual Report on Form 10-K, is incorporated herein by this reference.

     10.15   Executive Severance Plan entered into by the Company with Gene W. Ray, Eric M. DeMarco, Philip J.
               Englund, Ronald B. Gorda, Cornelius L. Hensel, and Frederick L. Judge, which was Exhibit 6(a)(10) to
               Registrant's Quarterly Report on Form 10-Q dated November 13, 1995, is incorporated herein by this reference.

     10.16   First Amendment to Commercial Loan Agreement dated May 25, 1995, by and between Registrant and Sumitomo
               Bank of California, which was Exhibit 10.15 to Registrant's 1995 Annual Report on Form 10-K, is
               incorporated herein by this reference.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.17   Second Amendment to Commercial Loan Agreement dated December 29, 1995, by and between Registrant and
               Sumitomo Bank of California, which was Exhibit 10.16 to Registrant's 1995 Annual Report on Form 10-K,
               is incorporated herein by this reference.

     10.18   Third Amendment to Commercial Loan Agreement dated May 9, 1996, by and between Registrant and Sumitomo
               Bank of California which was Exhibit 10.18 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.19   Fourth Amendment to Commercial Loan Agreement dated September 6, 1996, by and between Registrant and The
               Sumitomo Bank of California, which was Exhibit 10.1 to the Company's Registration Statement on Form
               S-3/A No. 333-10919, is incorporated herein by this reference.

     10.20   Security Agreement dated September 6, 1996, made by Registrant in favor of The Sumitomo Bank of
               California, which was Exhibit 10.19 to the Company's Registration Statement on Form S-3/A No.
               333-10919, is incorporated herein by this reference.

     10.21   Pledge Agreement executed as of September 6, 1996, by Registrant in favor of The Sumitomo Bank of
               California, which was Exhibit 10.3 to the Company's Registration Statement on Form S-3/A No.
               333-10919, is incorporated herein by this reference.

     10.22   Patent Collateral Assignment made and entered into as of September 6, 1996, by Registrant in favor of
               The Sumitomo Bank of California, which was Exhibit 10.4 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.23   Security Agreement dated as of September 6, 1996, made by Titan Information Systems Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.5 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.24   Patent Collateral Assignment made and entered into as of September 6, 1996, by Titan Information Systems
               Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.6 to the Company's
               Registration Statement on Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.25   Continuing Guaranty executed as of September 6, 1996, by Titan Information Systems Corporation in favor of The Sumitomo Bank of California, which was Exhibit 10.7 to the Company's Registration Statement on
               Form S-3/A No. 333-10919, is incorporated herein by this reference.

     10.26   Fifth Amendment to Commercial Loan Agreement dated October 18, 1996, by and between Registrant and
               Sumitomo Bank of California which was Exhibit 10.26 to Registrant's 1996 Annual Report on Form 10-K,
               is incorporated herein by this reference.

     10.27   Loan and Security Agreement, dated December 29, 1995, by and between Registrant and Capital Associates
               International, Inc., which was Exhibit 10.17 to Registrant's 1995 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.28   Rider dated August 13, 1996, to Loan and Security Agreement dated December 29, 1995 by and between
               Registrant and Capital Associates International, Inc. which was Exhibit 10.28 to Registrant's 1996
               Annual Report on Form 10-K, is incorporated herein by this reference.

     10.29   Loan and Security Agreement dated January 31, 1996, by and between Registrant and Sanwa General
               Equipment Leasing, a division of Sanwa Business Credit Corporation, which was Exhibit 10.18 to
               Registrant's 1995 Annual Report on Form 10-K, is incorporated herein by this reference.

     10.30   Amended and Restated Loan and Security Agreement dated May 24, 1996, by and between Crestar Bank and
               Eldyne, Inc., Unidyne Corporation and DCS Acquisition Sub, Inc. which was Exhibit 10.28 to
               Registrant's 1996 Annual Report on Form 10-K, is incorporated herein by this reference.
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
  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     10.31   Formal modification dated December 23, 1996, of the Amended and Restated Loan and Security Agreement
               dated May 24, 1996, by and between Crestar Bank and Eldyne, Inc., Unidyne Corporation and DCS
               Acquisition Sub, Inc. which was Exhibit 10.31 to Registrant's 1996 Annual Report on Form 10-K, is
               incorporated herein by this reference.

     10.32   Lease dated July 9, 1981 between DBA and the City of Melbourne Airport Authority which was filed as an exhibit to DBA's 1982 Annual Report on Form 10-K, is incorporated herein by reference.

     10.33   Employee Retirement Plan and Trust of DBA which was filed as an exhibit to DBA's 1979 Definitive Proxy
               Statement, is incorporated herein by reference.

     10.34   Bonus Agreement dated August 10, 1989 between DBA and John L. Slack which was filed as an exhibit to
               DBA's 1990 Annual Report on Form 10-K, is incorporated herein by reference.

     10.35   Lease Agreement executed on June 24, 1993 between DBA and the Equitable Life Assurance Society of the
               United States which was filed as an exhibit to DBA's 1994 Annual Report on Form 10-K, is incorporated herein by reference.

     10.36   1992 Employee Incentive Stock Option Plan of DBA which was filed as an exhibit to DBA's 1992 Definitive
               Proxy Statement.

     10.37   1993 Directors' Stock Option Plan of DBA which was filed as an exhibit to DBA's 1993 Definitive Proxy
               Statement.

     10.38   Letter Agreement dated February 4, 1998 between Titan and DBA regarding certain registration rights granted in connection with the Merger.

     10.39   Form of Voting Agreement between Titan and certain DBA affiliates.

     10.40   Form of Voting Agreement between DBA and certain Titan affiliates.

      21.1   Subsidiaries of Registrant.

      21.2   Subsidiaries of DBA which was filed as Exhibit 21 to DBA's 1997 Annual Report on Form 10-K is
               incorporated herein by reference.

      23.1   Consent of Arthur Andersen LLP, Independent Public Accountants.

      23.2   Consent of Deloitte & Touche LLP, Independent Auditors.

      99.1   Form of Proxy Card for Titan Meeting.

      99.2   Form of Proxy Card for DBA Meeting.
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